                            SCHEDULE 14A INFORMATION
                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                     |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|_| Preliminary Proxy Statement        |_| Confidential, For Use of the
                                           Commission Only (as permitted
|X| Definitive Proxy Statement             by Rule 14a-6(e)(2))

|_| Definitive Additional Materials

|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                       GOLDEN GENESIS COMPANY
                (Name of Registrant as Specified in Its Charter)


(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     |_|   No fee required.

     |_|   Fee computed on table below per Exchange Act Rules
           14a-6(i)(1) and 0-11.

     |X|   Fee paid previously with preliminary materials.

     |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

           (1)  Amount previously paid:
                                       --------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                                                             ----------
           (3)  Filing Party:
                             ------------------------------------------
           (4)  Date Filed:
                           --------------------------------------------

                         [GOLDEN GENESIS COMPANY LOGO]



                                4545 MCINTYRE ST.
                                GOLDEN, CO 80403

To Our Stockholders:

         On behalf of the Board of Directors of Golden Genesis Company (the "Company" or "Golden Genesis"), I cordially invite you to attend the Special Meeting of Stockholders of Golden Genesis (the "Special Meeting") to be held at 10:00 a.m., local time, on July 21, 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260.

         At the Special Meeting, you will be asked to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement"), among Kyocera International, Inc. ("Buyer"), GGC Acquisition Company ("Buyer Sub") and Golden Genesis, as well as the merger of Buyer Sub with and into Golden Genesis (the "Merger"). The Merger Agreement provides for Golden Genesis to become a wholly owned subsidiary of Buyer in a transaction valuing Golden Genesis' equity (not including the assumption of approximately $10,744,888.93 of debt) at approximately $39,966,368.84. Pursuant to the Merger, among other things, each share (other than shares held by stockholders who perfect their statutory appraisal rights) of Golden Genesis Common Stock will convert into the right to receive $2.33.

         The Denver, Colorado-based investment banking firm of Hanifen, Imhoff Inc. has rendered a written opinion to the Board of Directors that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. As part of its investment banking business, Hanifen, Imhoff Inc. is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The Company selected Hanifen, Imhoff Inc. as its financial advisor because it is a nationally recognized investment banking firm that has substantial expertise in transactions similar to the Merger. Hanifen, Imhoff Inc. is familiar with the Company in having acted as its financial advisor in connection with certain acquisitions by the Company.

         In an effort to maximize stockholder value, management of the Company, at the approval of the Board of Directors, held discussions with several potential buyers of the Company in late 1998 and early 1999. By early March, three prospective buyers had made definitive offers for the acquisition of the Company, contingent upon full due diligence and Board of Director approval.

         In light of the offers received and considering the other strategic alternatives, your Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of Golden Genesis. Your Board of Directors unanimously recommends that you vote FOR adoption of the Merger Agreement.

         Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of all shares of Golden Genesis Common Stock outstanding on June 24, 1999, the record date, with each share of Common Stock entitled to one vote.

         ACX Technologies, Inc. ("ACX") and Golden Technologies Company, Inc. ("GTC") beneficially own shares of Common Stock representing approximately 55% of the voting power of the Common Stock. In the non-binding letter of intent executed by Buyer and the Company on April 13, 1999, Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC. After negotiations with Buyer, ACX and GTC agreed to vote all of their shares of capital stock of Golden Genesis in favor of adoption of the Merger Agreement. Accordingly, passage of the proposal to adopt the Merger Agreement is assured.

         Details of the proposed Merger appear in the accompanying Proxy Statement. Please give this material your careful attention.

         Holders of record of shares of common stock of Golden Genesis ("Common Stock") who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by
Section 262 of the Delaware General Corporation Law (the "DGCL"). For a discussion of the rights of holders of Common Stock to seek appraisal of their shares, see "The Merger--Rights of Dissenting Stockholders" in the accompanying Proxy Statement. A copy of Section 262 of the DGCL is attached to the Proxy Statement as Exhibit C. Holders of Common Stock who are considering seeking appraisal should be aware that the fair value of their shares as determined by Section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they did not seek appraisal of their shares. In addition, stockholders should be aware that the Board of Directors of Golden Genesis has determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the stockholders of Golden Genesis and that Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A holder of Common Stock wishing to exercise appraisal rights must deliver to Golden Genesis, before the vote on adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of the holder's shares and must comply with the other requirements of Section 262 of the DGCL.

         Whether or not you plan to attend the Special Meeting, please complete, sign and date the accompanying proxy and return it in the enclosed prepaid envelope. If you hold shares of Common Stock and attend the Special Meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                    Sincerely,


                                    J. Michael Davis
                                    President and Chief Executive Office

                         [GOLDEN GENESIS COMPANY LOGO]

                                4545 MCINTYRE ST.
                                 GOLDEN, CO 80403


                     NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          To be held July 21, 1999

To the stockholders of Golden Genesis Company:

         NOTICE IS HEREBY GIVEN that the Special Meeting of Stockholders of Golden Genesis Company, a Delaware corporation ("Golden Genesis"), will be held at 10:00 a.m., local time, on July 21, 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260, for the following purposes:

         1. To vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement"), among Kyocera International, Inc., a California corporation ("Buyer"), GGC Acquisition Company, a Delaware corporation and a wholly owned subsidiary of Buyer ("Buyer Sub"), and Golden Genesis pursuant to which Buyer Sub will merge with and into Golden Genesis (the "Merger"). Pursuant to the Merger, Golden Genesis will become a wholly owned subsidiary of Buyer and, among other things, holders of Golden Genesis Common Stock will receive $2.33 per share in accordance with the terms of the Merger Agreement, which is described in the accompanying Proxy Statement and attached thereto as Exhibit A.

         2. To transact any other business that may properly come before the Special Meeting and any adjournments or postponements thereof.

         3. Only holders of record of shares of Common Stock of Golden Genesis outstanding on June 24, 1999 (the "Record Date"), will be entitled to vote at the Special Meeting and any adjournments or postponements thereof. Such shares will vote together as a single class, with each share of Common Stock entitled to one vote.

         Holders of record of shares of common stock of Golden Genesis ("Common Stock") who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the Delaware General Corporation Law (the "DGCL"). For a discussion of the rights of holders of Common Stock to seek appraisal of their shares, see "The Merger-- Rights of Dissenting Stockholders" in the accompanying Proxy Statement. A copy of Section 262 of the DGCL is attached to the Proxy Statement as Exhibit C. Holders of Common Stock who are considering seeking appraisal should be aware that the fair value of their shares as determined by
Section 262 of the DGCL could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they did not seek appraisal of their shares. In addition, stockholders should be aware that the Board of Directors of Golden Genesis has determined that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the stockholders of Golden Genesis and that Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A holder of Common Stock wishing to exercise appraisal rights must deliver to Golden Genesis, before the vote on adoption of the Merger Agreement at the Special Meeting, a written demand for appraisal of the holder's shares and must comply with the other requirements of Section 262 of the DGCL.

                                    By Order of the Board of Directors


                                    Jeffrey C. Brines
                                    Secretary


Golden, Colorado
June 30, 1999

         All stockholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to mark, sign, date and return the enclosed proxy card in the accompanying envelope, whether or not you expect to attend the Special Meeting. No postage is required if mailed in the United States. Any holder of Common Stock attending the Special Meeting may vote in person even if that stockholder has returned a proxy card.


------------------------------------------------------------------------
                            YOUR VOTE IS IMPORTANT.

         WE HAVE SENT PROXY CARDS TO HOLDERS OF COMMON STOCK.

          TO VOTE YOUR SHARES, PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED RETURN ENVELOPE.

                  PLEASE DO NOT SEND US YOUR GOLDEN GENESIS
                             STOCK CERTIFICATES.
------------------------------------------------------------------------

         This Proxy Statement (the "Proxy Statement") is being furnished to stockholders of Golden Genesis Company, a Delaware corporation ("Golden Genesis" or the "Company"), in connection with the solicitation of proxies by the Company's Board of Directors for use at a Special Meeting of Stockholders (the "Special Meeting") to be held at 7812 East Acoma Drive, Scottsdale, Arizona 85260, at 10:00 a.m. local time, on July 21, 1999 , or at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. This Proxy Statement and the related proxy cards and Voting Instruction Cards are first being mailed to the Company's stockholders on or about June 30, 1999. Proxy cards have been sent to holders of the Company's Common Stock, par value $.10 per share (the "Common Stock"). At the Special Meeting, the holders of record on June 24, 1999 (the "Record Date") of shares of Common Stock will be asked:

         1. to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of May 26, 1999 (the "Merger Agreement") among Kyocera International, Inc., a California corporation ("Buyer"), GGC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Buyer ("Buyer Sub"), and Golden Genesis, and the merger of Buyer Sub with and into Golden Genesis (the "Merger"), whereby Golden Genesis will become a wholly-owned subsidiary of Buyer; and

         2. to transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

         When a Certificate of Merger relating to the Merger is filed with the Secretary of State of the State of Delaware or as otherwise specified in such Certificate of Merger (the "Effective Time"), Buyer Sub will merge with and into Golden Genesis, with Golden Genesis as the surviving corporation (the "Surviving Corporation"). At the Effective Time, each outstanding share of the Company's Common Stock, par value $.10 per share (the "Common Stock") (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33 (the "Merger Consideration"). The Merger Consideration will be payable in cash without interest. Pursuant to the Merger Agreement, a holder of an option to purchase Common Stock, upon delivery by such holder of a Stock Option Cancellation Agreement (each, an "Option Cancellation Agreement"), the form of which is attached to the Merger Agreement which is attached hereto as Exhibit A, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and (ii) the number of shares of Common Stock subject to such option. See "The Merger Agreement."

         The Merger will be a taxable transaction to the Company's stockholders for federal income tax purposes. See "Certain Federal Income Tax Consequences of the Merger."

         A conformed copy of the Merger Agreement is included as Exhibit A to this Proxy Statement. The summaries of portions of the Merger Agreement set forth in this Proxy Statement do not purport to be complete; they are subject to, and are qualified in their entirety by reference to, the text of the Merger Agreement.

         The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of the Company. The Board of Directors unanimously recommends that the Company's stockholders adopt the Merger Agreement.

         The Denver, Colorado-based investment banking firm Hanifen, Imhoff Inc. has acted as financial advisor to the Company in connection with the Merger. Hanifen, Imhoff Inc. rendered a written opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. A copy of the full text of that written opinion is attached hereto as Exhibit B and should be read in its entirety by the stockholders of the Company.

         As of the Record Date, there were outstanding 17,155,948 shares of Common Stock. In addition, as of the Record Date, the Company had outstanding certain stock options, none of which entitle the holders thereof to vote at the Special Meeting. The holders of such stock options are not entitled to exercise dissenters' appraisal rights. The holders of such options are entitled under the Merger Agreement to receive payment of the amount by which the exercise price of their options exceeds $2.33 upon delivery by such holders of an Option Cancellation Agreement. See "The Merger Agreement--Treatment of Options."

         Adoption of the Merger Agreement will require the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Common Stock with each share entitled to one vote.

         ACX Technologies, Inc. ("ACX") and Golden Technologies Company, Inc. ("GTC") have agreed to vote all of their shares of Common Stock in favor of the adoption of the Merger Agreement. ACX and GTC collectively own beneficially approximately 55% of the voting power of the Common Stock. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

         HOLDERS OF COMMON STOCK WHO DO NOT WISH TO ACCEPT THE $2.33 CASH PAYMENT PER SHARE PROVIDED IN THE MERGER HAVE THE RIGHT TO SEEK AN APPRAISAL OF THE "FAIR VALUE" OF THEIR SHARES PROVIDED THAT THEY COMPLY WITH THE CONDITIONS ESTABLISHED BY SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW (the "DGCL"). FOR A DISCUSSION OF THE RIGHTS OF HOLDERS OF COMMON STOCK TO SEEK APPRAISAL OF THEIR SHARES, SEE "THE MERGER-- RIGHTS OF DISSENTING STOCKHOLDERS."

         Although it is possible that the Merger may not occur for several months after the Special Meeting, and that the information regarding the Company will change materially from that contained or incorporated by reference herein, the Company's stockholders will not be entitled to another vote on the proposal to adopt the Merger Agreement. The Company anticipates that the Common Stock will trade on The Nasdaq SmallCap Market until the consummation of the Merger.

         The proxy cards to be used by holders of Common Stock are being solicited on behalf of the Board of Directors. The execution of a proxy card does not preclude a holder of Common Stock from voting in person if he or she so desires. A holder of Common Stock may revoke or change such holder's proxy card at any time prior to its use at the Special Meeting by giving Golden Genesis or its proxy tabulator a written direction to revoke the proxy card, giving Golden Genesis a new proxy card or attending the Special Meeting and voting in person. See "The Special Meeting."

         Golden Genesis' principal executive office is located at 4545 McIntyre St., Golden, Colorado 80403, and its telephone number is (303) 271-7465.

                             TABLE OF CONTENTS
                                                                  PAGE

SUMMARY..............................................................1
     Matters to Be Considered........................................1
     Parties to the Merger Agreement.................................1
     The Special Meeting.............................................2
     Option and Voting Agreement.....................................3
     The Merger......................................................5
     Termination; Expenses and Fees..................................6
     Certain Federal Income Tax Consequences.........................8
     Certain Legal Proceedings.......................................8

THE SPECIAL MEETING..................................................8
     Date, Time and Place; Matters to Be
         Considered..................................................8
     Record Date; Quorum; Voting at the Special
         Meeting.....................................................9
     Voting of Proxies..............................................10
     Revocation of Proxies and Voting
         Instructions...............................................10
     Proxy Solicitation.............................................10

THE MERGER..........................................................11
     Background of the Merger.......................................11
     Reasons for the Merger; Recommendation
         of the Board of Directors..................................13
     Opinion of Hanifen, Imhoff Inc.................................14
     Effective Time.................................................16
     Certain Effects of the Merger..................................16
     Regulatory Matters.............................................16
     Rights of Dissenting Stockholders..............................17
     Accounting Treatment...........................................19
     Certain Legal Proceedings......................................19

THE MERGER AGREEMENT................................................20
     The Merger.....................................................20
     Treatment of Options...........................................21
     Representations and Warranties.................................21
     Covenants......................................................21
     No Solicitation................................................22
     Conditions.....................................................22
     Termination; Fees and Expenses.................................23

CERTAIN FEDERAL INCOME TAX
     CONSEQUENCES OF THE MERGER.....................................24

PRINCIPAL STOCKHOLDERS..............................................25
     Option and Voting Agreement....................................26

SELECTED CONSOLIDATED FINANCIAL DATA................................28

MARKET PRICES AND DIVIDEND POLICY...................................28

FORWARD-LOOKING STATEMENTS..........................................28

INDEPENDENT AUDITORS................................................29

OTHER MATTERS.......................................................29

AVAILABLE INFORMATION...............................................29

ATTACHED DOCUMENTS..................................................29

STOCKHOLDER PROPOSALS...............................................29

EXHIBIT A       --   Merger Agreement
EXHIBIT B       --   Opinion of Hanifen, Imhoff Inc.
EXHIBIT C       --   Section 262 of the General
                     Corporation Law of Delaware
EXHIBIT D       --   Option and Voting Agreement
EXHIBIT E       --   Annual Report on Form 10-K
                          for the year ended December 31, 1998
EXHIBIT F       --   Quarterly report on Form 10-Q
                          for the quarter ended March 31, 1999

                                    SUMMARY

         This Proxy Statement contains all material information relating to the Merger. However, the following summary does not purport to be complete. It is qualified in its entirety by, and should be read in conjunction with, the more detailed information contained elsewhere in this Proxy Statement, including the Exhibits attached hereto and incorporated by reference herein and the financial statements and notes thereto included therein. See "Incorporation of Certain Documents by Reference." Stockholders are urged to read this Proxy Statement, including the financial statements and notes thereto in the Exhibits hereto, and the documents referred to herein in their entirety.

MATTERS TO BE CONSIDERED

         At the Special Meeting, holders of Common Stock will consider the adoption of the Merger Agreement. As a result of the Merger, Golden Genesis will become a wholly-owned subsidiary of Buyer and, among other things, each issued and outstanding share of Common Stock (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33. In addition, each holder of an option to purchase Common Stock, upon delivery of an Option Cancellation Agreement, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and (ii) the number of shares of Common Stock subject to such option.

         Interest will not be paid on amounts to be received in the Merger by holders of shares or options in respect of the period between the time of the Merger and the time that payment is actually made.

         If the Merger had occurred on April 30, 1999, and assuming no holder of Common Stock exercises appraisal rights and each holder of an option to purchase shares of Common Stock had delivered an executed Option Cancellation Agreement, then (a) the 17,152,948 outstanding shares of Common Stock would have converted into the right to receive an aggregate of $39,966,368.84, and (b) the holders of "in-the-money" options to purchase 1,986,272 shares of Common Stock would have been entitled to receive (net of the payment of the exercise prices) an aggregate of approximately $1,783,318.14.

         In the non-binding letter of intent with respect to the Merger entered into by Buyer and the Company on April 13, 1999 (the "Letter of Intent"), Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC, who collectively own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the Common Stock. After negotiations with Buyer, ACX and GTC executed agreements pursuant to which they have agreed to vote all of their shares of capital stock of Golden Genesis in favor of the adoption of the Merger Agreement. Accordingly, adoption of the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

PARTIES TO THE MERGER AGREEMENT

         The parties to the Merger Agreement are Golden Genesis, Buyer and Buyer Sub.

         Golden Genesis Company.

         Golden Genesis markets, engineers, manufactures and distributes solar electric systems utilized primarily in remote areas. Areas generally include those where electric power is needed but access to electricity is inconvenient, not available or costs are relatively high. Three primary markets compose the majority of Golden Genesis' results from operations: the industrial market, the distribution market and the international market.

         Golden Genesis services a variety of customers in the industrial market. These customers have power generation needs for communication systems, traffic signal systems and remote monitoring systems. In addition, the industrial market includes customers that use solar electric systems connected directly into power grids.

         The Company's distribution market includes more than 1,000 solar energy dealers, which are predominantly located in North and South America. The Company delivers a wide range of solar modules and related hardware to the dealer network. The distribution market also includes retail sales through a system integration and mail-order design division, and direct sales to end users of pre-packaged solar systems for recreational vehicles and boats and water pumping systems for small residential customers or large agricultural and village applications.

         The Company operates subsidiaries internationally in Australia, Brazil and Argentina. These subsidiaries service customers in the industrial and distribution market segments within their respective countries.

         The mailing address of Golden Genesis' principal executive office is 4545 McIntyre St., Golden, Colorado 80403, and its telephone number is (303) 271-7465.

         Additional information regarding Golden Genesis is included in its Annual Report on Form 10-K for the year ended December 31, 1998 which is incorporated herein by reference.

         Kyocera International, Inc.

         Buyer is the wholly-owned, non-operating North American holding company for Kyocera Corporation of Japan, a manufacturer and seller of high-performance ceramic-related products, electronic equipment and optical instruments. Buyer is the parent of wholly-owned operating subsidiaries involved both in the manufacture and sale of ceramic-related products and in the marketing, sale and service of electronic equipment and optical instruments. Two of the Buyer's operating units are competitors to ACX and GTC.

         The mailing address of Buyer's principal executive offices is 8611 Balboa Avenue, San Diego, California 92123, and its telephone number is (619) 576-2600.

         GGC Acquisition Company. Buyer Sub, a Delaware corporation, was recently formed by Buyer to effect the transactions contemplated by the Merger Agreement and related agreements. At the Effective Time, Buyer Sub will be merged with and into Golden Genesis, with Golden Genesis continuing as the surviving corporation and a wholly-owned subsidiary of Buyer. Buyer Sub has not conducted any substantial business activities to date other than entering into, and performing its obligations under, the Merger Agreement and related agreements. The mailing address of Buyer Sub's principal executive offices is 8611 Balboa Avenue, San Diego, California 92123, and its telephone number is (619) 576-2600.

THE SPECIAL MEETING

         The Special Meeting

         The Special Meeting will be held at 10:00 a.m., local time, on July 21, 1999 at 7812 East Acoma Drive, Scottsdale, Arizona 85260.

         Purpose of the Special Meeting

         At the Special Meeting, the stockholders of Golden Genesis will be asked to adopt the Merger Agreement and transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF GOLDEN GENESIS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

         Record Date; Shares Outstanding; Quorum

         The Board of Directors has fixed the close of business on June 24, 1999 as the Record Date for the determination of the stockholders of record entitled to notice of, and to vote at, the Special Meeting and any adjournments or postponements thereof. Only holders of record of shares of Common Stock will be entitled to vote at the Special Meeting. Holders of stock options are not entitled to vote on the Merger.

         As of the Record Date, there were issued and outstanding
17,155,948 shares of Common Stock. The presence in person or by proxy of holders of record of a majority of the voting power of the shares of Common Stock will constitute a quorum at the Special Meeting for purposes of adopting the Merger Agreement. See "The Special Meeting-- Record Date; Quorum; Voting at the Special Meeting."

         Votes Per Share

         Each share of Common Stock will be entitled to one vote in all matters upon which they vote at the Special Meeting or any adjournments or postponements thereof.

         Votes Required

         In accordance with the DGCL and the Bylaws of the Company, the affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock is required to adopt the Merger Agreement. Accordingly, the affirmative vote of holders of Common Stock holding at least 8,577,975 shares of Common Stock is required to adopt the Merger Agreement.

         In the Letter of Intent, Buyer indicated that its willingness to enter into the Merger Agreement would be subject to and conditioned upon the execution of voting agreements by ACX and GTC, who collectively own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the Common Stock. After negotiations with Buyer, ACX and GTC executed agreements pursuant to which they have agreed to vote all of their shares of capital stock of Golden Genesis in favor of the adoption of the Merger Agreement.
Such holders collectively possess the right to cast 9,429,379 of the 17,155,948 votes entitled to be cast at the Special Meeting. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders--Option and Voting Agreement."

OPTION AND VOTING AGREEMENT

         Concurrently with the execution of the Merger Agreement and as a condition to Buyer entering into the Merger Agreement, ACX and GTC agreed in that certain Option, Voting and Indemnification Agreement among ACX, GTC and Buyer, dated May 26, 1999 (the "Option and Voting Agreement"), a copy of which is attached as Exhibit D hereto, to vote all of the capital stock of Golden Genesis owned beneficially by them
(i) in favor of the Merger and for each of the other actions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of Golden Genesis in the Merger Agreement and (iii) against any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including without limitation, any action or agreement with respect to an acquisition proposal with any person other than Buyer and Buyer Sub.

         ACX and GTC have granted to Buyer an unconditional, irrevocable option (the "Option") to purchase on one occasion, all (but not less than all) securities of the Company consisting of Common Stock and all or any part of any other securities of the Company not consisting of Common Stock (including all options, warrants and other rights to acquire shares of Common Stock) beneficially owned by ACX and GTC (excluding securities with respect to which they merely hold voting power). The shares of Common 'Stock subject to the Option constitute approximately 52% of the issued and outstanding Common Stock. The Option may be exercised at any time prior to the earlier of (x) the date upon which the Merger becomes effective, (y) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or
(z) January 31, 2000, if an event occurs giving Buyer the right to terminate the Merger Agreement based upon the Company's Board of Directors' (i) (A) withdrawal of its recommendation or approval in respect of the Merger Agreement or the Merger or (B) modification or change of its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) failure to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer, (ii) approval of any proposal other than by Buyer and Buyer Sub in respect of a merger, consolidation or other business combination involving the Company or its subsidiaries or acquisition of more than 50% of the assets of the Company and its subsidiaries taken as a whole or the issuance, sale, disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities representing 50% or more voting control of the Company (other than securities issued pursuant to existing stock options) (an "Acquisition Transaction"), or (iii) waiver of the Company's right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among GTC, New World Power Corporation and the Company, to purchase all shares of Common Stock that GTC and its subsidiaries may from time to time propose to sell (the "Company Right of First Refusal"). In the event Common Stock of Golden Genesis is purchased pursuant to the Option, the price per share at which Buyer may exercise the Option is equal to $2.33, and in the case of all other securities of Golden Genesis purchased pursuant to the Option, the Options." HOLDERS OF OPTIONS SHOULD NOT SEND IN THEIR AGREEMENTS REPRESENTING SUCH SECURITIES.

         Pursuant to the Option and Voting Agreement, ACX and GTC have irrevocably and unconditionally waived and agreed to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights that may be available to ACX or GTC relating to the Merger or any related transaction.

         During the period from May 26, 1999, up to and until the earlier to occur of (i) the date upon which the Merger becomes effective, (ii) the Option Closing Date, (iii) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or (iv) January 31, 2000 (the period described in items (i) through (iv) is referred to herein as the "Restricted Period"), ACX and GTC (and their respective officers, directors, employees, representatives and agents) cannot solicit, initiate, encourage, inquire or discuss with any parties other than Buyer and Buyer Sub any inquiries or the making of any proposal with respect to any Acquisition Transaction.

         In addition, during the Restricted Period, ACX and GTC cannot request that Golden Genesis waive the Company Right of First Refusal, nor can either authorize or permit any of its directors, officers, employees, agents or representatives to do so.

         The Option and Voting Agreement provides that ACX indemnify, defend and hold harmless, subject to certain limitations, (i) Golden Genesis and (ii) each of Golden Genesis' stockholders, directors, officers, employees and agents from and against liability which may be incurred by any of them resulting from (A) any breach of any representations or warranties contained in the Option and Voting Agreement or the failure of ACX and GTC to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in the Option and Voting Agreement, (B) any breach by Golden Genesis of any representation or warranty contained in the Merger Agreement solely to the extent any such representation or warranty applies to certain wholly owned foreign subsidiaries of the Company, (C) any breach by ACX or GTC of any representation or warranty contained in that certain Share Purchase Agreement, dated as of September 4, 1998, among ACX, GTC and the Company, or (D) certain matters relating to the Company's 401(k) Plan.

         The Option and Voting Agreement provides that ACX and GTC shall jointly and severally release and discharge Golden Genesis and its subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees and agents from any and all claims, obligations or liabilities of any nature (whether known or unknown) against any such persons by reason of any matter done or omitted to be done prior to the Effective Time other than the obligation of Golden Genesis to pay all indebtedness owed to ACX and GTC prior to the Effective Time. See "Principal Stockholders--Option and Voting Agreement."

THE MERGER

         Recommendations of the Board; Reasons for the Merger

         The Board of Directors has unanimously approved the Merger Agreement and the transactions contemplated thereby and determined that they are advisable, fair to and in the best interests of the stockholders of Golden Genesis. The Board of Directors unanimously recommends that Golden Genesis' stockholders adopt the Merger Agreement. The Board of Directors, in reaching its conclusion, considered a number of factors. See "The Merger--Background of the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors."

         Opinion of Hanifen, Imhoff Inc.

         The Company retained Hanifen, Imhoff Inc. to act as its financial advisor in connection with the sale of Golden Genesis. Hanifen, Imhoff Inc. rendered an opinion to the Board of Directors on May 26, 1999 (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of May 26, 1999, the consideration to be received by the holders of the Common Stock pursuant to the terms of the Merger Agreement was fair from a financial point of view to such holders. See "The Merger--Background to the Merger" and "--Reasons for the Merger; Recommendation of the Board of Directors." A copy of the opinion of Hanifen, Imhoff Inc. is attached to this Proxy Statement as Exhibit C and should be read in its entirety by the stockholders of the Company. See "The Merger--Opinion of Hanifen, Imhoff."

         Effective Time

         The Effective Time of the Merger will be the time of filing of a Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or as otherwise provided in such Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on or before the 22nd business day following the mailing of the definitive Proxy Statement (subject to extension under certain circumstances, as provided in the Merger Agreement). It is anticipated that the Effective Time of the Merger will occur during the third calendar quarter of 1999, although there can be no assurance to such effect. See "The Merger-- Effective Time."

         Surrender of Stock Certificates; Payment for Shares

         Promptly after the Effective Time, a transmittal form will be mailed to each record holder of shares of Common Stock. The transmittal form will set forth the procedure for surrendering to a bank or trust company mutually acceptable to Golden Genesis and Buyer (the "Paying Agent") certificates previously representing Common Stock. In order to receive the consideration to which the holder will be entitled as a result of the Merger, the holder will be required, following the Effective Time, to surrender the holder's stock certificate(s), together with a duly executed and properly completed transmittal form (and any other required documents), to the Paying Agent. STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM. Thereafter, the holder will receive as promptly as practicable, in exchange for the surrendered certificate(s), cash in an amount equal to $2.33 per share of Common Stock, subject to reduction only for any applicable federal back-up withholding or transfer taxes. See "The Merger Agreement--The Merger."

         Holders of options issued by Golden Genesis will be entitled to receive the amounts described in "The Merger Agreement--Treatment of Options." HOLDERS OF OPTIONS SHOULD NOT SEND IN THEIR AGREEMENTS
REPRESENTING SUCH SECURITIES.

         Conditions to the Merger

         The parties' obligations to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including, among others, the adoption of the Merger Agreement by the stockholders of Golden Genesis, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act"), and the absence of any injunction or other legal restraint prohibiting the Merger. Buyer's and Buyer Sub's obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions, including, among others, the accuracy of Golden Genesis' representations and warranties in the Merger Agreement and the performance by Golden Genesis of its obligations under the Merger Agreement. Golden Genesis' obligations to consummate the Merger are subject to the satisfaction or waiver of certain additional conditions. See "The Merger--Regulatory Matters" and "The Merger Agreement--Conditions."

         No Solicitation

         Golden Genesis has agreed, prior to the Effective Time, that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, agents or representatives to, with any parties other than the Buyer or the Buyer Sub, solicit, initiate or encourage any inquiries or the making of any proposal with respect to an Acquisition Transaction, or (b) initiate, negotiate, explore or otherwise engage in substantive communications regarding any Acquisition Transaction.

         The Merger Agreement does not, however, prevent the Company from furnishing non-public information to, entering into discussions with, or recommending a transaction with respect to, any person who makes an unsolicited bona fide written proposal for an Acquisition Transaction, if (a) the Board of Directors believes in good faith that the proposal, if consummated, would be financially more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement, and (b) prior to furnishing any non-public information to, or entering into discussions with, the relevant party, the Board of Directors receives a confidentiality agreement from the relevant party which is no more favorable to such party than the confidentiality agreement, dated February 5, 1999, between the Buyer and the Company. See "The Merger Agreement--No Solicitation."

TERMINATION; EXPENSES AND FEES

         The Merger Agreement may be terminated:

         (a) by mutual written consent of the Company, Buyer and Buyer
Sub;

         (b) by the Company, Buyer or Buyer Sub: (i) if the Merger shall not have occurred on or before the 22nd business day after the date when this Proxy Statement is mailed to the Company's stockholders (the
"Merger Deadline"), subject to extension in certain circumstances, or
(ii) if the Merger is permanently enjoined or prohibited.

         (c) by Buyer or Buyer Sub if (i) the Company has breached any representation or warranty contained in the Merger Agreement; (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects; (iii) certain conditions to closing have not been satisfied by the Company or waived by Buyer and Buyer Sub prior to the Merger Deadline; (iv) the Board of Directors shall (A) withdraw its recommendation or approval in respect of the Agreement or the Merger or (B) modify or change its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) fail to publicly oppose a Tender Offer or Exchange Offer (each as defined below) within 10 business days after commencement of such Tender Offer or Exchange Offer; or (v) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal. As used herein, "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") of a tender offer or the filing by any person of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to a tender offer to purchase any shares of Common Stock of the Company such that upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Common Stock of the Company. As used herein, "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange
Act) of an exchange offer or the filing by any person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Common Stock of the Company such that upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Common Stock of the Company.

         (d) by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if:
(i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement; (ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement; (iii) certain conditions to closing have not been satisfied by Buyer or Buyer Sub or waived by the Company prior to the Merger Deadline; or (iv) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver by the Company of the Company Right of First Refusal.

         If the Merger Agreement is terminated by Buyer or Buyer Sub due to the fact that either (i) the Company has breached any representation or warranty contained in the Merger Agreement, or (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any of its subsidiaries, the Company will be required to pay to Buyer or Buyer Sub an amount equal to their out-of-pocket fees and expenses not to exceed $750,000. Buyer and Buyer Sub shall not be able to collect such payment if they are entitled to the payment of a Topping Fee (as described below).

         If the Merger Agreement is terminated by the Company due to the fact that either (i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement, or
(ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Buyer Sub, Buyer shall be required to pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses.

         If the Merger Agreement is terminated (i) by Buyer or Buyer Sub due to the fact that (A) the Board of Directors has (1) withdrawn its recommendation or approval in respect of the Agreement or the Merger or
(2) modified or changed its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (3) failed to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer, or (B) the Board of Directors has approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or has approved the waiver by the Company of the Company Right of First Refusal, or (ii.) by the Company due to the fact that the Board of Directors has approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or has approved the waiver by the Company of the Company Right of First Refusal, the Company shall be required to pay to Buyer for the termination of this Agreement $2,000,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement (the "Topping Fee").

         If the Merger Agreement is terminated by Buyer or Buyer Sub due to the fact that either (i) the Company has breached any representation or warranty contained in the Merger Agreement, or (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects, where the breach or failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary, the Company shall pay to Buyer the Topping Fee if (i) after the date of the Merger Agreement and before the termination of the Merger Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Buyer, Buyer Sub and their directors, officers, employees, agents and representatives), and (ii) after the date of the Merger Agreement and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee described in this paragraph shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

         Rights of Dissenting Stockholders

         Holders of Common Stock who do not wish to accept the $2.33 cash payment per share provided in the Merger have the right to seek an appraisal of the "fair value" of their shares provided that they comply with the conditions established by Section 262 of the DGCL. For a discussion of the rights of holders of Common Stock to seek appraisal rights of their shares, see "The Merger--Rights of Dissenting Stockholders."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

         In general, the receipt of cash by a stockholder pursuant to the Merger or the exercise of appraisal rights will be a taxable event for the stockholder for federal income tax purposes and may also be taxable events under applicable local, state and foreign tax laws. The tax consequences for a particular stockholder will depend upon the facts and circumstances applicable to that stockholder. Accordingly, each stockholder should consult the holder's own tax advisor with respect to the federal, state, local or foreign tax consequences of the Merger. See "Certain Federal Income Tax Consequences."

CERTAIN LEGAL PROCEEDINGS

         On February 18, 1998, Golden Genesis was named as one of two dozen defendants in a lawsuit brought in the U.S. District Court for the District of New Hampshire. The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

         In July 1997, the Company agreed to a settle a pending dispute with its former executive officers Robert R. Kauffman and Thomas LaVoy. In connection with the settlement, the Company paid Messrs. Kauffman and LaVoy certain severance amounts, benefits and attorneys' fees. As a part of the settlement, two of the Company's directors at the time, Donald Anderson and Walter M. Baker (and an entity controlled by them), agreed to purchase all outstanding stock options held by Mr. Kauffman. Messrs. Anderson and Baker have questioned the treatment of these options in the Merger. Additionally, Mr. Anderson made a request to inspect the list of stockholders of the Company, as is the right of any stockholder of the Company under Section 220 of the DGCL. The Company has agreed to honor Mr. Anderson's request and will provide him and his representatives access to the stockholder list at the offices of the Company on or after June 28, 1999. The Company does not believe that it has any liability with respect to the stock options purchased by Messrs. Anderson and Baker other than those otherwise available to all holders of options under the Merger Agreement. See "The Merger--Certain Legal Proceedings."

                              THE SPECIAL MEETING

DATE, TIME AND PLACE; MATTERS TO BE CONSIDERED

         This Proxy Statement is being furnished to the holders of Common Stock in connection with the solicitation of proxies by the Board of Directors for use at the Special Meeting and any adjournments or postponements thereof. The Special Meeting will be held at 10:00 a.m., local time, on July 21, 1999, at 7812 East Acoma Drive, Scottsdale, Arizona 85260. At the Special Meeting, the holders of Common Stock will be asked to vote on a proposal to adopt the Merger Agreement and transact any other business that may properly come before the Special Meeting or any adjournments or postponements thereof.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF GOLDEN GENESIS. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT GOLDEN GENESIS' STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

         As a result of the Merger, Golden Genesis will become a wholly-owned subsidiary of Buyer and, among other things, each issued and outstanding share of Common Stock (other than any shares held in the treasury of the Company or by any wholly owned subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, will be canceled and will cease to exist with no payment being made with respect thereto, and other than any shares of holders who perfect and exercise dissenters' appraisal rights) will be converted into the right to receive $2.33. In addition, each holder of an option to purchase Common Stock, upon delivery of an Option Cancellation Agreement, will be able to receive an amount in respect of such option which is equal to the product of: (i) the difference between $2.33 and the exercise price of such option, and
(ii) the number of shares of Common Stock subject to such option. See "The Merger Agreement--The Merger" and "--Treatment of Options."

         Interest will not be paid on amounts to be received in the Merger by holders of shares of Common Stock or stock options issued by the Company in respect of the period between the time of the Merger and the time that payment is actually made.

         If the Merger had occurred on April 30, 1999, and assuming no holder of Common Stock exercises appraisal rights and each holder of options to purchase shares of Common Stock had delivered an executed Option Cancellation Agreement, then (a) the 17,152,948 outstanding shares of Common Stock would have converted into the right to receive an aggregate of $39,966,368.84, and (b) the holders of "in-the-money" options to purchase 1,986,272 shares of Common Stock would have been entitled to receive (net of the payment of the exercise prices) an aggregate of approximately $1,783,318.14.

RECORD DATE; QUORUM; VOTING AT THE SPECIAL MEETING

         The Board of Directors has fixed the close of business on June 24, 1999 as the Record Date for determining the holders of Common Stock entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were issued and outstanding 17,155,948 shares of Common Stock. Golden Genesis also has outstanding stock options. The holders of stock options have no voting rights with respect to the Merger Agreement.

         A quorum is necessary in order for a vote on the proposals presented at the Special Meeting. The presence in person or by proxy of the holders of record of a majority of the voting power of the outstanding shares of Common Stock is necessary for there to be a quorum for purposes of voting on the Merger Agreement.

         Abstentions (i.e., votes withheld by stockholders who are present and entitled to vote) and broker non-votes (i.e., shares held by a broker for its customers that are not voted because the broker does not receive instructions from the customer or because the broker does not have discretionary voting power with respect to the item under consideration) will be counted as present for purposes of determining whether there is a quorum for the transaction of business.

         The affirmative vote of the holders of a majority of the voting power of all outstanding shares of the Common Stock, with each share of Common Stock entitled to one vote, is required to adopt the Merger Agreement. Accordingly, abstention and broker non-votes will have the effect of votes against the adoption of the Merger Agreement.

         Golden Genesis will appoint one or more inspectors, who may be employees of Golden Genesis, to determine, among other things, the number of shares of Common Stock represented at the Special Meeting and the validity of the proxies submitted for voting at the Special Meeting. Golden Genesis has retained Norwest Bank Minnesota, N.A. Shareowner Services, its transfer agent for the Common Stock, as proxy tabulator to assist the inspectors in the performance of their duties. Norwest Bank Minnesota, N.A. Shareowner Services can be reached at 161 North Concord Exchange Street, South St. Paul, Minnesota 55075-1139, facsimile no.
(651) 450-4078, Attention: Barb Novak.

         ACX and GTC own beneficially as of the Record Date shares of Common Stock which represent approximately 55% of the voting power of the outstanding Common Stock. Pursuant to the Option and Voting Agreement, ACX and GTC have agreed to vote all shares of capital stock of Golden Genesis owned beneficially by them in favor of adoption of the Merger Agreement at the Special Meeting. Such holders collectively possess the right to cast 9,429,379 of the 17,152,948 votes entitled to be cast at the Annual Meeting. Accordingly, passage of the proposal to adopt the Merger Agreement is assured. See "Principal Stockholders-- Option and Voting Agreement."

VOTING OF PROXIES

         All shares of Common Stock that are entitled to vote and are represented at the Special Meeting by properly executed proxy cards received prior to or at the Special Meeting, and not duly and timely revoked, will be voted at the Special Meeting (or any adjournment or postponement thereof) in accordance with the instructions indicated on the proxy cards. If no instructions are indicated, the proxies will be voted FOR adoption of the Merger Agreement. Abstentions and broker non-votes will have the effect of votes against adoption of the Merger Agreement.

         In the event that there is a motion to adjourn or postpone the Special Meeting to another time and/or place (including for the purpose of soliciting additional votes in favor of the adoption of the Merger Agreement), then (i) proxies of holders of Common Stock who vote in favor of adoption of the Merger Agreement and proxies of holders of Common Stock which contain no voting instructions will be voted in favor of the motion to adjourn or postpone the Special Meeting, (ii) proxies of holders of Common Stock who vote against the adoption of the Merger Agreement will be voted against the motion to adjourn or postpone the Special Meeting, and (iii) proxies of holders of Common Stock who abstain from voting on the adoption of the Merger Agreement will abstain on the vote on adjournment or postponement, which will have the effect of a vote against adjournment or postponement. If any other matters are properly presented for consideration at the Special Meeting, then J. Michael Davis and Tom Dyer (the persons named in the enclosed proxy card as the proxies for the Common Stock) will have discretion to vote on these matters in accordance with their best judgment.

REVOCATION OF PROXIES AND VOTING INSTRUCTIONS

         A holder of Common Stock may revoke a proxy card given pursuant to this solicitation at any time before the proxy card is voted by submitting a written revocation to the tabulation agent (Norwest Bank Minnesota, N.A. Shareowner Services), by returning a subsequently dated proxy card to the proxy tabulator or to the Secretary of Golden Genesis, by filing an instrument in writing with the Secretary of Golden Genesis revoking the proxy card, or by voting in person at the Special Meeting. Attendance at the Special Meeting will not in and of itself revoke a proxy card.

         Holders of Common Stock who are entitled to revoke their proxy card may do so via facsimile at the number set forth above in "--Record Date; Quorum; Voting at the Special Meeting." Any beneficial owner of Common Stock whose shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to revoke should contact the registered holder promptly and instruct the registered holder to revoke on his behalf. There can be no assurance that the registered holder will have sufficient time prior to the Special Meeting to deliver a revocation upon instruction by the beneficial owner.

PROXY SOLICITATION

          Golden Genesis will pay its own expenses incurred in connection with this Proxy Statement and the Special Meeting, including the disbursements of legal counsel and accountants. In addition to solicitation by mail, proxies may be solicited by directors, officers and employees of Golden Genesis in person or by telephone, facsimile or other means of communication. The directors, officers and employees will not be additionally compensated, but will be reimbursed for reasonable out-of-pocket expenses, in connection with their solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by the custodians, nominees and fiduciaries, and Golden Genesis will reimburse the custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

         STOCKHOLDERS SHOULD NOT SEND ANY STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                              THE MERGER

BACKGROUND OF THE MERGER

         Golden Genesis Company, formerly Photocomm, Inc. ("Photocomm"), was formed by Don Anderson in 1981 in Scottsdale, Arizona, as one of the first solar electric distributors in the United States. Photocomm's strategy was to develop markets in the western United States utilizing products from the emerging solar module suppliers within the industry. As the product matured and costs declined, management developed new strategies to capture markets utilizing distributed power with solar modules as the key component.

         In September 1988, Photocomm became a public company through a reverse merger reorganization with Sunland Industries, Inc. The primary strategy of the merger was to capture synergies of existing operations and products within the renewable energy industry. Although the merger did not result in additional capital to fund growth, the public stock was a catalyst as it provided currency for carrying out acquisitions of other targeted companies.

         On March 28, 1990, the Company entered into a long term financial and strategic partnership with Westinghouse. The agreement included the sale of 1,000,000 shares of unregistered Common Stock at $1.00 per share and a $625,000 subordinated convertible debenture (convertible to 500,000 common shares), providing a total cash contribution of $1,625,000 to the Company. This new relationship provided the framework for the Company to take advantage of the accelerated growth in the solar electric industry.

         On November 9, 1993, in cooperation with its strategic partner Westinghouse, a major financing and strategic partnership agreement with The New World Power Corporation ("NWP") was executed, including NWP buying a 29% stake in the Company. NWP purchased 1.6 million newly issued shares from the Company for $2,000,000, and acquired options to purchase an additional 4.1 million shares through 1996 at a price range of $2.50 to $3.00 per share. NWP also purchased 500,000 shares from a private corporate shareholder for $625,000, and acquired an option to purchase an additional 2.0 million shares through 1994 at $2.00 per share. The Company saw this new partnership as critical from the standpoint of dramatically improving the financial position of the Company, as well as providing a substantial boost to the Company's international market development activities in conjunction with NWP's established worldwide network in the renewable energy industry.

         In August, 1994, the Company entered into an Exchange Agreement with Westinghouse and NWP. Pursuant to the Exchange Agreement, NWP acquired from Westinghouse 1,800,000 shares of the Company's common stock, 8,690 shares of the Series B Convertible Preferred Stock, the remaining $250,000 Subordinated Convertible Debenture in exchange for 465,780 shares of NWP unregistered common stock.

         On November 21, 1996, ACX, through its wholly-owned subsidiary GTC, purchased a total of 8.6 million shares of the Company's common stock for an approximate 52% majority interest. ACX acquired 6.6 million shares from NWP and Programmed Land, Inc., and 1,550,000 newly issued shares, which included 550,000 shares from officer stock option exercises. This transaction improved the Company's financial position, providing new equity capital to the Company totaling $3,383,000.

         From February, 1997 through 1998, the Company aggressively expanded the business under the leadership of newly appointed President and CEO, John K. Coors. The focus of management had been to grow the business through a combined strategy of growing markets, developing new market applications and acquiring companies, which, were synergistic with the Company. Several acquisitions were completed during this period. In chronological order the purchases included: Integrated Power Company from Westinghouse in July of 1997; Utility Power Group, Inc. in January of 1998; Remote Power Inc. in July of 1998; Solartec of Argentina; and Golden Genesis do Brazil from majority shareholder GTC in September, 1998. The specifics of each of these acquisitions have been disclosed in periodic filings with the Commission. Over this period, revenues have grown from $21 million in 1996 to $43 million in 1998.

         Over the last several years, the industry has seen new interest and significant investment from large multinational companies, including British Petroleum, Enron and Amoco, through a joint venture named Solarex, Kyocera, Siemens, Royal Dutch Shell, Idaho Power Company and Total. As a result, there is currently an oversupply of solar module production capacity and there has been vertical integration of these companies into the industrial markets of the Company. The specific impact on the Company has been reduced margins due to increased competition, which will not improve until the imbalance of supply and demand corrects to the actual market. This financial reality coupled with a strong willingness of the multinational oil companies which desire to gain market share and for public relations motives specifically aimed at creating alternative green energy has created a difficult business environment for the Company to operate on a stand-alone basis. In addition, the small solar distributors who were once potential candidates for acquisition have become more costly due to the willingness of large companies to vertically integrate and acquire distribution outlets to reduce their production capacity problem.

         In October of 1998, John K. Coors resigned as President and CEO of the Company. Shortly thereafter, management received several unsolicited inquires about the willingness of the majority stockholders ACX and GTC to sell their majority interest in the Company. While none of ACX, GTC or the Board of Directors had instructed or encouraged management to "shop" the Company, management recognized that this new interest along with the factors outlined above might present opportunities for the Company to maximize stockholder value through a sale of the Company.

         After discussion with ACX, GTC and the Board of Directors in December of 1998, management of the Company was given the approval by the Board of Directors to actively explore alternatives to maximize stockholder value, including a sale of the Company. In that same month and in the first quarter of 1999, management held both formal and informal discussions with a number of potential suitors of the Company. Three suitors approached the Company indicating an interest in purchasing the Company and newly-appointed President and Chief Executive Officer of the Company, J. Michael Davis, and Chief Financial Officer Jeffrey C. Brines contacted other potential buyers within the industry.

         On February 22, 1999, a Board of Directors meeting was held to review the interest of the prospective buyers. Management of the Company was given direction by the Board of Directors to pursue the prospects and solicit all other qualified prospects within the industry.

         During the winter and early spring of 1999, management of the Company held multiple meetings with three potential buyers and made numerous telephone contacts with representatives of other industry members. By early March, three prospective buyers had made either written or oral offers, contingent upon full due diligence and Board of Director approval. The first offer was simply to purchase the majority control from ACX and GTC at $2.10 per share of Common Stock. A second suitor expressed a desire to purchase all outstanding shares of Common Stock and buy-out all vested stock options at $2.19 per share of Common Stock and take the Company private in a reverse triangular merger transaction. The final offer was to purchase all outstanding shares of Common Stock and buy-out all vested stock options at $2.33 per share of Common Stock and take the Company private in a reverse triangular merger transaction.

         In addition to these aforementioned offers, during the same time period, management contacted by telephone the President and CEO of Solarex/BP to solicit the potential business combination between the two companies. After additional telephone conversations, management determined that Solarex/BP had concluded the required investment to consummate the transaction was cost prohibitive and management terminated additional efforts to pursue this potential transaction.

         Mr. Davis next contacted by telephone the Chief Operating Officer of Siemens Solar in December of 1998. Mr. Davis explained the purpose of the call was to solicit the interest of Siemens Solar in purchasing Golden Genesis. As a result of this conversation, the proposed transaction was discussed with the President and CEO of Siemens Solar of Germany. Several weeks after the initial conversation, Siemens communicated by telephone to Mr. Davis that Siemens Solar management had determined that a purchase of Golden Genesis by Siemens was not a strategic direction that it wished to pursue.

         In light of the fact that all major industry members (other than Total of France) had either made bona fide offers for the purchase of either a majority or all of the Company's shares, or had decided not to pursue a strategic alliance with the Company, the Company entered into the Letter of Intent with Buyer, which has significant interests in the solar module industry, on April 13, 1999. The Letter of Intent was subject to negotiation of a definitive merger agreement, completion of due diligence and indicated that Buyer's willingness to enter into any merger agreement was subject to and conditioned upon Buyer entering into a voting agreement with ACX and GTC. The transaction outlined indicated that all holders of Common Stock would receive $2.33 in cash per share and that the Merger would be free of financing contingencies. The Letter of Intent established an exclusivity period through May 15, 1999, during which the Company agreed not to entertain any other proposals for its sale. During the exclusivity period, the parties worked to negotiate the definitive merger agreement and completed exhaustive due diligence and meetings. On May 13, 1999, the parties extended the exclusivity period through May 29, 1999.

         The Board of Directors determined that, since there was to be no premium paid to ACX and GTC for their majority position in the Company under the offer presented by Buyer and that all shareholders would receive the same cash consideration for their shares of Common Stock, there was not a need to establish an independent committee of the Board of Directors to evaluate the proposal presented by Buyer.

         On May 18, 1999 the Board of Directors met with its legal and financial advisors in order to discuss the proposed Merger at $2.33 per share and to review the relevant agreements, including the proposed Merger Agreement and the proposed Option and Voting Agreement between Buyer, ACX and GTC, under which ACX and GTC would agree to vote in favor of the Agreement and to give Buyer an option until January 31, 2000 to acquire the shares of Common Stock owned by them at $2.33 per share if the Company's Board of Directors withdraws or changes its recommendation or approval of the Merger Agreement with Buyer, fails to oppose a competing tender or exchange offer, or approves any acquisition transaction with another buyer. See "Principal Stockholders--Option and Voting Agreement." The Board of Directors reviewed management's discussions with other potential buyers and concluded that the proposed merger with Buyer was the best available transaction for the Company's stockholders. The Board of Directors then discussed the consideration to be paid to the holders of Common Stock and stock option holders. At this meeting, Hanifen, Imhoff Inc. discussed the transaction from a financial point of view and provided a comparative review of the value of other companies with securities with similar attributes in similar transactions. Hanifen, Imhoff Inc. indicated orally to the Board of Directors that it was of the opinion that the consideration to be received by the holders of Common Stock in the Merger was fair from a financial point of view to such holders. Such opinion was subsequently confirmed in writing on May 26, 1999, prior to the execution of the Merger Agreement, and is set forth in its entirety as Exhibit B.

         At the May 18, 1999 meeting, the Board of Directors unanimously adopted a resolution to approve the Merger and the transactions contemplated thereby, as fair and in the best interests of the stockholders of the Company. Also at the May 18, 1999 meeting, the Board of Directors, in order to make inapplicable the restrictions on "business combinations" imposed by Section 203 of the DGCL, resolved to approve the transactions contemplated under the proposed Option and Voting Agreement between Buyer, ACX and GTC. Finally, on May 26, 1999, and after receipt of the written opinion of Hanifen, Imhoff Inc., the Board of Directors adopted resolutions approving the terms of the definitive Merger Agreement as fair and in the best interest of the stockholders of the Company and declaring the merger advisable and recommending the Merger Agreement to the stockholders of the Company.

REASONS FOR THE MERGER; RECOMMENDATIONS OF THE BOARD OF DIRECTORS

         The Board of Directors believes that the terms of the Merger Agreement and the Merger contemplated thereby are advisable, fair to, and in the best interests of the stockholders of the Company, and that, based on the Company's discussions with other potential buyers, the Merger is the best transaction available for the Company's stockholders. Accordingly, the Board of Directors has unanimously approved the Merger Agreement and the Merger and has recommended that the Company's stockholders adopt the Merger Agreement. In reaching its conclusion to approve the Merger Agreement and the Merger, the Board of Directors consulted with the Company's management as well as the Company's legal and financial advisors, and considered a number of factors, including the following:

         (a) The Board of Directors' familiarity with the solar industry generally, its awareness of the trend towards consolidation in the industry and its review and analysis of the Company's existing business, financial condition, results of operations and prospects and the competitive environment facing the Company.

         (b) The recent change within the industry including consolidation and investment from large multinational companies, including Solarex, Kyocera, Siemens, Royal Dutch Shell, Idaho Power Company and Total. As a result, there is currently an oversupply of solar module production capacity and there has been vertical integration of these companies into the industrial markets of the Company. The specific impact on the Company has been reduced margins due to increased competition, which will not improve until the imbalance of supply and demand corrects to the actual market. This financial reality coupled with the willingness on the part of the multinational oil companies to create alternative green energy in efforts to gain market share and for public relations motives has created a difficult business environment for the Company to operate on a stand-alone basis. In addition, the Company believes that the small solar distributors who were once potential candidates for acquisition have become more costly due to the willingness of other large companies to vertically integrate and acquire distribution outlets to reduce their production capacity problem. Finally, in April of 1999, British Petroleum and Amoco merged their solar assets, including Solarex, after an agreement was reached to buy out the ownership of Enron. The Company believes that the combined Solarex/BP, after the merger and buyout of Enron, represents the largest solar company in the world.

         (c) The value of the Merger Consideration to be received by the holders of the Common Stock in the Merger. The Board of Directors considered the historical market prices and trading information with respect to the Common Stock, the price per share offered by the Buyer, the certainty of the value provided by the cash consideration and the fact that such price represents a premium over the market prices at which of the Common Stock had previously been traded. The consideration of $2.33 per share represents a 47.4% premium over average per share trading price of the Common Stock as reported by the Nasdaq SmallCap Market for the three months prior to May 26, 1999.

         (d) The prospects of continuing to operate the Company and the possibility that its future performance might not in the foreseeable future lead to a trading price for the shares of Common Stock having a higher present value than the Merger Consideration.

         (e) The presentation and oral opinion of Hanifen, Imhoff Inc. (including a consideration of the assumptions and methodologies underlying its analyses) made to the Board of Directors of the Company on May 18, 1999 and the written opinion of Hanifen, Imhoff Inc. given to the Board of Directors on May 26, 1999 (confirming its May 18, 1999 oral opinion) that, as of May 26, 1999, the consideration to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders. See "-- Opinion of Hanifen, Imhoff Inc."

         The discussion contained herein of the information and factors considered by the Board of Directors in not intended to be exhaustive. In view of the wide variety of factors considered in connection with its evaluation of the proposed Merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise attempt to assign relative weights to any of the factors discussed herein. In addition, individual members of the Board of Directors may have given different weights to different factors.

         THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY AND DETERMINED THAT THEY ARE ADVISABLE, FAIR TO AND IN THE BEST INTERESTS OF THE
STOCKHOLDERS OF THE COMPANY. THE BOARD OF DIRECTORS UNANIMOUSLY
RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

OPINION OF HANIFEN, IMHOFF INC.

         On May 26, 1999, Hanifen, Imhoff Inc. delivered its written opinion to the Board of Directors (confirming its oral opinion given to the Board of Directors on May 18, 1999) that, as of the date of such opinion, the $2.33 per share of Common Stock to be received by the holders of Common Stock pursuant to the Merger Agreement was fair from a financial point of view to such holders.

         THE FULL TEXT OF THE WRITTEN OPINION OF HANIFEN, IMHOFF INC. DATE MAY 26, 1999, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITATIONS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS EXHIBIT B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. STOCKHOLDERS OF THE COMPANY ARE URGED TO, AND SHOULD, READ SUCH OPINION IN ITS ENTIRETY.

         In connection with its opinion, Hanifen, Imhoff Inc. reviewed, among other things, (i) the Merger Agreement; (ii) contain publicly available business and financial information relating to the Company; and (iii) certain financial forecasts and other data for the Company prepared by its management. Hanifen, Imhoff Inc. also held discussions with members of senior management of the Company regarding the Company's past and current business operations, financial condition and future prospects. In addition, Hanifen, Imhoff Inc. reviewed the reported price and trading activity for the Common Stock, compared certain financial and stock market information for the Company with similar information for certain other companies whose operations Hanifen, Imhoff Inc. considered related to the Company, and reviewed the financial terms of certain recent business combinations involving such companies.

         Hanifen, Imhoff Inc. relied upon the accuracy and completeness of all of the financial and other information reviewed by it and assumed such accuracy and completeness for purposes of rendering its opinion. In addition, Hanifen, Imhoff Inc. did not make any independent evaluation or appraisal of the assets and liabilities of the Company or any of its subsidiaries and Hanifen, Imhoff Inc. was not furnished with any such evaluation or appraisal. The opinion of Hanifen, Imhoff Inc. referred to herein was provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated by the Merger Agreement, and such opinion does not constitute a recommendation as to how any holder of Common Stock should vote with respect to such transaction.

         The following is a summary of certain of the financial and comparative analyses which Hanifen, Imhoff Inc. presented to the Board of Directors of the Company on May 18, 1999, and which provided the basis for Hanifen, Imhoff Inc.'s May 26, 1999 written opinion.

         (a) Historical Stock Trading Analysis. Hanifen, Imhoff Inc. reviewed the historical trading prices and volumes for shares of Common Stock and analyzed the consideration to be received by holders of shares of Common Stock pursuant to the Merger Agreement in relation to the closing market price of such shares during the time periods referenced below.

         (b) Market Valuation of Selected Companies. Hanifen, Imhoff Inc. performed a market valuation analysis of companies with operations similar to the Company's.

         (c) Present Value of Potential Future Share Prices. Hanifen, Imhoff Inc. performed analysis of the present value.

         (d)  Selected Transaction Analysis. Hanifen, Imhoff Inc.
reviewed selected transactions in similar industry segments, although direct industry comparatives were not possible.

         The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Hanifen, Imhoff Inc.'s opinion. In arriving at its fairness determination, Hanifen, Imhoff Inc. considered the results of all such analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the contemplated transaction. The analyses were prepared solely for the purpose of Hanifen, Imhoff Inc.'s providing its opinion to the Board of Directors of the Company as to the fairness from a financial point of view of the $2.33 per share cash consideration to be received by the holders of Common Stock pursuant to the

Merger Agreement and do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Hanifen, Imhoff Inc. or any other person assumes responsibility if future results are materially different from those forecast. As described above, Hanifen, Imhoff Inc.'s opinion to the Board of Directors of the Company was one of many factors taken into consideration by the Board of Directors of the Company in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analysis performed by Hanifen, Imhoff Inc. and is qualified by reference to the written opinion of Hanifen, Imhoff Inc. set forth in Exhibit B hereto.

         Hanifen, Imhoff Inc., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding, secondary distributions of listed and unlisted securities, private placements, and valuations for estate, corporate and other purposes. The Company selected Hanifen, Imhoff Inc. as its financial advisor because it is a nationally recognized investment banking firm that has substantial expertise in transactions similar to the Merger. Hanifen, Imhoff Inc. is familiar with the Company in having acted as its financial advisor in connection with certain acquisitions by the Company and other prospective transactions which were not carried out.

         Pursuant to a letter agreement dated May 14, 1999 (the "Engagement Letter"), the Company engaged Hanifen, Imhoff Inc. to render an opinion as to the fairness (the "Opinion") from a financial point of view of the proposed Merger Agreement and the consideration to be paid to the holders of Common Stock. Pursuant to the terms of the Engagement Letter, the Company paid Hanifen, Imhoff Inc. a fee of $25,000 upon the execution of the Engagement Letter, with the remaining $50,000 fee paid upon the delivery of the opinion to the Company.

EFFECTIVE TIME

         The Effective Time of the Merger will be the time of filing of a Certificate of Merger relating to the Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL or as otherwise provided in such Certificate of Merger. Subject to the satisfaction or waiver of the closing conditions set forth in the Merger Agreement, the Merger will be consummated (the "Closing") on or before the 22nd business day after the mailing of the definitive Proxy Statement (subject to extension under certain circumstances, as provided in the Merger Agreement). It is anticipated that the Effective Time of the Merger will occur during the third calendar quarter of 1999, although there can be no assurance to such effect.

CERTAIN EFFECTS OF THE MERGER

         If the Merger is consummated, the Company's stockholders will not have an opportunity to continue their equity interest in the Company's operations and, therefore, will not share in future earnings and growth, if any, of those operations. The Company anticipates that the shares of Common Stock will trade on the Nasdaq SmallCap Market until the consummation of the Merger. If the Merger is consummated, public trading of the shares of Common Stock (the only publicly traded securities of the Company) will cease, the shares of Common Stock will cease to be quoted on the Nasdaq SmallCap Market, and the registration of the shares of Common Stock under the Exchange Act will be terminated. As a result, the Surviving Corporation will be relieved of the duty to file informational reports under the Exchange Act.

         For information concerning the federal income tax consequences of the Merger, see "Certain Federal Income Tax Consequences of the Merger."

REGULATORY MATTERS

         The Merger is subject to antitrust review by the United States Department of Justice (the "DOJ") and the Federal Trade Commission (the "FTC"). Under the HSR Act, certain transactions, including the Merger, may not be consummated until the parties have filed a notice with the DOJ and the FTC and certain waiting period requirements have been satisfied. On June 4, 1999, ACX and Buyer filed their respective Premerger Notification and Report Forms in compliance with the HSR Act. At any time before the Effective Time, the DOJ, which is the primary agency that exercises antitrust enforcement jurisdiction, could take action under the antitrust laws seeking to enjoin the Merger. In addition, a state Attorney General in any state in which the combined companies will operate could take an enforcement action to enjoin consummation of the Merger.

RIGHTS OF DISSENTING STOCKHOLDERS

         If the Merger is consummated, holders of shares of Common Stock are entitled to appraisal rights under Section 262 of the DGCL ("Section 262"), provided that they comply with the conditions established by
Section 262.

         Section 262 is reprinted in its entirety as Exhibit C to this Proxy Statement. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Exhibit C. This discussion and Exhibit C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth herein or therein will result in the loss of appraisal rights.

         A record holder of shares of Common Stock who makes the demand described below with respect to such shares, who continuously is the record holder of such shares through the effective time of the Merger (the "Effective Time"), who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the Merger nor consents thereto in writing will be entitled to an appraisal by the Delaware Court of Chancery (the "Delaware Court") of the fair value of his or her shares of Common Stock. All references in this summary of appraisal rights to a "stockholder" or "holders of shares of Common Stock" are to the record holder or holders of shares of Common Stock. Except as set forth herein, stockholders of the Company will not be entitled to appraisal rights in connection with the Merger.

         Under Section 262, where a merger is to be submitted for approval at a meeting of stockholders, such as the Special Meeting, not less than 20 days prior to the meeting a constituent corporation must notify each of the holders of its stock for whom appraisal rights are available that such appraisal rights are available and include in each such notice a copy of Section 262. This Proxy Statement shall constitute such notice to the record holders of Common Stock.

         Holders of shares of Common Stock who desire to exercise their appraisal rights must not vote in favor the Merger and must deliver a separate written demand for appraisal to the Company prior to the vote by the stockholders of the Company on the Merger. A demand for appraisal must be executed by or on behalf of the stockholder of record and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of the Common Stock. A proxy or vote against the Merger will not by itself constitute such a demand. Within ten days after the Effective Time the Company must provide notice of the Effective Time to all stockholders who have complied with Section 262.

         A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to:

         4545 McIntyre St.
         Golden, Colorado 80403
         Attn: Secretary

         A person having a beneficial interest in shares of Common Stock that are held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. If the shares of Common Stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary (such as a trustee, guardian or custodian), depositary or other nominee, such demand must be executed by or for the record owner. If the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, such person is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depository nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as record holder.

         A record holder, such as a broker, fiduciary, depositary or other nominee, who holds shares of Common Stock as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which such person is the record owner. In such case, the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Common Stock outstanding in the name of such record owner.

         Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 may file a petition in the Delaware Court, with a copy served on the Company in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. There is no present intent on the part of the Company to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, holders of Common Stock who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the Effective Time, any stockholder who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the Company a statement setting forth the aggregate number of shares of Common Stock not voting in favor of the Merger and with respect to which demands for appraisal were received by the Company and the number of holders of such shares. Such statement must be mailed (i) within 10 days after the written request therefor has been received by the Company or (ii) within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.

         If a petition for an appraisal is timely filed, at the hearing on such petition, the Delaware Court will determine which stockholders are entitled to appraisal rights. The Delaware Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such stockholder. Where proceedings are not dismissed, the Delaware Court will appraise the shares of Common Stock owned by such stockholders, determining the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value.

         Although the Company believes that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, the Company does not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a share of Common Stock is less than the Merger Consideration. In determining "fair value," the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

         Holders of shares of Common Stock considering seeking appraisal should recognize that the fair value of their shares determined under
Section 262 could be more than, the same as or less than the consideration they are entitled to receive pursuant to the Merger Agreement if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Court and taxed against the parties as the Delaware Court deems equitable in the circumstances. However, costs do not include attorneys' and expert witness fees. Each dissenting stockholder is responsible for his or her attorneys' and expert witness expenses, although, upon application of a dissenting stockholder of the Company, the Delaware Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         Any holder of shares of Common Stock who has duly demanded appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote for any purpose any shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to stockholders of record at a date prior to the Effective Time.

         At any time within 60 days after the Effective Time, any stockholder will have the right to withdraw such demand for appraisal and to accept the terms offered in the Merger; after this period, the stockholder may withdraw such demand for appraisal only with the consent of the Company. If no petition for appraisal is filed with the Delaware Court within 120 days after the Effective Time, stockholders' rights to appraisal shall cease, and all holders of shares of Common Stock will be entitled to receive the consideration offered pursuant to the Merger Agreement. Inasmuch as the Company has no obligation to file such a petition, and the Company has no present intention to do so, any holder of shares of Common Stock who desires such a petition to be filed is advised to file it on a timely basis. Any stockholder may withdraw such stockholder's demand for appraisal by delivering to the Company a written withdrawal of his or her demand for appraisal and acceptance of the Merger Consideration, except (i) that any such attempt to withdraw made more than 60 days after the Effective Time will require written approval of the Company and (ii) that no appraisal proceeding in the Delaware Court shall be dismissed as to any stockholder without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just.

         ACCOUNTING TREATMENT

         The Merger will be treated by Buyer as a "purchase," as that term is used under United States generally accepted accounting principles, for accounting and financial reporting purposes.

         CERTAIN LEGAL PROCEEDINGS

         On February 18, 1998, Golden Genesis was named as one of two dozen defendants in a lawsuit brought in the U.S. District Court for the District of New Hampshire. The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

         In July 1997, the Company agreed to a settle a pending dispute with its former executive officers Robert R. Kauffman and Thomas LaVoy. In connection with the settlement, the Company paid Messrs. Kauffman and LaVoy certain severance amounts, benefits and attorneys' fees. As a part of the settlement, two of the Company's directors at the time, Donald Anderson and Walter M. Baker (and an entity controlled by them), agreed to purchase all outstanding stock options held by Mr. Kauffman. On May 27, 1999, after the public announcement of the Merger, an attorney representing Messrs. Anderson and Baker questioned the treatment of these options in the Merger. Under the Merger Agreement, all holders of options (whether such options are vested or non-vested) will be entitled to receive an amount in cash equal to the product of (i) the excess, if any, by which $2.33 exceeds the per share exercise price for their respective options, and (ii) the number of shares of Common Stock subject to such options. See "The Merger Agreement--Treatment of Options." Subsequently, on June 14, 1999, Mr. Anderson made a request to inspect the list of stockholders of the Company, as is the right of any stockholder of the Company under Section 220 of the DGCL. The Company has agreed to honor Mr. Anderson's request and will provide him and his representatives access to the stockholder list at the offices of the Company on or after June 28, 1999. The Company does not believe that it has any liability with respect to the stock options purchased by Messrs. Anderson and Baker other than those otherwise available to all holders of options under the Merger Agreement. Additionally, Messrs. Anderson and Baker, as stockholders of the Company, shall have the rights to appraisal available to all stockholders of the Company as are set forth in Section 262 of the DGCL and described in "The Merger--Rights of Dissenting Stockholders".

                           THE MERGER AGREEMENT

         The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Exhibit A and incorporated herein by reference. This summary does not purport to be a complete description of the Merger Agreement and is qualified in its entirety by reference to the full text of the Merger Agreement. STOCKHOLDERS ARE URGED TO READ THE MERGER AGREEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE MERGER.

THE MERGER

          If Golden Genesis' stockholders adopt the Merger Agreement, and if the other conditions to the Merger are satisfied or waived, then, at the Effective Time, Buyer Sub will be merged with and into Golden Genesis, with Golden Genesis continuing as the Surviving Corporation and a wholly-owned subsidiary of Buyer.

         Upon the consummation of the Merger, pursuant to the Merger Agreement, except for (a) shares held in the treasury of Golden Genesis or owned by any of its wholly owned subsidiaries, all of which will be canceled, and (b) shares held by persons who exercise dissenters' appraisal rights, each issued and outstanding share of Golden Genesis' Common Stock will convert into the right to receive $2.33 in cash, without interest. All amounts payable to Golden Genesis' stockholders in accordance with this paragraph will be net of any applicable withholding taxes.

         ACX and GTC, who beneficially own 9,429,379 shares of Common Stock, or approximately 55% of the voting power of the Common Stock, have agreed to vote in favor of the Merger. These holders will have sufficient voting power under the DGCL to adopt the Merger Agreement. See "The Merger--Option and Voting Agreement."

         Stockholders who do not vote in favor of the Merger, and who comply with the provisions of the DGCL regarding the exercise of statutory dissenters' appraisal rights, have the right to seek a determination and payment of the fair value of their shares in lieu of the consideration set forth in the Merger Agreement. See "The Merger-- Rights of Dissenting Stockholders."

         Promptly after the Effective Time, Buyer shall cause a bank or trust company designated by Buyer and approved by Golden Genesis (the "Paying Agent") to mail transmittal forms to each holder of record of shares of Common Stock. The transmittal forms should be used in forwarding the holder's stock certificates for surrender and exchange for cash pursuant to the Merger Agreement. After receipt of a transmittal form, each holder of certificates formerly representing shares of Common Stock should surrender the certificates to the Paying Agent and will receive from the Paying Agent cash as set forth above. Instructions specifying other details of the exchange will accompany the transmittal forms. After the Effective Time, each certificate previously evidencing shares of Common Stock will be deemed for all purposes to evidence only the right to receive the consideration set forth in the Merger Agreement.

         STOCKHOLDERS SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

TREATMENT OF OPTIONS

         The Company has agreed to take all actions necessary to cause each option to purchase shares of Common Stock (each, a "Company Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, to be canceled at the Effective Time by virtue of the Merger. Upon delivery to Buyer on the business day prior to the date of the Effective Time of an Option Cancellation Agreement, a holder of a Company Option outstanding immediately before the Effective Time will receive from the Company an amount equal to the product of (i) the excess, if any, by which $2.33 exceeds the exercise price of the Company Option, and (ii) the number of shares subject to the Company Option, such amount to be paid to the holder by bank check at the Effective Time, which amount will be subject to applicable withholding taxes.

REPRESENTATIONS AND WARRANTIES

         The Merger Agreement contains various representations and warranties by Golden Genesis relating to, among other things, (a) the organization and good standing of Golden Genesis and its subsidiaries,
(b) the capitalization of Golden Genesis and its subsidiaries, (c) the corporate authority of Golden Genesis to perform its obligations under the Merger Agreement, (d) the lack of conflict between the Merger Agreement and related documents with (i) the organizational documents of Golden Genesis or its subsidiaries, or (ii) certain agreements, nongovernmental self-regulatory agency rules, judgments, statutes and regulations, (e) due filing of required documents with the Securities and Exchange Commission (the "SEC"), (f) the financial statements of Golden Genesis, (g) absence of undisclosed liabilities, (h) litigation,
(i) compliance with applicable laws, (j) taxes, (k) employment and severance agreements, (l) employee benefits and ERISA matters, (m) environmental matters, (n) assets, real property and intellectual property, (o) systems, software and Year 2000 compliance, (p) labor matters, (q) material contracts, (r) insurance, (s) suppliers and customers, (t) books and records of Golden Genesis and its subsidiaries,
(u) the banking facilities of Golden Genesis, (v) the non-applicability of Section 203 of the DGCL,(w) the absence of broker's fees in connection with the Merger, and (x) the accuracy of the foregoing.

         The Merger Agreement contains representations and warranties of Buyer and Buyer Sub relating to, among other things, (a) the organization and good standing of Buyer and Buyer Sub, (b) the corporate authority of Buyer and Buyer Sub to perform the obligations under the Merger Agreement, (c) the lack of conflict between the Merger Agreement and related documents with (i) the organizational documents of Buyer or Buyer Sub, or (ii) certain agreements, nongovernmental self-regulatory agency rules, judgments, statutes and regulations, (d) the absence of certain filing requirements with federal agencies, (e) the absence of broker's fees in connection with the Merger, and (f) the accuracy of the foregoing.

COVENANTS

         Golden Genesis has agreed that, until the Effective Time (a) except as contemplated by the Merger Agreement, it will, and will cause its subsidiaries to, conduct their respective businesses in the ordinary course consistent with past practice, and (b) it will, and will cause each subsidiary to, use best efforts to (i) preserve its business and organization intact, (ii) keep available to Buyer and Buyer Sub the services of its present officers, employees, agents and independent contractors, and (iii) preserve for the benefit of Buyer and Buyer Sub the goodwill of its suppliers, customers, landlords, and others having business relations with it.

         Golden Genesis has also agreed that, except as otherwise provided in the Merger Agreement, it will not, without the prior written consent of Buyer, permit Golden Genesis or any of its subsidiaries to
(a) amend its organizational documents, (b) authorize, issue, sell, deliver or agree or commit to do any of the foregoing with respect to any stock or other securities or equity equivalents, except with respect to Company Options outstanding as of the date of the Merger Agreement, or amend the terms of any such securities agreements, (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of the securities of Golden Genesis or its subsidiaries, (d) with certain exceptions, incur any long-term or short-term indebtedness, assume any third party obligations, pledge or encumber shares of the capital stock of Golden Genesis or its subsidiaries, or mortgage or pledge any Company assets, (e) except as required by law, as contemplated by the Merger Agreement or in the ordinary course of business consistent with past practice which would not be material, enter into certain employee benefit arrangements for the benefit of any officer, employee or director, or increase any compensation or benefits thereof, (f) other than in the ordinary course of business consistent with past practice, lease, sell or dispose any assets or enter any commitments to do the same which would have a material impact, (g) except as required as a result of a change in the law, change its fiscal year or accounting practices, (h) acquire any other company, enter into any material contract except in the ordinary course of business consistent with past practice, or enter into any contract that would be prohibited by the Merger Agreement, (i) revalue in any material respect any assets except in accordance with generally accepted accounting principles or Regulation S-X, (j) make any tax election or settle or compromise any tax liability, (k) discharge any liabilities or obligations, subject to exceptions, (l) settle or compromise any pending or threatened litigation which is material or relates to the transactions contemplated by the Merger Agreement, (m) authorize or make any undisclosed capital expenditure, other than in the ordinary course of business, in excess of $100,000 (individually) or $500,000 (in the aggregate), (n) take or agree to take any of the foregoing actions or take or omit to take any action which would make any of the representations or warranties incorrect in any material respect as of the date made.

NO SOLICITATION

         Golden Genesis has agreed, prior to the Effective Time, that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries' directors, officers, agents or representatives to, with any parties other than Buyer or Buyer Sub, solicit, initiate or encourage any inquiries or the making of any proposals with respect to any Acquisition Transaction, or provide any non-public information to any party other than Buyer or Buyer Sub in connection with the foregoing.

         Golden Genesis has also agreed that it shall waive its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among ACX, New World Power and the Company, to purchase all shares of Common Stock that ACX and its subsidiaries may from time to time propose to sell.

         Golden Genesis has further agreed that it shall not, and shall not authorize or permit any of its subsidiaries or any of its or its subsidiaries directors, officers, agents or representatives to enter into any agreement requiring it to abandon or fail to consummate the Merger or any transactions contemplated by the Merger Agreement.

         Notwithstanding the foregoing, the Merger Agreement does not prohibit the Company from furnishing non-public information to, entering into discussions with, or recommending a transaction with respect to, any person who makes an unsolicited bona fide written proposal for an Acquisition Transaction, if (a) the Company's board of directors believes in good faith that the proposal, if consummated, would be financially more favorable to the Company's stockholders than the transaction contemplated by the Merger Agreement, and (b) prior to furnishing any non-public information, the board of directors receives a confidentiality agreement from the relevant party which is no more favorable to such party than the confidentiality agreement, dated February 5, 1999, between Buyer and the Company.

         Golden Genesis has agreed to advise Buyer and Buyer Sub in writing of the receipt and status of any additional inquiries or proposals related to any Acquisition Transaction, and shall provide to same additional non-public information that is provided to the person making such inquiry or proposal.

CONDITIONS

         The obligations of each party to consummate the Merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the approval of the Merger Agreement by the stockholders of Golden Genesis in accordance with the DGCL and the rules and regulations of the Nasdaq SmallCap Market, (b) the absence of any injunction or legal restraint prohibiting the Merger, (c) the lapse of a specified time period since the mailing of this Proxy Statement to holders of Common Stock, (d) the expiration of all waiting periods under the HSR Act, and (e) the execution of an agreement under which the Company, GTC and Coors Ceramics agree to continue the lease by Coors Ceramics to the Company and the sublease by the Company to GTC of certain real property in Golden, Colorado for 90 days following the Closing.

         The obligations of Buyer and Buyer Sub to consummate the Merger are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the representations and warranties of Golden Genesis and its subsidiaries are true in all material respects, (b) there is no material adverse change in the Company's condition prior to closing, (c) the Company has delivered certain documents and instruments required by the Merger Agreement to Buyer and Buyer Sub, (d) the number of shares of Common Stock for which appraisal rights are sought prior to any vote of the stockholders of the Company with respect to the Merger shall not exceed 30% of the outstanding shares of Common Stock, (e) Golden Genesis and its subsidiaries shall be in compliance with the covenants set forth in the Merger Agreement in all material respects, and (f) all required third party approvals have been obtained.

         The obligations of the Company are subject to the satisfaction or, if permissible, waiver, of certain conditions, including (a) the representations and warranties of Buyer and Buyer Sub are true in all material respects, (b) each of Buyer and Buyer Sub shall be in compliance with the covenants set forth in the Merger Agreement in all material respects, and (c) Buyer and Buyer Sub have delivered certain documents and instruments required by the Merger Agreement to the Company.

TERMINATION; EXPENSES AND FEES

         The Merger Agreement may be terminated:

         (a) by mutual written consent of the Company, Buyer and Buyer
Sub:

         (b) by the Company, Buyer or Buyer Sub: (i) if the Merger shall not have occurred on or before the Merger Deadline (subject to extension under certain circumstances, as provided in the Merger Agreement), or
(ii) if the Merger is permanently enjoined or prohibited.

         (c) by Buyer or Buyer Sub if (i) the Company has breached any representation or warranty contained in the Merger Agreement; (ii) the Company has failed to comply with any of its agreements or covenants under the Merger Agreement in all material respects; (iii) certain conditions to closing have not been satisfied by the Company or waived by Buyer and Buyer Sub prior to the Merger Deadline; (iv) the Board of Directors shall (A) withdraw its recommendation or approval in respect of the Agreement or the Merger or (B) modify or change its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) fail to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer; or (v) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal.

         (d) by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if:
(i) Buyer or Buyer Sub has breached any representation and warranty of Buyer or Buyer Sub contained in the Merger Agreement; (ii) Buyer or Buyer Sub has failed to comply in all material respects with any of its agreements or covenants under the Merger Agreement; (iii) certain conditions to closing have not been satisfied by Buyer or Buyer Sub or waived by the Company prior to the Merger Deadline; or (iv) the Board of Directors shall have approved any proposal other than by Buyer and Buyer Sub in respect of an Acquisition Transaction or shall have approved the waiver by the Company of the Company Right of First Refusal.

         If the Merger Agreement is terminated by Buyer or Buyer Sub in accordance with subsections (c)(i) or (ii) above, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any of its subsidiaries, the Company will be required to pay to Buyer or Buyer Sub an amount equal to their out-of-pocket fees and expenses not to exceed $750,000. Buyer and Buyer Sub shall not be able to collect such payment if they are entitled to the payment of a Topping Fee (as described below).

         If the Merger Agreement is terminated by the Company in accordance with subsections (d)(i) and (ii) above, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Buyer Sub, Buyer shall be required to pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses.

         If the Merger Agreement is terminated by Buyer or Buyer Sub in accordance with subsections (c)(iv) and (v) above, or by the Company in accordance with subsection (d)(iv) above, the Company shall be required to pay to Buyer for the termination of this Agreement $2,000,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by the Merger Agreement (the "Topping Fee").

         If the Merger Agreement is terminated by Buyer or Buyer Sub pursuant to subsection (c)(i) or (ii), where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary, the Company shall pay to Buyer the Topping Fee if (i) after the date of the Merger Agreement and before the termination of the Merger Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Buyer, Buyer Sub and their directors, officers, employees, agents and representatives), and (ii) after the date of the Merger Agreement and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee described in this paragraph shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

             CERTAIN FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

         The following discussion sets forth certain federal income tax consequences of the Merger applicable to stockholders that hold their shares as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code"). However, the discussion does not address all federal income tax considerations that may be relevant to particular stockholders in light of their specific circumstances, such as stockholders who are dealers in securities, foreign persons or stockholders who acquired their shares in connection with stock options. Each stockholder is urged to consult the holder's own tax advisor to determine the tax consequences to the holder of the Merger in light of the holder's particular circumstances, including the applicability and effect of federal, state, local and foreign income and other tax laws and possible changes in those tax laws (which may have retroactive effect).

         The receipt by a Golden Genesis stockholder of cash pursuant to the Merger (or cash pursuant to the exercise of dissenters' rights of appraisal) will be a taxable event for the stockholder. A stockholder will generally recognize capital gain or loss for federal income tax purposes equal to the difference between (a) the amount of cash received and (b) the tax basis in the shares of Golden Genesis stock surrendered in exchange therefor (generally, the amount paid for the shares of Golden Genesis). The gain or loss will be long-term capital gain or loss if the stockholder's holding period for the surrendered shares is more than one year at the Effective Time. Under recently enacted legislation, individuals whose holding period for shares of Golden Genesis stock exceeds one year will, in general, be subject to no more than a 20% federal tax on any gain. If a Golden Genesis stockholder owns more than one block of shares of Golden Genesis stock, the cash received must be allocated ratably among the blocks in the proportion that the number of shares of Golden Genesis stock in a particular block bears to the total number of shares of Golden Genesis stock owned by the stockholder.

         A stockholder may be subject to information reporting and to backup withholding at a rate of 31% of amounts paid to the stockholder, unless the stockholder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules.

         THE DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS BASED ON EXISTING LAW AS OF THE DATE OF THIS PROXY STATEMENT. STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER (INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX
LAWS).

                          PRINCIPAL STOCKHOLDERS

         The following table gives information concerning the beneficial ownership of Common Stock as of June 24, 1999, the record date, by: (i) each person known to the Company to own more than 5% of Common Stock of the Company, (ii) the Chief Executive Officer and each of the directors and (iii) all directors and executive officers of the Company as a group.

                                            Beneficial Ownership(1)(2)
                                             Number of
Name of Beneficial Owner                      Shares           Percent

Directors and Executive Officers:
J. Michael Davis                             260,000(3)(5)       1.5%
Jeffrey C. Brines                            255,000(3)(6)       1.5%
John K. Coors                                216,000(3)(4)(7)    1.2%
Joseph Coors, Jr.                             10,000(4)(8)        *
Jed J. Burnham                                13,000(9)           *
Norman E. Miller                              16,000(10)          *
Gerrit J. Wolfaardt                          13,000(11)          *
John Markle                                   10,000(12)          *
Directors and executive officers
  as a group (13 persons)                  3,299,533(13)        17.1%
Others:
ACX Technologies, Inc.                     9,429,379(14)        55.0%
Donald E. Anderson                        1,772,525(15)         9.9%

*    Less than one percent.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of June 24, 1999. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Common Stock as of the Record Date and those shares of Common Stock that may be acquired by such stockholder within 60 days of June 24, 1999. Consequently, the denominator for calculating such percentage may be different for each stockholder.

(2) This table is based upon information supplied by directors and executive officers of the Company. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(3) During 1998 Mr. Davis, Mr. Brines and Mr. Coors without consideration forfeited options to purchase shares of common stock of 125,000, 125,000 and 250,000, respectively.

(4) Does not include shares of Common Stock beneficially owned by ACX. Joseph Coors, Jr. and John K. Coors are both directors of ACX, and John
K. Coors is a President, of Coors Ceramics, a wholly owned subsidiary of ACX. In addition, Joseph Coors, Jr. is a co-trustee of one or more family trusts that collectively own approximately 46 percent of the outstanding common stock of ACX. As of June 24, 1999, ACX beneficially owned 9,429,379 shares of Common Stock of the Company, representing approximately 55% of the voting power of the Common Stock outstanding at that date.

(5) Includes 250,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(6) Includes 250,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(7) Includes 210,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(8) Includes 10,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(9) Does not include shares of Common Stock beneficially owned by ACX. Mr. Burnham is Chief Financial Officer and Treasurer of ACX. Includes 13,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(10) Includes 10,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(11) Includes 13,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(12) Includes 10,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999.

(13) Includes shares beneficially owned by Donald E. Anderson who is also identified as a 5% or greater shareholder.

(14) Includes the voting rights to 500,000 shares pledged to ACX as a part of ACX's loan agreement with Mr. Kauffman.

(15) Includes 312,500 shares of Common stock that may be purchased pursuant to options exercisable within 60 days of June 24, 1999. Includes 500,000 shares of Common Stock that may be purchased by Programmed Land Incorporated pursuant to options exercisable within 60 days of June 24, 1999. Donald Anderson is the owner of Programmed Land Incorporated. Includes 930,000 shares in the Donald E. and Rebecca E. Anderson Trust. Donald Anderson a co trustee for the trust. Includes 30,000 shares of Common Stock owned by John Anderson (a minor child of Donald Anderson) for which Donald Anderson is the custodian. Does not include 90,000 shares owned by Donald Anderson's adult children.

         John K. Coors, the Chairman of the Board of Directors of the Company, is also a director of ACX. Joseph Coors, Jr., a director of the Company, is also the President and a director of ACX. Jed J. Burnham, a director of the Company, is also the Chief Financial Officer and Treasurer of ACX. The remaining three members of the Company's Board of Directors, Norman E. Miller, Gerrit J. Wolfaardt and John Markle are not otherwise affiliated with ACX, GTC or the Company.

OPTION AND VOTING AGREEMENT

         Concurrently with the execution of the Merger Agreement and as a condition to Buyer entering into the Merger Agreement, ACX and GTC agreed in the Option and Voting Agreement to vote all of the capital stock of Golden Genesis owned beneficially by them (i) in favor of the Merger and for each of the other actions contemplated by the Merger Agreement, (ii) against any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of Golden Genesis in the Merger Agreement and (iii) against any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the

Merger or otherwise materially adversely affect the Merger, including without limitation, any action or agreement with respect to an acquisition proposal with any person other than Buyer and Buyer Sub.

         ACX and GTC have granted to Buyer an unconditional, irrevocable option (the "Option") to purchase on one occasion, all (but not less than all) securities of the Company consisting of Common Stock and all or any part of any other securities of the Company not consisting of Common Stock (including all options, warrants and other rights to acquire shares of Common Stock) beneficially owned by ACX and GTC (excluding securities with respect to which they merely hold voting power). The shares of Common Stock subject to the Option constitute approximately 52% of the issued and outstanding Common Stock. The Option may be exercised at any time prior to the earlier of (x) the date upon which the Merger becomes effective, (y) the date upon which the Merger Agreement is validly terminated pursuant to a mutual agreement of Buyer, Buyer Sub and the Company or the entry of a final order permanently enjoining the consummation of the Merger or (z) January 31, 2000, if an event occurs giving Buyer the right to terminate the Merger Agreement based upon the Company's Board of Directors' (i) (A) withdrawal of its recommendation or approval in respect of the Merger Agreement or the Merger or (B) modification or change of its recommendation or approval in respect of the Merger Agreement or the Merger in a manner materially adverse to Buyer or Buyer Sub or (C) failure to publicly oppose a Tender Offer or Exchange Offer within 10 business days after commencement of such Tender Offer or Exchange Offer,
(ii) approval of any Acquisition Transaction or (iii) waiver of the Company Right of First Refusal. In the event Common Stock of Golden Genesis is purchased pursuant to the Option, the price per share at which Buyer may exercise the Option is equal to $2.33, and in the case of all other securities of Golden Genesis purchased pursuant to the Option, the purchase price shall equal the price paid by ACX or GTC for such securities.

         Pursuant to the Option and Voting Agreement, ACX and GTC have irrevocably and unconditionally waived and agreed to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction.

         During the Restricted Period, ACX and GTC (and their respective officers, directors, employees, representatives and agents) cannot solicit, initiate, encourage, inquire or discuss with any parties other than Buyer and Buyer Sub any inquiries or the making of any proposal with respect to any Acquisition Transaction.

         In addition, during the Restricted Period, ACX and GTC cannot, nor authorize or permit any of their directors, officers, employees, agents or representatives to, request that Golden Genesis waive the Company Right of First Refusal.

         The Option and Voting Agreement provides that ACX indemnify, defend and hold harmless (i) Golden Genesis and (ii) each of Golden Genesis' stockholders, directors, officers, employees and agents from and against liability which may be incurred by any of them resulting from (A) any breach of any representations or warranties contained in the Option and Voting Agreement or the failure of ACX and GTC to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in the Option and Voting Agreement, (B) any breach by Golden Genesis of any representation or warranty contained in the Merger Agreement solely to the extent any such representation or warranty applies to certain wholly owned foreign subsidiaries of the Company, (C) any breach by the ACX or GTC of any representation or warranty contained in that certain Share Purchase Agreement, dated as of September 4, 1998, among the ACX, GTC and the Company, or (D) certain matters relating to the Company's 401(k) Plan.

         The Option and Voting Agreement provides that ACX and GTC shall jointly and severally release and discharge Golden Genesis and its subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees and agents from any and all claims, obligations or liabilities of any nature (whether known or unknown) against any such persons by reason of any matter done or omitted to be done prior to the Effective Time other than the obligation of Golden Genesis to pay all indebtedness owed to ACX and GTC prior to the Effective Time.

               SELECTED CONSOLIDATED FINANCIAL DATA

         Selected financial data for the years ended December 31, 1998 and 1997 the four months ended December 31, 1996, and the years ended August 31, 1996 and 1997 is included in Item 6 of the Company's Annual Report on Form 10-K for December 31, 1998 which is attached hereto as Exhibit E. Financial data for the three months ended March 31, 1999 is included in Item 1 of the Company's Quarterly Report of Form 10-Q on March 31, 1999 which is attached hereto as Exhibit F.

            MARKET PRICE AND RELATED STOCKHOLDER MATTERS

         The Company's Common Stock trades on the Nasdaq SmallCap Market system under the symbol GGGO. The following information sets forth the high and low bid quotations in dollars per share for the Company's common stock as reported by the Nasdaq SmallCap Market.

                                                 Low        High
1997
First Quarter (through March 31, 1997)          $2.06       $3.13
Second Quarter (through June 30, 1997)           1.88        2.50
Third Quarter (through September 30, 1997)       1.50        2.31
Fourth Quarter (through December 31, 1997)       1.38        2.03

1998
First Quarter (through March 31, 1998)          $1.53       $2.38
Second Quarter (through June 30, 1998)           1.88        2.81
Third Quarter (through September 30, 1998)       1.13        2.72
Fourth Quarter (through December 31, 1998)       1.13        1.81

1999
First Quarter (through March 31, 1999)          $0.78       $1.75
Second Quarter (through June 24, 1999)          $1.25       $2.25

         On June 24, 1999 there were 788 stockholders of record for the Company's common stock. The Company estimates that there are approximately 3,800 beneficial owners of the Company's common stock.

         No dividends have been declared or paid on the Common Stock since the Company's incorporation.

         On May 24, 1999, the last trading day preceding the public announcement that Buyer had reached an agreement with the Company, ACX and GTC to acquire 100% of the Common Stock, the high and low sale prices of the Common Stock as reported by the Nasdaq SmallCap Market were $2.0312 and $1.875. On June 23, 1999, the last trading day prior to the date of this Proxy Statement, the high and low sale prices of the Common Stock, as reported by the Nasdaq SmallCap Market, were $2.25 and $2.188. STOCKHOLDERS ARE URGED TO OBTAIN A CURRENT PRICE QUOTATION FOR THE COMMON STOCK.

FORWARD LOOKING STATEMENTS

         This Proxy Statement, including the Exhibits attached hereto, contains forward-looking statements. Future events and actual results, financial or otherwise, may differ materially from the results set forth in or implied in the forward-looking statements. Factors that might cause such a difference include the risks and uncertainties involved in the Company's business, including, but not limited to, the possible inability to obtain regulatory approvals required to consummate the Merger, the effect of economic and market conditions, the level and volatility of interest rates, the impact of current or pending legislation and regulation and the other risks and uncertainties discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which is incorporated by reference to this Proxy Statement.

                          INDEPENDENT AUDITORS

         PricewaterhouseCoopers LLP serves as the Company's independent auditors. A representative of PricewaterhouseCoopers will be at the Special Meeting to answer questions by stockholders and will have the opportunity to make a statement if so desired.

                              OTHER MATTERS

         The Board of Directors knows of no other matter to be acted upon at the Special Meeting. However, if any other matters are properly brought before the Special Meeting, the persons named in the accompanying form of proxy card as proxies by the holders of Common Stock will vote thereon in accordance with their best judgment.

                           AVAILABLE INFORMATION

         The Company is subject to the information requirements of the Exchange Act, and in accordance therewith files reports, proxy statements and other information with the SEC. The reports, proxy statements and other information filed by the Company with the SEC can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following Regional Offices of the
SEC: Seven World Trade Center, 13th Floor, New York, New York 10048 and Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of the material also can be obtained from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Golden Genesis is an electronic filer under the EDGAR (Electronic Data Gathering, Analysis and Retrieval) system maintained by the SEC. The SEC maintains a Web Site (http://www.sec.gov) on the Internet that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC. In addition, material filed by Golden Genesis can be inspected at the offices of The Nasdaq Stock Market, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

                         ATTACHED DOCUMENTS

         The Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999 are attached hereto as exhibits E and F, respectively. Stockholders are encouraged to read such reports as they form a part of this Proxy Statement.

                        STOCKHOLDER PROPOSALS

        Under the rules of the SEC, any Company stockholder who wishes to submit a proposal for presentation at the Company's 1999 Annual Meeting of Stockholders (if the Merger has not been consummated prior to the date that Meeting is to be held) must submit the proposal to the Company at its principal executive offices, Attention: Secretary. The proposal must be received no later than September 30, 1999 for inclusion, if appropriate, in the Company's proxy statement and form of proxy card relating to the 1999 Annual Meeting. Proposals which the Company's stockholders intend to present at the 1999 Annual Meeting of Stockholders (if such a meeting is held) pursuant to Rule 14a-8 promulgated under the Exchange Act and wish to have included in the Company's proxy materials relating to that meeting must be received by the Company a reasonable time prior to the date that the Company distributes the proxy materials to its stockholders. Under the rules of the SEC, if a stockholder fails to notify the Company of its intention to bring a non-Rule 14a-8 proposal before the 1999 Annual Meeting within a reasonable time prior to the date that the Company distributes the proxy materials relating to such meeting to its stockholders, then the proxy card solicited by the Board of Directors of Golden Genesis may grant discretionary voting authority to the proxies named in the proxy card with respect to the non-Rule 14a-8 proposal.

BY ORDER OF THE BOARD OF DIRECTORS



Jeffrey C. Brines
Secretary

       A

                                   EXHIBIT A

                           AGREEMENT AND PLAN OF MERGER

by and among

GOLDEN GENESIS COMPANY

GGC ACQUISITION COMPANY

and

KYOCERA INTERNATIONAL, INC.

Dated as of May 26, 1999

TABLE OF CONTENTS

                                                                         Page

ARTICLE I  THE MERGER                                                      3
1.1.   THE MERGER.                                                         3
1.2.   EFFECTIVE TIME.                                                     3
1.3.   CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION.   3
1.4.   DIRECTORS OF SURVIVING CORPORATION.                                 3
1.5.   COMPANY DELIVERIES.                                                 3
1.6.   PARENT AND BUYER CLOSING DELIVERIES.                                4
ARTICLE II   CONVERSION OF COMPANY COMMON STOCK                            5
2.1.   EFFECT ON COMPANY COMMON STOCK AND BUYER'S CAPITAL STOCK.           5
2.2.   COMPANY OPTION PLANS                                                5
2.3.   CONSUMMATION OF THE MERGER.                                         5
ARTICLE III   DISSENTING SHARES; PAYMENT FOR SHARES                        6
3.1.   DISSENTING SHARES.                                                  6
3.2.   PAYMENT FOR SHARES.                                                 6
ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                 8
4.1.   ORGANIZATION.                                                       8
4.2.   CAPITALIZATION.                                                     8
4.3.   AUTHORITY.                                                          9
4.4.   SEC DOCUMENTS; FINANCIAL STATEMENTS.                               10
4.5.   FINANCIAL CONDITION.                                               10
4.6.   LITIGATION.                                                        11
4.7.   COMPLIANCE WITH APPLICABLE LAW.                                    11
4.8.   TAXES.                                                             11
4.9.   TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS.                  12
4.10.   EMPLOYEE BENEFIT PLANS; ERISA.                                    12
4.11.   ENVIRONMENTAL MATTERS.                                            14
4.12.   ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY.                     15
4.13.   SYSTEMS AND SOFTWARE; YEAR 2000.                                  17
4.14.   LABOR MATTERS.                                                    17
4.15.   AGREEMENTS.                                                       18
4.16.   INSURANCE.                                                        19
4.17.   SUPPLIERS AND CUSTOMERS.                                          19
4.18.   BOOKS AND RECORDS.                                                19
4.19.   BANKING FACILITIES.                                               19
4.20.   DELAWARE SECTION 203.                                             20
4.21.   BROKER'S FEES.                                                    20
4.22.   REPRESENTATIONS AND WARRANTIES.                                   20

ARTICLE V   REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER            20
5.1.   ORGANIZATION.                                                      20
5.2.   AUTHORITY.                                                         20
5.3.   NO VIOLATIONS; CONSENTS AND APPROVALS                              21
5.4.   BROKER'S FEES.                                                     21
5.5.   REPRESENTATIONS AND WARRANTIES.                                    21
ARTICLE VI   COVENANTS                                                    21
6.1.   CONDUCT OF BUSINESS OF THE COMPANY.                                21
6.2.   NO SOLICITATION.                                                   24
6.3.   ACCESS TO INFORMATION; CONFIDENTIALITY.                            25
6.4.   REASONABLE BEST EFFORTS; OTHER ACTIONS.                            25
6.5.   PUBLIC ANNOUNCEMENTS AND OTHER COMMUNICATIONS.                     26
6.6.   NOTIFICATION OF CERTAIN MATTERS; REPORTING.                        26
6.7.   EXPENSES.                                                          27
6.8.   HSR ACT FILINGS.                                                   27
6.9.   STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.              28
6.10.   INFORMATION.                                                      28
6.11.   ENVIRONMENTAL ASSESSMENTS.                                        29
ARTICLE VII   CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER  30
7.1.   STOCKHOLDER APPROVAL.                                              30
7.2.   NO ACTION OR PROCEEDING.                                           30
7.3.   MAILING OF PROXY STATEMENT.                                        30
7.4.   HSR ACT.                                                           30
7.5.   GOLDEN, COLORADO OFFICE                                            30
ARTICLE VIII   CONDITIONS TO THE OBLIGATIONS OF PARENT AND BUYER          31
8.1.   REPRESENTATIONS AND WARRANTIES.                                    31
8.2.   MATERIAL ADVERSE CHANGE.                                           31
8.3.   SATISFACTION OF CLOSING OBLIGATIONS.                               31
8.4.   DISSENTING SHARES.                                                 31
8.5.   COMPLIANCE WITH COVENANTS.                                         31
8.6.   THIRD PARTY CONSENTS.                                              31
ARTICLE IX   CONDITIONS TO THE OBLIGATIONS OF THE COMPANY                 32
9.1.   REPRESENTATIONS AND WARRANTIES.                                    32
9.2.   COMPLIANCE WITH COVENANTS.                                         32
9.3.   SATISFACTION OF CLOSING OBLIGATIONS.                               32

ARTICLE X   TERMINATION AND ABANDONMENT                                   32
10.1.   TERMINATION.                                                      32
10.2.   TERMINATION BY PARENT OR BUYER.                                   33
10.3.   TERMINATION BY THE COMPANY.                                       34
10.4.   PROCEDURE FOR TERMINATION.                                        34
10.5.   EFFECT OF TERMINATION.                                            34
10.6.   TERMINATION FEE.                                                  34
10.7.   TOPPING FEE.                                                      35
10.8.   REMEDIES.                                                         35
ARTICLE XI   MISCELLANEOUS                                                36
11.1.   AMENDMENT AND MODIFICATION.                                       36
11.2.   WAIVER.                                                           36
11.3.   SURVIVABILITY.                                                    36
11.4.   NOTICES.                                                          36
11.5.   ASSIGNMENT.                                                       37
11.6.   GOVERNING LAW.                                                    37
11.7.   COUNTERPARTS.                                                     37
11.8.   INTERPRETATION.                                                   37
11.9.   ENTIRE AGREEMENT.                                                 38


Exhibits

Exhibit A   Certificate of Incorporation of Surviving Corporation
Exhibit B   Stock Option Cancellation Agreement

AGREEMENT AND PLAN OF MERGER

Preamble AGREEMENT AND PLAN OF MERGER, dated as of May 26, 1999 (the "Agreement"), by and among GOLDEN GENESIS COMPANY, a Delaware corporation (the "Company"), GGC ACQUISITION COMPANY, a Delaware corporation ("Buyer"), and KYOCERA INTERNATIONAL, INC., a California corporation ("Parent").

RECITALS:
WHEREAS, Buyer is a wholly owned subsidiary of Parent;
WHEREAS, the Boards of Directors of Buyer, Parent and the Company have each approved the merger of Buyer with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL");

WHEREAS, Hanifen, Imhoff Inc., the Company's financial advisor, has rendered to the Board of Directors of the Company (the "Board") its written opinion that the Merger Price to be received by the stockholders of the Company pursuant to the Merger (as such terms are hereinafter defined) is fair to such stockholders from a financial point of view; and

WHEREAS, the Board has, in light of and subject to the terms and conditions set forth herein, (i) determined that the Merger is in the best interests of the stockholders of the Company, and (ii) resolved to approve and adopt this Agreement and the transactions contemplated hereby;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

DEFINITIONS. The following terms used herein shall have the meanings ascribed in the indicated sections:

Acquisition Transaction                6.2(a)
Advisors                               6.7
Agreement                              Preamble
Board                                  RECITALS
Buyer                                  Preamble
Certificate of Merger                  1.2
Certificates                           3.2(a)
Closing                                1.2
Code                                   4.8
Company                                Preamble
Company Agreements                     1.5(b)(i)
Company Balance Sheet                  4.5(b)
Company Common Stock                   2.1(a)
Company Material Contracts             4.15
Company Permits                        4.7
Company Preferred Stock                4.2

Company Right of First Refusal         6.2(a)
Contracts                              4.15
Delaware Secretary of State            1.2
DOJ                                    4.3(b)
DGCL                                   RECITALS
Disclosure Letter                      ARTICLE IV
Dissenting Shares                      3.1
Effective Time                         1.2
Employee Benefit Plan                  4.10(a)
Environmental Laws                     4.11
ERISA                                  4.10(a)
ERISA Affiliate                        4.10(b)
Exchange Act                           4.3(b)
Exchange Offer                         10.2
FTC                                    4.3(b)
Financial Statements                   4.5(a)
Hazardous Substances                   4.11
HSR Act                                4.3(b)
Intellectual Property                  4.12(c)
Majority Shareholder                   3.2(b)
Material Adverse Effect                11.8
Merger                                 1.1
Merger Deadline                        10.1
Merger Price                           2.1(a)
Multi-employer Plan                    4.10(a)
Option                                 2.2(a)
Option Plans                           2.2(a)
Order                                  4.3(b)
Parent                                 Preamble
Paying Agent                           3.2(a)
Pension Plan                           4.10(a)
Permitted Liens                        4.12(a)
Plans                                  4.10(a)
Proxy Statement                        6.9(b)
Real Property                          4.12(b)
RPI Purchase Agreement                 1.5(b)(vii)
SEC                                    4.3(b)
SEC Documents                          4.4
Securities Act                         10.2
Site Assessments                       6.11(a)
Subsidiary                             11.8
Surviving Corporation                  1.1
Systems                                4.13(a)
Tax                                    4.8
Tender Offer                           10.2

Welfare Plan                           4.10(a)
Year 2000 Compliance                   4.13(b)

ARTICLE I

THE MERGER

1.1. THE MERGER. In accordance with the provisions of this Agreement and the DGCL, at the Effective Time, Buyer shall be merged with and into the Company (the "Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The Merger shall have the effects on the Company and Buyer as provided under the DGCL. At the Effective Time, the separate existence of Buyer shall cease, and the name of the Surviving Corporation shall be Golden Genesis Company, until thereafter changed as provided by law.

1.2. EFFECTIVE TIME. As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, ARTICLE VIII and
ARTICLE IX hereof, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware (the "Delaware Secretary of State"), in such form as required by, and executed in accordance with the relevant provisions of, the DGCL (the date and time of the filing of the Certificate of Merger or the time specified therein being the "Effective Time"). Prior to such filing, a closing (the "Closing") shall be held at the offices of Loeb & Loeb LLP, 1000 Wilshire Boulevard, Suite 1800, Los Angeles, California, or such other place as the Company and Parent shall agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in
ARTICLE VII, ARTICLE VIII and ARTICLE IX hereof.

1.3. CERTIFICATE OF INCORPORATION AND BYLAWS OF SURVIVING CORPORATION. The Certificate of Incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated as of the Effective Time to read as set forth in Exhibit A hereto, and, as so amended, such amended and restated Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation effective as of the Effective Time until thereafter amended as provided by law. The Bylaws of Buyer in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation in effect immediately prior to the Effective Time until thereafter amended as provided by law.

1.4. DIRECTORS OF SURVIVING CORPORATION. Subject to applicable law, the initial directors of the Surviving Corporation upon the effectiveness of the Merger at the Effective Time shall be those persons who are the directors of Buyer immediately prior to the Effective Time, to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.5. COMPANY DELIVERIES.

(a) Signing Deliveries. On the date hereof, the Company has or has caused to be delivered to Parent and Buyer (i) the Disclosure Letter, and (ii) a Bill of Sale and Assignment, among the Company and the other parties thereto.

(b) Closing Deliveries. At the Closing and subject to the terms and conditions of this Agreement, the Company shall deliver or otherwise make available to Parent and Buyer:

(i) certified resolutions of the Board approving the Merger, this Agreement, all other agreements and instruments executed and delivered by the Company pursuant to the terms hereof (the "Company Agreements"), and the transactions contemplated hereby and thereby;

(ii) certified resolutions duly adopted by the holders of a majority of the outstanding shares of Company Common Stock approving the Merger and this Agreement;

(iii) a certificate of the secretary of the Company certifying as to the Company's and the Subsidiaries' respective certificates of incorporation, bylaws and incumbency of officers immediately prior to the Effective Time;

(iv) resignations by each current member of the Board, each effective as of the Effective Time;

(v) the minute books of the Company;

(vi) stock certificates representing all issued and outstanding shares of capital stock of the Subsidiaries and the stock ledger and other stock records (including all cancelled stock certificates) and minute books of each Subsidiary;

(vii) the stock certificates representing 150,000 shares of Company Common Stock pledged by the sellers (the "Pledged Shares") named in that certain Share Purchase Agreement dated July 21, 1998, among the Company, Remote Power, Inc. and such sellers (the "RPI Purchase Agreement") as security for performance of such sellers' indemnification obligations, and any stock assignments or stock powers previously delivered to the Company with respect to the Pledged Shares, subject, however, to any prior release thereof in accordance with the terms of the RPI Purchase Agreement and the respective Security Agreement and Collateral Assignment related to such Pledged Shares; and

(viii) a good standing certificate issued by the Maryland Secretary of State, including tax good standing, for Integrated Power Corporation.

1.6. PARENT AND BUYER CLOSING DELIVERIES. At the Closing and subject to the terms and conditions of this Agreement, Parent and Buyer shall each deliver to the Company: (i) certified resolutions of its respective board of directors and certified resolutions of the sole stockholder of Buyer, each approving the Merger, this Agreement and the transactions contemplated hereby; and (ii) a certificate of its respective secretary certifying as to its respective incumbency of officers as of the Effective Time.

ARTICLE II

CONVERSION OF COMPANY COMMON STOCK

2.1. EFFECT ON COMPANY COMMON STOCK AND BUYER'S CAPITAL STOCK.
(a) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of the Company's common stock, par value $.10 per share (the "Company Common Stock"), issued and outstanding immediately prior to the Effective Time (other than any shares held in the treasury of the Company or by any wholly owned Subsidiary of the Company, which shares, by virtue of the Merger and without any action on the part of the holder thereof, shall be canceled and shall cease to exist with no payment being made with respect thereto, and other than any Dissenting Shares (as defined in Section 3.1 hereof)) shall be converted into the right to receive $2.33 net to the holder in cash (the "Merger Price"), payable to the holder thereof, without interest thereon, as set forth in Section 3.2 hereof.
(b) As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each share of capital stock of Buyer issued and outstanding immediately prior to the Effective Time shall be converted into 17,152,948 fully paid and nonassessable shares of common stock, par value $0.001 per share, of the Surviving Corporation.

2.2. COMPANY OPTION PLANS

(a) The Company and the Board shall take all actions necessary to cause (a) each option to purchase shares of Company Common Stock (an "Option") that is outstanding immediately before the Effective Time, whether or not presently exercisable, to be canceled at the Effective Time by virtue of the Merger, and
(b) the plans of the Company and the Subsidiaries providing for Options ("Option Plans") to terminate as of the Effective Time and the provisions in any other plan, program or arrangement, providing for the issuance or grant by the Company or any of the Subsidiaries of any interest in respect of the capital stock of the Company or any of the Subsidiaries to be terminated as of the Effective Time. Without limiting the generality of the foregoing, the Company and the Board shall have given all requisite notices under all Option Plans and any agreements with respect to any Option, accelerated the vesting of Options and given holders of Options the requisite opportunity to exercise as is required, in each case, such that following the Effective Time no holder of Options or any participant in the Option Plans or any other such plans, programs or arrangements shall have any right thereunder to acquire any equity securities of the Company or any Subsidiary.

(b) Upon delivery to Parent on the business day prior to the date of the Effective Time of an executed Stock Option Cancellation Agreement, in the form of Exhibit B hereto, a holder of an Option outstanding immediately before the Effective Time shall receive from the Company an amount equal to the product of
(i) the excess, if any, by which the Merger Price exceeds the exercise price of the Option and (ii) the number of Shares subject to the Option, such amount to be paid to the holder by bank check at the Effective Time.

2.3. CONSUMMATION OF THE MERGER. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in ARTICLE VII, ARTICLE VIII and ARTICLE IX hereof, (a) the Surviving Corporation shall execute in the manner required by the

DGCL and file with the Delaware Secretary of State the Certificate of Merger and (b) the parties shall take such other and further actions as may be required by law to make the Merger effective.

ARTICLE III

DISSENTING SHARES; PAYMENT FOR SHARES

3.1. DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has demanded appraisal for such shares in accordance with Section 262 of the DGCL, if such Section 262 provides for appraisal rights for such shares in the Merger ("Dissenting Shares"), shall not be converted into the right to receive the Merger Price, as provided in Section
2.1 hereof, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the DGCL.
If, after the Effective Time, any such holder fails to perfect or withdraws or loses such holder's right to appraisal, such Dissenting Shares shall thereupon be treated as if they had been converted as of the Effective Time into the right to receive the Merger Price to which such holder is entitled, without interest or dividends thereon. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of shares of Company Common Stock and Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any voluntary payment with respect to, or settle or offer to settle, any such demands.

3.2. PAYMENT FOR SHARES.
(a) From and after the Effective Time, a bank or trust company designated by Parent and approved by the Company in its reasonable discretion shall act as paying agent (the "Paying Agent") in effecting the payment of the Merger Price for certificates formerly representing shares of Company Common Stock and entitled to payment of the Merger Price pursuant to Section 2.1 hereof (the "Certificates"). At the Effective Time, Parent shall deposit, or cause to be deposited, in trust with the Paying Agent sufficient funds to permit the Paying Agent to make the payments contemplated by this Section 3.2 and Section 2.1 hereof.

(b) Promptly after the Effective Time, Parent shall cause the Paying Agent to mail to each record holder of Certificates (other than Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) a form of letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Paying Agent and instructions for use in surrendering such Certificates and receiving the Merger Price therefor. Upon the surrender of each such Certificate, the Paying Agent shall promptly pay the holder of such Certificate in exchange therefor cash in an amount equal to the Merger Price multiplied by the number of shares of Company Common Stock formerly represented by such Certificate, and such Certificate shall forthwith be canceled. Said payment (i) if requested by Golden Technologies Company, Inc., a Colorado corporation ("Majority Shareholder"), at least one (1) business day prior to the Closing, shall, upon delivery of Majority Shareholder's Certificate(s) at the Closing, be paid to Majority Shareholder on the date of the Closing, by wire transfer in immediately available funds, subject to Section 3.2(d) below and (ii) if requested by any holder of a Certificate who is an officer or director of the Company at least two (2) business days prior to the Closing, shall, upon delivery of such holder's Certificate(s) at the Closing, be paid to such holder at the Closing by delivery to such holder of a cashier's check subject to Section 3.2(d) below. Until so surrendered, each such Certificate (other than Certificates representing Dissenting Shares and Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) shall represent solely the right to receive the aggregate Merger Price relating thereto. No interest shall be paid or accrued on such Merger Price.

(c) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates formerly representing a share or shares of Company Common Stock (other than Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) are presented to the Surviving Corporation or the Paying Agent, they shall be surrendered and canceled in return for the payment of the aggregate Merger Price relating thereto, without interest, as provided in this ARTICLE III hereof subject to applicable law in the case of Dissenting Shares.

(d) The Merger Price shall be net to each holder of Certificates in cash, subject to reduction only for any applicable federal back-up withholding or, as set forth in Section 3.2(e) hereof, stock transfer taxes payable by such holder.

(e) If payment of cash in respect of any Certificate is to be made to a person other than the person in whose name such Certificate is registered, it shall be a condition to such payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate surrendered or shall have established to the satisfaction of Parent or the Paying Agent that such tax either has been paid or is not payable.

(f) Promptly following the date which is one hundred eighty (180) days after the Effective Time, the Paying Agent shall deliver to Parent all cash, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a Certificate formerly representing a share or shares of Company Common Stock (other than Certificates representing Dissenting Shares and Certificates representing shares held in the treasury of the Company or by any wholly-owned Subsidiary of the Company) may surrender such Certificate to Parent and (subject to applicable abandoned property, escheat and similar laws) receive in consideration therefor the aggregate Merger Price relating thereto, without any interest or dividends thereon. Neither Parent nor the Surviving Corporation shall be liable to any holder of shares of Company Common Stock for any amount paid to a public official in accordance with applicable abandoned property, escheat or similar laws.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to Parent and Buyer as follows, except as disclosed by the Company to Parent and Buyer in a Disclosure Letter dated of even date herewith (the "Disclosure Letter"):

4.1. ORGANIZATION. The Company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and the Company and each of the Subsidiaries has all requisite corporate power and authority to own, lease and operate its respective properties and to carry on its respective business as now being conducted. The Company and each of the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary except for such jurisdictions where the failure to so qualify or be licensed would not have any Material Adverse Effect (as defined in Section 11.8) on the Company or any of the Subsidiaries. Section 4.1(a) of the Disclosure Letter lists (a) the names of all of the Company's Subsidiaries, and (b) the jurisdiction of incorporation or formation (as applicable) of each such Subsidiary. Section 4.1(b) of the Disclosure Letter sets forth all of the jurisdictions in which the Company and the Subsidiaries are qualified to do business as foreign corporations. Copies of the Certificate of Incorporation and Bylaws of the Company and the articles or certificate of incorporation and bylaws of each of the Subsidiaries, including all amendments, have been made available to Parent and such copies are accurate and complete.

4.2. CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares, of which 25,000,000 are shares of common stock, each par value $.10 per share, and 5,000,000 are shares of preferred stock ("Company Preferred Stock"), each par value $.001 per share. Section 4.2(a) of the Disclosure Letter lists the following information as of the date hereof: the capitalization of each Subsidiary and the number of shares of each Subsidiary's capital stock owned by the Company. The Company owns directly all of the outstanding capital stock of each Subsidiary (except that 1 share (or quota) of Golden Genesis do Brasil Energia Renovavel, Ltda. is owned by an individual who is a citizen of Brazil, the laws of which require that a citizen of that country be the holder of at least 1 quota of each corporation formed under the laws thereof), free and clear of any lien, claim or encumbrance and neither the Company nor any Subsidiary is a partner or member of any partnership, joint venture, limited liability company or similar entity. As of April 30, 1999, there were 17,152,948 shares of Company Common Stock issued and outstanding (excluding shares held in the Company's treasury) and no shares of Company Preferred Stock issued and outstanding, and as of the date hereof, an aggregate of 1,169 shares of Company Common Stock and no shares of Company Preferred Stock are held in the Company's treasury. All issued and outstanding shares of Company Common Stock and all issued and outstanding shares of capital stock of each Subsidiary, are duly authorized and validly issued, fully paid, nonassessable and, except as set forth in Section 4.2(b) of the Disclosure Letter, free of preemptive rights with respect thereto. As of the date hereof, there were outstanding options to purchase 3,190,697 shares of Company Common Stock under the Option Plans and no options to purchase shares of Company Common Stock not subject to any Option Plan and the Company has provided to Parent complete and accurate copies of each Option Plan and copies of all stock option agreements entered into by the Company. There is no restricted stock outstanding or available under the Option Plans. Section 4.2(c) of the Disclosure Letter contains a list of all Options outstanding, indicating for each: (a) the name of the grantee, (b) the grant date, (c) whether it was issued under an Option Plan, and if so, which Option Plan, and (d) the exercise price. Except for Options listed in Section 4.2(c) of the Disclosure Letter (which shall be canceled as provided in Section 2.2 hereof) and any shares of Company Common Stock issued upon exercise of such Options, the foregoing 17,152,948 shares of Company Common Stock (excluding shares held in the Company's treasury), and the shares of capital stock of each Subsidiary listed in Section 4.2(a) of the Disclosure Letter, there are not as of the date hereof, and at all times hereafter through the Effective Time there will not be (i) any shares of capital stock or other securities or other equity interests of the Company or any Subsidiary issued or outstanding, (ii) any options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company or any of the Subsidiaries to issue, transfer, sell or vote any shares of its capital stock or (iii) any other securities convertible into or evidencing the right to subscribe for any such shares.

4.3. AUTHORITY.

(a) The Company has full corporate power and authority to execute and deliver this Agreement and, subject to the approval of its stockholders, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the Company Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the Board, and, other than approval by the Company's stockholders, no other corporate proceedings are necessary to authorize this Agreement or the Company Agreements or the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Company Agreements have been duly and validly executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable against it in accordance with their terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

(b) Except as otherwise disclosed in Section 4.3(b) of the Disclosure Letter and except for: (i) the compliance with the provisions of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (ii) the filing of Notification and Report forms under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as the same may hereafter be amended from time to time (the "HSR Act") with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "DOJ") with respect to the transactions contemplated herein, (iii) the obtaining of the requisite approval of the stockholders of the Company, (iv) the filing of the Certificate of Merger with the Delaware Secretary of State, (v) the filing with, and approval of, the Nasdaq Stock Market and the Securities and Exchange Commission (the "SEC") with respect to the delisting and deregistration of the Company Common Stock, the execution and delivery by the Company of this Agreement and the Company Agreements and the consummation by the Company of the transactions contemplated hereby and thereby will not: (a) violate any provision of the Certificate or Articles of Incorporation or Bylaws of the Company or any Subsidiary; (b) violate in any material respect any applicable law or order, writ, injunction or decree (each, and "Order") or the rules or regulations of any nongovernmental self-regulatory agency by which the Company or any Subsidiary or any of their respective properties or assets may be bound; (c) require any filing by the Company with or permit, consent, or approval to be obtained by the Company from any governmental authority or any nongovernmental self-regulatory agency by which the Company or any of their respective properties or assets may be bound; or (d) result in any violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, result in the loss of any material benefit under, or give rise to any right of termination, cancellation, increased payments, or acceleration under, or result in the creation of any lien or other encumbrance on any of the properties or assets of the Company or any Subsidiary under, any of the terms, conditions, or provisions of any Contract or Company License, except, in the case of clauses (b), (c) and (d), for any such filings, permits, consents or approvals or violations, breaches, defaults, or other occurrences that could not reasonably be expected to prevent or delay consummation of any of the transactions contemplated hereby in any material respect or otherwise prevent the Company from performing its obligations under this Agreement in any material respect, and would not have a Material Adverse Effect.

4.4. SEC DOCUMENTS; FINANCIAL STATEMENTS. Since December 31, 1995, the Company has filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, copies of which have been provided or made available, except to the extent prohibited by law, that were required to be filed with the SEC. All such reports, registrations and filings are collectively referred to as the "SEC Documents". As of their respective filing dates, each of the SEC Documents (a) was true and complete in all material respects (or was amended so as to be so promptly following discovery of any discrepancy); and (b) complied in all material respects with all of the statutes, rules and regulations enforced or promulgated by the SEC (or was amended so as to be so promptly following discovery of any such noncompliance) and none of such SEC Documents (as the same may have been so amended) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.5. FINANCIAL CONDITION.
(a) Financial Statements. The Company has provided or made available to Parent complete and accurate copies of (i) the audited consolidated balance sheets of the Company and the Subsidiaries as of December 31, 1998, December 31, 1997, and August 31, 1996, the related consolidated statements of operations, stockholders' equity and cash flows for the fiscal years then ended, certified by the Company's independent certified public accountants, whose reports thereon are included therewith (collectively, the "Financial Statements"). The Financial Statements (i) were prepared in accordance with the books and records of the Company and the Subsidiaries; (ii) were prepared in accordance with United States generally accepted accounting principles; and (iii) fairly present the Company's consolidated financial condition and the results of its operations as of the relevant dates thereof and for the periods covered thereby.

(b) Undisclosed Liabilities. Except (i) as reflected or reserved against on the audited consolidated balance sheet of the Company as of December 31, 1998 (the "Company Balance Sheet"), (ii) as disclosed or reflected in the SEC Documents,
(iii) as disclosed in Section 4.5(b) of the Disclosure Letter, and (iv) for current liabilities for trade or business obligations incurred since December 31, 1998 in connection with the purchase of goods or services in the ordinary course of business and consistent with past practice, neither the Company nor any Subsidiary has (a) incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) made any changes in accounting methods, principles or practices or (c) declared, set aside or paid any dividend or other distribution with respect to its capital stock. Since December 31, 1998, each of the Company and the Subsidiaries has conducted its operations according to its ordinary course of business consistent with past practice.

4.6. LITIGATION.  Except as disclosed by the Company in the SEC Documents or in
Section 4.6 of the Disclosure Letter, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries or any of their respective properties or assets before any court or governmental authority, nor, to the knowledge of the Company, are there any facts that are reasonably likely to give rise to any such suit, claim, action, proceeding or investigation. Except as disclosed in Section 4.6 of the Disclosure Letter, neither the Company nor any of the Subsidiaries is subject to any outstanding Order.

4.7. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed by the Company in the SEC Documents or in Section 4.7 of the Disclosure Letter, the Company and the Subsidiaries hold all material permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of their respective businesses (including, without limitation, all of those required under Environmental Laws) (the "Company Permits"). Except as disclosed by the Company in the SEC Documents or in Section 4.7 of the Disclosure Letter, the Company and the Subsidiaries have in all material respects complied with and are in all material respects in compliance with the terms of the Company Permits and all applicable laws, ordinances, regulations or Orders, and no material capital expenditures will be required in order to insure continued compliance therewith. Except as disclosed by the Company in the SEC Documents, no investigation by any governmental authority with respect to the Company or any of the Subsidiaries is pending or, to the Company's knowledge, threatened nor has any governmental authority indicated an intention to conduct the same, and except as disclosed in Section 4.7 of the Disclosure Letter, there are no pending or, to the knowledge of the Company, threatened proceedings by or before any governmental authority which involve new special assessments, assessment districts, bonds, taxes, condemnation actions, applicable laws or Orders or similar matters which, if instituted, could reasonably be expected to have a Material Adverse Effect.

4.8. TAXES. Each of the Company and the Subsidiaries has filed, or caused to be filed, all material federal, state, local and foreign income and other material tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, other than such Taxes as are being contested in good faith and for which adequate reserves have been established. Each such tax return filed by the Company and each Subsidiary fully and accurately reflects its liability for Taxes for such year or period and accurately sets forth all items (to the extent required to be included or reflected in such returns) relevant to its future liabilities for material Taxes, including the Tax bases of its properties and assets. Except as disclosed in Section 4.8 of the Disclosure Letter, the Company and each of the Subsidiaries has paid or will timely pay all Taxes due with respect to any period ending at or prior to the Effective Time, or where the payment of Taxes is not yet due, has established, or with respect to Taxes incurred after the date hereof will timely establish in accordance with past practices, an adequate accrual in accordance with generally accepted accounting practices. Except as disclosed in Section 4.8 of the Disclosure Letter, there are no claims, assessments or audits pending, or to the Company's knowledge threatened, against the Company or the Subsidiaries for any alleged deficiency in any Tax. Neither the Company nor any Subsidiary has waived or extended any applicable statute of limitations to assess any Taxes. There are no outstanding requests for any extension of time within which to file any return or within which to pay any Taxes shown to be due on any return. There are no liens for any Taxes upon the assets of the Company or any of the Subsidiaries (other than statutory liens for Taxes not yet due and payable and liens for real estate taxes being contested in good faith). Neither the Company nor any of the Subsidiaries is a party to, is bound by or has any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of taxes. Neither the Company nor any of the Subsidiaries has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code") nor has any such corporation agreed to have Section 341(f)(2) of the Code applied to any disposition of a Subsection (f) asset (as such term is defined in Section 341(f)(4) of the Code). The Company has delivered to Parent true and correct copies of all federal and state income tax returns of the Company and the Subsidiaries for the last five complete fiscal years.

4.9. TERMINATION, SEVERANCE AND EMPLOYMENT AGREEMENTS. Section 4.9 of the Disclosure Letter contains a complete and accurate list of each (a) written employment or severance agreement to which the Company or any Subsidiary is a party; and (b) written agreement, plan or arrangement to which the Company or any Subsidiary is a party under which any person may receive payments that may be subject to tax imposed by Section 4999 of the Code or included in the determination of such person's "parachute payment" under Section 280G of the Code. Except as set forth in Section 4.9 of the Disclosure Letter, since December 31, 1998, neither the Company nor any of the Subsidiaries has entered into or amended any written employment or severance agreement with any director, officer or other employee of the Company or any of the Subsidiaries or granted any severance or termination pay to any director, officer or employee of the Company or any of the Subsidiaries.

4.10. EMPLOYEE BENEFIT PLANS; ERISA.

(a) Neither the Company nor any Subsidiary maintains, administers, contributes to or has any liability under, and has not maintained, administered, contributed to or had any liability under any: employee pension benefit plan (as defined in Section 3(2) of the Employment Retirement Income Security Act of 1974, as amended ("ERISA")) ("Pension Plan") (including any multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA ("Multiemployer Plan")); employee welfare benefit plan (as defined in Section 3(1) of ERISA) ("Welfare Plan"); or bonus, stock, stock purchase, or stock option plan, deferred compensation plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance, welfare or similar plan or arrangement ("Employee Benefit Plan") other than those Pension Plans, Welfare Plans and Employee Benefit Plans described in Section 4.10(a) of the Disclosure Letter. The Pension Plans, Welfare Plans and Employee Benefit Plans (whether or not listed in any part of the Disclosure Letter) shall be collectively referred to herein as the "Plans".

(b) None of (i) the Company, (ii) any Subsidiary or (iii) any other corporation or business which is now or at the relevant time was an affiliate of the Company or a Subsidiary, as determined under Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate"), (i) maintains, administers, contributes to or has any liability under any Pension Plan subject to the minimum funding standards set forth in Section 412 of the Code or subject to Title IV of ERISA; or (ii) has ever maintained, administered, contributed to or had any liability under any Pension Plan subject to either the Code Section 412 minimum funding standards or Title IV of ERISA, other than a terminated Pension Plan as to which all liabilities have been satisfied in full.

(c) Except as set forth in Section 4.10(c) of the Disclosure Letter, all Plans and related trusts, insurance contracts or other funding arrangements have been maintained and administered in all material respects in compliance with each applicable provision of ERISA, the Code, other federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated pursuant thereto or in connection therewith. Without limiting the generality of the preceding sentence, no Plan fiduciary who is or was an officer or employee of the Company or who is or was otherwise affiliated with the Company has engaged in a prohibited transaction or other wrongdoing in respect of any Plan. Each Pension Plan which is intended to be qualified under Code Section 401(a) has been administered in material compliance with such requirements and has received a post-Tax Reform Act of 1986 determination letter from the IRS that such Pension Plan satisfies the requirements of Section 401(a) of the Code.

(d) All contributions to Plans (including both employee and employer contributions) which are required to have been made, whether by virtue of the terms of the particular plan or arrangement or by operation of law, have been made by the due date thereof (including all applicable extensions). Without limiting the foregoing, contributions with respect to all current Plan years (i.e., from the first day of the current plan year to the Closing Date) shall be made or accrued prior to the Closing Date by Company and/or the Subsidiaries, as applicable, with respect to each Pension Plan. With respect to all other Welfare Plans and Employee Benefit Plans, all required (in accordance with plan terms and past practice) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the financial statements. None of the Plans has any material unfunded liabilities which are not reflected on the financial statements of the Company. Except as set forth in Section 4.10(d) of the Disclosure Letter, neither the Company nor any of the Subsidiaries has any plans, programs, arrangements or made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Plans.

(e) The Company has provided to Parent true and complete copies of: (i) the plan documents and any related trusts or funding vehicles, policies or contracts and the related summary plan descriptions with respect to each Plan; (ii) any pending applications, filings or notices with respect to any of the Plans with the IRS, the pension Benefit Guaranty Corporation, the Department of Labor or any other governmental agency; (iii) the last two financial statements and annual reports for each of the Plans and related trusts or funding vehicles, policies or contracts as of the end of the most recent plan year with respect to which the filing date for such information has passed; and (iv) all corporate resolutions or other documents pertaining to the adoption of the Plans or any amendments thereto. As to each Plan which provides health or medical benefits or which provides uninsured benefits not prefunded through a trust, the Company has provided true and complete information to Parent regarding the following: (i) the amount of annual claims under each Plan for the past three (3) fiscal years,
(ii) pending claims under each Plan, (iii) anticipated claims with respect to events which have occurred prior to the date hereof and with respect to which the Company has received notice from third parties or otherwise is aware of and any other information known to the Company which the Company could reasonably provide to Parent to enable Parent to evaluate the Company's or a Subsidiary's potential liability under each Plan.

(f) There are no pending or, to the Company's or any Subsidiary's knowledge, threatened claims, lawsuits or arbitration asserted or instituted against any of the Plans (or against the Company or any Subsidiary with respect to a Plan) by any employee or beneficiary covered under any Plans or otherwise involving any Plans (other than routine claims for benefits); and the Company and the Subsidiaries have no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations.

(g) Except as provided for in this Agreement or as disclosed in Section 4.9 or 4.10(g) of the Disclosure Letter, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former director, officer or employee of the Company, any Subsidiary or any ERISA Affiliate to severance pay, unemployment compensation or any other payment or increased benefit, or (ii) accelerate the time of payment or vesting or increase the amount of compensation or benefit due any such director, employee or officer.

(h) No governmental agency has initiated an examination, audit or investigation of a Plan which has not been completed without a finding of Company liability and without a Company obligation to take corrective action(s).

(i) No Pension Plan provides for any optional form of benefit protected under
Section 411(d)(6) of the Code and the regulations thereunder which is not expressly set forth in the current plan document.

(j) Neither the Company nor any Subsidiary maintains any plan or arrangement which provides for retiree health or other welfare benefits, except as required by COBRA.

(k) Neither the Company nor any Subsidiary currently or in the past participated in a Multiemployer Plan.

4.11. ENVIRONMENTAL MATTERS. Except as set forth in the SEC Documents, each of the Company and the Subsidiaries has been and presently is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined). No asbestos in a friable condition, equipment containing polychlorinated biphenyls, or leaking underground or above-ground storage tanks are contained in or located at any facility currently owned, leased or controlled by the Company or any of the Subsidiaries, nor was any of the foregoing contained in or located at any facility previously owned, leased or controlled by the Company or any of the Subsidiaries during the period of such ownership, tenancy or control. Neither the Company nor any Subsidiary has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of the Subsidiaries, any Hazardous Substances, and to the Company's knowledge, no third party has released, discharged or disposed of on, under or about any facility currently or previously owned, leased or controlled by the Company or any of the Subsidiaries, any Hazardous Substances, except in each case for quantities of cleaning, pest control and office supplies and other chemicals used in the ordinary course of business and used and stored in compliance with applicable Environmental Laws, or ordinary rubbish, debris and non-hazardous solid waste stored in garbage cans or bins for regular disposal off-site, or petroleum contained in, and de minimis quantities discharged from, motor vehicles in their ordinary operation on real property owned, used or leased by the Company and the Subsidiaries. Neither the Company nor any of the Subsidiaries has received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company or the Subsidiaries that have resulted in or could reasonably be expected to result in any common law or legal liability, or otherwise form the basis of any claim, action, suit, proceeding, hearing or investigation under, any applicable Environmental Laws and there is no pending civil or criminal litigation, notice of violation or administrative proceeding involving the Company or any of the Subsidiaries and relating in any way to any Environmental Law. For purposes of this Section 4.11, (a) "Environmental Laws" mean applicable federal, state, local and foreign laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic, or other substance listed or regulated under federal, state or local environmental statutes, rules, ordinances, or Orders, including (i) "hazardous substance" as defined in 42 U.S.C. Section 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

4.12. ASSETS; REAL PROPERTY; INTELLECTUAL PROPERTY.

(a) Each of the Company and each Subsidiary owns or has rights to use all assets (tangible and intangible) necessary to permit it to conduct its business as it is currently being conducted. Except as disclosed in Section 4.12(a) of the Disclosure Letter, the Company and each Subsidiary has good and marketable title to each item of its property (other than Real Property) owned by it, free and clear of all liens, other than Permitted Liens. The term "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith,
(ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by Parent or Buyer, (iv) liens, encumbrances, mortgages and security interests of record or securing indebtedness described in the SEC Documents and (v) easements, rights of way, restrictions and other similar charges or encumbrances that do not materially interfere with the ordinary conduct of the business or the Company or any of the Subsidiaries.

(b) Section 4.12(b) of the Disclosure Letter contains an accurate list and general description of all real property owned or leased by the Company or any of the Subsidiaries ("Real Property"), together with a list of all leases or other agreements, and all amendments thereto, under which the Company or any Subsidiary has any interest or estate in real property.

The Company and the
Subsidiaries have good and marketable title to the Real Property they respectively own, free and clear of all mortgages, covenants, conditions, restrictions, easements, liens, security interests, charges, claims, assessments and encumbrances, except for (i) rights of lessors, lessees or sublessees in such matters that are reflected in a written lease; (ii) current taxes (including assessments collected with taxes) not yet due and payable; (iii) encumbrances, if any, that are not substantial in character, amount or extent or that do not materially detract from the value, or interfere with present use of the property subject thereto or affected thereby; and (iv) other matters as described in Section 4.12(b) of the Disclosure Letter. The Company and the Subsidiaries have valid leasehold interests in the Real Property they respectively lease, free and clear of all mortgages, liens, security interest, charges, claims, assessments and encumbrances, except for (i) claims of lessors, co-lessees or sublessees in such matters as are reflected in a written lease;
(ii) title exceptions affecting the fee estate of the lessor under such leases; and (iii) other matters as described in Section 4.12(b) of the Disclosure Letter. Except as set forth in Section 4.12(b) of the Disclosure Letter, the Company and the Subsidiaries enjoy quiet possession under all leases to which either is the lessee and all of such leases are valid and in full force and effect. The Company has not received notice of and does not otherwise have knowledge of any condemnation, requisition or taking by any public authority of all or any portion of the Real Property. All of the buildings, fixtures and other improvements constituting a part of any Real Property are in good operating condition and repair, normal wear and tear excepted.

(c) As used herein, "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, proprietary rights and copies and tangible embodiments thereof (in whatever form or medium). Except as set forth on Section 4.12(c) of the Disclosure Letter, neither the Company nor any Subsidiary has licensed or encumbered any of its Intellectual Property to any third-party, nor have any other distribution rights been granted by the Company or any Subsidiary to a third-party. Except as set forth on Section 4.12(c) of the Disclosure Letter, the Company has not entered into any agreement which restricts or affects the use and/or location of use of any of its Intellectual Property.

(d) Except as identified in Section 4.12(d) of the Disclosure Letter (i) each trademark registration included in the Intellectual Property exists and is owned by the Company or the Subsidiaries and has been maintained in good standing;
(ii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of the Subsidiaries, and has been maintained in good standing; (iii) each copyright registration included in the Intellectual Property exists and is owned by the Company or the Subsidiaries; or(iv) to the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or related goods and in any geographic area, any mark, logo, name, symbol, device, or slogan which is identical or confusingly similar to any of the trademarks included in the Intellectual Property or which could serve to dilute the distinctiveness of such trademarks.

4.13. SYSTEMS AND SOFTWARE; YEAR 2000.

(a) Each of the Company and the Subsidiaries owns or has the right to use pursuant to lease, license, sublicense, agreement, or permission all computer hardware, software and information systems necessary for the operation of the businesses of the Company and the Subsidiaries as presently conducted (collectively, "Systems"). To the Company's knowledge, each System owned or used by the Company or the Subsidiaries immediately prior to the Effective Time will be owned or available for use by the Company or the Subsidiaries on identical terms and conditions immediately subsequent to the Effective Time. With respect to each System owned by a third party and used by the Company or the Subsidiaries pursuant to lease, license, sublicense, agreement or permission, to the Company's knowledge: (a) the lease, license, sublicense, agreement, or permission covering the System is legal, valid, binding, enforceable, and in full force and effect; (b) the lease, license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Effective Time;
(c) no party to any such lease, license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder; and (d) no party to any such lease, license, sublicense, agreement, or permission has repudiated any provision thereof.

(b) To the Company's knowledge, the Company and the Subsidiaries have taken reasonable and practicable steps to identify, address and remediate problems of
(a) all software, hardware and Systems material to the business of the Company and each Subsidiary and (b) software and systems of all customers, suppliers and vendors that are material to the business of the Company and each Subsidiary (including systems and equipment with which each such person's systems interface) relating to Year 2000 Compliance (as hereinafter defined). Except for such remediation as may be necessary, the cost of which will not result in any Material Adverse Effect, the computer and management information systems of the Company and each Subsidiary are and, with ordinary course upgrading and maintenance, will continue to be sufficient to permit the Company and each Subsidiary to conduct its respective businesses in a manner consistent with past practice. As used herein, the term "Year 2000 Compliance" means, with respect to a person, that all software, hardware, and systems utilized by or material to the business operations or financial condition of that person will properly perform date sensitive functions before, during and after the year 2000.

4.14. LABOR MATTERS. The Company has provided or made available to Parent a true and complete list of all current employees of the Company and the Subsidiaries together with each employee's age, tenure with the Company or Subsidiary, title or job classification, and the current annual rate of compensation anticipated to be paid to each such employee. Section 4.14(b) of the Disclosure Letter sets forth the names of all employees subject to employment agreements with the Company whose employment with the Company has terminated either voluntarily or involuntarily since January 1, 1996. Except as set forth in Section 4.14(b) of the Disclosure Letter, there are no unfair labor practice complaints, strikes, slowdowns, stoppages or other controversies pending or, to the knowledge of Company attempts to unionize or controversies threatened between Company or any Subsidiary, or relating to, any of their employees that are likely to have a Material Adverse Effect. None of the Company or any Subsidiary is a party to any collective bargaining agreement with respect to any of their employees. The Company and the Subsidiaries have complied in all material respects with all applicable federal and state statutes and regulations which govern the employment of labor, workers' compensation, equal employment opportunity and equal pay, including, but not limited to, all civil rights laws, Presidential Executive Order 1124, and the Fair Labor Standards Act of 1938, as amended and the Americans with Disabilities Act.

4.15. AGREEMENTS. Section 4.15 of the Disclosure Letter sets forth a true and correct list of all contracts, agreements, warranties, guaranties, indentures, bonds, options, leases, subleases, easements, mortgages, plans, licenses, commitments or binding arrangements of any nature whatsoever, express or implied, written or unwritten, and all amendments thereto ("Contracts"), entered into or binding upon the Company or any Subsidiary or to which any property of the Company or any Subsidiary may be subject now in effect except (i) any Contract which is required by any other Section of this Agreement to be specifically identified anywhere in the Disclosure Letter or which would be required to be disclosed therein but for specific exemptions contained in those other Sections; (ii) purchase or sales orders made in the ordinary course of their business and not involving a commitment for a duration greater than six months or an aggregate amount in excess of $250,000; (iii) any other Contract made in the ordinary course of their business and not providing for a duration in excess of six months or involving aggregate payments or potential liabilities in excess of $250,000, and (iv) any other Contract filed as an Exhibit to any SEC Document. Except as disclosed in Section 4.15 of the Disclosure Letter, as of the date hereof: (i) each Contract which is required to be identified anywhere in the Disclosure Letter by the terms and provisions of this Agreement ("Company Material Contracts") is to the knowledge of the Company the valid and binding obligation of the other contracting party enforceable in all material respects in accordance with its terms against the other contracting party and is in full force and effect except as is not reasonably likely, individually or in the aggregate to have a Material Adverse Effect, (ii) the Company or the relevant Subsidiary has fulfilled all material obligations required pursuant to each Company Material Contract to have been performed by it prior to the date hereof, and to the knowledge of the Company, the Company or the relevant Subsidiary will be able to fulfill, when due, all of its obligations under each Company Material Contract which remain to be performed after the date hereof,
(iii) no other contracting party to any Company Material Contract is now in material breach thereof or has breached the same in any material respect within the twelve-month period prior to the date hereof; to the knowledge of the Company, there are not now, nor have there been in the twelve-month period prior to the date hereof, any material disagreements or disputes between the Company or its relevant Subsidiary and any other party to any Company Material Contract relating to the validity or interpretation of such Company Material Contract or to the performance by any party thereunder, (iv) neither the Company nor any Subsidiary is a party to, nor bound by, any Contract, or any provision of its Articles or Certificate of Incorporation or bylaws which restricts the conduct of its business anywhere in the world, and neither the Company nor any Subsidiary is under any material liability or obligation with respect to the return of inventory or products sold by the Company or any Subsidiary which are in the possession of distributors, wholesalers, retailers or customers. To the Company's knowledge, no event has occurred which gives rise to any indemnification claim by the Company under the RPI Purchase Agreement or that certain Merger Agreement, dated January 23, 1998, among the Company, Silicon Energy Corporation and the sellers named therein.

4.16. INSURANCE. Section 4.16 of the Disclosure Letter sets forth a true and correct list of all policies or binders of fire, liability, workers' compensation, vehicular or other insurance held by or on behalf of the Company or any of the Subsidiaries specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder of more than $50,000. Such policies and binders are in full force and effect and are in all material respects in accordance with the customary insurance requirements for the industry of the Company and each of the Subsidiaries and in compliance with all applicable laws and Orders. Neither the Company nor any of the Subsidiaries is in any material respect in default, nor since January 31, 1997 has it ever been in any material respect in default, with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. There are no outstanding unpaid claims under any such policy or binder. Since January 31, 1997, neither the Company nor any of the Subsidiaries has received a notice of cancellation or non-renewal of any such policy or binder. Since January 31, 1997, neither the Company nor any of the Subsidiaries has been refused any insurance with respect to its properties or operations, nor has its insurance coverage ever been limited.

4.17. SUPPLIERS AND CUSTOMERS. Section 4.17 of the Disclosure Letter is a correct and current list of all suppliers and customers of the Company or any of the Subsidiaries from whom such corporation purchased or who purchased more than $250,000 of products or services from the Company or such Subsidiary during the last fiscal year, together with summaries of the sales made to each such customer during the Company's and such Subsidiary's last fiscal year. Except as disclosed in Section 4.17 of the Disclosure Letter, no single supplier or customer of the Company or any of the Subsidiaries is of material importance to the Company or such Subsidiaries.

4.18. BOOKS AND RECORDS. The Company has heretofore furnished or made available Parent for its examination the following, each of which is accurate and complete in all material respects: (i) the minute books of the Company and each of its corporate Subsidiaries containing all proceedings, consents, actions and meetings of their respective stockholders and Boards of Directors, (ii) copies of all agreements and documents referred to in the Disclosure Letter, and all other books and records of the Company and each of the Subsidiaries. Section
4.18 of the Disclosure Letter contains an accurate list of all of the incumbent officers and directors of the Company and each Subsidiary.

4.19. BANKING FACILITIES. Section 4.19 of the Disclosure Letter contains a true and complete list of: (i) each bank, savings and loan or similar financial institution in which the Company or any of the Subsidiaries has an account or safety deposit box and the numbers of the accounts or safety deposit boxes maintained by the Company or such Subsidiary thereat, and (ii) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

4.20. DELAWARE SECTION 203. The provisions of Section 203 of the DGCL will not apply to this Agreement, as it may be amended from time, to time or any of the transactions contemplated hereby. The Company has heretofore delivered to Parent a complete and correct copy of the resolutions of the Board of Directors of the Company to the effect that pursuant to Section 203(a)(1) of the DGCL, the restrictions contained in Section 203 of the DGCL are and shall be inapplicable to the Merger and the transactions contemplated by this Agreement, as it may be amended from time to time.

4.21. BROKER'S FEES. Neither the Company, nor any of the Subsidiaries nor any of their respective directors or officers has incurred any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement, and neither the Company, any of the Subsidiaries nor any of their respective directors or officers has employed any other broker, finder or financial advisor in connection with any of the transactions contemplated by this Agreement.

4.22. REPRESENTATIONS AND WARRANTIES. None of the information contained in the representations and warranties of the Company set forth in this Agreement or in any certificate delivered to Parent or Buyer as contemplated by this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

Each of Parent and Buyer, jointly and severally, represents and warrants to the Company, as to itself, as follows:

5.1. ORGANIZATION. It is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and it has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. True and complete copies of the Certificate of Incorporation and Bylaws of Buyer have been made available to the Company.

5.2. AUTHORITY. It has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its certificate of incorporation and no other corporate proceedings are necessary to authorize this Agreement or the consummation of the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by it and constitutes its legal, valid and binding agreement, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar applicable laws affecting creditors' rights generally or by general equitable principles affecting the enforcement of contracts.

5.3. NO VIOLATIONS; CONSENTS AND APPROVALS

(a) Neither the execution nor delivery by it of this Agreement nor the consummation by it of the transactions contemplated herein or therein will: (i) violate any provision of its Certificate or Articles of Incorporation, bylaws or other charter documents; (ii) violate in any material respect any applicable law or Order; or (iii) constitute a violation of or a default under any Contract to which it is a party, excluding from the foregoing clauses (i) through (iii), violations, defaults, rights and losses which would not, individually or in the aggregate, prevent the consummation of any of the transactions contemplated hereby.

(b) No filing or registration with, notification to, or authorization, consent or approval of, any governmental authority is required by it in connection with the execution and delivery of this Agreement, or the consummation by it of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Exchange Act, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of Notification and Report forms under the HSR Act with the FTC and the DOJ with respect to the transactions contemplated herein and (iv) such filings and consents as may be required under any Environmental Law pertaining to any notification, disclosure or required approval triggered by the Merger or the transactions contemplated by this Agreement.

5.4. BROKER'S FEES. It does not have any direct or indirect liability for any broker's fees, commissions, or financial advisory or finder's fees in connection with any of the transactions contemplated by this Agreement which will have the effect of reducing the Merger Price.
5.5. REPRESENTATIONS AND WARRANTIES. None of the information contained in its representations and warranties set forth in this Agreement or in any certificate delivered to the Company as contemplated by this Agreement contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE VI

COVENANTS

6.1. CONDUCT OF BUSINESS OF THE COMPANY. Except as contemplated by this Agreement or as expressly agreed to in writing by Parent, during the period from the date hereof to the Effective Time, the Company shall conduct its business and shall cause the businesses of the Subsidiaries to be conducted, only in, and the Company and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice; and the Company shall, and shall cause each Subsidiary, to use its best commercial efforts (i) to preserve its business and organization intact, (ii) to keep available to Parent and Buyer the services of its present officers, employees, agents and independent contractors and (iii) to preserve for the benefit of Parent and Buyer the goodwill of its suppliers, customers, landlords and others having business relations with it. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Time, the Board will not, without the prior written consent of Parent, permit the Company or any of the Subsidiaries to:

(a) amend its certificate or articles of incorporation or bylaws (or similar constituent documents);

(b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities or equity equivalents (including, without limitation, any stock options or stock appreciation rights), except for shares of Company Common Stock issued upon exercise of Options outstanding as of the date of this Agreement (in accordance with their respective terms), or amend any of the terms of any such securities or agreements outstanding as of the date hereof, except as specifically contemplated by this Agreement;

(c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any of its securities or any securities of the Subsidiaries;

(d) (i) incur, assume or prepay any long-term or short-term debt (except for the intercompany indebtedness set forth on Section 6.1(d) of the Disclosure Letter or short-term indebtedness not to exceed $500,000 in the aggregate) or issue any debt securities; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other person; (iii) make any loans, advances or capital contributions to, or investments in, any other entity (other than customary loans or advances to employees in the ordinary course of business consistent with past practice); (iv) pledge or otherwise encumber shares of capital stock of the Company or any of the Subsidiaries; or (v) mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien or other encumbrance thereupon, excluding Permitted Liens and liens and other encumbrances existing on the date hereof;

(e) except as may be required by law or as contemplated by this Agreement, enter into, adopt or amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase agreement, stock ownership plan, pension, retirement, deferred compensation, employment, severance or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or employee in any manner, or (except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, and as required under existing agreements) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit or make any special or extraordinary payment to any person not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights or performance units);

(f) lease any assets (other than in the ordinary course of business and consistent with past practice) or acquire, sell, or dispose of any assets outside the ordinary course of business or any assets which in the aggregate are material to the Company or the Subsidiaries, or enter into any commitments, contracts, agreements or transactions outside the ordinary course of business consistent with past practice or which would, individually or in the aggregate, be material to the Company or the Subsidiaries, or modify, amend, terminate or waive any material rights under any contract or agreement;

(g) except as may be required as a result of a change in law or in generally accepted accounting principles, change its fiscal year or any of the accounting principles or practices used by it;

(h) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein; (ii) except as contemplated by this Agreement, enter into any contract or agreement other than in the ordinary course of business consistent with past practice which would be material to the Company or the Subsidiaries; or (iii) enter into or amend any contract, agreement, commitment or arrangement providing for the taking of any action that would be prohibited hereunder;

(i) revalue in any material respect any of its assets, including, without limitation, writing down the value of inventory or writing-off notes or accounts receivable other than in the ordinary course of business or in accordance with United States generally accepted accounting principles or Regulation S-X;

(j) make any tax election or settle or compromise any federal, state or local tax liability or assent to the extension of time for collection or assessment of any federal, state or local tax;

(k) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) or incurred in the ordinary course of business consistent with past practice;

(l) settle or compromise any pending or threatened suit, action or claim relating to the transactions contemplated hereby or material to the Company or any of the Subsidiaries;

(m) authorize or make any capital expenditure other than those described in
Section 6.1(m) of the Disclosure Letter or those made in the ordinary course of business, which expenditures shall not, in any event, individually exceed $100,000 or in the aggregate exceed $500,000; or

(n) take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(m) hereof or, except as contemplated by this Agreement, take, or omit to take, any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect in any material respect as of the date when made.

6.2. NO SOLICITATION.

(a) The Company shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Buyer with respect to any proposal relating to an Acquisition Transaction. The Company agrees that, prior to the Effective Time, it shall not, and shall not authorize or permit any of the Subsidiaries or any of its or the Subsidiaries' directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to a merger, consolidation or other business combination involving the Company or the Subsidiaries or acquisition of more than 50% of the assets of the Company and the Subsidiaries taken as a whole or the issuance, sale, disposition of (including by way of merger, consolidation, share exchange or similar transaction) securities representing 50% or more voting control of the Company (other than securities issued pursuant to Options existing as of the date hereof) (an "Acquisition Transaction") or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any person (other than Buyer, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction, including, without limitation, waiving its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among Majority Shareholder, New World Power Corporation and the Company, to purchase all shares of Company Common Stock that Majority Shareholder and its subsidiaries may from time to time propose to sell (the "Company Right of First Refusal"), or enter into any agreement, arrangement or understanding requiring it to abandon, terminate or fail to consummate the Merger or any other transactions contemplated by this Agreement.
Notwithstanding the foregoing, nothing contained in this Agreement shall prevent the Company or the Board from furnishing non-public information to, or entering into discussions or negotiations with, any person in connection with an unsolicited bona fide written proposal for an Acquisition Transaction by such person or recommending an unsolicited bona fide written proposal for an Acquisition Transaction to the stockholders of the Company, if and only to the extent that (A) the Board believes in good faith (after consultation with its financial adviser) that such proposal for an Acquisition Transaction would, if consummated, result in a transaction more favorable to the Company's stockholders from a financial point of view than the transactions contemplated by this Agreement (a "Superior Proposal"), and (B) prior to furnishing such non-public information to, or entering into discussions with, such person, the Board receives from such person an executed confidentiality agreement, with terms no more favorable to such party than those contained in the Letter Agreement re Confidentiality, dated February 5, 1999, between Parent and the Company. Nothing in this Agreement shall prevent the Company from complying with the provisions of Rule 14e-2 promulgated under the Exchange Act with respect to an Acquisition Transaction.

(b) The Company shall immediately advise Parent and Buyer in writing of the receipt of any inquiries or proposals relating to an Acquisition Transaction, including the terms of any such inquiries or proposals, and the actions taken by the Company or its agents or representatives with respect thereto, and the Company shall provide Parent with all non-public information to be provided to the person making such inquiry or proposal which Parent has not previously received from the Company, and the Company shall keep Parent informed, on a daily or more regular basis if the context requires or Parent so requests, of the status of such inquiries and proposals.

6.3. ACCESS TO INFORMATION; CONFIDENTIALITY.

(a) From the date of this Agreement until the Effective Time, the Company will give Parent and Buyer and their authorized representatives (including counsel, consultants, financial advisors, accountants, banks, financial institutions and auditors), full access during normal business hours to all properties, facilities, personnel and operations and to all books and records of the Company and the Subsidiaries, will permit Parent and Buyer and their authorized representatives to make such inspections as it may reasonably request and will cause its officers and those of the Subsidiaries to furnish Parent and Buyer and their authorized representatives with such financial and operating data and other information with respect to its business and properties as Parent and Buyer or such representatives may from time to time request; provided, that, any such inspections and examinations shall be conducted at reasonable times and under reasonable circumstances in a manner not disruptive to the Company's day-to-day operations. The Company shall give Parent and Buyer and their authorized representatives full and reasonable access to the Company's management and the Company shall permit Parent and Buyer to approach and negotiate with any or all employees of the Company and each Subsidiary, including, but not limited to, managerial staff, in an effort to persuade them to continue in the employ of the Company and each Subsidiary pending the Closing and thereafter, and the Company shall use commercially reasonable efforts to assist Parent and Buyer in such negotiations. No investigation by Parent or Buyer shall, however, diminish or obviate in any way, or affect the right of Parent or Buyer to rely upon, any of the representations, warranties, covenants or agreements of the Company contained in this Agreement or in any other Company Agreement.

(b) Each of Parent and Buyer agrees to keep confidential and not divulge to any other party or person (other than to the employees, attorneys, accountants and consultants of each who have a need to receive such information and other than as may be required by law or the rules of the Nasdaq Market) any information received from the Company, unless and until such documents and other information otherwise becomes publicly available. In the event of termination of this Agreement for any reason, each of Parent and Buyer shall promptly return, or at the election of the Company, destroy all non-public documents obtained from the Company and any copies or notes of such documents (except as otherwise required by law) and, upon the request of the Company, confirm such destruction to the Company in writing.

6.4. REASONABLE BEST EFFORTS; OTHER ACTIONS. Subject to the terms and conditions herein provided and applicable law, each of the Company, Parent and Buyer shall use its reasonable best efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the Merger and all other transactions contemplated by this Agreement, including, without limitation, using such reasonable best efforts to (a) obtain and file, as applicable, all consents, permits and approvals from and filings with any governmental authorities, nongovernmental self-regulatory agencies and from parties to any Company Material Contract which may be required in connection with the lawful consummation of the transactions contemplated hereby or the continuance of such Company Material Contract after the Closing Date, (b) substitute Parent as guarantor in the place and stead of Majority Shareholder or Majority Shareholder's sole shareholder, as the case may be, under the guaranties set forth in Section 6.4(b) of the Disclosure Letter, and (c) lift any legal bar to the Merger. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute, regulation, charter provision or contract is or becomes applicable to the transactions contemplated by this Agreement, the Company will use its reasonable best efforts to grant such approvals and take such actions as are necessary under such laws, provisions or contracts so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute, regulation, provision or contract on the transactions contemplated by this Agreement.

6.5. PUBLIC ANNOUNCEMENTS AND OTHER COMMUNICATIONS.

(a) Neither the Company, on the one hand, nor Parent or Buyer, on the other, shall issue any press release or otherwise make any public statements with respect to this Agreement or the Merger without the prior written consent of the other, which consent shall not be unreasonably withheld; provided, that the foregoing shall not preclude any press release or public statement by the Company, on the one hand, or Parent or Buyer, on the other, required by applicable law or any obligations pursuant to any listing agreement with any national securities exchange so long as the party issuing a press release or making a public statement uses its best efforts to allow the other party to review and comment on such release or statement prior to publication or dissemination and further uses its best efforts to cause such comments to be effected.

(b) The Company shall, prior to distributing or otherwise circulating any notices, directives, or other communications directed to all or groups of customers, vendors, employees, distributors, or others associated with its business relating to the transactions contemplated by this Agreement or to the operation of business after consummation of such transactions, consult with Parent and give Parent reasonable opportunity to comment thereon.

6.6. NOTIFICATION OF CERTAIN MATTERS; REPORTING.

(a) Each of the Company, Parent and Buyer shall give prompt notice to the other party of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause either (x) any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or (y) any condition set forth in ARTICLE VII, ARTICLE VIII or ARTICLE IX hereof to be unsatisfied at any time from the date hereof to the Effective Time, and
(ii) any material failure of the Company, Parent or Buyer, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 6.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice. Without limiting the generality of the foregoing, the Company shall promptly notify Parent of the filing of any litigation, or the filing of any governmental or regulatory action, including any investigation or notice of investigation, or similar proceeding or notice of any material claim against the Company or any Subsidiary of which the Company becomes aware.

(b) The Company shall furnish to Parent as soon as practicable and in any event within fifteen (15) days after it is prepared, (i) a copy of any report submitted to the Board, provided, however, that the Company need not furnish Parent any materials relating to the Company's rights and obligations under this Agreement or any agreement or instrument delivered pursuant to this Agreement, including, without limitation, communications of the Company's legal counsel regarding the Company's rights against and obligations to Parent or Buyer under this Agreement or books, records and documents covered by the attorney-client privilege, or which are attorneys' work product, (ii) copies of all material reports, renewals, filings, certificates, statements, correspondence and other documents specific to the Company or filed with or received from the SEC or any governmental authority; (iii) monthly unaudited balance sheets, statements of income and changes in stockholders' equity for the Company and the Subsidiaries and quarterly unaudited consolidated and consolidating balance sheets, statements of income and changes in stockholders' equity for the Company, in each case prepared on a basis consistent with past practice, and (iv) such other reports as Parent may reasonably request (which are otherwise deliverable under this Section 6.6(b)) relating to the Company. Each of the financial statements of the Company delivered pursuant to this Subsection 6.6(b) shall be accompanied by a certificate of the Chief Financial Officer of the Company to the effect that such financial statements fairly present the financial condition of the Company, for the periods covered, subject to recurring adjustments normal in nature and amount, necessary for a fair presentation and are prepared on a basis consistent with past practice. Additionally, at the request of Parent (which shall not be made more than once a week), the Company shall advise Parent of the approximate total amount of expenses incurred by the Company as of the date of such request in connection with this Agreement and the Merger.

6.7. EXPENSES. Except as set forth in Sections 6.8, 10.6 and 10.7 hereof, Parent, Buyer and the Company shall each bear their respective expenses incurred in connection with this Agreement and the Merger, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, and all fees and expenses of investment bankers, finders, brokers, agents, representatives, financial printers, counsel and accountants, and their counsel (collectively, "Advisors"). The Company shall ensure that its Advisors engaged in connection with the transactions contemplated by this Agreement submit full and final bills on or before the Closing Date and that all such expenses are paid or properly accrued on or prior to the Closing Date.

6.8. HSR ACT FILINGS. The parties shall, as soon as practicable after the date hereof, file Notification and Report forms under the HSR Act with the FTC and the DOJ with respect to the transactions contemplated herein, shall file requests for early termination and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the DOJ for additional information or documentation. Parent or Buyer, on the one hand, and the Company, on the other hand, shall share equally the cost of all filing fees related to the Notification and Report forms. To the extent permitted by applicable law, the parties shall request such governmental agencies to treat as confidential all such information submitted to them.

6.9. STOCKHOLDER APPROVAL; PREPARATION OF PROXY STATEMENT.
(a) As promptly as practicable after the execution of this Agreement, the Company shall duly call, give notice of, convene and hold a special meeting of its stockholders to consider and vote upon this Agreement and the Merger (the "Company Stockholders Meeting"), on a date to be agreed upon between the Company and Parent, which date shall be set taking into account the status of pending regulatory matters pertaining to the transactions contemplated hereby.
(b) As promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC a Proxy Statement relating to this Agreement and the Merger (the "Proxy Statement"). The Company shall use its reasonable best commercial efforts to cause the Proxy Statement to be "cleared" by the SEC for mailing to the stockholders of the Company as promptly as practicable and shall mail the Proxy Statement to its stockholders as promptly as practicable thereafter. Parent and Buyer shall furnish all information concerning it and the holders of its capital stock as the Company may reasonably request for inclusion in such Proxy Statement. Subject to receipt by the Company of a proposal for a Superior Transaction, the Proxy Statement shall include the recommendation of the Board in favor of approval and adoption of this Agreement and the Merger. Parent and Buyer shall have the right to review the Proxy Statement before it is filed with the SEC. The Company shall notify Parent immediately of the receipt of comments from the SEC and provide Parent immediately with a copy of such comments. Parent and Buyer shall have the right to review all revisions to preliminary drafts of the Proxy Statement before filed with the SEC. Whenever any event occurs that should be described in an amendment of or supplement to the definitive Proxy Statement, the Company shall, upon learning of such event, promptly notify and consult with Parent, and the parties shall cooperate with each other in connection with the preparation of a mutually acceptable amendment or supplement. The Company shall promptly file each such amendment or supplement with the SEC and mail such amendment or supplement as soon as practicable after it is cleared by the SEC. No amendment or supplement to the definitive Proxy Statement will be made by the Company without the approval of Parent, which approval shall not be unreasonably withheld or delayed.

6.10. INFORMATION.

(a) The Company covenants and agrees that neither the Proxy Statement, nor any other document filed or to be filed by or on behalf of the Company with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain at the respective times filed (whether concurrently herewith or hereafter) with the SEC, the FTC, the DOJ or other governmental authority or stock exchange any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference in any such document. The Company further covenants and agrees that neither the Proxy Statement nor any amendment or supplement thereto shall, when mailed to the Company's stockholders and at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by Parent or Buyer specifically for inclusion or incorporation by reference therein. The Company covenants and agrees that the Proxy Statement shall comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder and the rules and regulations of the NASDAQ Smallcap Market. The Company represents and warrants to Parent and Buyer that none of the information supplied by the Company specifically for inclusion or incorporation by reference in any document filed or to be filed by or on behalf of Parent or Buyer with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b) Each of Parent and Buyer covenants and agrees that no document filed or to be filed by or on behalf of it with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain at the respective times filed (whether concurrently herewith or hereafter) with the SEC, the FTC, the DOJ or other governmental authority or stock exchange any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to information supplied by the Company specifically for inclusion or incorporation by reference in any such document. Each of Parent and Buyer represents and warrants to the Company that none of the information supplied by it specifically for inclusion or incorporation by reference in the Proxy Statement or any other document filed or to be filed by or on behalf of the Company with the SEC, the FTC, the DOJ or any other governmental authority or stock exchange in connection with the transactions contemplated by this Agreement shall contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

6.11. ENVIRONMENTAL ASSESSMENTS.

(a) Parent and Buyer shall have the right (to the extent allowable by the current owner of such property) to conduct before the Closing Date, at their sole expense, environmental site investigations and assessments ("Site Assessments") covering any real property owned or leased by the Company, for the purpose of determining whether there exists on such real property any environmental condition which could result in any liability, cost or expense to Parent, Buyer or the Surviving Corporation relating to Hazardous Substances or other adverse environmental conditions. Such Site Assessment may include both above and below the ground testing for environmental damage or the presence of Hazardous Substances on such property as may be reasonably necessary to conduct the Site Assessment in the opinion of the persons conducting such Site Assessment and the Company shall allow such persons access to such property during normal business hours and upon reasonable prior notice in order to permit them to conduct the Site Assessment and shall otherwise cooperate with such persons in connection therewith. In exercising its rights hereunder, Parent shall coordinate with the Company to avoid unduly interfering with the conduct of business by the Company and the Subsidiaries. For invasive testing (exclusive of asbestos sampling) (e.g., soil and soil boring testing), Parent will first present to the Company the plan or testing that is contemplated by Parent and Parent may not conduct such testing without the Company's prior written consent, which shall not be unreasonably withheld or delayed. In connection with such inspection and testing, Parent shall obtain at its sole cost and expense all permits and licenses required in connection with the performance of such work. Parent shall repair any damages caused by its tests or inspections. Parent hereby agrees to defend and indemnify the Company for all injuries and damages to persons or property caused by such surveys and testing and for the cost of removing all mechanics' or materialmen's liens on the inspected property resulting from such surveys and testing ordered by Parent.

(b) Parent and Buyer shall not provide any such Site Assessment, or any non-public information contained therein, to any third party, including any governmental authority, unless otherwise required to do so by court order or order of a regulatory agency, in which case, Parent or Buyer shall first notify the Company and afford the Company the right to seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained in a timely fashion so as to preclude the violation of any law or order, Parent or Buyer (as the case may be) shall furnish only that portion of such non-public information which it is advised by written opinion of counsel is legally required and shall exercise its best commercial efforts to obtain assurances that confidential treatment shall be accorded such non-public information.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF THE COMPANY, PARENT AND BUYER
The obligations of the parties to effect the Merger shall be subject to the satisfaction or, if permissible, waiver at or prior to the Effective Time of each of the following conditions:

7.1. STOCKHOLDER APPROVAL. The holders of a majority of the shares of Company Common Stock entitled to vote thereon shall have approved and adopted this Agreement in accordance with the DGCL and the rules and regulations of the Nasdaq Small Cap Market.

7.2. NO ACTION OR PROCEEDING. No temporary restraining order, preliminary or permanent injunction, cease and desist order or other legal restraint preventing the consummation of the transactions contemplated herein, or imposing material damages in respect thereof, shall be in effect.

7.3. MAILING OF PROXY STATEMENT. At least twenty (20) business days shall have elapsed since the mailing of the Proxy Statement to Company stockholders.

7.4. HSR ACT.  All waiting periods under the HSR Act shall have expired.

7.5. GOLDEN, COLORADO OFFICE. The Company, Majority Shareholder and Coors Ceramics shall have entered into an agreement agreeing to continue the lease by Coors Ceramics to the Company and the sublease by the Company to Majority Shareholder of premises located in Golden, Colorado for a period of ninety (90) days following the Closing upon such terms as such premises have been leased and subleased to date.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS
OF PARENT AND BUYER
The obligations of Parent and Buyer to effect the Merger shall be subject to the satisfaction by the Company or, if permissible, waiver by Parent and Buyer at or prior to the Effective Time of each of the following conditions:

8.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company and each Subsidiary contained in this Agreement and in any Company Agreement shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) when made and shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality or Material Adverse Effect, in which case it shall have been true in all respects) as of such date.

8.2. MATERIAL ADVERSE CHANGE. There shall not have occurred between the date hereof and the Closing Date any event which had a Material Adverse Effect, or which has affected the ability of the Company to consummate the transactions contemplated herein, nor shall there have occurred any event, development or state of facts or circumstances (other than a change in general economic conditions) which could reasonably be expected to result in any of the foregoing, either alone or together with other such occurrences.

8.3. SATISFACTION OF CLOSING OBLIGATIONS. The Company shall have delivered and/or satisfied each of its obligations set forth in Section 1.5.

8.4. DISSENTING SHARES. The number of shares of Company Common Stock for which appraisal rights are sought prior to any vote of the stockholders of the Company with respect to the Merger shall not exceed thirty percent (30%) of the outstanding shares of Company Common Stock.

8.5. COMPLIANCE WITH COVENANTS. The Company and each Subsidiary shall have performed or complied in all material respects (except to the extent the agreement or covenant is already qualified by materiality or Material Adverse Effect, in which case it shall have been performed or complied with in all respects) with all agreements and covenants required by this Agreement or any Company Agreement to be performed or complied with by it on or prior to the Effective Time.

8.6. THIRD PARTY CONSENTS. All consents, permits and approvals from and filings with any governmental authorities, nongovernmental self-regulatory agencies and from parties to any Company Material Contract which may be required in connection with the lawful consummation of the transactions contemplated hereby or the continuance of such Company Material Contract after the Closing Date, including without limitation all consents, permits, approvals and filings referenced in Section 4.3(b) of this Agreement, Section 4.3(b) of the Disclosure Letter and Section 4.15 of the Disclosure Letter, shall have been obtained upon terms and conditions reasonably satisfactory to Parent.

ARTICLE IX

CONDITIONS TO THE OBLIGATIONS OF THE COMPANY
The obligations of the Company to effect the Merger shall be subject to the satisfaction by Parent and/or Buyer, as the case may be, or, if permissible, waiver by the Company at or prior to the Effective Time of each of the following conditions:

9.1. REPRESENTATIONS AND WARRANTIES. The representations and warranties of Parent and Buyer contained in this Agreement shall have been true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall have been true in all respects) when made and shall be true and correct in all material respects (except to the extent the representation or warranty is already qualified by materiality, in which case it shall have been true in all respects) on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date, other than such representations and warranties as are made as of another specified date, which shall have been true and correct in all material respects (except to the extent the agreement or covenant is already qualified by materiality, in which case it shall have been performed or complied with in all respects) as of such date.

9.2. COMPLIANCE WITH COVENANTS. Each of Parent and Buyer shall have performed or complied in all material respects (except to the extent the agreement or covenant is already qualified by materiality, in which case it shall have been performed or complied with in all respects) with all agreements and covenants required by this Agreement or any Company Agreement to which it is a party to be performed or complied with by it on or prior to the Effective Time.

9.3. SATISFACTION OF CLOSING OBLIGATIONS. Parent and Buyer shall have delivered and/or satisfied each of their respective obligations set forth in Section 1.6.

ARTICLE X

TERMINATION AND ABANDONMENT

10.1. TERMINATION. This Agreement may be terminated (and the Merger contemplated hereby may be abandoned) notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time: (a) by mutual written consent of Parent, Buyer and the Company; (b) by any party if, without any material breach by such terminating party of its obligations under this Agreement, the Merger shall not have occurred on or before 5:00 p.m. (Los Angeles time) on the twenty-second (22nd) business day after the date when the Proxy Statement is mailed to the Company's stockholders (the "Merger Deadline"), which date may be extended by mutual written consent of the parties hereto; provided, however, that if a request for additional information is received from the FTC or the DOJ pursuant to the HSR Act, such date shall be extended to the fourteenth (14th) calendar day following acknowledgment by the FTC or

DOJ, as applicable, that the parties have complied with such request, but in any event not later than July 31, 1999; or (c) by Parent, Buyer or the Company if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts to remove or lift such order, decree or ruling.

10.2. TERMINATION BY PARENT OR BUYER. This Agreement may be terminated and the Merger may be abandoned by Parent or Buyer prior to the Effective Time if (a) any representation or warranty of the Company or any Subsidiary contained in this Agreement or in any Company Agreement is not true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality or Material Adverse Effect) at and as of any date prior to the Effective Time as if made at and as of such time, except for
(i) failures to comply as are capable of being and are cured (other than by the Company merely disclosing the breach to Parent or Buyer) within ten (10) days after written notice from Parent or Buyer to the Company of such failure, or
(ii) any representation or warranty which speaks as of a specified date which was true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality or Material Adverse Effect) as of such specified date; (b) the Company or any Subsidiary has failed to comply with any of its agreements or covenants under this Agreement or any Company Agreement in all material respects (or in all respects if the agreement or covenant is already qualified by materiality or Material Adverse Effect), except for failures to comply as are capable of being and are cured within ten (10) days after written notice from Parent or Buyer to the Company of such failure; (c) the conditions specified in ARTICLE VII and ARTICLE VIII to be satisfied by the Company shall not have been satisfied by the Company or waived by Parent and Buyer prior to the Merger Deadline; (d) the Board shall (i) withdraw its recommendation or approval in respect of this Agreement or the Merger or (ii) modify or change its recommendation or approval in respect of this Agreement or the Merger in a manner materially adverse to Parent or Buyer or (iii) fail to publicly oppose a Tender Offer or Exchange Offer (each as hereinafter defined) within ten (10) business days after commencement of such Tender Offer or Exchange Offer; or (e) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal. As used herein, "Tender Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of a tender offer or the filing by any person of a registration statement under the Securities Act of 1933, as amended (the "Securities Act") with respect to a tender offer to purchase any shares of Company Common Stock such that upon consummation of such offer, such person would own or control 15% or more of the then outstanding shares of Company Common Stock. As used herein, "Exchange Offer" shall mean the commencement (as such term is defined in Rule 14d-2 under the Exchange Act) of an exchange offer or the filing by any person of a registration statement under the Securities Act with respect to an exchange offer to purchase any shares of Company Common Stock such that upon consummation of such offer, such person would own or control 25% or more of the then outstanding shares of Company Common Stock.

10.3. TERMINATION BY THE COMPANY. This Agreement may be terminated and the Merger may be abandoned by the Company notwithstanding approval thereof by the stockholders of the Company at any time prior to the Effective Time if (a) any representation and warranty of Parent or Buyer contained in this Agreement or any Company Agreement to which it is a party is not true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality) at and as of any date prior to the Effective Time as if made at and as of such time, except for (i) failures to comply as are capable of being and are cured (other than by Parent or Buyer, as the case may be, merely disclosing the breach to the Company) within ten (10) days after written notice from the Company to Parent or Buyer of such failure, or (ii) any representation or warranty which speaks as of a specified date which were true and correct in all material respects (or in all respects if the representation or warranty is already qualified by materiality) as of such specified date; (b) Parent or Buyer has failed to comply in all material respects (or in all respects if the agreement or covenant is already qualified by materiality) with any of its agreements or covenants under this Agreement or any Company Agreement to which it is a party, except for failures to comply as are capable of being and are cured within ten (10) days after written notice from the Company to Parent or Buyer of such failure; (c) the conditions in ARTICLE VII and ARTICLE IX to be satisfied by the Buyer or Parent shall not have been satisfied by the Buyer or Parent or waived by the Company prior to the Merger Deadline; or (d) the Board shall have approved any proposal other than by Parent and Buyer in respect of an Acquisition Transaction or shall have approved the waiver of the Company Right of First Refusal.

10.4. PROCEDURE FOR TERMINATION. In the event of termination and abandonment of the Merger by Parent, Buyer or the Company pursuant to this ARTICLE X, written notice thereof shall be given by the terminating party to the other parties.

10.5. EFFECT OF TERMINATION. In the event of termination of this Agreement pursuant to and in accordance with this ARTICLE X, the Merger shall be deemed abandoned and this Agreement shall forthwith become void, except as provided in Sections 6.3(b) and 6.7 hereof (which Sections shall survive any termination of this Agreement), without liability on the part of any party hereto or its affiliates, directors, officers or stockholders except as provided in Sections

10.6 and 10.7 hereof, and each of the parties hereto hereby waives and releases any other claim which may otherwise exist upon such termination.

10.6. TERMINATION FEE.

(a) Termination by Parent or Buyer. In the event this Agreement is terminated by Parent or Buyer pursuant to Section 10.2(a) or 10.2(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary (it being understood that any action or inaction outside the control of the Company or any Subsidiary such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.6(a)), the Company shall within five (5) business days following the termination of this Agreement pay to the terminating party an amount equal to the actual out-of-pocket fees and expenses reasonably incurred and paid by such terminating party in connection with the Merger and the transactions contemplated by this Agreement, such amount not to exceed $750,000. Notwithstanding anything to the contrary set forth in this Section 10.6(a): (i) in the event that Parent is entitled to a fee pursuant to Section 10.7 hereof, neither Parent nor Buyer shall be entitled to any fee under this Section 10.6(a), and (ii) under no circumstances shall both Parent and Buyer be entitled to a fee pursuant to this Section 10.6(a).

(b) Termination by Company. In the event this Agreement is terminated by the Company pursuant to Section 10.3(a) or 10.3(b) hereof, where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of Buyer or Parent (it being understood that any action or inaction outside the control of Buyer or Parent shall not come within this Section 10.6(b)), Parent shall within five (5) business days following the termination of this Agreement pay to the Company an amount equal to $500,000 as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred by the Company in connection with the Merger and the transactions contemplated by this Agreement.

10.7. TOPPING FEE.
(a) In the event this Agreement is terminated by Parent or Buyer pursuant to
Section 10.2(d) or 10.2(e) hereof, or by the Company pursuant to Section 10.3(d) hereof, the Company shall within five (5) business days following the termination of this Agreement pay to Parent Two Million Dollars ($2,000,000) as compensation for lost opportunities and reimbursement of out-of-pocket fees and expenses incurred in connection with the Merger and the transactions contemplated by this Agreement (the "Topping Fee").

(b) In the event this Agreement is terminated by Parent or Buyer pursuant to
Section 10.2(a) or Section 10.2(b), where the failure giving rise to such right of termination shall have been caused in whole or in part by any action or inaction within the control of the Company or any Subsidiary (it being understood that any action or inaction outside the control of the Company or any Subsidiary such as, by way of example only, the filing of a lawsuit against them, shall not come within this Section 10.7(b)), the Company shall also pay to Parent the Topping Fee if (A) after the date hereof and before the termination of this Agreement, a proposal for an Acquisition Transaction shall have been made and publicly announced by any person (other than Parent, Buyer and their directors, officers, employees, agents and representatives), and (B) after the date hereof and at or prior to January 31, 2000, the Company shall have effected such Acquisition Transaction with such person or an affiliate thereof. The Topping Fee payable under this Section 10.7(b) shall be payable as a condition to the consummation of the foregoing Acquisition Transaction.

(c) If any party fails to pay promptly the fees, costs or expenses due to another party pursuant to Sections 10.6 or 10.7, the party failing to make such payment shall also pay the other party's costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of the unpaid fees, costs and/or expenses under said Sections, accruing from their due date, at an interest rate per annum equal to two percentage points in excess of the prime commercial lending or reference rate quoted by Bank of America.

10.8. REMEDIES. Each party hereto hereby agrees that the sole and exclusive remedy of such party arising out of, resulting from, in connection with or relating to, directly or indirectly, another party's breach, default or failure in performance of any of such other party's covenants, agreements, representations or warranties occurring prior to the Effective Time, shall be termination of this Agreement pursuant to this ARTICLE X, and receipt of a payment pursuant to Section 10.6 or 10.7 hereof, if applicable.

ARTICLE XI

MISCELLANEOUS

11.1. AMENDMENT AND MODIFICATION. At any time prior to the Effective Time, subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement (referring specifically to this Agreement) of Parent, Buyer and the Company with respect to any of the terms contained herein.

11.2. WAIVER. At any time prior to the Effective Time, Parent and Buyer, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties of the other contained herein or in any documents delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein which may legally be waived. Any such extension or waiver shall be valid only if set forth in an instrument in writing specifically referring to this Agreement and signed on behalf of each party.

11.3. SURVIVABILITY. The respective representations and warranties of Parent, Buyer and the Company contained herein or in any certificates or other documents delivered prior to or as of the Effective Time shall not survive beyond the Effective Time. The covenants and agreements of the parties hereto (including the Surviving Corporation after the Merger) shall survive the Effective Time without limitation (except for those which, by their terms, contemplate a shorter survival period).

11.4. NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by FedEx or other nationally recognized next-day courier, telecopied with confirmation of receipt, or mailed first class, postage prepaid, by certified mail, return receipt requested, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified below. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by certified mail, in the manner set forth above, within three (3) business days thereafter.

(a) if to the Company,
    to:               Golden Genesis Company
                      4585 McIntyre Street
                      Golden, Colorado  80403
                      Attention:  J. Michael Davis
                      Fax No.:  (303) 271-7193
    with a copy to:   Hogan & Hartson L.L.P.
                      1200 17th Street
                      Suite 1500
                      Denver, Colorado  80202
                      Attention:  Steven A. Cohen, Esq.
                      Fax No.:  (303) 899-7333

(b) if to Parent
    or Buyer, to:     Kyocera International, Inc.
                      8611 Balboa Avenue
                      San Diego, California 92123-1580
                      Attention:  President
                      Fax No.:  (619) 492-1456

    with a copy to:   Loeb & Loeb LLP
                      1000 Wilshire Blvd., Suite 1800
                      Los Angeles, California 90017
                      Attention: Kenneth R. Benbassat, Esq.
                      Fax No.:  (213) 688-3460

11.5. ASSIGNMENT. This Agreement and all of the provisions hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto without the prior written consent of the other parties, provided that Buyer may assign its rights and obligations under this Agreement to any direct or indirect wholly-owned Subsidiary of Parent, but no such assignment will relieve any party of its obligations under this Agreement. This Agreement, except for the provisions of Sections 2.2 and 3.2 hereof (which are intended to be for the benefit of the persons identified therein, and may be enforced by such persons), is not intended to confer any rights or remedies hereunder upon any other person except the parties hereto.

11.6. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

11.7. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

11.8. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Where the context or construction requires, all words applied in the plural shall be deemed to have been used in the singular, and vice versa; and the masculine shall include the feminine and neuter, and vice versa. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof; (ii) the term "Subsidiary" shall mean each corporation, limited liability company, partnership, joint venture, trust or other entity in which the Company has, directly or indirectly, an equity interest representing 50% or more of the capital stock thereof or other equity interest therein having ordinary voting power to elect a majority of the board of directors or other governing body of such entity; (iii) the term "including" and words of similar import shall mean "including, without limitation," unless the context otherwise requires or unless otherwise specified; (iv) the term "to the Company's knowledge" (or words of similar import) shall mean to the knowledge of the Board or any senior officer of the Company; and (v) the term "Material Adverse Effect" or other similar phrase including the word "material" shall mean (i) with respect to the Company and the Subsidiaries, taken as a whole, any adverse change or effect or potential adverse change or effect, or any series thereof, involving more than Five Hundred Thousand Dollars ($500,000) in the aggregate, or (ii) an effect that is, or at the time of such effect it is probable that the effect will be, materially adverse to the ability of the Surviving Corporation to conduct the business of the Company and the Subsidiaries, taken as a whole, as presently conducted, following the Effective Time.

11.9. ENTIRE AGREEMENT. This Agreement and the Disclosure Letter and the exhibits and schedules hereto (which are incorporated herein by this reference) embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and supersede all prior agreements and understandings among the parties with respect to such subject matter, including, without limitation, that certain letter agreement, dated April 13, 1999, between the Company and Parent. There are no representations, promises, warranties, covenants or undertakings in respect of such subject matter, other than those expressly set forth or referred to herein and therein.

*****

IN WITNESS WHEREOF, Parent and the Company have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


COMPANY:
GOLDEN GENESIS COMPANY


By:___________________________
J. Michael Davis
President


BUYER:
GGC ACQUISITION COMPANY


By:___________________________
Rodney N. Lanthorne
President


PARENT:
KYOCERA INTERNATIONAL, INC.


By:___________________________
Rodney N. Lanthorne
President

EXHIBIT A (to the Agreement and Plan of Merger)

Certificate of Incorporation

of

Golden Genesis Company


First:     The name of the corporation is Golden Genesis Company.

Second:     The address of the registered office of the corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the corporation at such address is The Corporation Trust Company.

Third:     The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

Fourth:     The total number of shares of stock which the corporation is authorized to issue is 17,153,000 shares of common stock with a par value of $.001 per share.

Fifth:     The business and affairs of the corporation shall be managed by the board of directors, and the directors need not be elected by ballot unless required by the bylaws of the corporation.

Sixth:     In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the board of directors is expressly authorized to adopt, amend or repeal the bylaws.

Seventh:     The corporation reserves the right to amend and repeal any provision contained in this certificate of incorporation in the manner prescribed by the laws of the State of Delaware. All rights herein conferred are granted subject to this reservation.

Eighth:     A Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Ninth:     The name and mailing address of the incorporator (the "Incorporator")
are E.L. Kinsler, 1209 Orange Street, Wilmington, Delaware 19801. The powers of the Incorporator shall terminate upon the filing of this Certificate of Incorporation.

Tenth:     The following persons, having the following mailing addresses, shall serve as the directors of the corporation until the first annual meeting of the stockholders of the corporation or until their successors are elected and qualified:

     Name                    Mailing Address

     Jed J. Burnham          4584 McIntyre Street
                             Golden, Colorado 80403

     John K. Coors           4584 McIntyre Street
                             Golden, Colorado 80403

     Joseph Coors, Jr.       4584 McIntyre Street
                             Golden, Colorado 80403

     John Markle             4584 McIntyre Street
                             Golden, Colorado 80403

     Norman E. Miller        4584 McIntyre Street
                             Golden, Colorado 80403

     Gerrit J. Wolfaardt     4584 McIntyre Street
                             Golden, Colorado 80403

Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

EXHIBIT B (to the Agreement and Plan of Merger)

STOCK OPTION CANCELLATION AGREEMENT

This STOCK OPTION CANCELLATION AGREEMENT is made this ____ day of __________, 1999 ("Agreement"), by and between Golden Genesis Company, a Delaware corporation (the "Company"), and __________ (the "Optionee").

W I T N E S S E T H:

WHEREAS, the Company has previously established a 1998 Stock Option and Incentive Plan, a 1996 Stock Option Plan, a 1990 Stock Option Plan and a Non-Employee Directors Stock Option Plan (hereinafter collectively referred to as the "Plans"); and

WHEREAS, the Company has, pursuant to one or more Stock Option Agreements (the "Stock Option Agreements") between the Company and the Optionee, previously issued to Optionee under one or more of the Plans one or more options to purchase shares of the Company's Common Stock, par value $.10 per share (the "Shares"), which options, as of the date hereof, have not been exercised, and which options are described in Schedule A attached hereto (the "Options"); and

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of May 26, 1999, by and among the Company, GGC Acquisition Company, and Kyocera International, Inc.(the "Merger Agreement"); and

WHEREAS, upon consummation of the transactions contemplated by the Merger Agreement (i) all of the Shares then issued and outstanding shall be cancelled and the Company's existing stockholders shall cease to be stockholders of the Company or any successor entity and shall receive a cash payment in the amount of $2.33 per share in consideration for cancellation of all of such Shares then owned by them; and (ii) the Shares shall cease to be listed on the NASDAQ Smallcap market and shall no longer be publicly traded on that or any other exchange or otherwise; and

WHEREAS, the parties hereto hereby agree that it is in their mutual interests to cancel the Options.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth below and for good and valuable consideration, the parties hereto have agreed as follows:

1. Effective as of the Effective Time (as hereinafter defined), the Options shall be cancelled. Such cancellation shall be self-effectuating, requiring no further action on Company's part other than Company's compliance with its obligations hereunder. Upon cancellation of the Options, the Stock Option Agreements shall be null and void in their entirety. Furthermore, in consideration of the payment to be made to Optionee pursuant to this Agreement, Optionee hereby waives all notice requirements contained in the Plans and in the Stock Option Agreements.

2. In full consideration of the cancellation of the Options, the Company shall pay Optionee at the Effective Time an amount equal to the product of (a) the excess, if any, by which the Merger Price (as hereinafter defined) exceeds the exercise price of the Option and (b) the number of Shares subject thereto.

3. Subject to all applicable federal, state and local laws, rules and regulations with regard to the withholding of taxes, the Company shall pay the amount specified in Section 2 above by bank check, in a single lump sum payment, at the Effective Time.

4. Notwithstanding Section 2, no amount shall be paid to Optionee with respect to an Option (or the portion thereof) which is exercised after the date hereof, but prior to the date of the Effective Time.

5.  The rights and obligations of the parties hereunder shall not be assignable.

6.  For purposes of this Agreement, the following definitions shall apply:

(i) "Effective Time" means the date and time of the filing of the Certificate of Merger (or the time specified therein) pursuant to the Merger Agreement; and

(ii)  "Merger Price" means $2.33.

7. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto, their personal representatives, administrators, executors, heirs, successors and assigns.

8. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed the day and year first written above.
The Company:
GOLDEN GENESIS COMPANY



By:

Name:  J. Michael Davis
Title:  President

Optionee:


Signature

Print Name:

SCHEDULE A (to the Stock Option Cancellation Agreement)


[Instructions: List all unexercised options issued to the Optionee. With respect to each Option specify: (i) date of issuance, (ii) number of shares subject to the Option and (iii) option exercise price. With respect to any Option which has been partially exercised, specify the number of shares as to which the Option has not been exercised.]

EXHIBIT B

OPINION OF HANIFEN, IMHOFF INC.
Hanifen, Imhoff Inc.
1125 17th Street, Suite 1500
Denver, CO 80202


May 26, 1999


The Board of Directors
Golden Genesis Company
4585 McIntyre Street
Golden, CO  80403

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Golden Genesis Company ("GGC") of the consideration to be received by such stockholders pursuant to the terms of and subject to the conditions set forth in the Agreement and Plan of Merger dated May 26, 1999, (the "Merger Agreement"), by and among Kyocera Solar Corporation / Kyocera International ("Kyocera") and GGC. As more fully described in the Merger Agreement: (i) Kyocera will be merged with and into GGC (the "Merger"); and (ii) each outstanding share of the common stock, par value $0.01 per share, of GGC (the "GGC Common Stock") will be converted into the right to receive $2.33 net to the holder in cash.

In arriving at our opinion: (i) we reviewed the financial terms of the Merger as set forth in the Merger Agreement; (ii) we held discussions with senior management of GGC concerning the businesses, operations and prospects of GGC and Kyocera; (iii) we examined certain publicly available business and financial information relating to GGC, as well as certain financial forecasts and other data for GGC which were provided to us by GGC's management; (iv) we examined the terms of other relevant transactions that had certain characteristics in common with the Merger; and (v) we analyzed certain financial, market and other publicly available information relating to the businesses of other companies whose operations we considered related to those of GGC. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed necessary to arrive at our opinion.

In rendering our opinion, we have relied upon and assumed, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to, or otherwise reviewed by or discussed with, us. With respect to financial forecasts relating to GGC, we have assumed that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future financial performance of GGC. We did not receive from Kyocera's management, nor did we review, financial forecasts for Kyocera. Our opinion, as set forth herein, relates to the purchase price paid to the holders of GGC Common Stock by Kyocera. We have not made, or been provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of GGC or Kyocera.

We were not requested to and did not provide advice concerning the structure, the specific amount of the consideration, or any other aspects of the Merger, or to provide services other than the delivery of this opinion. We were not authorized to, and did not, solicit third party indications of interest in acquiring all or any part of GGC, and we were not asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for GGC, or the effect of any other transaction in which GGC might engage. We did not participate in negotiations with respect to the terms of the Merger.
Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

Hanifen, Imhoff Inc. ("Hanifen"), as part of its investment banking services, is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we may actively trade the securities of GGC for our own account or for the accounts of our customers and, accordingly, may at any time hold long or short positions in such securities. For our services in rendering this opinion, GGC will pay us a fee and indemnify us against certain liabilities; the fee is not contingent upon consummation of the Merger.

The opinion expressed herein is provided solely for the use of the Board of Directors of GGC in connection with and for the purposes of its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Hanifen be made, without our prior written consent, except that it may appear in any proxy statement or similar document related to the proposed Merger.

Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the consideration to be received in the Merger is fair, from a financial point of view, to the holders of GGC Common Stock.

Very truly yours,



HANIFEN, IMHOFF INC.

EXHIBIT C

SECTION 262 OF THE DELAWARE
GENERAL CORPORATION LAW

262 APPRAISAL RIGHTS - (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to s228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to s251 (other than a merger effected pursuant to s251(g) of this title), s252, s254, s257, s258, s263 or s264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of s251 of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under s253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d)  Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to s228 or s253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

EXHIBIT D

OPTION, VOTING AND INDEMNIFICATION AGREEMENT

This Option, Voting and Indemnification Agreement ("Agreement") is made as of May 26, 1999, by and among ACX Technologies, Inc., a Colorado corporation ("ACX"), Golden Technologies Company, Inc., a Colorado corporation ("Stockholder," and together with ACX, collectively referred to as the "Selling Parties," and individually, a "Selling Party") and Kyocera International, Inc., a California corporation ("Parent"). All terms not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as that term is defined below).

RECITALS

A. Kyocera, GGC Acquisition Company, a Delaware corporation ("Merger
Sub") and Golden Genesis Company, a Delaware corporation (the "Company") have entered into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), of even date herewith, pursuant to which Merger Sub, a wholly-owned subsidiary of Parent, will be merged with and into the Company (the "Merger").

B. The Board of Directors of the Company has adopted resolutions approving the Merger pursuant to the Merger Agreement and this Agreement for purposes of making inapplicable the restrictions on "business combinations" imposed by Section 203 of the Delaware General Corporation Law.

C. In order to induce Parent to enter into the Merger Agreement, the Selling Parties have agreed to take certain actions and to refrain from taking other actions in connection with the Merger.

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

SECTION 1. CERTAIN DEFINITIONS.

For purposes of this Agreement:

(a) "COMPANY COMMON STOCK" shall mean the common stock, par value $.10 per share, of the Company.

(b) An "EXERCISE EVENT" shall be deemed to have occurred if Parent shall have the right to terminate the Merger Agreement pursuant to
Section 10.2(d) or 10.2(e) of the Merger Agreement.

(c) "EXPIRATION DATE" shall mean the earlier of (i) the date upon which the Merger becomes effective (the "Effective Date"), (ii) the date upon which the Option Closing occurs, (iii) the date upon which the Merger Agreement is validly terminated pursuant to Section 10.1(a) or 10.1(c) of the Merger Agreement, and (iv) January 31, 2000 (the "Expiration Date").

(d) Each Selling Party shall be deemed to "OWN" or to have acquired "OWNERSHIP" of a security if it: (i) is the record owner of such security; or (ii) is the "beneficial owner" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934) of such security.

(e) "PERSON" shall mean any (i) individual, (ii) corporation, limited liability company, partnership, trust or other entity, or (iii) governmental authority.

(f) "RESTRICTED PERIOD" shall mean the period from the date of this Agreement through the Expiration Date.

(g) "SUBJECT SECURITIES" shall mean: (i) all securities of the Company (including all shares of Company Common Stock and all options, warrants and other rights to acquire shares of Company Common Stock) Owned by the Selling Parties as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company Common Stock and all additional options, warrants and other rights to acquire shares of Company Common Stock) of which each Selling Party acquires Ownership during the Restricted Period.

(h) A Person shall be deemed to have effected a "TRANSFER" of a security if such Person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers, distributes or disposes of such security or any interest in such security; or (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

SECTION 2. TRANSFER OF SUBJECT SECURITIES.

2.1 NO TRANSFER OF SUBJECT SECURITIES. During the Restricted Period, neither Selling Party shall cause or permit any Transfer of any of the Subject Securities to be effected. Any Transfer in violation of this Section
2.1 shall be null and void ab initio.

2.2 NO TRANSFER OF VOTING RIGHTS.   Each Selling Party shall ensure
that, during the Restricted Period: (a) none of the Subject Securities is deposited into a voting trust; and (b) no proxy is granted other than to Parent pursuant to this Agreement, and no voting agreement or similar agreement is entered into, with respect to any of the Subject Securities.

SECTION 3. VOTING OF SHARES.

3.1 VOTING AGREEMENT.  Each Selling Party agrees that, during the
Restricted Period:

(a) at any meeting of stockholders of the Company, however called, and at every adjournment or postponement thereof, it shall (unless otherwise directed in writing by Parent) cause all outstanding shares of Company Common Stock (and any other Subject Securities having voting rights) that are Owned by such Selling Party as of the record date fixed for such meeting to be voted (i) FOR the approval and adoption of the Merger

Agreement and the approval of the Merger, and FOR each of the other actions contemplated by the Merger Agreement, and (ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction with any Person (other than Parent or Merger Sub); and

(b) in the event written consents are solicited or otherwise sought from stockholders of the Company with respect to the approval or adoption of the Merger Agreement, with respect to the approval of the Merger or with respect to any of the other actions contemplated by the Merger Agreement, it shall (unless otherwise directed in writing by Parent) cause to be validly executed, with respect to all outstanding shares of Company Common Stock (and any other Subject Securities having voting rights) that are Owned by such Selling Party as of the record date fixed for the consent to the proposed action, a written consent or written consents (i) FOR the approval and adoption of the Merger Agreement and the approval of the Merger, and FOR each of the other actions contemplated by the Merger Agreement, and
(ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction with any Person (other than Parent or Merger Sub).

3.2 PROXY; ADDITIONAL PURCHASES; FURTHER ASSURANCES.

(a) Contemporaneously with the execution of this Agreement: (i) each Selling Party shall deliver to Parent a proxy in the form attached to this Agreement as Exhibit A, which shall be irrevocable to the fullest extent permitted by law, with respect to the shares referred to therein (individually, a "Proxy," and collectively, the "Proxies"); and (ii) each Selling Party shall cause to be delivered to Parent an additional proxy (in the form attached hereto as Exhibit A) executed on behalf of the record owner of any outstanding shares of Company Common Stock that are owned beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), but not of record, by such Selling Party.

(b) Each Selling Party shall, at its own expense, perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Parent the power to carry out and give effect to the provisions of this Agreement.

SECTION 4. THE OPTION

4.1 Each Selling Party hereby grants to Parent an unconditional, irrevocable option (the "Option") to purchase on one occasion, subject to the terms hereof, all of the Subject Securities Owned by such Selling Party
(other than the 500,000 shares of Company Common Stock Owned by Robert
Kaufmann with respect to which ACX has voting power) at any time on or prior to the Expiration Date if after the date of this Agreement an Exercise Event occurs. Following the occurrence of an Exercise Event, Parent may purchase:
(i) all (but not less than all) Subject Securities consisting of Company
Common Stock at a purchase price of $2.33 per share (as adjusted pursuant to Section 4.2 below, the "Standard Option Price"), and (ii) all or any part of any other Subject Securities at a purchase price equal to that paid by such Selling Party for such Subject Securities (the "Other Option Price"). If Parent wishes to exercise the Option, it shall send to the Selling Parties a written notice (the date of which is referred to herein as the "Notice Date") on or prior to the Expiration Date specifying (i) which Subject Securities not consisting of Company Common Stock Parent will purchase, if any, and (ii) a place and date not later than the later of (A) five (5) business days from the Notice Date and (B) notwithstanding the Expiration Deadline (but in any event not later than March 15, 2000), two (2) business days following the expiration or earlier termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for the closing of such purchase (the "Option Closing"). At the Option Closing,
Parent shall pay to each Selling Party the aggregate purchase price for the Subject Securities sold by such Selling Party in immediately available funds by a wire transfer to a bank account designated by such Selling Party;
provided that failure or refusal of such Selling Party to designate such a bank account shall not preclude Parent from exercising the Option. At the Option Closing, simultaneously with the payment of the aggregate Standard
Option Price and the Other Option Price, if applicable, by Parent, each Selling Party shall deliver to Parent a certificate or certificates representing the Subject Securities accompanied by duly executed stock powers. If prior notification to or approval of any governmental authority is required (or if any waiting period must expire or be terminated) in connection with the exercise of the Option, the Selling Parties shall promptly cause to be filed, if applicable, the required notice or application for approval and shall expeditiously process the same (and the Selling
Parties shall cooperate with Parent in the filing of any such notice or application required to be filed by Parent and the obtaining of any such approval required to be obtained by Parent), and notwithstanding anything to the contrary set forth in this Agreement, the Expiration Deadline may be extended by Parent to a date not more than three (3) business days after the date on which any required notification has been made, approval has been obtained or waiting period has expired or been terminated; provided, however, that in no event may the Expiration Deadline be extended beyond March 15, 2000.

4.2 If at any time the Company shall (i) pay a dividend (other than regular cash dividends) or otherwise make a distribution to the holders of Company Common Stock, (ii) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock or combine its outstanding shares of Company Common Stock into a smaller number of shares of Company Common Stock, (iii) reorganize its capital, reclassify its capital stock, consolidate or merge with or into another entity or sell, transfer or otherwise dispose of all or substantially all of its property, assets or business to another entity or (iv) engage in any similar dilutive transaction, the parties agree to adjust the Standard Option Price and/or the number of shares of Company Common Stock (or Company Common Stock obtainable upon conversion of other Subject Securities, if applicable) subject to the Option as necessary and equitable in order to ensure that Parent shall receive, upon exercise of the Option, the number of shares of Company Common Stock (or Company Common Stock obtainable upon conversion of other Subject Securities, if applicable) which Parent would have received in connection with or as a result of such dividend, distribution or other transaction, if it had exercised the Option immediately prior to (i) the record date for any such dividend or other distribution or (ii) the effective time of any such other transaction.

4.3 Until exercise of the Option, all rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the Selling Parties, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of the Company or exercise any power or authority to direct either Selling Party in the voting of any of the Subject Securities, except as otherwise provided herein and in the Proxies, or the performance of either Selling Party's duties or responsibilities as a stockholder of the Company.

SECTION 5. WAIVER OF APPRAISAL RIGHTS.

Each Selling Party hereby irrevocably and unconditionally waives, and agrees to cause to be waived and to prevent the exercise of, any rights of appraisal, any dissenters' rights and any similar rights relating to the Merger or any related transaction that such Selling Party or any other Person may have by virtue of the ownership of any Subject Securities.

SECTION 6. NO SOLICITATION.

6.1 During the Restricted Period, each Selling Party shall, and shall direct its officers, directors, employees, representatives and agents (including, without limitation, its attorneys, investment bankers and accountants) to, refrain from any discussions and negotiations with any parties other than Parent and Merger Sub with respect to any proposal relating to an Acquisition Transaction, and agrees that it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants), directly or indirectly, to solicit, initiate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to an Acquisition Transaction or initiate, negotiate, explore or otherwise engage in substantive communications in any way with any Person (other than Merger Sub, Parent and their directors, officers, employees, agents and representatives) with respect to any Acquisition Transaction. Without limiting the generality of the foregoing, each Selling Party agrees that during the Restricted Period, it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives (including, without limitation, its attorneys, investment bankers and accountants) to request that the Company waive its right of first refusal, under the Stock Purchase Agreement, dated November 15, 1996, among Stockholder, New World Power Corporation and the Company, to purchase all shares of Company Common Stock that Stockholder and its subsidiaries may from time to time propose to sell.

6.2 ACX agrees that if either J. Michael Davis or Jeffrey C. Brines
(each, a "Company Employee") becomes an employee of ACX or any of its affiliates, ACX shall, for a period 18 months after such employment commences, not permit such Company Employee to do either of the following for the benefit of ACX or such affiliate, as the case may be: (a) cause or attempt to cause any employee, agent or contractor of the Company, to terminate his or her employment, agency or contractor relationship with the Company; interfere or attempt to interfere with the relationship between the Company and any employee, contractor or agent of the Company; hire or attempt to hire any employee, agent or contractor of the Company; or conduct business of any kind with any Company contractor; or (b) solicit business from or conduct business with any customer or client served by the Company while he was an employee of the Company; or interfere or attempt to interfere with any transaction, agreement or business relationship in which the Company or any affiliate was involved while he was an employee of the Company.

SECTION 7. ASSIGNMENT OF SOLAR ELECTRIC ASSETS.

Contemporaneously with the execution of this Agreement, the Selling
Parties and Golden International, Inc., a Colorado corporation (or any successor-in-interest to Golden International, Inc., "Photon Subsidiary") shall execute and deliver to Parent, an Assignment and Bill of Sale in the form of Exhibit B hereto (the "Assignment"), assigning, as of the Effective Time, to the Company, all of their right, title and interest in and to the following (collectively, the "Solar Electric Assets"): all Intellectual Property owned by them (whether or not developed by them) for use in (a) solar electric applications and (b) the manufacture of CdTe thin film modules (or otherwise relating thereto) other than any such Intellectual Property in which PE Limited Liability Company has an interest. The Solar Electric Assets shall be assigned to the Company on an as-is, where-is basis, without any representation or warranty except as set forth in Section 9.

SECTION 8. REPAYMENT OF CERTAIN COMPANY INDEBTEDNESS.

Parent agrees that if the indebtedness of the Company owing to the Selling Parties listed on Schedule 1 hereto (the "Intercompany Indebtedness") is not paid in full as of the Effective Time, Parent shall cause the Intercompany Indebtedness to be paid in full immediately after the Effective Time but no later than twenty-four (24) hours thereafter. Additionally, to the extent Stockholder and/or ACX, as the case may be, attempt to obtain releases from the guaranties of obligations of the Company listed on Exhibit D hereto (the "Guaranties"), Parent shall offer to be substituted as guarantor under the Guaranties, in the place and stead of Stockholder or ACX, as the case may be, and shall use best commercial efforts to effect such substitution.

SECTION 9. REPRESENTATIONS AND WARRANTIES OF EACH SELLING PARTY.

Each Selling Party hereby represents and warrants to Parent as to itself (and as to Photon Subsidiary) as follows:

9.1 AUTHORIZATION, ETC. It has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement, the Assignment and its Proxy and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement, the Assignment and its Proxy have been duly and validly authorized and approved by its Board of Directors and its stockholders to the extent required by applicable law and its Certificate or Articles of Incorporation, bylaws or other charter documents and no other corporate proceedings are necessary to authorize this Agreement, the Assignment or its Proxy. This Agreement, the Assignment and its Proxy have been duly and validly executed and delivered by it and constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies. Photon Subsidiary has the absolute and unrestricted right, power, authority and capacity to execute and deliver the Assignment and to perform its obligations thereunder. The execution and delivery of the Assignment has been duly and validly authorized and approved by Photon Subsidiary's Board of Directors and its stockholders to the extent required by applicable law. The Assignment has been duly and validly executed and delivered by Photon Subsidiary and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

9.2 NO CONFLICTS OR CONSENTS.

(a) The execution and delivery of this Agreement, the Assignment and its Proxy by it do not, and the performance of this Agreement, the Assignment and its Proxy by it will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to it or by which it or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Subject Securities or the Solar Electric Assets pursuant to, any contract to which it is a party or by which it or any of its affiliates or properties is or may be bound or affected, except in the case of clause (i) or (ii) above where any of such events would not have a material adverse effect on it or otherwise impair its ability to satisfy its obligations hereunder.

(b) The execution and delivery of the Assignment by Photon
Subsidiary do not, and the performance of the Assignment by it will not: (i) conflict with or violate any law, rule, regulation, order, decree or judgment applicable to it or by which it or its properties is or may be bound or affected; or (ii) result in or constitute (with or without notice or lapse of time) any breach of or default under, or give to any other Person (with or without notice or lapse of time) any right of termination, amendment, acceleration or cancellation of, or result (with or without notice or lapse of time) in the creation of any encumbrance or restriction on any of the Solar Electric Assets pursuant to, any contract to which it is a party or by which it or any of its affiliates or properties is or may be bound or affected, except in the case of clause (i) or (ii) above where any of such events would not have a material adverse effect on it or otherwise impair its ability to satisfy its obligations hereunder.

(c) The execution and delivery of this Agreement, the Assignment and its Proxy by it do not, and the performance of this Agreement, the Assignment and its Proxy by it will not, require any consent or approval of any Person.

(d) The execution and delivery of the Assignment by Photon
Subsidiary will not when executed, and the performance of the Assignment by it will not, require any consent or approval of any Person.

9.3 TITLE TO SECURITIES.  As of the date of this Agreement:  (a)
Stockholder holds of record 8,399,327 shares of Company Common Stock, free and clear of all liens, pledges, claims, charges, security interests, options, rights of first refusal, agreements, limitations on the Stockholder's voting rights, or other encumbrances of any kind and Stockholder is not the

"beneficial owner" (as such term is used in Section 1(d)) of any additional shares of Company Common Stock; (b) ACX holds of record 530,052 shares of Company Common Stock and is the "beneficial owner" (as such term is used in Section 1(d)) of an additional 500,000 shares of Company Common Stock, free and clear of all liens, pledges, claims, charges, security interests, options, rights of first refusal, agreements, limitations on ACX's voting rights, or other encumbrances of any kind; (c) neither Selling Party owns any options, warrants or other rights to acquire shares of Company Common Stock (by purchase, conversion or otherwise); and (d) neither Selling Party directly or indirectly Owns any shares of capital stock or other securities of the Company other than the those specified in this Section 9.3.

9.4 TITLE TO SOLAR ELECTRIC ASSETS.  Each Selling Party and Photon
Subsidiary will have good and marketable title to those Solar Electric Assets which it is assigning to the Company pursuant to the Assignment when those Solar Electric Assets are assigned, free and clear of all liens, other than Permitted Liens, and it has not granted any license or distribution rights with respect to any of its Solar Electric Assets to any third-party which will be in existence at the time of the assignment of such Solar Electric Assets.

9.5 ACCURACY OF REPRESENTATIONS. The representations and warranties contained in this Agreement are accurate in all material respects as of the date of this Agreement, will be accurate in all material respects at all times through the Expiration Date and will be accurate in all material respects as of the date of the consummation of the Merger as if made on that date.

SECTION 10. INDEMNIFICATION AND RELEASE.

10.1 Subject to the limitations set forth in Sections 10.4 and 10.5 below, ACX shall, from and after the Effective Time, indemnify, defend and hold harmless (a) the Company, (b) each of the Company's stockholders, directors, officers, employees, agents, attorneys and representatives, and
(c) solely as to clause (iv) below, the persons currently serving as trustees of the Company's 401(k) Plan, from and against any and all Losses (as hereinafter defined) which may be incurred or suffered by any such party and which may arise out of or result from (i) any breach of any representation or warranty contained in this Agreement, or the failure of any of the Selling Parties or Photon Subsidiary to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained this Agreement, the Assignment or in the Proxies, (ii) any breach by the Company of any representation or warranty contained in the Merger Agreement or in any other Company Document solely to the extent any such representation or warranty applies to either Solartec Sociedad Anonima, a corporation organized under the laws of the Republic of Argentina and a wholly owned subsidiary of the Company (the "Argentinean Sub") or Golden Genesis do Brasil Energia Renovavel, Ltda., a corporation organized under the laws of the Federative Republic of Brazil and a wholly owned subsidiary of the Company
(the "Brazilian Sub"), (iii) any breach by the Selling Parties of any representation or warranty contained in that certain Share Purchase
Agreement, dated as of September 4, 1998, among the Selling Parties and the Company (the "1998 Share Purchase Agreement"), or (iv) the failure of the Company's 401(k) Plan to satisfy the qualification requirements of Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended, and any remedial action required to satisfy such requirements (whether or not initiated by the Internal Revenue Service or the Company). As used herein, "Losses" shall mean all damages, awards, judgments, assessments, fines, sanctions, penalties, charges, costs, expenses, payments, diminutions in value and other losses, however suffered or characterized, all interest thereon, all costs and expenses of investigating any claim, lawsuit or arbitration and any appeal therefrom, all actual attorneys', accountants' investment bankers' and expert witness' fees incurred in connection therewith, whether or not such claim, lawsuit or arbitration is ultimately defeated and, subject to the other provisions of this Section 10, all amounts paid incident to any compromise or settlement of any such claim, lawsuit or arbitration.

10.2 If any party (the "Indemnified Party") receives notice of any claim or other commencement of any action or proceeding with respect to which ACX is obligated to provide indemnification pursuant to Section 10.1, the Indemnified Party shall promptly give the ACX written notice thereof, which notice shall specify in reasonable detail, if known, the amount or an estimate of the amount of the liability arising therefrom and the basis of the claim. Such notice shall be a condition precedent to any liability of the ACX for indemnification hereunder, but the failure of the Indemnified Party to give prompt notice of a claim shall not adversely affect the Indemnified Party's right to indemnification hereunder unless the defense of that claim is materially prejudiced by such failure. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent of the ACX (which shall not be unreasonably withheld or delayed) unless suit shall have been instituted against it and the ACX shall not have taken control of such suit after notification thereof as provided in Section 10.3.

10.3 In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a Person who is not a party to this Agreement, the ACX at its sole cost and expense may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if it provides assurances, reasonably satisfactory to the Indemnified Party, that it will be financially able to satisfy such claims in full if the same are decided adversely. The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its counsel and at its own expense; provided, however, that if the Indemnified Party, in its sole discretion, determines that there exists a conflict of interest between the ACX (or any constituent party thereof) and the Indemnified Party, the Indemnified Party (or any constituent party thereof) shall have the right to engage separate counsel, the reasonable costs and expenses of which shall be paid by the ACX, but in no event shall ACX be liable for the costs and expenses of more than one such separate counsel. If the ACX assumes the defense of any such claim or legal proceeding, the ACX shall take all steps necessary to pursue the resolution thereof in a prompt and diligent manner. The ACX shall be entitled to consent to a settlement of, or the stipulation of any judgment arising from, any such claim or legal proceeding, with the consent of the Indemnified Party, which consent shall not be unreasonably withheld or delayed; provided, however, that no such consent shall be required from the Indemnified Party if (i) the ACX pays or causes to be paid all Losses arising out of such settlement or judgment concurrently with the effectiveness thereof (as well as all other Losses theretofore incurred by the Indemnified Party which then remain unpaid or unreimbursed), (ii) in the case of a settlement, the settlement is conditioned upon a complete release by the claimant of the Indemnified Party and (iii) such settlement or judgment does not require the encumbrance of any asset of the Indemnified Party or impose any restriction upon its conduct of business

10.4 Notwithstanding anything to the contrary stated in the Merger
Agreement or the 1998 Share Purchase Agreement, each of the following representations and warranties (the "Specified Representations and Warranties") and the covenant to indemnify with respect to the matters set forth in clause (iv) of Section 10.1 shall survive the Closing and shall thereafter terminate and expire on the first (1st) anniversary of the Closing Date, unless before such date, an Indemnified Party has delivered to ACX a written notice of a claim with respect thereto: (i) the representations and warranties of the Selling Parties contained in this Agreement, (ii) the representations and warranties of the Company contained in the Merger Agreement or any Company Document, in any case, relating to either the Argentinean Sub or the Brazilian Sub, and (iii) the representations and warranties of the Selling Parties in the 1998 Share Purchase Agreement.

10.5 The aggregate amount of all claims arising under clauses (ii),
(iii) and (iv) of Section 10.1 hereof shall not exceed $250,000.

10.6 In consideration of the payment to each Selling Party at the Closing, effective as of the Effective Time, the Selling Parties jointly and severally release and discharge the Company and each of the Subsidiaries, and each of their respective shareholders, affiliates, officers, directors, employees, agents and attorneys, from any and all claims, contentions, demands, causes of action at law or in equity, debts, liens, agreements, notes, obligations or liabilities of any nature, character or description whatsoever, whether known or unknown, which they or either of them may now or hereafter have against any such Persons by reason of any matter, event, thing or state of facts occurring, arising, done, omitted or suffered to be done prior to the Effective Time, other than any obligations of the Company to either of them with respect to any Intercompany Indebtedness not paid in full as of the Effective Time.

SECTION 11. ADDITIONAL COVENANTS OF THE SELLING PARTIES.

11.1 FURTHER ASSURANCES. From time to time and without additional consideration, each of the Selling Parties shall (at its sole expense) execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents and other instruments, and shall (at its sole expense) take such further actions, as Parent may reasonably request for the purpose of carrying out and furthering the intent of this Agreement.

11.2 LEGEND. Immediately after the execution of this Agreement (and from time to time upon the acquisition by either Selling Party of Ownership of any shares of Company Common Stock prior to the Expiration Date), each Selling Party shall ensure that each certificate evidencing any outstanding shares of Company Common Stock or other securities of the Company Owned by such Selling Party and which are held in certificated form bears a legend in the following form:

THE SECURITY OR SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE
SOLD, EXCHANGED OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF THE OPTION, VOTING AND INDEMNIFICATION AGREEMENT DATED AS OF MAY 26, 1999, AMONG ACX TECHNOLOGIES, INC., GOLDEN TECHNOLOGIES COMPANY, INC. AND KYOCERA

INTERNATIONAL, INC., A COPY OF WHICH IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF GOLDEN GENESIS COMPANY.

SECTION 12. MISCELLANEOUS.

12.1 EXPENSES. Each party will pay that party's costs and expenses, including attorney and accountant fees, in connection with this Agreement and the transactions contemplated by this Agreement.

12.2 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. Subject to Section 10.4, all representations, warranties, covenants and obligations of each Selling Party contained in this Agreement shall survive the Expiration Date and the Closing.

12.3 INDEPENDENCE OF OBLIGATIONS. The covenants and obligations of the Selling Parties set forth in this Agreement shall be construed as independent of any other agreement or arrangement between any Selling Party, on the one hand, and the Company or Parent, on the other. The existence of any claim or cause of action by any Selling Party against the Company or Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against such Selling Party.

12.4 SPECIFIC PERFORMANCE. Each Selling Party agrees that in the event of any breach or threatened breach by it of any covenant, obligation or other provision contained in this Agreement, Parent shall be entitled (in addition to any other remedy that may be available to Parent) to: (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision; and (b) an injunction restraining such breach or threatened breach. Each Selling Party further agrees that neither Parent nor any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 12.4, and it irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

12.5 NOTICES. All notices and other communications hereunder shall be in writing and shall be delivered personally, by FedEx or other nationally recognized next-day courier, telecopied with confirmation of receipt, or mailed first class, postage prepaid, by certified mail, return receipt requested, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof) All notices, requests and other communications shall be deemed given on the date of actual receipt or delivery as evidenced by written receipt, acknowledgement or other evidence of actual receipt or delivery to the address specified below. In case of service by telecopy, a copy of such notice shall be personally delivered or sent by certified mail, in the manner set forth above, within three (3) business days thereafter.

If to Parent:

Kyocera International, Inc.
8611 Balboa Avenue
San Diego, California 92123-1580
Attention:  President
Fax No.:  (619) 492-1456

With a copy to:

Loeb & Loeb LLP
1000 Wilshire Boulevard, Suite 1800
Los Angeles, California 90017
Attention:  Kenneth R. Benbassat, Esq.
Fax No.:  (213) 688-3460

If to Stockholder or ACX, to:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403
Attention:  Jed Burnham
Fax No.:  (303) 271-7055

With a copy to:

ACX Technologies, Inc.
16000 Table Mountain Parkway
Golden, Colorado 80403
Attention:  Jill B.W. Sisson, Esq.
Fax No.:  (303) 271-7055

12.6 SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

12.7 APPLICABLE LAW; JURISDICTION.   THIS AGREEMENT IS MADE UNDER, AND
SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO

PRINCIPLES OF CONFLICTS OF LAW. In any action between the parties hereto, whether arising out of this Agreement or otherwise: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the state and federal courts located in the State of Delaware; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in Delaware; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 12.5.

12.8 WAIVER. No failure on the part of Parent to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Parent shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of Parent; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

12.9 ATTORNEYS' FEES. If any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any Selling Party, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

12.10 CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

12.11 ENTIRE AGREEMENT. This Agreement, the Assignment and the Proxies set forth the entire understanding of Parent and the Selling Parties relating to the subject matter hereof and thereof and supersede all other prior agreements and understandings between Parent and any Selling Party relating to the subject matter hereof and thereof.

12.12 NON-EXCLUSIVITY. The rights and remedies of Parent under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent under this Agreement, and the obligations and liabilities of each Selling Party under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under common law requirements and under all applicable statutes, rules and regulations. Nothing in this Agreement shall limit any Selling Party's obligations, or the rights or remedies of Parent, under the Assignment or any Proxy; and nothing in the Assignment or any Proxy shall limit any Selling Party's obligations, or any of the rights or remedies of Parent, under this Agreement.

12.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Parent and the Selling Parties.

12.14 ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the interests or obligations hereunder may be assigned or delegated by any Selling Party, and any attempted or purported assignment or delegation of any of such interests or obligations shall be void. Subject to the preceding sentence, this Agreement shall be binding upon each Selling Party and its successors and assigns, and shall inure to the benefit of Parent and its successors and assigns. Nothing in this Agreement is intended to confer on any Person (other than Parent and its successors and assigns) any rights or remedies of any nature.

12.15 THIRD-PARTY BENEFICIARY. The Company and the trustees of the Company's 401(k) Plan are intended to be a third-party beneficiary of the agreements of the parties hereto set forth in Sections 7 and 10 hereof.

12.16 COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

12.17 CONSTRUCTION.

(a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b) The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

(d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, Parent and the Selling Parties have caused this Agreement to be executed as of the date first written above.

PARENT:

Kyocera International, Inc.

By:
Name:  Rodney N. Lanthorne
Title:  President

STOCKHOLDER:

Golden Technologies Company, Inc.

By:
Name:
Title:

ACX Technologies, Inc.

By:
Name:
Title:

EXHIBIT A (to the Option, Voting and Indemnification Agreement)

FORM OF IRREVOCABLE PROXY

The undersigned stockholder of Golden Genesis Company, a Delaware corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes Kyocera International, Inc., a California corporation ("Parent"), the attorney and proxy of the undersigned with full power of substitution and resubstitution, to the full extent of the undersigned's rights with respect to (i) the ______________ shares of common stock of the Company owned of record by the undersigned as of the date of this proxy, and (ii) any and all other shares of capital stock (whether common or preferred) of the Company which the undersigned may acquire on or after the date hereof. (The shares of the capital stock of the Company referred to in clauses "(i)" and "(ii)" of the immediately preceding sentence are collectively referred to as the "Shares.") Upon the execution hereof, all prior proxies given by the undersigned with respect to any of the Shares are hereby revoked, and the undersigned agrees that no subsequent proxies will be given with respect to any of the Shares.

This proxy is irrevocable, is coupled with an interest, is granted in connection with the execution and delivery of the Voting and Indemnification Agreement, of even date herewith, among Parent, [ACX Technologies, Inc.] [Golden Technologies Company, Inc.] and the undersigned (the "Voting Agreement") and is granted in consideration of Parent entering into the Agreement and Plan of Merger, of even date herewith, among Parent, GGC Acquisition Company ("Merger Sub") and the Company (the "Merger Agreement").

The attorney and proxy named above (and its successors) will be empowered, and may exercise this proxy, to vote the Shares at any meeting of the stockholders of the Company, however called, and at every adjournment or postponement thereof, or in connection with any solicitation of written consents from stockholders of the Company (i) FOR the approval and adoption of the Merger Agreement and the approval of the merger contemplated thereby (the "Merger"), and FOR each of the other actions contemplated by the Merger Agreement, and (ii) AGAINST any action or agreement that would result in a breach in any material respect of any representation, warranty or covenant of the Company in the Merger Agreement, and AGAINST any action or agreement that would impede, interfere with, delay, postpone, attempt to discourage the Merger or otherwise materially adversely affect the Merger, including, without limitation, any action or agreement with respect to an Acquisition Transaction (as defined in the Merger Agreement) with any person or entity (other than Parent or Merger Sub). The undersigned may vote the Shares on all other matters.

This proxy shall be binding upon the permitted successors and assigns of the undersigned.

If any provision of this proxy or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this proxy. Each provision of this proxy is separable from every other provision of this proxy, and each part of each provision of this proxy is separable from every other part of such provision.

This proxy shall terminate upon the valid termination of the Voting
Agreement.


Dated: _______________, 1999

[Golden Technologies Company, Inc.]
[ACX Technologies, Inc.]

By:
Name:
Title:

EXHIBIT B

FORM OF BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment is made and entered into this ____ day of ______________, 1999, by and among ACX Technologies, Inc., a Colorado corporation ("ACX"), Golden Technologies Company, Inc., a Colorado corporation ("GTC"), Golden International, Inc. a Colorado corporation (collectively "Assignors") and Golden Genesis Company, a Delaware corporation (hereinafter "Assignee") and is made with reference to the following:

A. Concurrently herewith, Kyocera International, Inc., a California corporation ("Parent"), GGC Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and Assignee, more than fifty percent of whose outstanding shares of capital stock are held by GTC, are entering into an Agreement and Plan of Merger (as amended from time to time, the "Merger Agreement"), pursuant to which Merger Sub will be merged with and into Assignee (the "Merger").

B. In order to induce Parent to enter into the Merger Agreement, concurrently herewith, ACX, GTC and Parent are entering into an Option, Voting and Indemnification Agreement (the "Subject Agreement"), which provides, among other things, for the assignment by Assignors to Assignee of certain assets of Assignors hereinbelow described.

NOW, THEREFORE, in consideration of the foregoing recitals and of the mutual agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE 1
ASSIGNMENT

For valuable consideration, the receipt and sufficiency of which Assignors hereby acknowledge, each Assignor, pursuant to and in compliance with the Subject Agreement, does, effective as of the Effective Time, hereby sell, convey, transfer, assign and deliver to Assignee, and Assignee does, effective as of the Effective Time, hereby accept from each Assignor, all of such Assignor's right, title and interest in and to all of the following interests and assets (the "Transferred Assets"):

All Intellectual Property (as defined below) owned by such Assignor
(whether or not developed by such Assignor) for use in (a) solar electric applications, and (b) the manufacture of CdTe thin film modules (or otherwise relating thereto) other than any such Intellectual Property in which PE
Limited Liability Company has an interest. As used herein, "Intellectual Property" shall mean all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, mask works and all applications, registrations and renewals in connection therewith, trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals), proprietary software, proprietary rights and copies and tangible embodiments thereof (in whatever form or medium).TO HAVE AND TO HOLD all such interests and assets hereby assigned, transferred and conveyed unto Assignee, its successors and assigns, to its and their own use and behalf forever.

ARTICLE 2
FURTHER ASSURANCES

Assignors shall, as promptly as practicable after the date hereof, prepare a list describing in detail all Transferred Assets (including, without limitation, all registrations thereof or applications to register such Transferred Assets). Additionally, at any time and from time to time after the date hereof, upon the request of Assignee, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances, and take all such further actions, as shall be necessary or desirable to give effect to the transactions hereby consummated and to collect and reduce to the possession of Assignee any and all of the interests and assets hereby transferred to Assignee. Without limiting the generality of the foregoing, each Assignor hereby appoints Assignee, and its successors and assigns, the true and lawful attorney of such Assignor, in the name of Assignee or in the name of such Assignor but for the benefit and at the expense of Assignee, to demand and receive any and all interests and assets hereby transferred; to give releases and acquittances for or in respect of the same or any part thereof; to endorse, collect and deposit any checks, drafts or other instruments payable to such Assignor which constitute accounts receivable hereby assigned or relate to payments for goods and/or services provided by such Assignor or Assignee in connection with the accounts or rights under contract hereby assigned; to institute and prosecute, in the name of such Assignor or otherwise, any and all proceedings at law, in equity or otherwise, which Assignee, or its successors and assigns, may deem necessary or advisable to collect, assert or enforce any claim, right, title, debt or account hereby assigned; and to defend and compromise any and all actions, suits or proceedings in respect of any of the interests and assets hereby assigned that Assignee, or its successors or assigns, shall deem necessary or advisable. Assignor hereby declares that the foregoing powers are coupled with an interest and shall be irrevocable.

ARTICLE 3
TERMINATION

This Bill of Sale and Assignment shall automatically terminate and be of no further force or effect upon the valid termination of the Merger Agreement.

ARTICLE 4
SUCCESSORS AND ASSIGNS

This Instrument and the covenants and agreements herein contained shall inure to the benefit of Assignee and shall bind each Assignor and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have executed this Bill of Sale and Assignment as of the day and year first hereinabove written.

"Assignors"

ACX Technologies, Inc.

By:
Its:

Golden Technologies Company, Inc.

By:
Its:

Golden International, Inc.

By:
Its:

"Assignee"

Golden Genesis Company

By:
Its:



       E

EXHIBIT E

Annual Report on Form 10-K the year ended December 31, 1998

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   FORM 10-K

[X]                Annual Report Pursuant to SECTION 13 OR 15(d)
                      of the Securities Exchange Act of 1934
                   For the fiscal year ended December 31, 1998

                                      OR

[ ]                 Transition Report Under Section 13 OR 15(d)
                      of the Securities Exchange Act of 1934
                            	Commission File No. 0-12807

                             Golden Genesis Company
              (Exact name of registrant as specified in its charter)

            Delaware                                    86-0411983
(State or other jurisdiction of                      (I.R.S. Employer
incorporation or organization)                       Identification No.)


4585 McIntyre St. Golden, Colorado                         80403
(Address of principal executive offices)                 (Zip Code)


       Registrant's telephone number, including area code: (303)271-7465

        Securities Registered under Section 12(b) of the Exchange Act:

                               Not Applicable

        Securities Registered under Section 12(g) of the Exchange Act:

                        common stock, $0.10 par value
                              Title of Class

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months and (2) has been
subject to such filing requirements for the past 90 days.  Yes (X)   No ( )

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any
amendment to this Form 10-K.    ( )

As of March 5, 1999, the aggregate market value of the 8,223,569 shares of Common Stock of the Registrant issued and outstanding on such date based on the average of the bid and ask prices as represented by the Nasdaq SmallCap Market, excluding shares held by all affiliates of the Registrant, was approximately $11,948,846.

Number of shares of Common Stock outstanding at March 5, 1999: 17,152,948.

	TABLE OF CONTENTS




PART I                                                             Page

Item 1.   Business                                                   1
Item 2.   Properties                                                 7
Item 3.   Legal Proceedings                                          7
Item 4.   Submission of Matters to a Vote of
          Security Holders                                           7


PART II

Item 5.   Market for Registrant's Common Equity and
          Related Stockholder Matters                                8
Item 6.   Selected Financial Data                                    9
Item 7.   Management's Discussion and Analysis of
          Financial Condition and Results of Operations             10
Item 7a.  Quantitative and Qualitative Disclosure About
          Market Risk                                               15
Item 8.   Financial Statements and Supplementary Data               16
Item 9.   Changes In and Disagreements with Accountants
          on Accounting and Financial Disclosure                    42

PART III

Item 10.  Directors and Executive Officers of the Registrant        42
Item 11.  Executive Compensation                                    45
Item 12.  Security Ownership of Certain Beneficial
          Owners and Management                                     47
Item 13.  Certain Relationships and Related Transactions            49
Item 14.  Exhibits, Financial Statement Schedules and
          Reports on Form 8-K                                       51

	PART I

Item 1.	Business

Company Background

Golden Genesis Company, directly and through its wholly owned subsidiaries (collectively, the "Company"), is engaged primarily in the development, manufacturing and marketing of photovoltaic (solar electric) power systems and related products.

The Company was incorporated as Photocomm, Inc. in 1981 under the laws of the State of Arizona. On April 1, 1998, Photocomm, Inc. began doing business as ("dba") Golden Genesis Company. On May 27, 1998, the Company's shareholders voted to reincorporate in Delaware under the name Golden Genesis Company.

On November 21, 1996, the Company entered into a new financial and strategic agreement with Golden Technologies, Inc. ("GTC"), a wholly owned subsidiary of ACX Technologies, Inc. ("ACX"), and New World Power Corporation ("NWP") (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, GTC acquired NWP's 44% interest in the Company, and NWP and the Company terminated all of their respective rights and options pursuant to prior agreements. GTC also acquired from the Company 1,000,000 shares of newly issued common stock, par value $0.10 per share (the "Common Stock"), at a purchase price of $2.75 per share.

In conjunction with the Stock Purchase Agreement, GTC also acquired 450,000 shares of common stock from Programmed Land, Inc., 450,000 shares of common stock from Robert R. Kauffman, the Company's former President, 50,000 shares of common stock from Myron Anduri, one of the Company's Vice Presidents, and 50,000 shares of common stock from Thomas LaVoy, the Company's former Chief Financial Officer, in each case at a purchase price of $2.75 per share. As a result of the Stock Purchase Agreement and the transactions contemplated thereby, at March 5, 1999 GTC held approximately 52% of the outstanding common stock and had the voting rights to an additional 3% of the outstanding common stock. The Company granted demand registration rights to GTC covering the shares purchased from NWP, the Company and all other shares they may own, provided that GTC shall pay 50% of the costs of any demand registration.

In addition, the Stock Purchase Agreement granted GTC the preemptive right to purchase its proportionate share of all future equity offerings of the Company provided that GTC owns at least 20% of the shares of the issued and outstanding stock of the Company or at least 6,000,000 shares. The Stock Purchase Agreement also permits GTC to designate three members of the Company's six member Board of Directors.

In accordance with the designation rights granted to GTC pursuant to the Stock Purchase Agreement, Jeff Coors, John Coors and Jed Burnham were appointed to the Board of Directors of the Company on November 21, 1996, replacing three incumbent directors. On January 31, 1997 the Company's Board of Directors terminated Robert R. Kauffman, President and Thomas LaVoy, Chief Financial Officer. The Board replaced these executives with John Coors, President and Jeffrey Brines, Chief Financial Officer.

On February 3, 1997, upon recommendation of the Audit Committee, the Company's Board of Directors changed its fiscal year end to December 31 from August 31.

On July 2, 1997, the Company acquired certain assets, customer contracts and sales representative agreements of Integrated Power Corporation, Inc. ("IPC").
 IPC specializes in highly engineered alternative power systems incorporating solar, wind and diesel generators. IPC has historically focused on the industrial markets in Northern Africa and the Middle East. The Company believes the addition of these distribution channels will better enable it to penetrate these active markets. The Company paid $450,000 in cash to acquire these assets.

On January 23, 1998 the Company acquired Silicon Energy Corporation, a California corporation doing business as Utility Power Group. Utility Power Group functions as a value added systems integrator of solar electric products, specializing in on-grid and off-grid solar and hybrid power systems, headquartered in Chatsworth, California. The acquisition was structured as a merger, with Utility Power Group, Inc. ("UPG"), a wholly owned subsidiary of the Company, as the surviving corporation. The aggregate consideration paid by the Company in connection with this merger was $1,250,000. The Company issued 400,000 shares of its common stock valued at $650,000 and paid $600,000 in cash.

On July 21, 1998 the Company acquired Remote Power, Inc. ("RPI"), a Colorado corporation. RPI, headquartered in Westminster, Colorado, is a distributor and systems integrator of solar electric systems for customers primarily within the oil and gas and railroad industries. The aggregate consideration paid by the Company in connection with this purchase was $490,000. The Company issued 150,000 shares of its common stock valued at $370,000 and paid $120,000 in cash.

On September 4, 1998 the Company acquired Golden Genesis do Brazil Energy Renovavel, Ltda. ("GGB"), a corporation organized under the laws of the Federative Republic of Brazil. GGB is a leader in solar water pumping and remote power applications in Brazil. The acquisition was structured as a stock purchase with GGB becoming a wholly owned subsidiary of the Company. GGB was purchased from GTC, the Company's majority shareholder and ACX, GTC's parent corporation. The purchase was accounted for as a transfer of the assets and liabilities of GGB from GTC and ACX to the Company. At the date of transfer GGB had net liabilities of approximately $120,000. The aggregate consideration paid, in addition to net liabilities assumed, by the Company in connection with this purchase was $5,000.

On September 4, 1998 the Company acquired Solartec Sociedad Anonima ("Solartec"), a corporation organized under the laws of the Republic of Argentina. Solartec is Argentina's leading manufacturer, system integrator, and wholesaler of solar electric systems and related equipment. The acquisition was structured as a stock purchase with Solartec becoming a wholly owned subsidiary of the Company. Solartec was purchased from GTC and ACX. The purchase was accounted for as a transfer of the net assets and liabilities of Solartec from GTC and ACX to the Company. The aggregate consideration paid by the Company in connection with this purchase was a one-year note payable to GTC in the amount of $3,600,000. On September 22, 1998 the Board of Directors of the Company received an opinion from Hanifen, Imhoff Inc., Investment Bankers stating that the total consideration paid by the Company for Solartec was fair to the holders of GGC common stock.

During 1998 the Company completed plans to centralize operations, warehousing and administration in Scottsdale, Arizona and reorganize manufacturing by moving specialty module manufacturing to Argentina and pump manufacturing to the new Scottsdale facility. This reorganization was possible due to the capabilities of Solartec (the new subsidiary in Argentina) to manufacture the specialty modules. The main objective of the plans is to reduce costs and become more efficient. The less efficient or higher cost locations were closed (Texas, Tucson and Safford) and their operations moved to the Scottsdale facility. As a result of the plan, the Company's former Scottsdale facility did not have enough space to support the continued growth of the Company. Therefore, the Company moved its Scottsdale operation to a new leased facility on April 1, 1998 and sold the former facility, on September 16, 1998. The Company has committed to a lease on the new facility with a lease term through February 2008.

Solar Electric Industry - Background

Solar electric power generation is a high technology industry using advanced semiconductor devices that convert sunlight directly to electricity.

The first applications of solar electric technology were in space satellite power systems in the 1950's. These early solar electric systems utilized in the United States space program were extremely expensive, but their reliability and elimination of conventional fuel proved ideal for this remote application.
 As a potential earth-based alternative energy source, solar electric systems offered the additional benefits of silent, pollution-free power generation, requiring no power lines and virtually no maintenance. Although prohibitively expensive for commercial use when first developed, the potential of solar electric technology as an ideal energy alternative generated worldwide interest and increasing levels of research and development investments, particularly in the U.S. and Japan. In the early 1970's, the dramatic increases in oil prices and the accelerated search for energy alternatives spurred investment in solar electric technologies, particularly by the large oil companies. By the early 1980's, dramatic cost reductions and greatly improved system performance set the stage for the commencement of the market development phase of this emerging technology in a wide range of commercial applications throughout the world.

Technology

The fundamental element of a solar electric system is the semiconductor device, or cell, which generates a variable electric current that is directly proportionate to the quantity of sunlight energy absorbed. Solar cells are electrically interconnected to form a module unit in which the cell groupings are formatted to achieve desired module electrical power specifications, such as voltage and current. The solar module is the power-generating component of a complete solar electric system. Additional components of these systems are collectively termed balance of system items, and typically comprise such products as electronic controllers, batteries for energy storage, electrical fuses, switches, wiring and metal structures for the modules, and the actual device to be powered such as lights, motors and other electrical devices.

Since the initial use of expensive solar electric power systems in the space program, the major obstacle to broader commercial application has been the high cost of the solar cells or modules. During the last decade an estimated one billion dollars has been invested worldwide by governments and corporations in various research and development efforts targeted to achieve cost reductions in manufacturing solar electric modules. These continuing efforts have resulted in current module prices that are approximately 30% of the pricing level of ten years ago.

Industry Structure

As a result of the extensive capital requirements and research expenditures necessary to design, develop and produce solar electric modules, the manufacturing side of the market has been dominated by large, multi-national oil and electronics companies in the United States, Japan and Europe. Three companies are the acknowledged world leaders in module manufacturing technology and market share: Siemens Solar Industries ("Siemens Solar"), a division of Siemens A.G.; Solarex Corporation ("Solarex"), a jointly held venture of Amoco Corporation/BP Solar International ("BP Solar"), a subsidiary of British Petroleum Company p.l.c. and Enron Corp.; and Kyocera Corporation ("Kyocera") in Japan. Other major international module manufacturers are Sharp Corporation, Sanyo Corporation, and United Solar Systems Corp. ("United Solar"). British Petroleum Company and Amoco Corporation merged in 1998, bringing BP Solar into the Solarex joint venture with Enron Corp.

The major module manufacturers primarily market their product lines through a network of distributors and dealers who resell modules, with complementary components, to the end-user. The larger distributors in this marketing channel are known as systems integrators who provide design, engineering and technical service to their customers. In the past two years the module manufacturers have begun to provide systems integration directly for end users.


Markets and Products

The market for the Company's solar electric systems is primarily in remote area applications, generally defined as those electric power applications where access to utility power is relatively expensive, inconvenient or not available.

The Company develops, engineers and distributes fully integrated systems to service a variety of industrial customers' needs, including:

* Communication systems where conventional utility power is not available or the cost to extend a line to these sites is prohibitive.
* Traffic signal systems used in urban and remote areas where solar electric applications can frequently be more cost-effective than conventional electric systems that require installing a transformer and underground cable.
* Railroad traffic signaling where the investment in conventional utility lines is often the more expensive option.
* Remote monitoring systems used in production, consumption and scientific data collection where solar electric systems provide reliable power to customers who require monitoring of such diverse facilities or physical locations as well heads, oil and gas pipelines, remotely located weather stations or water tables. Generally, only a small amount of power is needed to operate a transmitter sending a signal over a phone line, a radio transmitter or via satellite.
* Backup power systems in urban areas.

The Company's products within these markets include complete solar electric power systems, system components and certain accessory products. Complete systems consist of one or more solar modules; controllers to monitor, regulate and control the output; and, in most systems, batteries to store the energy generated by the solar modules. Occasionally, backup generators or inverters, which convert DC electric power to AC power, are included as integral components of a system. The Company markets standard prepackaged systems for a wide range of applications. Each system contains the basic components as well as related wiring and connections, mounting devices, and other installation components as appropriate. Grid interconnected systems consist of many solar modules, controllers, inverters and support structures which are connected to a utility's power grid.

The Company designs and installs solar electric systems used by utility power providers who connect arrays of modules directly to their power grid. These are known as grid interconnected systems. A growing number of homeowners in the U.S., Europe, and Asia are expressing a desire for "green electricity." Surveys have shown that a growing percentage of U.S. homeowners will pay a premium for energy produced by clean, renewable sources, such as solar energy. Although this form of electrical power generation continues to cost much more than conventional sources, or fossil fuels, it is anticipated that as restructuring in the U.S. electric utility industry accelerates, and the electric service monopolies are opened up to competition, solar will become more desirable based on real economics as compared to alternative sources.

The Company's distribution market includes a wide range of customers. Today, more than 800 solar energy dealers, predominantly located in North and South America, are part of this service family. The Company delivers both products and services as described below:

* Dealers are supported by delivery of a wide range of solar modules and related hardware. These dealers and their customers are supported by the Company's extensive dealer program, which includes product catalogs, expert application assistance, advertising support to promote their businesses and training to introduce new applications and products at the new corporate training facility.
* The distribution market is also supported by the Company at the retail level by concentrating in system integration and mail-order system design. An extensive catalog is maintained by the Company to provide information about sizing and installation of remote solar energy systems and a web site with a shopping cart feature has been introduced to reach a broader customer base.
* Direct sales of solar electric systems to owners of recreational vehicles and boats are an emerging market. Prepackaged solar energy systems provide the customer with a new source of electricity when conventional sources are unavailable.
* The water pumping system market is another market within the distribution group. The Company manufactures solar electric pumps and designs complete systems for deployment anywhere in the world. With the sun as the energy source, water can be delivered at rates from .5 gallons per minute for small residential customers to over 120 gallons a minute for agricultural or village applications.


Products offered by the Company in these markets include solar modules, inverters, controllers, batteries, battery chargers, switches, metering devices, mounting hardware, water pumps, light fixtures and high efficiency appliances, most of which are either integral to, or used in conjunction with, solar electric power systems.

The Company's international market includes Australia, Argentina and Brazil. The Company offers products to industrial and distribution customers within this market. The dealer network includes over 200 dealers in Argentina and Australia. The international industrial market includes government and private systems for water pumping, rural electrification, and telecommunications in Brazil and Argentina.

The Company manufactures a wide range of products used in solar systems and sold in all segments. Products manufactured by the Company to be used in industrial systems include modules (both Duravolttm and other types), controllers, inverters, and module structures. Products manufactured by the Company to be sold in its distribution network include specialty modules, controllers, inverters and water pump motors. The Company's manufactured products account for less than 10% of the Company's sales.

Suppliers

The photovoltaic module is the most critical element comprising a solar electric power system.

The Company has a photovoltaic module distribution agreement with United Solar. The Company has the exclusive rights to distribute United Solar's Unisolar brand module in the United States and Canada. United Solar is believed to be the world's largest producer of thin film solar modules. The unique Unisolar modules are lightweight durable modules which are less expensive but also less efficient than traditional modules.

The Company also has a solar module distribution arrangement with Kyocera's United States subsidiary Kyocera America, Inc. The Company represents Kyocera solar electric modules in the United States, Canada, Latin America and South America. Kyocera, the world's largest manufacturer of solar electric modules, offers the Company competitive terms and the opportunity to develop and establish a Western Hemisphere dealer organization.

The Company's requirements for other solar electric systems components and related equipment are purchased from numerous vendors, and the Company believes that such components and equipment are generally available from other sources at competitive prices. Suppliers for sales in markets outside North America are generally the same as those for sales in North America except when specific contracts require specific components.

Certain key systems components, electronic controllers and Solarjack water pumps are manufactured by the Company and considered to be proprietary. Solar cells are the key raw material used in the Company's manufacturing process. The Company can use solar cells from any of the major module manufacturers but the majority of the solar cells used in its modules are from Kyocera. All other raw materials required in the Company's manufacturing are available from a variety of sources at competitive prices.


Company Marketing Organization

The Company markets its products to a broad range of customers in its distribution and industrial markets domestically and in the international market. Within the North and South American distribution market, Company sales are through a network of over 800 dealers who purchase products from the Company for resale to their own customer accounts, and through direct retail customers primarily accessed by the Company's Sunelco mail-order operation. The distribution segment's sales accounted for approximately 41%, 42%, 33% and 54% of the Company's sales for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996, and the year ended August 31, 1996, respectively. The Company has aggressively expanded its distribution markets through certain dealers in Central and South America. No single customer within the distribution market accounted for more than 10% of the Company's annual sales for any of the reported periods.

Industrial sales, in which the Company develops, engineers and distributes fully integrated systems, for a diverse array of industrial customers are made either through direct sales employees of the Company or through independent sales representatives. Industrial sales represented approximately 45%, 47%, 60% and 44% of the Company's sales for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively. During the years ended December 31, 1998 and 1997 no single customer accounted for more than 10% of the Company's sales. During the four months ended December 31, 1996 Motorola Indonesia represented approximately 27% of the Company's sales and no other customer accounted for more than 10% of the Company's sales. During the year ended August 31, 1996, no single customer accounted for more than 10% of the Company's sales.

International sales through the Company's wholly owned subsidiaries in Australia, Brazil and Argentina are to customers in both distribution and industrial markets. There are an additional 200 dealers in these subsidiaries' dealer networks. Large projects have been completed for a variety of industrial customers. International sales represented approximately 14% and 11% of the Company's sales for the years ended December 31, 1998 and 1997, respectively. No single customer within the international market accounted for more than 10% of the Company's annual sales for any of the reported periods.

Competition

The Company's principal competition in the distribution markets consists of numerous regional distributors who purchase solar electric modules from the major manufacturers and resell modules and other system components to dealers or end-users. The major competitive factors are product price, service, technical capability and delivery. The Company has an advantage over the small regional distributors by having the resources to provide better service, technical capability and delivery.

In the industrial markets the Company's competition consists principally of the major international module manufacturers and distributors who have technical capabilities to deliver fully integrated systems. Manufacturers that market integrated systems include

U.S.-based Siemens Solar and Solarex, U.K.-based BP
Solar and Japan-based Kyocera. The most serious competition of the reporting period has been from BP Solar who has demonstrated the most capability with respect to vertical integration (system integration and manufacturing). Module pricing, technical ability and service are the important competitive factors internationally. The major module manufacturers have an advantage in module pricing but the Company is able to compete evenly in service and technical capability.

Backlog

The Company's products are generally shipped within one to two months after receipt of an order. The Company's backlog as of December 31, 1998 was approximately $4,900,000. The comparable backorder level as of December 31, 1997 was approximately $4,500,000. All backlogged sales are expected to be filled within the next fiscal year.

Subsidiary Operations

Golden Genesis Australia ("Australia"), UPG, RPI, Solartec, and GGB operate as wholly subsidiaries of the Company from the day they were opened or purchased. Balance of Systems Specialists, Inc. ("BOSS"), Photocomm Credit Corporation and Photocomm of Texas, Inc. operated as wholly owned subsidiaries of the Company until December 31, 1997 when they were merged into Photocomm, Inc. The merger was done to reduce administrative costs of the Company.

Employees

On March 1, 1999, the Company employed a total of 146 persons, 47 of whom are management and marketing personnel, 32 of whom are engaged principally in sales, 15 of whom provide administrative, engineering and secretarial services, and 52 of whom are manufacturing personnel. No employee is subject to a collective bargaining agreement. The Company believes it has favorable relations with its employees.

Patents, Copyrights, Trade Secrets and Trademarks

The Company has certain copyright and trademark rights relating to its products, and claims rights to various trade secrets and proprietary rights. However, the Company does not believe that these rights would necessarily preclude others from developing substantially similar products.

The Company markets its products under a variety of registered and unregistered trademarks, none of which it regards as being material to its overall success.

Item 2.	Properties

The Company owns an 11,300 square foot facility in LaRioja, Argentina for manufacturing and warehousing and a 7,100 square foot facility in Buenos Aires, Argentina for sales and warehousing. The Company leases space for regional sales offices and warehousing. The following table describes the Company's principal leased facilities, including square footage and lease expiration dates:

                       Lease                 Approximate
                       Expiration           floor area in        Location
Location               Date                  square feet         Purpose

Scottsdale, AZ         February 2008            55,000       Sales, warehousing,
                                                             manufacturing and
                                                             operations.

San Diego, CA          Month to month              425       Sales

Golden, CO             Month to month            6,220       Corporate
                                                             headquarters
                                                             and sales

Hamilton, MT           Month to month            2,500       Sales

Matlacha, FL           Month to month              500       Sales

Queensland, Australia  Month to month            3,200       Sales and
                                                             warehousing

Chatsworth, CA         Month to month            7,000       Office and
                                                             manufacturing

San Luis Obispo, CA    Month to month            1,000       Office,
                                                             manufacturing
                                                             and warehousing

Sacramento, CA         Month to month            14,000      Manufacturing
                                                             and warehousing

Rio de Janeiro, Brazil Month to month             7,300      Sales and
                                                             warehousing

Westminster, CO        December 2000              3,500      Manufacturing,
      Closed October 1998 and subleased                      warehousing
                                                             and sales

Through November 30, 1998, the Company was leasing 10,750 square feet of office/warehouse space in a building adjacent to the former corporate headquarters in Scottsdale. The Company's former President and former Chief Financial Officer own this adjacent office/warehouse building. The lease was negotiated at fair market value rates.

On May 1, 1998 the Company relocated the Scottsdale offices, manufacturing and warehouse functions to a new facility. The new, 55,000 square foot facility is leased with a lease term through February 2008. The former Scottsdale facility has been sold.

The Company believes that future space requirements can be met with the new facility as well as available leasable property in each of its geographical areas to provide for sufficient facilities to conduct its operations and expand its business consistent with its strategic objectives in 1999.

Item 3.	Legal Proceedings

On February 18, 1998, the Company was named as one of two dozen defendants in a lawsuit brought in the U. S. District Court for the District of New Hampshire.
 The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

Item 4.	Submission of Matters to a Vote of Security Holders

No matter was submitted to a vote of the shareholders during the fourth quarter ended December 31, 1998, through the solicitation of proxies or otherwise.

PART II

Item 5.	Market for Registrant's Common Equity and Related Stockholder
Matters

The Company's Common Stock trades on the NASDAQ small cap market system under the symbol GGGO. The following information sets forth the high and low bid quotations in dollars per share for the Company's common stock as reported by NASDAQ.

                                                 Low        High
Four months ended December 31, 1996
Period September 1, 1996 to December 31, 1996   $2.06       $2.81

Year ended December 31, 1997
First Quarter (through March 31, 1997)          $2.06       $3.13
Second Quarter (through June 30, 1997)           1.88        2.50
Third Quarter (through September 30, 1997)       1.50        2.31
Fourth Quarter (through December 31, 1997)       1.38        2.03

Year ended December 31, 1998
First Quarter (through March 31, 1998)          $1.53       $2.38
Second Quarter (through June 30, 1998)           1.88        2.81
Third Quarter (through September 30, 1998)       1.13        2.72
Fourth Quarter (through December 31, 1998)       1.13        1.81


On March 5, 1999 there were 787 stockholders of record for the Company's common stock. The Company estimates that there are approximately 3,700 beneficial owners of the Company's common stock.

The Company has never paid cash dividends on its common stock, and it intends for the foreseeable future to retain any earnings to support the growth of its business.

On January 23, 1998 the Company issued 400,000 shares of unregistered common stock in exchange for all the outstanding shares of UPG. On July 21, 1998 the Company issued 150,000 shares of unregistered common stock in exchange for all the outstanding shares of RPI. The transactions were exempt pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

Item 6.    Selected Financial Data

Selected financial data for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the years ended August 31, 1996, 1995 and 1994 follows.
(In thousands, except per share data)

Income Data
                                                             Four Months
                                Year Ended      Year Ended       Ended       Year Ended    Year Ended    Year Ended
                                12/31/98 (2)     12/31/97      12/31/96      8/31/96 (1)      8/31/95       8/31/94
Sales                             $ 43,348      $ 32,829      $  9,706       $ 22,995      $ 20,541      $ 14,272

Gross profit                         7,202         6,909         2,198          5,558         4,821         3,408

Net income (loss)                   (1,482)         (525)       (1,389)         1,148           904           216

Net income (loss) per
  basic common share                 (0.09)        (0.03)        (0.10)          0.08          0.06          0.02

In-kind dividends declared, per:
  Series A preferred share             -             -             -              -             -            0.15
  Series B preferred share             -             -             -              -             -            0.20

Cash dividends declared, per:
  Series A preferred share            0.30          0.46          0.30           0.60          0.60          0.45
  Series AA preferred share           0.33          0.51          0.33           0.66          0.66          0.66

Weighted average number of
  common shares outstanding         16,722        16,216        14,906         13,917        12,342        11,264


Balance Sheet Data
                                   12/31/98      12/31/97      12/31/96        8/31/96       8/31/95       8/31/94

Total assets                       $28,025       $19,505       $15,287        $15,586       $ 8,825       $ 7,327

Working capital                      7,932        12,054         7,017          5,719         4,745         3,253

Long-term debt                       5,155         4,150           134            638           720           844

Stockholders' equity                10,921        11,706        11,559          9,733         6,397         4,958

(1)  Fiscal year 1996 includes the acquisitions of Solarjack Manufacturing, Inc. on February 2, 1996 and Sunelco,
Inc. on October 3, 1995.

(2)  Fiscal year 1998 includes the acquisitions of Utility Power Group, on January 23, 1998, Remote Power, Inc. on
July 21, 1998, and Solartec S.A. and Golden Genesis do Brazil on September 4, 1998.

Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations

References herein to 1998 and 1997 refer to the Company's fiscal years ended December 31, 1998 and 1997, respectively. References herein to fiscal 1996 refer to the Company's previous fiscal year ended August 31, 1996.

Introduction

The Company markets, engineers, manufactures and distributes solar electric systems utilized primarily in remote areas. Areas generally include those where electric power is needed but access to electricity is not available, costs are relatively high or access is inconvenient. Three primary markets compose the majority of the Company's results from operations: the industrial market, the distribution market and the international market.

The Company services a variety of customers in the industrial market. These customers have power generation needs for communication systems, remote monitoring systems and traffic signal systems.

The Company's distribution market includes more than 800 solar energy dealers, which are predominantly located in North and South America. The Company delivers a wide range of solar modules and related hardware to the dealer network. The distribution market also includes retail sales through Sunelco, a system integrator and mail-order design firm, and direct sales to end users of prepackaged solar systems for recreational vehicles and boats and water pumping systems for small residential customers or large agricultural and village applications.

The Company expanded into new international markets during 1998 through the purchase of two new wholly owned subsidiaries located in Brazil and Argentina.
 These subsidiaries, added to the Company's existing Australian subsidiary, allow the Company to serve a wide variety of international customers in South America and Australia.

The Company's operating results reflect the strategic decisions to increase marketing resources to expand current domestic and international sales, activities to consolidate manufacturing, operations support and administration and settlement costs with former management. The consolidation will allow the Company to serve customers with higher quality goods and services at a lower overall cost.

Results of Operations

The following table sets forth certain operational data as a percent of net sales for the periods indicated:

                                                        Four
                                           Year        months
                                           ended        ended   Year ended
                                           December 31,         August 31,
                                     1998      1997      1996      1996
Sales                                100%      100%      100%       100%
Cost of sales                         83%       79%       77%        76%
Gross profit                          17%       21%       23%        24%
Selling, general & administrative     19%       22%       36%        20%
Income (loss) from operations         (2%)      (1%)     (13%)        4%

Year ended December 31, 1998 vs. year ended December 31, 1997

Sales
Sales for 1998 were $43,348,000, a 32% increase over sales of $32,829,000, for 1997. Sales increased in every market in which the Company operates. Industrial sales increased $3,935,000 or 26%, primarily due to sales of UPG purchased in January of 1998 and sales of RPI purchased in July of 1998. Sales to the distribution network increased $3,807,000 or 28%, primarily due to the increased number of distributors, increased demand for backup power systems in North America and increased demand in South America. International sales increased $2,690,000, or 77%, primarily due to the acquisition of GGB and Solartec in September of 1998 and special projects delivered to Brazil.

The Company's sales mix changed slightly during 1998 compared to 1997. The Company derived approximately 45% of its revenue from industrial customers, 41% from distribution markets and 14% from international subsidiaries and special projects. Sales during 1997 are comprised of 47% from the industrial markets, 42% from distribution markets and 11% from international subsidiaries and special projects.

Gross Profit
Gross profit for 1998 was $7,202,000, a 4% increase over gross profit of $6,909,000 for 1997. Gross margins were 17% in 1998 and 21% in 1997. The slight increase in gross profit was due to a significant increase in overall sales offset by a lower gross profit margin. The lower gross profit margins are partially attributable to certain one time charges in 1998 for inventory, severance and other organizational changes totaling approximately $916,000.

Excluding the one time charges, gross profit for 1998 would have been $8,118,000, a 17% increase over 1997. Gross margins would have been 19% in 1998 versus 21% in 1997. This decrease in the gross margins is due to increased competition from major module suppliers in the industrial and telecommunications markets and lower absorption of fixed costs by the Company in its manufacturing facilities.

Selling, General and Administrative Expenses ("SG&A")
SG&A expenses for 1998 were $8,318,000, a 15% increase over SG&A expenses of $7,240,000 for 1997. The increase was partially due to a 1998 one time charge of approximately $346,000 for certain fixed asset write downs relating to the Company's consolidation of module manufacturing in Argentina and pump manufacturing in Scottsdale. Included in 1997 SG&A expenses was a compensation charge of approximately $800,000 for severance payments to former executives of the Company.

Excluding the one time charges, SG&A expenses would have been $7,972,000 for 1998, a 24% increase over 1997. The increase was attributable to the purchase of UPG, RPI, GGB and Solartec, increased facility costs, travel and other expenses to support the Company's continued growth. Excluding the one time charges, SG&A as a percentage of sales would have been 18% in 1998 versus 20% in 1997. This decrease is primarily due to increased efficiencies through the Company's centralization of operations and administration in the new Scottsdale facility.

Other Income (Expense)
The Company's non-operating income and expense is primarily comprised of interest expense offset by gains on the sale of fixed assets and the 1998 gain of $177,000 on the sale of the former Scottsdale facility. Interest expense increased in 1998 versus 1997 due to additional outstanding indebtedness relating to the acquisitions of UPG, RPI, GGB and Solartec and investments in upgraded infrastructure.

Income Tax
The Company did not recognize any income tax benefit or expense for 1998. Utilization of the net operating loss ("NOL") carryforward as of December 31, 1998 totaling approximately $8,800,000, is dependent on generation of future taxable income and is limited by ownership changes. At this time, management has not determined that it is more likely than not that all of the deferred tax asset will be realized and has provided a valuation allowance for a significant portion of the value of the NOL carryforward.

Net Loss
The Company experienced a net loss of $1,482,000 or $0.09 per diluted common share in 1998 versus net loss of $525,000 or $0.03 per diluted common share in 1997. The increase in net loss was primarily due to one time charges and lower gross profit margins in 1998.

Year ended December 31, 1997 vs. year ended August 31, 1996.

Sales
Sales for 1997 were $32,829,000, a 43% increase over sales of $22,995,000, for fiscal 1996. Sales increased in every market in which the Company operates. Industrial sales increased $4,854,000 or 48%, primarily due to the acquisition of the IPC contracts in July of 1997 and increased domestic sales to industrial original equipment manufacturer customers. Sales to the distribution network increased $1,306,000 or 10%, primarily due to the increased number of domestic distributors. International sales increased due to sales by the Company's new Australian subsidiary and increased special projects in South America.

The Company's sales mix changed slightly during 1997 compared to fiscal 1996. The Company derived approximately 47% of its revenue from industrial customers 42% from distribution markets and 11% from international subsidiaries and special projects. Sales during fiscal 1996 are comprised of 45% from the industrial markets and 55% from distribution markets.

Gross Profit
Gross profit for 1997 was $6,909,000, a 24% increase over gross profit of $5,558,000 for fiscal 1996. Gross margins were 21% in 1997 and 24% in fiscal 1996. The increase in gross profit was due to a significant increase in overall sales. The lower gross profit margins are attributable to increased sales within the international distribution markets, (where module suppliers are often the major competitors and the Company is at a price disadvantage), costs associated with entering new industrial markets, increased prices of solar modules resulting from supply restrictions and lower absorption of fixed costs by Company manufacturing facilities.

Selling, General and Administrative Expenses
SG&A expenses for 1997 were $7,240,000, a 54% increase over SG&A expenses of $4,707,000 for fiscal 1996. The increase was partially due to a 1997 compensation charge of approximately $800,000 for severance payments to former executives of the Company.

Excluding severance, SG&A expenses would have been $6,440,000 for 1997, a 37% increase over fiscal 1996. The increase was attributable to overall staffing increases including significant increases in sales and marketing salaries and personnel, an expanded incentive bonus program, increased facility costs, travel and other expenses for activities to support the Company's continued growth.

Other Income (Expense)
The Company's non-operating income and expense is primarily comprised of interest expense. Interest expense increased in 1997 versus fiscal 1996 due to additional outstanding indebtedness relating to investments in upgraded infrastructure, former executive settlements and the acquisition of IPC assets.

Income Tax
The Company did not recognize any income tax benefit or expense for 1997. Utilization of the NOL carryforward as of December 31, 1997 totaling approximately $8,500,000, is dependent on generation of future taxable income and is limited by ownership changes. At this time, management has not determined that it is more likely than not that all of the deferred tax asset will be realized and has provided a valuation allowance for a significant portion of the value of the NOL carryforward.

Net Loss
The Company experienced a net loss of $525,000 or $0.03 per diluted common share in 1997 versus net income of $1,148,000 or $0.07 per diluted common share in fiscal 1996. The change to a net loss position was primarily due to severance charges and lower gross profit margins in 1997. In addition, the Company recognized a $350,000 income tax benefit in fiscal 1996.

Four months ended December 31, 1996 vs. four months ended December 31, 1995.

Sales
Sales for the four month period ended December 31, 1996 were $9,706,000, a 44% increase over sales of $6,719,000 for the same period of 1995. The four month period for 1996 included a $2,200,000 sale to an Indonesian telecommunications customer.

Distribution increased approximately 12% during the four month period ended December 31, 1996 versus the same 1995 period. In general, sales revenue increases were due to volume increases with little or no effect related to price changes.

Gross Profit
Gross profit increased 29% from $1,707,000 in the four month period ended December 31, 1995 to $2,198,000 in the same period in 1996. Gross margins were 25% in the four month period ended December 31, 1995 and 23% in the four month period ended December 31, 1996. The gross profit for the 1996 period included a $411,000 charge related to inventory valuation allowances.
Exclusive of this inventory valuation allowance, gross margins would have been 27% for the four month period in 1996, a 2% improvement compared to the same period in 1995. This was attributable to the higher margin realized on the Indonesian telecommunications sale in 1996.

Selling, General and Administrative Expenses
SG&A expenses increased 139% from $1,481,000 in the four month period ended December 31, 1995 to $3,540,000 in 1996. The increase in SG&A in 1996 was largely driven by a $1,200,000 charge relating to severance with former executives, increased labor costs and expanded marketing programs.

Labor costs increased $430,000 in the four month period of 1996 as compared to the same period in 1995. Most of this increase was a result of salary increases and increased staffing and bonus and benefit awards. Staffing increases were largely the result of start-up of the Australia subsidiary in October 1996 and from the acquisitions of Solarjack and Sunelco. The increase in sales and marketing expenses was primarily attributable to increased marketing of the Company's new solar water pumping division, advertising cost associated with the retail distribution business through Sunelco and new industrial markets.

Other Income (Expense)
The Company's non-operating income and expense is primarily comprised of interest expense. Interest expense increased in the four month period ended December 31, 1996 versus 1995 due to additional outstanding debt in 1996.

Income Tax
The Company did not recognize any income tax benefit or expense for the four months ended December 31, 1996 or 1995. Utilization of the NOL carryforward as of December 31, 1996 totaling approximately $8,000,000, is dependent on generation of future taxable income and is limited by ownership changes. The Company utilized NOL carryforward of $65,000 in the four months ended December 31, 1995 to offset current income tax expense.

Net Loss
The Company experienced a net loss of $1,389,000 or $0.10 per diluted common share in the four month period of 1996 versus net income of $223,000 or $0.01 per diluted common share for the same period in 1995. Without the inventory valuation allowance and other charges discussed above in the aggregate of $1,823,000, net income would have been $434,000, a 95% improvement from the same period in the prior year.

Liquidity and Capital Resources

The Company's liquidity is generated from both internal and external sources and is used to fund short-term working capital needs, capital expenditures and acquisitions. Internally generated liquidity is measured by net cash flows from operations, as discussed below, and working capital. At December 31, 1998, the Company's working capital (current assets minus current liabilities) was $7,932,000 with a current ratio (current assets divided by current liabilities) of 1.66 to 1.

The Company has established an unsecured, $4,750,000 line of credit with ACX, the parent of the Company's majority shareholder. This facility bears interest, payable quarterly, at 1% below prime. The principal balance is due October 31, 2000. At December 31, 1998, the Company had borrowed $4,250,000 under this line for use in funding working capital needs, capital expenditures, and the acquisition of certain assets of IPC and Utility Power Group.

In 1998, the Company entered into a one year $3,600,000 note payable with GTC, the Company's majority shareholder. This note was given for the purchase of GGB and Solartec and bears interest, payable quarterly, at 6%. The principal balance is due September 4, 1999.

As shown in the Consolidated Statement of Cash Flows, net cash provided by operations was $94,000 for the year ended December 31, 1998 and net cash used in operations was $2,806,000, $435,000 and $1,059,000 for the year ended December 31, 1997, the four months ended December 31, 1996, and the fiscal year ended August 31, 1996, respectively. A decrease in inventories net of inventory acquired offset by a decrease in accounts payable and an increase in other current assets account for the change to cash provided by operations in the year ended December 31, 1998 from cash used in operations in the year ended
December 31, 1997.   Increased inventories and accounts receivable resulting
from the Company's significant revenue growth account for the increased use of cash for operations between the fiscal year ended August 31, 1996 and the year ended December 31, 1997. During the four months ended December 31, 1996, the Company used $435,000 of cash for operations, compared with $24,000 generated from operations for the comparable period of 1995. A $696,000 decrease in current liabilities, partially offset by the liquidation of inventory and receivables, was the primary use of cash for the four months ended December 31, 1996.

During 1998, the Company invested $514,000 in capital expenditures to continue to upgrade equipment. This is a decrease of $64,000 from capital expenditures in 1997. The Company received approximately $1,325,000, in proceeds from the sale of assets during 1998. This mainly represents the sale of the Company's former Scottsdale facility. In 1998, the Company also paid cash for the acquisition of new subsidiaries and other assets. During 1997, the Company invested $578,000 in capital expenditures to upgrade equipment. This represents an increase of $260,000 over capital expenditures in fiscal 1996. The Company invested $378,000 during 1997 for the purchase of patents, trademarks, and other intangible assets, primarily for the purchase of contracts from IPC. The Company believes these contracts will provide access to key markets in the Middle East and Northern Africa. The Company will continue to evaluate potential acquisitions and planned capital spending in light of internally generated cash flows and the availability of external sources of funds.

Although no assurances can be made, the Company currently expects that cash flows from operations and access to its line of credit will be sufficient to meet the Company's needs for working capital, temporary financing for capital expenditures and acquisitions.

The impact of inflation on the Company's financial position and results of operations has been minimal and is not expected to adversely affect future results.

Year 2000 Readiness

The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or create erroneous results disrupting normal business operations.

Management has implemented an enterprise-wide program to prepare the Company's financial, manufacturing, and other critical systems and applications for the Year 2000. The program includes a task force established in September 1998 that has the support and participation of upper management and includes individuals with expertise in information technologies, accounting, legal and
engineering.   The Board of Directors monitors the progress of the program on a quarterly basis. The task force's objective is to ensure an uninterrupted transition to the year 2000 by assessing, testing, and modifying all information technology (IT) and non-IT systems, interdependent systems, and third parties such as suppliers and customers.

The Year 2000 task force has taken an inventory of all IT and non-IT systems. This inventory categorizes potential systems date failures into three categories: "major" (critical to production and potentially threatening to business with no short-term alternatives available); "limited" (disrupting to the business operations with short-term solutions available); and "minor" (inconsequential to the business operations). The task force has prioritized the program to focus first on "major" systems. It is the Company's goal to have all systems Year 2000 compliant no later than August 1, 1999.

IT Systems - The Company is primarily using internal resources to remediate IT systems. External resources are used to assist in testing compliance of IT systems. The Company does not rely on any one IT system. The majority of the IT systems have been recently purchased from third party vendors. These systems were already Year 2000 compliant or had Year 2000 compliance upgrades.
 As of December 31, 1998, approximately 60% of the Company's IT systems were Year 2000 compliant.

Non-IT Systems - The Company has only three manufacturing facilities and eight sales facilities, none of which have a significant number of non-IT systems. Two of the three manufacturing facilities are located in North America. To ensure Year 2000 compliance for non-IT systems, the Year 2000 task force has contacted the suppliers of these non-IT systems and obtained statements that the systems are Year 2000 compliant and is in the process of testing Year 2000 compliance. The majority of these non-IT systems use time intervals instead of dates, thus, the Company believes that potential disruptions of such systems due to the Year 2000 issue should be minimal. As of December 31, 1998, approximately 70% of the Company's "major" and "limited" non-IT systems are Year 2000 compliant. The "minor" non-IT systems are in various stages of compliance.

Third Parties - The Year 2000 task force has been in contact with key suppliers and customers to minimize potential business disruptions related to the Year 2000 issue between the Company and these third parties. The task force has focused on suppliers and customers that are classified as "major" and
"limited."   While the Company cannot guarantee compliance by third party suppliers, the Company is in the process of developing contingency plans to ensure the availability of inventory supplies in the event a supplier is not Year 2000 compliant.

Contingency Plans - The Company is in the process of forming contingency plans in the event there are Year 2000 failures related to the Company's IT and non-IT systems and/or key third parties. The Company's manufacturing facilities are not interdependent in terms of non-IT systems, and its facilities utilize a diverse range of non-IT systems. In addition, no one manufacturing facility accounts for a significant amount of revenue. Thus, for non-IT systems the contingency plan includes the transfer of production between facilities and manufacturing equipment. Currently, the Company believes that there is enough manufacturing capacity to accommodate the contingency plan.

The Company's IT systems are somewhat interdependent between locations, however the Company still utilizes a diverse range of IT systems. The contingency plan for IT systems includes the ability to transfer transaction processing, record keeping, and compliance work between facilities in addition to maintaining "hard" copies of critical information.

The Company is not dependent on any one supplier. The Company has established back-up suppliers and will maintain adequate inventory levels at December 31, 1999 to minimize the potential business disruption in the event of a Year 2000 failure by a supplier.

Costs - Through December 31, 1998, the Company has spent approximately $33,000 out of an estimated total of $120,000 related to the Year 2000 issue. These costs include the costs incurred for external consultants and professional advisors and the costs for software and hardware. The Company has not separately tracked internal costs such as payroll related costs for its information technologies group and other employees working on the Year 2000 project. The Company expenses all costs related to the Year 2000 issue as incurred. These costs are being funded through operating cash flows.

The Company's current estimate of the time and costs related to the remediation of the Year 2000 issue are based on the facts and circumstances existing at this time. New developments could affect the Company's estimates to remediate the Year 2000 issue. These developments include, but are not limited to: (i) the availability and cost of personnel trained in this area; (ii) the ability to identify and remediate all IT and non-IT systems; (iii) unanticipated failures in IT and non-IT systems; and (iv) the planning and Year 2000 compliance success that key customers and suppliers attain.

Forward-Looking Statements

Certain statements in this report that are not historical facts contain forward-looking statements which involve uncertainties and factors that may cause actual results to be materially different from those that may be implied by such statements. Forward-looking statements include, but are not limited to, statements of the Company's beliefs, expectations and strategies. Forward-looking statements and related factors that may cause actual results to differ from such forward-looking statements include but are not limited to, market demand and acceptance of the Company's products, the impact of competitive technologies, products and services, risks associated with international operations including currency fluctuations, litigation, seasonality, claims to which the Company may be a party, availability of critical materials or supply, the Company's ability to managed planned expansion of its business and to integrate acquisitions of other businesses.


Item 7a.  Quantitative and Qualitative Disclosure About Market Risk

For the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31,1996, approximately 38%, 35%, 14% and 18%, respectively, of the Company's revenue was generated by its international operations. The Company sells products directly through its subsidiaries in Australia, Brazil and Argentina and through domestic channels that have end-user customers located outside the United States. The Company expects that it will continue to generate a significant portion of its revenue from international operations in the future. The majority of the Company's international operations involve transactions denominated in United States dollars. Only the local transactions generated by the Company's subsidiaries in Australia and Brazil are subject to currency exchange rate fluctuations, as Argentina's currency is equal to the United States dollar. An increase in the exchange value of the United States dollar reduces the value of revenue and profits generated by the Company's international subsidiaries in Australia and Brazil. The Company's operating and financial results can be materially affected by fluctuations in foreign currency exchange rates. The Company does not employ a foreign currency hedging program.

Item 8.    Financial Statements and Supplementary Data

Index to Financial Statements                                           Page

Report of Independent Accountants - December 31, 1998, 1997 and 1996     17

Independent Auditors' Report - Year Ended August 31, 1996                18

Consolidated Balance Sheets as of December 31, 1998 and 1997             19

Consolidated Statements of Operations for the years ended
  December 31, 1998 and 1997, the four months ended December
  31, 1996 and the year ended August 31, 1996                            20

Consolidated Statements of Comprehensive Income for the years ended
  December 31, 1998 and 1997, the four months ended December 31,
  1996 and the year ended August 31, 1996                                21

Consolidated Statements of Stockholders' Equity for the years ended December 31, 1998 and 1997, the four months ended
  December 31, 1996 and the year ended August 31, 1996                   22

Consolidated Statements of Cash Flows for the years ended
  December 31, 1998 and 1997, the four months ended December
  31, 1996 and the year ended August 31, 1996                            24

Notes to Consolidated Financial Statements                               25

	REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and
Stockholders of Golden Genesis Company

In our opinion, the accompanying consolidated balance sheets and related consolidated statements of operations, comprehensive income, stockholders' equity and cash flows present fairly, in all material respects, the financial position of Golden Genesis Company and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997 and the four months ended December 31, 1996, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.




PricewaterhouseCoopers LLP
Denver, Colorado

January 22, 1999

	INDEPENDENT AUDITORS' REPORT








The Board of Directors and Stockholders
Golden Genesis Company:

We have audited the accompanying consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of Golden Genesis Company and subsidiaries (formerly Photocomm, Inc. and subsidiaries) for the year ended August 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and the cash flows of Golden Genesis Company and subsidiaries (formerly Photocomm, Inc. and subsidiaries) for the year ended August 31, 1996 in conformity with generally accepted accounting principles.


KPMG LLP

Phoenix, Arizona
October 18, 1996

                 GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                        CONSOLIDATED BALANCE SHEETS
                                    (Dollars in thousands)
                                              December 31,     December 31,
                                                1998             1997
Assets
Current assets
Cash & cash equivalents                        $ 1,259         $ 1,182
Accounts receivable, net of allowance
 for doubtful accounts of $84 and
 $147, respectively                              9,931           7,277
Inventories, net                                 7,130           5,810
Property held for sale, net                        -             1,018
Deferred tax asset                                 350             193
Other current assets                             1,211             222
Total current assets                            19,881          15,702

Property & equipment, net                        2,327           1,684

Goodwill, net                                    5,278           1,620
Deferred tax asset                                 -               157
Other assets, net                                  539             342
Total assets                                   $28,025         $19,505
                                                ======          ======

Liabilities and stockholders' equity
Current liabilities
Accounts payable                               $ 5,663         $ 2,912
Short term notes payable                         5,075             -

Other accrued expenses                           1,146             654
Current installments of long-term debt              65              82
Total current liabilities                       11,949           3,648
Long-term debt                                   5,155           4,151
Total liabilities                               17,104           7,799

Commitments and contingencies (Note 13)            -               -

Stockholders' equity
Preferred stock:  $0.001 par value,
 5,000,000 shares authorized
Series A 12% convertible preferred stock,
 125,000 shares authorized; zero and 38,972
 shares issued and outstanding, respectively       -               -

Series AA 11% convertible preferred
 stock, 200,000 shares authorized;
 zero and 44,165 shares issued
 and outstanding, respectively                     -               -
Common Stock:
$0.10 par value, 25,000,000 shares
 authorized; 17,151,948 and 16,245,044
 shares issued and outstanding,
 respectively                                    1,715           1,625
Additional paid-in capital                      17,023          16,122
Accumulated other comprehensive
 income (loss)                                    (296)             (2)
Accumulated deficit                             (7,521)         (6,039)
Total stockholders' equity                      10,921          11,706
Total liabilities and
stockholders' equity                           $28,025         $19,505
                                                ======          ======

See accompanying notes to consolidated financial statements.

                        GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF OPERATIONS
                           (In thousands, except per share data)

                                                            Four Months
                              Year Ended     Year Ended        Ended        Year Ended
                              December 31,   December 31,   December 31,    August 31,
                                 1998           1997           1996           1996

Net sales                      $43,348        $32,829        $ 9,706        $22,995

Cost of sales                   36,146         25,920          7,508         17,437

Gross profit                     7,202          6,909          2,198          5,558


Selling, general and
administrative expenses          8,318          7,240          3,540          4,707


Income (loss) from
operations                      (1,116)          (331)        (1,342)           851


Other income (expense):
Interest expense                 (573)           (161)           (60)          (101)
Other, net                        207             (33)            13             48

Income (loss)
  before taxes                 (1,482)           (525)        (1,389)           798

Income tax benefit                -              -               -              350

Net income (loss)             $(1,482)        $  (525)       $(1,389)       $ 1,148
                               ======          ======         ======         ======

Preferred stock dividend           (2)            (42)           (68)           (92)
                               ======          ======         ======         ======

Net income (loss) applicable
  to common stockholders      $(1,484)        $  (567)       $(1,457)       $ 1,056
                               ======          ======         ======         ======

Net income (loss) per basic
  share of common stock       $ (0.09)        $ (0.03)       $ (0.10)       $  0.08
                               ======          ======         ======         ======
Weighted average shares
  outstanding - basic          16,722          16,216         14,906         13,917

Net income (loss) per diluted
  share of common stock       $ (0.09)        $ (0.03)       $ (0.10)       $  0.07
                               ======          ======         ======         ======
Weighted average shares
  outstanding - diluted        16,722          16,216         14,906         14,535
                               ======          ======         ======         ======

See accompanying notes to consolidated financial statements.

                        GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                                     (In thousands)

                                                            Four Months
                              Year Ended     Year Ended        Ended        Year Ended
                              December 31,   December 31,   December 31,    August 31,
                                 1998           1997           1996           1996

Net income (loss)             $(1,482)        $  (525)       $(1,389)       $ 1,148
Other comprehensive income
  (loss), net of tax of $0:
Foreign currency translation     (294)             (2)           -              -
Other comprehensive income       (294)             (2)           -              -
Comprehensive income (loss)   $(1,776)        $  (527)       $(1,389)       $ 1,148
                                =====           =====          =====          =====

See accompanying notes to consolidated financial statements.

                                         GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                                      CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                                  (Dollars in thousands)                           Accumulated
                            Convertible Preferred Stock                     Additional                Other
                              Series A     Series AA       Common Stock      Paid-in   Accumulated Comprehensive
                            Shares Amount Shares Amount   Shares     Amount  Capital     Deficit   Income(Loss) Total
Balance, August 31, 1995    109,972 $ -   69,365  $ -   13,014,159   $1,301  $10,369     $(5,273)    $   -    $ 6,397

Common stock issued upon
 exercise of stock options                                 391,085       39      351                              390
Common stock issued as part
 of Sunelco purchase agreement                             225,000       23      377                              400
Common stock issued as part
 of Solarjack purchase agreement                           560,000       56    1,344                            1,400
Common stock issued upon
 exercise of warrants                                       50,000        5       85                               90
Series AA convertible
 preferred stock converted
 to common stock 4 to 1                  (16,800)   -       67,200        7       (7)                             -
Cash dividends on Series A
 and Series AA preferred stock
 $0.60 and $0.66 per share,
  respectively                                                                   (92)                            (92)

Net income                                                                                 1,148                1,148

Balance, August 31, 1996    109,972 $ -   52,565  $ -   14,307,444   $1,431  $12,427     $(4,125)    $   -     $9,733

Common stock issued upon
 exercise of stock options                                 560,000       56      585                              641
Common stock issued as part
 of GTC stock purchase agreement                         1,000,000      100    2,542                            2,642
Common stock issued upon
 conversion of preferred
 stock 4 to 1               (71,000)  -                    284,000       28      (28)                             -
Cash dividends on Series A
 and Series AA preferred stock
 $0.60 and $0.66 per share,
 respectively                                                                    (68)                             (68)

Net loss                                                                                 (1,389)               (1,389)

Balance, December 31, 1996   38,972  $ -  52,565  $ -   16,151,444   $1,615  $15,458    $(5,514)    $   -     $11,559

See accompanying notes to consolidated financial statements.

                                              GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                                    CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (CONTINUED)
                                                    (Dollars in thousands)                          Accumulated
                            Convertible Preferred Stock                     Additional                 Other
                              Series A     Series AA       Common Stock      Paid-in   Accumulated Comprehensive
                            Shares Amount Shares Amount   Shares     Amount  Capital     Deficit    Income(Loss) Total

Balance, December 31, 1996  38,972  $ -   52,565  $ -   16,151,444   $1,615  $15,458    $(5,514)    $   -      $11,559

Common stock issued upon
 exercise of stock options                                  60,000        6       60                                66
Common stock issued upon
 conversion of preferred
 stock 4 to 1                             (8,400)   -       33,600        4       (4)                              -
Settlement of stock options                                                      650                               650
Cash dividends on Series A
 and Series AA preferred stock
 $0.60 and $0.66 per share,
 respectively                                                                    (42)                             (42)
Cumulative translation adjustment                                                                       (2)        (2)

Net loss                                                                                   (525)                 (525)
Balance, December 31, 1997   38,972  $ -  44,165   $ -  16,245,044   $1,625  $16,122    $(6,039)    $   (2)   $11,706

Common stock issued upon
 exercise of stock options
 and common stock sold to
 officers                                                   24,356        2       39                               41
Common stock issued upon
 conversion of preferred
 stock 4 to 1               (38,972)   - (44,165)    -     332,548       33      (33)                              -
Common stock issued as part
 of UPG purchase agreement                                 400,000       40      610                              650
Common stock issued as part
 of RPI purchase agreement                                 150,000       15      355                              370
Purchase of GGB and Solartec
 from GTC and ACX                                                                (68)                             (68)
Cash dividends on Series A
 and Series AA preferred stock
 $0.30 and $0.33 per share,
 respectively                                                                     (2)                              (2)
Cumulative translation adjustment                                                                     (294)      (294)

Net loss                                                                                 (1,482)               (1,482)

Balance, December 31, 1998      -   $ -     -     $ -   17,151,948   $1,715  $17,023    $(7,521)   $  (296)   $10,921

See accompanying notes to consolidated financial statements.

                        GOLDEN GENESIS COMPANY AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF CASH FLOWS
                                    (In thousands)

                                                       Four Months
                              Year Ended   Year Ended     Ended     Year Ended
                             December 31, December 31, December 31,  August 31,
                                 1998         1997         1996         1996
Cash flows from operating
  activities:
Net income (loss)              $(1,482)     $  (525)     $(1,389)      $1,148
Adjustments to reconcile net
  income (loss) to net cash
  used in operating activities:
Depreciation and amortization      801          616          149          379
Non-cash stock option
  settlement charge                 -           650           -            -
Gain on sale of assets             (21)          -            -            -
Change in accounts receivable      (33)      (2,719)       1,042       (3,242)
Change in inventories            1,690       (1,320)         214       (1,178)
Change in accounts payable
  and other accrued expenses      (619)         529         (696)       2,361
Change in other current assets    (242)         (37)         245         (177)
Deferred tax benefit               -             -           -           (350)
Net cash provided by (used in)
  operating activities              94       (2,806)        (435)      (1,059)

Cash flows from investing
  activities:
Purchase of property and
  equipment                       (514)        (578)        (155)        (318)
Proceeds from sale of assets     1,325           -            -            -
Purchase of patents, trademarks
  and other assets                (355)        (378)         (18)          -

Cash paid for acquisitions        (245)         -             -          (395)

Net cash provided by (used in)
  investing activities             211         (956)        (173)        (713)

Cash flows from financing
  activities:
Proceeds from issuance of debt     750        4,102          -          1,199
Repayments of debt              (1,008)        (561)      (1,429)        (136)
Proceeds from issuance of stock     34           66        3,283          481
Cash dividends on preferred
  stock                             (4)         (41)         (68)         (92)
Net cash (used in) provided by
  financing activities            (228)       3,566        1,786        1,452

Net increase (decrease) in
  cash and cash equivalents         77         (196)       1,178         (320)

Cash and cash equivalents at
  beginning of period            1,182        1,378          200          520

Cash and cash equivalents at
  end of period                 $1,259       $1,182       $1,378         $200
                                 =====        =====        =====          ===

See accompanying notes to consolidated financial statements.

                      GOLDEN GENESIS COMPANY AND SUBSIDIARIES

                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                DECEMBER 31, 1998, 1997 AND 1996 AND AUGUST 31, 1996


(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Golden Genesis Company and its subsidiaries (the "Company") are engaged in the designing, manufacturing and marketing of solar electric systems in the United States, Australia, the Middle East, Asia and South America. The Company was formerly known as Photocomm, Inc.

At December 31, 1998, 1997 and 1996, respectively, the Company was 52%, 55% and 52% owned by Golden Technologies Company, Inc. ("GTC"), a wholly owned subsidiary of ACX Technologies, Inc. ("ACX"). At December 31, 1998 and 1997 ACX had the voting rights to an additional 3% of the Company's common stock, par value $0.10 per share ("Common Stock"). At August 31, 1996 the Company was 46% owned by New World Power Corporation ("NWP"). At August 31, 1996 and 1995, the Company was 10% and 14% owned by Programmed Land, Inc. ("PLI"), respectively.

Basis of Presentation

The consolidated financial statements of the Company include the accounts of Golden Genesis Company; Utility Power Group ("UPG"); Remote Power Incorporated ("RPI"); Photocomm Pty. Ltd. ("Australia"); Integrated Power Corporation, Inc. ("IPC"); Solartec S.A. ("Solartec" or "Argentina") and Golden Genesis do Brazil ("GGB" or "Brazil").

The financial statements of the Company's Brazilian and Australian subsidiaries are recorded in the functional currency of Brazil ("Real" or "R$") and Australia ("Australian Dollar" or "A$"), respectively. Prior to consolidation with the Company, the local financial statements are translated into United States dollars. Changes in currency exchange rates are reflected as a cumulative translation adjustment in the Consolidated Balance Sheets and Consolidated Statements of Comprehensive Income.

All material intercompany balances and transactions have been eliminated in consolidation.

Certain reclassifications have been made in the financial statements for the year ended August 31, 1996 to conform to the classifications used in the financial statements as of and for the four months ended December 31, 1996 and the years ended December 31, 1997 and 1998.

Revenue Recognition

Sales and related cost of sales are recorded when goods are shipped and services rendered to customers. Certain sales related to the construction of large solar systems are recognized on a percentage of completion basis.

Financial Instruments

The Company's financial instruments include cash, accounts receivable, accounts payable and debt. The carrying value of these financial instruments approximates their fair values.

Inventories

Inventories are valued at the lower of historical cost, determined by the first-in, first-out method, or market. Provisions are made for excess, obsolete and slow-moving inventory.

Inventories consist of the
following (In thousands):                          December 31,  December 31,
                                                       1998         1997

Raw materials and goods purchased for resale         $ 7,868      $ 5,703
Work-in-progress                                         157          209

Less allowance for obsolescence                         (895)        (102)
                                                     $ 7,130      $ 5,810
                                                      ======       ======

Property and Equipment

Property and equipment are stated at cost. Costs of repairs and maintenance are expensed when incurred.

Depreciation of equipment is computed using the straight-line method over 5 to 10 years. Leasehold improvements are amortized over the term of the lease or life of the asset, whichever is shorter. The buildings are depreciated using the straight-line method over 31 1/2 years. The building and land are mortgaged for $172,000.

Property and equipment consist of the following (In thousands):
                                                  December 31,  December 31,
                                                      1998         1997

Machinery and equipment                             $1,843       $ 1,859
Computer equipment                                     726           427
Furniture and fixtures                                 533           527
Billboard systems                                      396           415
Building                                               335           -
Leasehold improvements                                 182           108
Land                                                   155           -
Automobiles                                            103            10
                                                     4,273         3,346
Less accumulated depreciation                       (1,946)       (1,662)
                                                   $ 2,327       $ 1,684
                                                     =====         =====

Depreciation expense for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 was $537,000, $426,000, $122,000 and $306,000, respectively.

As part of the Company's overall plan to centralize operations, warehousing and administration in Scottsdale, the Company's Board of Directors approved relocation of central operations to a new larger facility. The Board also approved the sale of the existing land and building. The land had an original cost of $300,000 and the building had an original cost of $897,000 with accumulated depreciation of $179,000. The land and building were sold on September 16, 1998 for approximately $1,325,000 with a gain of $177,000 after commissions, taxes and fees.

The Company recorded a total of $184,000 in asset impairment charges in 1998. The charges consisted of fixed asset impairments related to the relocation of module manufacturing to Argentina and pump manufacturing to the new Scottsdale facility.

Goodwill and Other Assets

Goodwill, which represents the excess of the purchase price over the fair value of net assets acquired, is amortized on a straight-line basis over the expected periods of benefit, generally 20 years. The Company assesses the recoverability of goodwill and other assets by determining whether such assets can be recovered through undiscounted future operating cash flows of the acquired operations. The amount of goodwill impairment, if any, is measured based on the requirements of Statement of Financial Accounting Standards No. 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

Goodwill and other assets consist of the following (In thousands):

                                                 December 31,   December 31,
                                                     1998           1997

Goodwill                                           $ 5,768       $ 1,896
Less accumulated amortization                         (490)         (276)
                                                   $ 5,278       $ 1,620
                                                     =====         =====

Other assets                                       $   807       $   560
Less accumulated amortization                         (268)         (218)
                                                   $   539           342
                                                     =====         =====

On July 2, 1997, the Company purchased certain assets and contracts of Integrated Power Corporation, Inc. from Westinghouse Electric Corporation for $450,000. Integrated Power Corporation specializes in highly engineered alternative power systems incorporating solar, wind and diesel generators. The assets purchased included contracts, fixed assets and intangible assets.

During 1998 the Company purchased goodwill and other assets through the acquisition of UPG, RPI, Solartec and GGB. See Note 3.

Short Term Notes Payable

Short term notes payable consist of the following (In thousands):

                                             December 31,
                                                 1998
Note payable to GTC (a related party),
interest payable quarterly at 6%, principal
due September 3, 1999.                          $ 3,600

Bank line of credit for Solartec S.A. with
ABN Bank, Argentina, with variable rate
of interest, interest payable monthly and
revolving principal, guaranteed by ACX           1,234

Bank line of credit for GGB with ABN Bank,
Brazil, with variable rate of interest,
interest payable monthly and revolving
principal, guaranteed by ACX                       211

Other notes payable                                 30

Total short term notes payable                 $ 5,075
                                               =======
The weighted average interest rate at December 31, 1998 for short term borrowings was approximately 10%.

Other Accrued Expenses

Other accrued expenses consist of the following (In thousands):
                                              December 31,     December 31,
                                                  1998             1997
Billings in excess of costs                     $  380               -
Employee compensation                              319            $ 258
Non-employee commission                            125              135
Accrued warranty                                    80               -
Accrued interest                                    72               -
Accrued freight                                     17              177
Other                                              153               84
Total other accrued expenses                    $1,146            $ 654
                                                ======            =====

Supplementary Cash Flow Information

The Company paid interest of $430,000 $143,000, $26,000 and $101,000 for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively.

No income taxes were paid for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 or the year ended August 31, 1996.

For purposes of the statements of cash flows, the Company considers all highly liquid debt instruments with an initial maturity of three months or less at the time of purchase to be cash equivalents.

Non-cash investing and financing activities include the following:

On October 1, 1995, in connection with the Sunelco acquisition (see Note 3), the Company issued 225,000 shares of its Common Stock valued at $400,000. On February 2, 1996, in connection with the Solarjack acquisition (see Note 3), the Company issued 560,000 shares of its Common Stock valued at $1,400,000. On January 23, 1998, in connection with the UPG acquisition (see Note 3) the Company issued 400,000 shares of its Common Stock valued at $650,000. On July 21, 1998, in connection with the RPI acquisition (see Note 3), the Company issued 150,000 shares of its Common Stock valued at $370,000. On September 4, 1998, in connection with the Solartec and Brazil acquisitions (see Note 3) the Company incurred a note payable to GTC for $3,600,000.

Significant assets and liabilities acquired as a part of purchase transactions are as follows:

(In thousands)           UPG        RPI        GGB     Solartec
Accounts receivable    $  710     $  156     $  339     $1,748
Inventory               1,977        111        254        813
Other current assets      -           -         334        413
Fixed assets, net          45         -          67        841
Goodwill, net             484         84        153      1,961
Accounts payable &
  accrued liabilities   2,724        154        430        806
Notes payable             -           -         234      4,854
Long term debt            176         82        743        164

Use of Estimates

Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities, the disclosure of contingent assets and liabilities and the reporting of revenues and expenses to prepare these financial statements in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

Comprehensive Income

Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," was issued in June 1997. The statement establishes standards for reporting and display of comprehensive income in financial statements and was adopted by the Company in the first quarter of 1998. The Company's comprehensive income consists of net income and certain foreign currency translation adjustments.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," was issued in June 1997. This statement establishes standards for the way public business enterprises report information about operating segments. It also established standards for related disclosures about products and services, geographical areas and major customers. This statement was adopted in the Company's financial statements for the year ended December 31, 1998. See Note 12.

(2) CHANGE IN FISCAL YEAR END

On February 3, 1997 the Board of Directors elected to change the fiscal year end of the Company from August 31 to December 31. As a result, the audited financial statements presented herein include the period as of and for the four months ended

December 31, 1996. The following supplemental unaudited consolidated statement of operations and unaudited consolidated statement of cash flows for the four months ended December 31, 1995 are presented for comparative purposes only.


Consolidated Statement of Operations (unaudited)
(In thousands except per share data)
                                                       Four Months Ended
                               		              December 31,1995

Net Sales                                                  $ 6,719
Cost of sales                                                5,012
Gross profit                                                 1,707

Selling, general and                                         1,481
administrative expenses

Income from operations                                         226

Other income (expense):
Interest expense                                               (40)
Other, net                                                      37

Income before taxes                                            223
Income taxes                                                   -
Net income                                                  $  223
                                                            ======
Preferred stock dividends                                       61
Net income applicable to common
  stockholders                                              $  162
                                                            ======

Net income per basic share of common stock                   $ 0.01

Weighted average shares outstanding - basic                  13,354

Net income per diluted share of common stock                 $ 0.01

Weighted average shares outstanding - diluted                14,054



Consolidated Statement of Cash Flows (unaudited)
(In thousands)
                                                        Four Months Ended
                                                        December 31,1995

Cash flows from operating activities:

Net income                                                 $   223
Adjustments to reconcile net income
 to net cash provided by operating activities:

Depreciation and amortization                                   99
Decrease in accounts receivable                                123
Increase in inventories                                     (1,155)
Increase in accounts payable
 and accrued expenses                                          617
Decrease in other current assets                               117

Net cash provided by operating activities                       24

Cash flows from investing activities:

Purchase of property and equipment                            (46)
Purchase of patents, trademarks and
 other assets                                                 (33)

Net cash used in investing activities                         (79)

Cash flows from financing activities:

Repayments of debt                                           (252)
Proceeds from issuance of common stock                        333
Cash dividends on preferred stock                             (61)
Net cash provided by financing activities                      20

Net decrease in cash and cash equivalents                     (35)

Cash and cash equivalents at beginning of period              520

Cash and cash equivalents at end of period                  $ 485
                                                            =====

(3)	ACQUISITIONS

On September 4, 1998 the Company acquired Golden Genesis do Brazil Energy Renovavel, Ltda. ("GGB"), a corporation organized under the laws of the Federative Republic of Brazil. The acquisition was structured as a stock purchase with GGB becoming a wholly owned subsidiary of the Company. GGB was purchased from GTC, the Company's majority shareholder and ACX, GTC's parent corporation. The purchase was accounted for as a transfer of the assets and liabilities of GGB from GTC and ACX to the Company. As of the date of purchase GGB had net liabilities of approximately $120,000. The aggregate consideration, in addition to liabilities assumed, paid by the Company in connection with this purchase was a one-year note payable to GTC in the amount of $5,000. Goodwill of $159,000 transferred to the Company related to GGB is being amortized over 20 years using the straight line method. The amount of purchase price in excess of ACX's and GTC's historical net book value of GGB was recorded by the Company as an adjustment to additional paid-in capital.

On September 4, 1998 the Company acquired Solartec Sociedad Anonima ("Solartec"), a corporation organized under the laws of the Republic of Argentina. The acquisition was structured as a stock purchase with Solartec becoming a wholly owned subsidiary of the Company. Solartec was purchased from GTC and ACX. The purchase was accounted for as a transfer of the net assets and liabilities of Solartec from GTC and ACX to the Company. The aggregate consideration paid by the Company in connection with this purchase was a one-year note payable to GTC in the amount of $3,600,000. Goodwill of $2,026,000 transferred to the Company related to Solartec is being amortized over 20 years using the straight-line method. The amount of purchase price in excess of ACX's and GTC's historical net book value of Solartec was recorded by the Company as an adjustment to additional paid-in capital.

On July 21, 1998 the Company acquired Remote Power, Inc. ("RPI"), a Colorado corporation. RPI, headquartered in Westminster, Colorado, is a distributor and systems integrator utilizing solar electric systems for customers primarily within the oil and gas and railroad industries. The acquisition was structured and accounted for as a stock purchase with RPI becoming a wholly owned subsidiary of the Company. The aggregate consideration paid by the Company in connection with this purchase was $490,000. The Company issued 150,000 shares of its Common Stock valued at $370,000 and paid $120,000 in cash. The excess of purchase price over the fair market value of net assets acquired of $474,000 is being amortized over 20 years using the straight-line method.

On January 23, 1998 the Company acquired Silicon Energy Corporation, a California corporation doing business as Utility Power Group ("UPG"). UPG, headquartered in Chatsworth, California, functions as a value added systems integrator of solar electric products, specializing in on-grid and off-grid solar and hybrid power systems. The acquisition was structured as a merger with Utility Power Group, Inc., a wholly owned subsidiary of the Company, as the surviving corporation. The aggregate consideration paid by the Company in connection with this merger was $1,250,000. The Company issued 400,000 shares of its Common Stock valued at $650,000 and paid $600,000 in cash. The Company's principal stockholder financed the cash portion of the merger. The acquisition of UPG was accounted for as a purchase and has been included in the Company's results of operations since January 23, 1998. The excess of purchase price over the fair market values of net assets acquired of $1,210,000 is being amortized over 20 years using the straight-line method.

The following unaudited pro forma information has been prepared assuming that the Solartec and UPG acquisitions had occurred on January 1, 1997. The pro forma information does not include the effects of the acquisitions of RPI and GGB. The effect of these acquisitions net of adjustments for non recurring transactions adjusted out of these acquisitions financial statement is not material to the Company's financial statements. The pro forma information includes adjustments for increased interest expense related to new borrowings at applicable rates for the purchase and amortization expense for goodwill purchased. The pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the transaction actually been effected on January 1, 1997, nor is it necessarily indicative of the results of operations which may occur in the future.

(In thousands                                   Year Ended
except per share data)                          December 31,
                                           --------------------
                                            1998          1997
                                         (unaudited)   (unaudited)
                                          --------      --------
Sales, net                                $46,692       $41,162
                                          =======       =======
Net income (loss)                         $(1,674)      $  (914)
                                          =======       =======
Net income (loss) per basic and
   diluted share of common stock          $ (0.10)      $ (0.06)
                                          =======       =======

On February 2, 1996, the Company acquired all of the assets, excluding certain accounts receivable, of Solarjack Manufacturing, Inc. ("Solarjack"), a solar electric pumping products manufacturer located in Safford, Arizona. The aggregate consideration paid by the Company in connection with this acquisition was $1,737,000. The Company paid $337,000 in cash and 560,000 shares of its Common Stock, valued at $1,400,000. The acquisition of Solarjack has been accounted for as a purchase. The excess of purchase price over the fair market values of net assets acquired of $1,091,000 is being amortized over 20 years using the straight-line method.

On October 3, 1995, the Company acquired all of the assets and liabilities of Sunelco, Inc. ("Sunelco"), a distributor of solar electric products located in Hamilton, Montana. The aggregate consideration paid by the Company in connection with this acquisition was $915,000. The Company issued 225,000 shares of its Common Stock, valued at $400,000, assumed Sunelco liabilities of $457,000 and paid $58,000 in cash. The acquisition of Sunelco has been accounted for as a purchase. The excess of purchase price over the fair market values of net assets acquired of $458,000 is being amortized over 20 years using the straight-line method.

In connection with the Sunelco and Solarjack acquisitions, the Company entered into covenants not to compete with the principal owners of the acquired companies. Pursuant to these agreements, the Company makes monthly payments through February 2001, in a total aggregate amount of $400,000.

The accompanying consolidated statements of operations reflect the operating results of Sunelco and Solarjack since the effective dates of the acquisitions. Proforma unaudited consolidated operating results of the Company, Sunelco and Solarjack for the year ended August 31, 1996, assuming the acquisitions had occurred on September 1, 1995, would be as follows: sales, $23,615,000; net income, $1,249,000; and basic and diluted earnings per share, $0.08 each.
These unaudited proforma results have been prepared for comparative purposes only and include certain adjustments such as additional amortization expense as a result of goodwill. They do not purport to be indicative of the results of operations which actually would have resulted had the combination been in effect on September 1, 1995 or of future results of operations of the consolidated entities.

(4) OPERATING LEASES

The Company has leases covering office facilities and equipment. Total rental expense was approximately $576,000, $366,000, $98,000 and $226,000 for the
years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively.

Future minimum lease payments for non-cancelable operating leases are as follows:
(In thousands)
             Years ending December 31          Amount

                      1999                     $ 477
                      2000                       471
                      2001                       470
                      2002                       470
                      2003                       470
                      Thereafter               2,391

Future minimum lease payments are related primarily to the lease of the Scottsdale facility. This lease began in March, 1998 and has a 10 year term. Minor rate adjustments are built into the lease which are based on the Consumer Price Index and are not to exceed 5% per year.

(5)  LONG-TERM DEBT

Long-term debt consists of the following:
(In thousands)                                     December 31,  December 31,
                                                       1998          1997

Notes payable to ACX Technologies, Inc.
(a related party), variable annual interest
rate calculated at 1% below prime rate,
interest payments due quarterly, principal
due in full October 31, 2000.                        $4,250         $4,000

Notes payable to Golden International Inc.
(a related party), annual interest rate of 11%,
interest payments due quarterly beginning
September 1, 1999, principal payments due
quarterly beginning June 1, 2000.                       527            -

Notes payable to Golden Technologies Company Inc.
(a related party), annual interest rate of 11%,
interest payments due quarterly beginning
April 15, 1999, principal payments due quarterly
beginning January 15, 2000.                             243            -

Mortgage payable to Banco de Galicia y Buenos
Aires S.A., annual interest rate of 12.75%,
monthly payments of $6,943 through May 18, 2001;
collateralized by land and building.                    172            -

Notes payable to Arizona Department of
Commerce, annual interest rate of 5%.                    -             227

Other                                                    28              6
                                                      5,220          4,233
Current Installments                                     65             82
                                                     $5,155         $4,151
                                                      =====        =======

Maturities of the long-term debt in years subsequent to 1998 are as follows:
1999, $65,000; 2000, $4,494,000; 2001, $240,000; 2002 $207,000; 2003 $186,000;
and thereafter, $28,000.

(6) INCOME TAXES

The Company did not have any income tax expense for the years ended December 31, 1998 and 1997, or the four months ended December 31, 1996. The Company's tax benefit of $350,000 in the year ended August 31, 1996 resulted from the recognition of a deferred tax asset.

The tax effects of temporary differences which give rise to significant portions of the deferred tax assets (liabilities) as of December 31, 1998 and 1997, are as follows:

(In thousands)                                     1998        1997
      Net operating loss carryforwards            $3,543      $3,376
      Inventory allowances                           485         131
      Intangible assets                              164         104
      Accounts receivable allowances                 148          59
      Depreciation and other property related         32          49
      Employee benefits                               24           4
            Total gross deferred tax asset         4,396       3,723
            Less: valuation allowance             (4,046)     (3,373)
            Net deferred tax asset                $  350      $  350
                                                   =====       =====

The change in the valuation allowance was a net increase of $673,000 and $196,000 for the years ended December 31, 1998 and 1997, respectively. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based upon the level of historical taxable income and projections for future taxable income over the periods which the deferred tax assets are deductible, management believes it is more likely than not that the Company will realize the deferred tax asset, net of the valuation allowance.

The increase in the valuation allowance for the years ended December 31, 1998 and 1997 resulted primarily from generation of additional net operating loss ("NOL") carryforwards and increases in inventory and accounts receivable reserves.

The Company has NOL carryforwards for federal income tax purposes of approximately $8,800,000 at December 31, 1998. These NOLs expire in the years 2000 through 2018. Due to ownership changes, the Company is limited to approximately $1,000,000 per year of net operating loss carryforwards which may be utilized. Included in the NOL amount is approximately $1,500,000 attributable to tax deductions taken for stock options exercised, the benefit of which will be credited to additional paid-in capital when realized.

(7)	STOCK OPTION PLANS

The Company's 1998 Stock option plan (the "1998 Plan") provides for the issuance of all ungranted or forfeited shares of all predecessor plans. The 1998 Plan replaces, on an ongoing basis, all prior plans. The Company's predecessor plans include; the 1990 Stock Option Plan (the "1990 Plan") which provided for the issuance of 2,895,000 shares of Common Stock, the 1996 Stock Option Plan (the "1996 Plan") which provided for the issuance of 3,100,000 shares of Common Stock, and the Non-Employee Directors Stock Option Plan (the "Directors Plan") which provided for the issuance of 100,000 shares of Common Stock.

Options granted under the 1990 and 1998 Plans may be either (i) options intended to constitute incentive stock options ("ISOs") under the Internal Revenue Code or (ii) non-statutory options. ISOs may be granted under the 1990 Plan to employees and officers of the Company. Options granted under the 1996 Plan and the Directors Plan are non-statutory options.

The stockholders approved the 1998 plan at the annual stockholders meeting held on May 27, 1998. The Board of Directors administers the 1998 Plan. The board determines and designates from time to time those employees of the Company to whom options are to be granted.

As a part of the 1998 Plan, the stockholders approved grants to outside directors ("Director Grants"). Under the former Directors Plan and Directors Grants under the 1998 Plan, non-employee members of the Board of Directors are granted 10,000 options to acquire shares when they become a member of the board and 3,000 options to acquire shares annually upon meeting certain requirements. The options are immediately 25% vested, become 50% vested on the first anniversary of grant and 100% vested on the second anniversary of grant. The exercise price is set at the stock price on the date of grant.

ISOs granted under the 1990 and 1998 Plans may not be granted at a price less than the fair market value of the common stock on the date of grant (or less than 110% of fair market value in the case of employees or officers holding 10% or more of the voting stock of the Company). The aggregate fair market value of shares for which ISOs are granted to any employee exercisable for the first time by such employee may not exceed $100,000. The options generally become exercisable over a four year period, and ultimately lapse if unexercised at the end of ten years.

Except for options granted to employees in 1998, options vest based upon the anniversary of the date of each grant. Generally, a portion of the options vest starting after the first anniversary and become fully vested between the third and fifth anniversary. The 1998 options vest based on the Company's performance. A portion of the options vest when the Company's Earnings Per Share ("EPS") reaches $0.07 and become fully vested when the Company's EPS reaches $0.13. All options become fully vested on or before the seventh anniversary of their grant.

Activity under the Company's stock option plans is as follows:

                                   Number of Shares         Option Price
                               Incentive   Non-Statutory     Per Share
Outstanding August 31, 1995     540,500     1,107,000        $0.75-$1.88
Granted                         207,000       315,000              $2.75
Exercised                      (111,085)     (280,000)       $0.75-$1.88
Canceled                        (32,375)         -           $0.75-$2.75
Outstanding August 31, 1996     604,040     1,142,000        $0.88-$2.75
Granted                            -           36,000              $2.69
Exercised                       (60,000)     (500,000)       $0.88-$1.88
Canceled                           -             -
Outstanding December 31, 1996   544,040       678,000        $0.88-$2.75
Granted                          90,000     1,852,000        $1.69-$3.09
Exercised                       (45,000)      (15,000)       $0.88-$1.88
Canceled                        (37,350)     (597,000)       $0.88-$2.75
Outstanding December 31, 1997   551,690     1,918,000        $0.88-$3.09
Granted                            -          672,373        $1.63-$2.13
Exercised                          -           (2,500)       $1.63-$1.69
Canceled                        (84,136)     (644,174)       $1.00-$3.09
Outstanding December 31, 1998   467,554     1,943,699        $0.88-$2.94
                                =======     =========

At December 31, 1998, 1997 and 1996 and August 31, 1996, options to purchase 1,621,333, 1,453,915, 812,207, and 796,041 shares, respectively, were exercisable at prices ranging from $0.88 to $2.94.

At December 31, 1998 the plans had the following options outstanding:

  Shares       Exercise price    Weighted average  Weighted average
                    range         exercise price    remaining life
    86,125    $0.88 - $1.25          $1.05             2.90
 1,235,478    $1.63 - $2.44          $1.72             7.34
 1,089,650    $2.46 - $2.94          $2.58             7.05
 2,411,253
 =========

At December 31, 1998 the plans had the following options exercisable:

   Shares     Exercise price    Weighted average
                   range         exercise price
    86,125    $0.88 - $1.25          $1.05
   587,415    $1.63 - $2.44          $1.81
   947,793    $2.46 - $2.94          $2.59
 1,621,333
 =========
All options granted under any plan are non-transferable during an optionee's lifetime (except as noted below), but are transferable at death by will or by laws of descent and distribution or disability. Options granted terminate within a specified period of time following termination of an optionee's employment or position as a director or consultant with the Company (except as noted below).

On June 18, 1997, the Company entered into severance agreements with two former executives that included amending certain option agreements by allowing them to be transferable. As a result, 500,000 options were transferred to Programmed Land, Inc., a corporation controlled by certain Directors of the Company, and 400,000 options were transferred to certain Directors of the Company. At December 31, 1997 these options were included in the outstanding non-statutory options. A separate option agreement was amended to permit immediate vesting at termination and extended the exercise period after termination. In connection with the severance agreements, the Company recorded a non-cash $650,000 compensation charge related to stock option activity.

The Company applies Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations in accounting for its stock option plans. If the Company had elected to recognize compensation cost based on the fair value of the options at grant date as allowed by Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," compensation expense of $518,000, $563,000, $103,000, and $312,000 would have been recorded for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively. Net income (loss) and earnings per share would have been reduced to the pro forma amounts indicated below:

                                                 Four months
                             Years ended            ended      Year ended
                             December 31,        December 31,   August 31,
(In thousands)            1998        1997           1996          1996

Net income (loss)
  As reported            $(1,482)     $ (525)       $(1,389)       $1,148
  Pro forma               (2,000)     (1,088)        (1,492)          836
Earnings (loss) per share
  As reported - Basic      (0.09)      (0.03)         (0.10)         0.08
  As reported - Diluted    (0.09)      (0.03)         (0.10)         0.07
  Pro forma - Basic        (0.12)      (0.07)         (0.10)         0.05
  Pro forma - Diluted      (0.12)      (0.07)         (0.10)         0.05

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions: (i) dividend yield of 0%; (ii) expected volatility of 51%; (iii) risk-free interest rate ranging from 5.2% to 5.4%; and (iv) expected life of 2.40 to 5.40 years. The weighted average per share fair value of options granted during the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 was $0.77, $0.56, $0.69, and $0.92, respectively.

(8)  STOCKHOLDERS' EQUITY

The $5.00 Series A Preferred Stock was convertible on the basis of four common shares per preferred share. The cumulative 12% dividend ($0.60 per share) was payable in cash. The Company had the right to redeem the outstanding preferred stock at any time for $5.00 per share. The preferred stock had voting rights based upon the common stock conversion rate. During the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 the Company paid cash dividends of $2,000, $18,000, $44,000 and $52,000 respectively. During the year ended December 31, 1998, 38,927 shares were converted to 155,888 common shares in accordance with the common stock conversion rights of the agreement. During the four months ended December 31, 1996 71,000 shares were converted to 284,000 common shares in accordance with the common stock conversion rights of the agreement. At December 31, 1998 there are no shares of Series A Preferred Stock outstanding.

The $6.00 Series AA Convertible Preferred Stock was convertible on the basis of four common shares per preferred share. The cumulative 11% cash dividend ($0.66 per share) was payable quarterly. The Company had the right to redeem the outstanding preferred stock at any time after the fifth anniversary of the date of issuance of the shares for $6.00 per share. The Series AA Preferred Stock had voting rights based upon the common stock conversion rate. During the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 the Company paid cash dividends of $2,000, $23,000, $24,000 and $40,000, respectively. During the year ended December 31, 1998, 44,165 shares were converted to 176,660 common shares, during the year ended December 31, 1997, 8,400 shares were converted to 33,600 common shares and during the year ended August 31, 1996, 16,800 shares were converted to 67,200 common shares in accordance with the common stock conversion rights of the agreement. At December 31, 1998 there are no shares of Series AA Preferred Stock outstanding.

NWP owned 6,612,447 shares of Common Stock at August 31, 1996 which represented approximately 46.2% of the issued and outstanding shares of Common Stock and approximately 44.2% of the total voting shares of the Company.

On November 21, 1996, the Company entered into an agreement with GTC and NWP (the "Stock Purchase Agreement"). Pursuant to the Stock Purchase Agreement, GTC acquired NWP's 44% interest in the Company, and NWP and the Company terminated all of its rights and options pursuant to a November 9, 1993 stock purchase agreement between NWP, Westinghouse, PLI and Robert R. Kauffman, the Company's former president. GTC also acquired from the Company 1,000,000 shares of unregistered common stock for $2.75 per share. In conjunction with the Stock Purchase Agreement, GTC also acquired an additional 1,000,000 common shares held by related parties of the Company at $2.75 per share.

The Company granted demand registration rights to GTC covering the shares purchased from NWP and the Company and all other shares they may own, as long as GTC pays 50% of the costs of any demand registration. In addition, GTC has the preemptive right to subscribe for its proportionate share of all future equity offerings of the Company provided that GTC owns at least 20% of the issued and outstanding stock of the Company or 6,000,000 shares. GTC is a wholly owned subsidiary of ACX Technologies, Inc., a New York Stock Exchange company.

On June 18, 1997 the Company entered into a settlement agreement with Robert
R. Kauffman. Pursuant to this agreement, GTC acquired the rights to an additional 197,000 common shares and 75,763 preferred shares. Each of the preferred shares are convertible to four common shares for an additional 303,052 equivalent common shares. As collateral for a loan in the settlement agreement GTC acquired the voting rights to an additional 500,000 shares. As of December 31, 1998, GTC owned or had the voting rights to approximately 55% of the issued and outstanding shares of Common Stock of the Company.

(9)  EARNINGS PER SHARE

The following is a reconciliation between basic and diluted earnings per common share.


(Dollars in thousands)  Year ended                       Year ended
                        December 31,                     December 31,
                           1998                             1997
                 Income     EPS     Shares          Income     EPS    Shares
Net loss       $ (1,452)                        $    (525)

Preferred stock
dividends      $     (2)                         $     (42)

Basic EPS      $ (1,454) $(0.09)  16,721,959     $    (567)  $(0.03) 16,215,919

Effect of dilutive
securities          -        -         -               -         -        -

Diluted EPS    $ (1,454) $(0.09)  16,721,959     $    (567)  $(0.03) 16,215,919

                        Four months
                           ended                         Year ended
                         August 31,                      August 31,
                           1996                             1996
                 Income     EPS     Shares          Income     EPS    Shares
Net income(loss)$ (1,389)                        $   1,148

Preferred stock
dividends       $    (68)                        $     (92)

Basic EPS       $ (1,457)  $(0.10) 14,906,251    $   1,056    $0.08  13,917,490

Effect of dilutive
securities:

  Stock options      -         -        -              -         -      617,654

Diluted EPS     $ (1,457)  $(0.10) 14,906,251    $   1,056    $0.07  14,535,144


Options to purchase 2,411,253 shares of Common Stock were outstanding at December 31, 1998. Options to purchase 2,469,690 shares of Common Stock and 351,926 common share equivalents relating to 87,982 weighted average shares of series A and series AA convertible preferred stock were outstanding at December 31, 1997. Options to purchase 1,222,040 shares of Common Stock and 579,148 common share equivalents relating to 144,787 weighted average shares of series A and series AA convertible preferred stock were outstanding at December 31, 1996. Common share equivalents totaling 682,232 relating to 170,558 weighted average shares of series A and series AA convertible preferred stock were outstanding at August 31, 1996. These shares were not included in computation of diluted EPS for 1998, 1997, the four months ended December 31, 1996 and the year ended August 31, 1996 because the effect of adding the shares would increase EPS.

(10)	RETIREMENT SAVINGS PLAN

The Company has a 401(k) Retirement Savings Plan (the "Plan") which covers certain employees 21 years of age and over who have completed ninety days of service. Employees may voluntarily contribute up to 20% of pre-tax earnings to the Plan, subject to a maximum IRS limit. The Company may contribute additional amounts at its sole discretion. Company contributions to the Plan were $96,000, $60,000, $65,000 and $36,000 for the years ended December 31,
1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively.

(11)	RELATED PARTIES

As of December 31, 1998 and 1997, ACX owned or had the voting rights to approximately 55% and 58%, respectively, of the Company's Common Stock through its wholly-owned subsidiary GTC. At December 31, 1998, ACX has loaned $4,250,000 to the Company under a revolving credit facility. Subsequent to December 31, 1998, the Company borrowed an additional $500,000 under this facility. Interest accrues at 1% under the prime rate and is payable quarterly. The principal is due October 31, 2000. (See Note 5.) The Company has $4,250,000 principal and $80,000 of accrued interest outstanding at December 31, 1998. The Company incurred $347,000 and $132,000 in interest expense related to this note during the years ended December 31, 1998 and 1997, respectively.

As of December 31, 1998, the Company owed $3,600,000 under a one year note payable to GTC. This note bears interest, payable quarterly, at 6%. The principal is due September 3, 1999. As of December 31, 1998, the Company owed approximately $72,000 of accrued interest under the note.

During the years ended December 31, 1998 and 1997, the Company purchased $21,000 and $9,000 in goods and services from GTC, respectively. The Company had $21,000 and $4,000 in accounts payable to GTC at December 31, 1998 and 1997, respectively.

Through September 4, 1998, the Company sold solar electric systems and related products to GTC's subsidiaries. Sales are on equivalent terms to those provided to non-related customers. Total sales to GTC's subsidiaries in 1998 and 1997 were $325,000 and $824,000, respectively. As of December 31, 1997, the Company had $569,000 in receivables from GTC's subsidiaries.

The Company also purchases inventory and certain administrative services from GTC's subsidiaries. Purchases are on equivalent terms to those provided by non-related vendors. Total purchases during the year ended December 31, 1998 and 1997 from GTC's subsidiaries were $453,000 and $108,000, respectively. As of December 31, 1998 and 1997, the Company had payables to GTC's subsidiaries of $268,000 and $92,000, respectively.

Through November 1998 the Company leased approximately 10,750 square feet of warehouse and sales office space in a building owned by Robert Kaufmann, the Company's former President, and Thomas LaVoy, the Company's former Chief Financial Officer. Rental expense for this lease was $66,000, $85,000, $28,000 and $80,000 for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively. The lease expired November 1, 1998.

Robert R. Kauffman sold 35,763 shares of Series A Convertible Preferred Stock and 40,000 shares of Series AA Convertible Preferred Stock to GTC as a part of the settlement agreement.

(12)  Segment Information

The Company's reportable segments are based on its method of internal reporting, which is based on a combination of product category and geographic location. The Company's reportable segments are Distribution, Industrial and International.

The accounting policies of the segments are the same as those described in
Note 1. The Company evaluates the performance of its segments and allocates resources to them based primarily on operating income. Asset information and depreciation and amortization information is not reported as the Company does not produce such information internally.

The table below summarizes information about reported segments as of and for the years ended:


(In thousands)                Net        Operating
                             Sales     Income (Loss)
December 31, 1998

Distribution               $17,624       $ 1,828
Industrial                  18,908         2,032
International                6,191           354
Other                        1,541          (661)
  Segment total             44,264         3,553
Corporate                      -          (4,669)
Other reconciling items       (916)          -
  Consolidated total       $43,348       $(1,116)
                           =======        ======
December 31, 1997

Distribution               $13,817       $ 1,242
Industrial                  14,973         2,579
International                3,501           267
Other                        1,838          (753)
  Segment total             34,129         3,335
Corporate                     -           (3,666)

Other reconciling items     (1,300)          -
  Consolidated total       $32,829       $  (331)
                           =======        ======
August 31, 1996

Distribution               $12,511       $ 1,306
Industrial                  10,119         1,707
International                 -              -
Other                        1,514           (29)
  Segment total             24,144         2,984
Corporate                     -           (2,133)
Other reconciling items     (1,149)          -
  Consolidated total       $22,995       $   851
                            ======        ======
Other reconciling items in each period are intersegment sales. These sales are recorded based on the total overhead applied to each manufacturing segment.

The following is net sales and long-lived asset information by geographic area as of and for the year ended:

(In thousands)                  Net              Long-Lived
                               Sales               Assets
December 31, 1998

United States                 $26,618             $7,186
Argentina                       2,854                873
Brazil                          2,546                 70
United Kingdom                  1,941                -
Israel                          1,428                -
Canada                          1,386                -
United Arab Emirates            1,119                -
Australia                       1,094                 15
Other                           4,362                -
  Total                       $43,348             $8,144
          	                   ======              =====

Sales to unaffiliated customers located outside the United States aggregated approximately $11,600,000, $1,400,000 and $4,200,000 for the year ended
December 31, 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively. For the year ended December 31, 1997, sales were approximately $1,600,000, $2,600,000, $4,700,000 and $2,700,000 in
Australia, the Middle East, North and South America, and other parts of the world, respectively.

(13) COMMITMENTS AND CONTINGENCIES

On May 20, 1998 the Company opened an $800,000 credit facility with Norwest Bank Arizona. The credit limit was increased to $1,600,000 on December 10, 1998. This facility is used to support the issuance of commercial and standby letters of credit. As of December 31, 1998 the Company is contingently liable for approximately $1,329,000 supporting standby letters of credit. The Company will only be liable for this amount only if it does not perform as agreed on certain contracts.

Financial instruments, which potentially expose the Company to a concentration of credit risk, consist principally of cash and trade receivables. The Company places substantially all of its cash with major financial institutions. The balances , at times, may exceed federally insured limits. At December 31, 1998, the Company had approximately $406,000 which exceeded the insured limit and approximately $542,000 in foreign banks. Approximately 30% of the Company's accounts receivable was due from four customers at December 31, 1998.


On February 18, 1998, the Company was named as one of two dozen defendants in a lawsuit brought in the U. S. District Court for the District of New Hampshire.
 The suit alleged various violations of securities laws and breaches of fiduciary duties, among other things. The Company was subsequently dismissed as a defendant from the lawsuit.

The Company is named as a defendant in various actions and proceedings arising in the normal course of business. In all such cases, the Company is denying the allegations made against it and vigorously defending against them. Although the eventual outcome of these lawsuits cannot be predicted, it is management's opinion that these suits will not materially affect the Company's financial position or results of operations.

Subsequent to December 31, 1998 the functional currency for GGB devalued from R$1.21 per US dollar to R$2.04 per US dollar. This devaluation decreases the US dollar value of the assets held in Brazil. The Company cannot determine at this time if this devaluation will have a significant impact on the performance of GGB, the international segment or the Company.

(14)	SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands)                            Additions
                            Balance at    charged to                 Balance
                            beginning     costs and                   at end
                            of period      expenses    Deductions1     of period

Year ended
August 31, 1996:
Allowance for
 doubtful accounts            $ 25        $  48          $ 47        $ 26

Reserve for obsolete
 inventory                      25          131           106          50

Four months ended
December 31, 1996:

Allowance for
 doubtful accounts              26           16            (3)         45

Reserve for obsolete
 inventory                      50          411           409          52

Year ended
December 31, 1997:

Allowance for
 doubtful accounts              45          104             2         147

Reserve for obsolete            52           90            40         102
 inventory

Year ended
December 31, 1998:

Allowance for
 doubtful accounts             147          262           325          84

Reserve for obsolete           102          886            93         895
 inventory


1 Allowance for doubtful accounts: Uncollectible accounts written off, net of recoveries from accounts previously written off.

(15)   UNAUDITED QUARTERLY FINANCIAL DATA

(In thousands except per share data)
Fiscal 1996
quarter ended              11/30/95       2/29/96       5/31/96       8/31/96

Sales                      $ 5,281        $ 4,811       $ 5,178       $ 7,725
Gross profit                 1,288          1,397         1,409         1,464

Net income                     221            273           173           480
Net income per basic
  share of common stock    $  0.01        $  0.02       $  0.01        $ 0.03
Net income per diluted
  share of common stock    $  0.01        $  0.02       $  0.01        $ 0.03

Fiscal 1997
quarter ended              3/31/97        6/30/97       9/30/97      12/31/97

Sales                      $ 6,370        $ 7,865       $ 8,569      $10,025
Gross profit                 1,495          1,285         2,175        1,954
Net income (loss)             (188)          (917)          478          102
Net income (loss) per basic
  share of common stock    $ (0.01)       $ (0.06)      $  0.03       $ 0.01
Net income (loss) per diluted
  share of common stock    $ (0.01)       $ (0.06)      $  0.03       $ 0.01

Fiscal 1998
quarter ended              3/31/98        6/30/98       9/30/98      12/31/98

Sales                      $ 9,792        $ 9,534       $11,859      $12,163
Gross profit                 1,888          1,934         1,080        2,300
Net income (loss)               68             51        (1,300)        (301)
Net income (loss) per basic
  share of common stock    $  0.00        $  0.00       $ (0.08)     $ (0.02)
Net income (loss) per diluted
  share of common stock    $  0.00        $  0.00       $ (0.08)     $ (0.02)

Item 9.	Changes in and Disagreements with Accountants on Accounting and
Financial Disclosure

On February 3, 1997, the Board of Directors of the Company, upon recommendation of the Board's Audit Committee, appointed PricewaterhouseCoopers LLP as the independent accountants to audit and report on the financial statements of the Company for the transition period ended December 31, 1996 and the year ended December 31, 1997. Also on February 3, 1997, at the recommendation of the Audit Committee, the Board of Directors dismissed KPMG LLP as its independent accountants.

The reports of KPMG LLP on the financial statements for the fiscal years ended August 31, 1996 and 1995 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

The Company provided notice to KPMG LLP on February 6, 1997 and filed a Form 8-K on February 7, 1997 in accordance with Item 304 of Regulation S-K.

PART III

Item 10.	Directors and Executive Officers of the Registrant

Directors
The following table sets forth certain information regarding the Board of Directors as of March 5, 1999.



                                  Director  Current Position(s)
                          Age     Since(1)   with the Company

John K. Coors              42      1996     Chairman and Director
Joseph Coors, Jr.          57      1998     Director
Jed J. Burnham (2)         54      1997     Director
Norman E. Miller (3)       60      1997     Director
Gerritt J. Wolfaardt(2)(3) 52      1997     Director
John Markle(2)             43      1998     Director

(1) The dates shown reflect the year in which these persons were first elected as directors of the Company or its predecessors.

(2)  Member of the Audit Committee.

(3)  Member of the Compensation Committee.

The principal occupations for the past five years of each of the six directors are set forth below.

John K. Coors. Dr. John Coors has served as Chairman of the Company since October 1998 and as a director of the Company since November 1996. He served as President and Chief Executive Officer of the Company from January 1997 to October 1998. He has served as President of Golden International, Inc., a wholly owned subsidiary of ACX (Golden International), since July 1992. Dr. John Coors is also a director of ACX. Dr. Coors received a B.S. in Chemical and Petroleum Refining Engineering from the Colorado School of Mines, a M.S. in Biochemistry from the University of Texas at Austin and a Doctorate in Engineering from the Technical University of Munich.

Joseph Coors, Jr. Mr. Joseph Coors, Jr. has served as a director of the Company since May 1998. He has served as President of ACX, the beneficial owner of a majority of the outstanding capital stock of the Company, since August 1992. He served as President and Chief Executive Officer of Coors Porcelain Company, a wholly owned subsidiary of ACX ("Coors Ceramics"), from March 1997 to October 1998, and as Chairman of the Board of Directors of Coors Ceramics since 1989. Mr. Joseph Coors, Jr. is also a director of ACX and Hecla Mining Company.

Jed J. Burnham. Mr. Burnham has served as a director of the Company since November 1996. He served as Chairman of the Board of the Company from May 1998 to October 1998. He has served as Chief Financial Officer of ACX since March 1995 and as Treasurer of ACX since August 1992.

Norman E. Miller. Mr. Miller has served as a director of the Company since August 1997. He has served as Chairman of Interstate Battery System of America, Inc., a wholesaler of automotive batteries, since 1963.

Gerritt J. Wolfaardt. Mr. Wolfaardt has served as a director of the Company since January 1997. He has served as Director, Economic Development in Africa, for Development Associates International, an organization to facilitate economic progress and leadership in developing nations, since August 1997 and President of Global Marketrace Services Inc., an economic development consulting service, since October 1996. Mr. Wolfaardt was a Missionary/Base Director for Youth With a Mission, an international missionary training and development program of the University of Nations in Cape Town, South Africa, from April 1986 to July 1997.

John Markle. Mr. Markle has served as a director of the Company since May 1998. He has served as Senior Vice President of Operations, Western Region for Rental Service Corporation, a construction equipment rental and sale company, since January 1998. Mr. Markle was President of Center Rental and Sales, Inc., a construction equipment rental and sale company, from 1987 to December 1997.

Family Relationships

Joseph Coors, Jr. and John K. Coors are brothers. In addition, Joseph Coors, Jr. and John K. Coors are both brothers of Jeffrey H. Coors and nephews of William K. Coors, all of whom serve on the Board of Directors of ACX, the parent of GTC, the Company's majority stockholder.

Executive Officers

The following table sets forth as of the date hereof the executive officers of the Company as of March 5, 1999.

Name                 Age        Position
J. Michael Davis     52    President and Chief
                           Executive Officer
Jeffrey C. Brines    41    Vice President, Chief
                           Financial Officer and
                           Secretary
Myron D. Anduri      43    Vice President - Industrial
Thomas P. Dyer       57    Vice President - International
Ronald Kenedi        51    Vice President - Distribution
Michael Stern        41    Vice President - Utilities
Donald E. Anderson   66    Vice President

J. Michael Davis. Mr. Davis has served as President and Chief Executive Officer since March 1999. He served as Vice President of the Company since February 1997 and as Chief Operating Officer of the Company since May 1997. He was Vice President-Marketing of GTC from July 1993 to January 1997 and Assistant Secretary of the United States Department of Energy from June 1989 to January 1993. Mr. Davis received a B.S. in Civil Engineering from the United States Air Force Academy and a M.S. in Civil Engineering from the University of Illinois.

Jeffrey C. Brines. Mr. Brines has served as Vice President, Chief Financial Officer and Secretary of the Company since January 1997. He has served as Vice President - Finance of Golden International since September 1996. Mr. Brines was a Plant Manager of Golden Photon, Inc. ("Golden Photon," the predecessor of Golden International), a solar module manufacturer and a wholly owned subsidiary of GTC, from January 1995 to August 1996 and Controller of Golden Photon from October 1993 to December 1994. Mr. Brines worked at Coors Brewing Company from August 1980 to September 1993, where his last position was Manager of Finance and Accounting. Mr. Brines received a B.S. in Accounting and a M.B.A. from Regis University.

Myron D. Anduri.  Mr. Anduri has served as Vice President - Industrial of the

Company since January 1999, prior to which he was Vice President - Marketing and Sales from January 1994 to January 1999, prior to which he was Vice President - Industrial Division of the Company from 1989 to 1994 and Manager - Industrial Division of the Company from 1987 to 1989. Mr. Anduri received his B.A. in Economics from Colorado State University.

Thomas P. Dyer. Mr. Dyer has served as Vice President - International of the Company since January 1999, prior to which he was Vice President - Manufacturing and Operations of the Company from August 1997 to January 1999. Mr. Dyer served as Operations Manager of the Company from May 1997 to August 1997 and Marketing Coordinator and Manager of New Business Development of the Company from January 1996 to May 1997. He served as a consultant for his own consumer sales and marketing consulting company, TPD Consulting Services, from 1990 to 1996. Mr. Dyer worked at Arco Solar/Siemens Solar Industries, a manufacturer of solar electric modules, from 1977 to 1990, where his last position was Vice President of Sales and Marketing.

Ronald Kenedi. Mr. Kenedi has served as Vice President - Distribution of the Company since June 1989, prior to which he was Manager - Distribution Division of the Company since June 1988. From 1985 to 1988 Mr. Kenedi managed the Company's mail order division and dealer development business. From 1976 to 1985 Mr. Kenedi was the co-owner and operator of Independent Power Company, a solar electric company that was acquired by the Company. Mr. Kenedi received his B.S. in Psychology and Fine Arts from the State University of New York at Stonybrook.

Michael Stern. Mr. Stern has served as Vice President - Utilities of the Company since January 1998. He was President of Silicon Energy Company, a company which he founded, from its establishment in 1985 until it was acquired by the Company in January 1998. Prior to starting Silicon Energy Company, Mr. Stern worked at Arco Solar from 1980 to 1985, where his last position was Manufacturing Manager. Mr. Stern received his B.E. from UCLA.

Donald E. Anderson. Mr. Anderson has served as Vice President of the Company since January 1997. He served as a director of the Company from 1981 to May 1998 and Chairman of the Board of Directors of the Company from 1981 to January 1997. Mr. Anderson received his B.A. form Minneapolis Business College.

Item 11.	Executive Compensation

Summary Compensation Table

The following table sets forth certain information concerning the compensation paid during the periods indicated to the Chief Executive Officer and the four other most highly compensated officers of the Company whose combined salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1998 (the "Named
Executive Officers").

                                                                         Long Term
                                                                        Compensation
                                                                           Awards

                                                     Annual               Securities
                                                  Compensation            Underlying     All Other
Name and Principal Position          Year(1)    Salary        Bonus        Options     Compensation
J. Michael Davis                     1998      $157,731     $   -          100,000      $ 20,641(2)
President and Chief                  1997       133,769       25,560       125,000         1,333(3)
Executive Officer

Jeffrey C. Brines                    1998       115,077         -          100,000        19,439(2)
Executive Vice President,            1997        97,615       24,059       125,000        10,000(3)
Chief Financial Officer and
Secretary

John K. Coors(4)                     1998       121,038         -          200,000        13,325(2)
Former President and Chief           1997       139,673       25,560       250,000         6,000(3)
Executive Officer

(1) The Company's 1996 fiscal year ended August 31.

(2) Other compensation for Mr. Davis in 1998 represents the Company's contributions to the 401(k) Plan for his benefit and automobile allowance of $5,000 and $12,000, respectively. Other compensation for Mr. Brines in 1998 represents Company's contributions to the 401(k) Plan for his benefit and automobile allowance of
$3,798 and $12,000, respectively. Other compensation for Mr. Coors in 1998 represents automobile allowance of $10,000.

(3) Other compensation for Coors, Brines and Davis in 1997 represents in each case an automobile allowance.

(4) Mr. Coors resigned as President and Chief Executive Officer on October 7, 1998.

Option Grants

The following table sets forth information with respect to grants of stock options to each of the Named
Executive Officers during the year ended December 31, 1998.

                                                                                       Potential Realized
                               Percent of                                                Value at
                    Number of     Total                                                Assumed Annual
                   Securities    Options                                               Rates of Stock
                   Underlying   Granted to                                            Price Appreciation
                     Options   Employees in  Exercise                                  for Option Term
Name                 Granted   Fiscal Year    Price    Grant Date  Expiration Date       5%        10%
J. Michael Davis    100,000      14.9       $1.625      1-27-98       1-27-08        $102,195   $258,983
Jeffrey C. Brines   100,000      14.9       $1.625      1-27-98       1-27-08        $102,195   $258,983
John K. Coors       200,000      29.7       $1.625      1-27-98       1-27-08        $204,391   $517,966

The options vest based on Company performance.  The first third of the options vest when the Company reaches
$0.07 earnings per share, the second third vest when the Company reaches $0.10 earnings per share and the final third vest when the Company reaches $0.13 earnings per share.

Aggregate Option Exercises and Fiscal Year-End Values

The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during fiscal year ended December 31, 1998, the number of securities underlying unexercised options at the 1998 year-end and the year-end value of all unexercised in-the-money options held by such individuals.

                     Shares                                                  Value of Unexercised
                    Acquired                Number of     Unexercised        In-the-Money Options
                       on        Value      Options at  Fiscal Year-End      at Fiscal Year-End(1)
                   Exercise(2) Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
J. Michael Davis       -        $  -            -           100,000        $    -        $      -
Jeffrey C. Brines      -           -            -           100,000             -               -
John K. Coors          -           -          10,000        200,000             -               -

(1) Represents the difference between the exercise price and the closing price for the Common Stock on the
NASDAQ SmallCap Market at December 31, 1998.  At December 31, 1998 none of the options held by any of the
Named Executive Officers were in-the-money.

(2) None of the Named Executive Officers exercised options during the year ended December 31, 1998.


Stock Option Plans

On April 24, 1998, the Board of Directors adopted the Photocomm, Inc. 1998 Stock Option and Incentive Plan (the "1998 Plan"). The stockholders of the Company subsequently approved the 1998 Plan. The Plan is administered by the Compensation Committee (the "Committee") of the Board of Directors.

The maximum number of shares of Common Stock for which awards may be made under the 1998 Plan is (a) 1,305,828, which is comprised of shares of Common Stock represented by shares reserved under any prior stock option plan of the Company plus (b) any shares of Common Stock that are represented by awards granted under any prior stock option plan of the Company which are forfeited or expire without delivery of shares of Common Stock. No more than 20,000 shares of Common Stock may be issued pursuant to awards of restricted stack or restricted stock units. The maximum number of shares of Common Stock for which options may be granted to any eligible person under the 1998 Plan is 250,000 per year. The maximum number of shares of Common Stock which may be granted as restricted stock or restricted stock units to any eligible person under the 1998 Plan is 500 per year.

The Committee will have discretion to grant options, restricted stock or restricted stock units under the 1998 Plan to (i) employees (including officers and directors) of the Company and of any "subsidiary" of the Company (within the meaning of Section 424(f) of the Code) (ii) any consultant or adviser to the Company and (iii) any non-employee directors.

All options granted under the 1998 Plan are intended to be treated as nonstatutory stock options, unless the Committee specifically designates a stock option as an ISO within the limitations of the 1998 Plan. For both ISOs and nonstatutory options granted under the 1998 Plan, the exercise price per share (the "Option Price") is equal to 100% of the fair market falue of a share of Common Stock on the date of grant (but not less than the par value per share). The Option Price of ISO's to any participant owning more than 10% of the Company's outstanding voting stock on the date of grant must be at least equal to 110% of the fair market value on such date.

Unless otherwise provided in the agreement evidencing the grant of an option, each option under the 1998 Plan will generally vest over a three-year period from the date of grant at the rate of one-third per year. Options are subject to acceleration of vesting under certain circumstances or in the descretion of the Committee.

Directors' Compensation

Directors of the Company who are also employees of the Company or its parent receive no director's fees. Non-employee directors receive directors fees of $1,000 for each Board meeting attended in person and, annually, $6,000 to serve on one committee or $9,000 to serve on two committees. In addition, directors are reimbursed for their reasonable out-of-pocket travel expenditures incurred. Non-employee directors of the Company are also eligible to receive grants of stock options under the Company's Directors Stock Option Plan (the "Directors Plan") and starting in 1998 under the 1998 Stock Option and Incentive Plan (the "1998 Plan").

The Directors Plan was adopted by the Board of Directors and approved by the stockholders in January 1996. Under the Directors Plan, 100,000 shares of Common Stock were initially reserved for purchase pursuant to options (subject to adjustment for certain events, such as recapitalizations or stock splits, effected without consideration) for grants to directors of the Company who are not officers or employees of the Company (each an "Eligible Director"). The 1998 Plan replaces the Director plan on an ongoing basis. All ungranted shares of Common Stock reserved under the Directors Plan were transferred to the 1998 Plan. Under the 1998 Plan, each Eligible Director who commences service as a director is granted an initial option to purchase 10,000 shares of Common Stock. Each such Eligible Director is also granted an additional option to purchase 3,000 shares of Common Stock immediately after the annual meeting of the shareholders of each year if the Eligible Director continues to be an Eligible Director at such time and has attended 75% of the meetings held by the Board of Directors over the prior 12 month period or, if shorter, during the term during which such Eligible Director has served as director at least 75% of the meetings of the Board of Directors on which such Eligible Director serves during such time. The stockholders of the Company approved the 1998 Plan in May 1998, which incorporates terms substantially similar to the Directors Plan with respect to non-employee directors and allows for shares reserved for issuance under the 1998 Plan to be used for option grants to such directors. Subsequent to the approval of the 1998 Plan there have been no further grants of options under the Directors Plan.

Other than the compensation described above, none of the directors received any other compensation from the Company in 1998 in connection with their service as directors.


Item 12.	Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding beneficial ownership of the Common Stock as of March 5, 1999 by each Named Executive Officer, director and all directors and executive officers as a group.

                                             Beneficial Ownership(1)(2)
                                             Number of
Name of Beneficial Owner                      Shares           Percent

J. Michael Davis                               4,500(3)           *
Jeffrey C. Brines                              5,000(3)           *
John K. Coors                                 16,000(3)(4)(5)     *
Joseph Coors, Jr.                              2,500(4)(6)        *
Jed J. Burnham                                11,500(7)           *
Norman E. Miller                              11,000(8)           *
Gerritt J. Wolfaardt                          11,500(9)           *
John Markle                                    2,500(10)          *
Directors and executive officers
  as a group (13 persons)                  1,235,708             6.8%

*	Less than one percent.

(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be a "beneficial owner" of a security if he or she has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days of March 5, 1999. More than one person may be deemed to be a beneficial owner of the same securities. The percentage ownership of each stockholder is calculated based on the total number of outstanding shares of Common Stock as of the Record Date and those shares of Common Stock that may be acquired by such stockholder within 60 days of March 5, 1999. Consequently, the denominator for calculating such percentage may be different for each stockholder.

(2) This table is based upon information supplied by directors and executive officers of the Company. Unless otherwise indicated in the footnotes to this table, each of the stockholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

(3) During 1998 Mr. Davis, Mr. Brines and Mr. Coors without consideration forfeited options to purchase shares of common stock of 125,000, 125,000 and 250,000, respectively.

(4) Does not include shares of Common Stock and Preferred Stock beneficially owned by ACX. Joseph Coors, Jr. and John K. Coors are both directors of ACX, and John K. Coors is a President, of Coors Ceramics, a wholly owned subsidiary of ACX. In addition, Joseph Coors, Jr. is a co-trustee of one or more family trusts that collectively own approximately 46 percent of the outstanding common stock of ACX. As of March 5, 1999, ACX beneficially owned 9,429,379 shares of Common Stock of the Company, representing approximately 55% of the voting power of the Common Stock outstanding at that date.

(5) Includes 10,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(6)	Includes 2,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(7)	Does not include shares of Common Stock and Preferred Stock beneficially owned by ACX. Mr. Burnham is Chief Financial Officer and Treasurer of ACX. Includes 11,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(8)	Includes 5,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(9)	Includes 11,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

(10)	Includes 2,500 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

Principal Holders of Voting Securities

The following table sets forth information as of March 5, 1999 with respect to the ownership of shares of capital stock of the Company by each person believed by management to be the beneficial owner of more than five percent of the Company's outstanding Common Stock. The information is based on the most recent Schedule 13D or 13G filed with the SEC on behalf of such persons or other information made available to the Company. Except as otherwise indicated, the reporting persons have stated that they possess sole voting and sole dispositive power over the entire number of shares reported.

                                                Amount and
                                                Nature of   Percent of
                                                Beneficial     Class
Name of Beneficial Owner        Class of Stock  Ownership   Outstanding
ACX Technologies, Inc.           Common Stock   9,429,379(1)   55.0%
16000 Table Mountain Parkway
Golden, CO 80403

Programmed Land Incorporated     Common Stock   1,550,000(2)    8.8%
9414 E San Salvador Dr Ste 99
Scottsdale AZ 85258

(1) Includes the voting rights to 500,000 shares pledged to ACX as a part of ACX's loan agreement with Mr. Kauffman.

(2) Includes 500,000 shares of Common Stock that may be purchased pursuant to options exercisable within 60 days of March 5, 1999.

Item 13.	Certain Relationships and Related Transactions

Joseph Coors, Jr. and John K. Coors are both directors of ACX, the parent of GTC, the Company's majority stockholder. Jed J. Burnham is an executive officer of ACX. Joseph Coors, Jr. is a co-trustee of one or more family trusts that collectively own approximately 46 percent of the outstanding common stock of ACX. Joseph Coors, Jr. and John K. Coors are brothers.

As of the Record Date, ACX owned or had the voting rights to approximately 55% of the Company's Voting Stock directly or indirectly through its wholly owned subsidiary GTC.

The Company has extablished an unsecured, $4,750,000 line of credit (the "Line of Credit") with ACX pursuant to a Loan Agreement entered into between the Copmpany and ACX dated as of November 30, 1997. At December 31, 1998, ACX has loaned $4,250,000 to the Company under the Line of Credit. Subsequent to December 31, 1998, the Company borrowed an additional $500,000 under the Line of Credit. Interest accrues at 1% under the prime rate and is payable quarterly. The principal is due October 31, 2000. The Company has $4,250,000 principal and $80,000 of accrued interest outstanding at December 31, 1998. The Company incurred $347,000 and $132,000 in interest expense related to this note during the years ended December 31, 1998 and 1997, respectively.

As of December 31, 1998, the Company owed $3,600,000 under a one year note payable to GTC. This note bears interest, payable quarterly, at 6%. The principal is due September 3, 1999. As of December 31, 1998, the Company owed approximately $72,000 of accrued interest under the note.

During the years ended December 31, 1998 and 1997, the Company purchased $21,000 and $9,000 in goods and services from GTC, respectively. The Company had $21,000 and $4,000 in accounts payable to GTC at December 31, 1998 and 1997, respectively.

Through September 4, 1998, the Company sold solar electric systems and related products to GTC's subsidiaries. Sales are on equivalent terms to those provided to non-related customers. Total sales to GTC's subsidiaries in 1998 and 1997 were $325,000 and $824,000, respectively. As of December 31, 1997, the Company had $569,000 receivables from GTC's subsidiaries.

The Company also purchases inventory and certain administrative services from GTC's subsidiaries. Purchases are on equivalent terms to those provided by non-related vendors. Total purchases during the year ended December 31, 1998 and 1997 from GTC's subsidiaries were $453,000 and $108,000, respectively. As of December 31, 1998 and 1997, the Company had payables to GTC's subsidiaries of $268,000 and $92,000, respectively.

Through November 1998 the Company leased approximately 10,750 square feet of warehouse and sales office space in a building owned by Robert Kaufmann, the Company's former President, and Thomas LaVoy, the Company's former Chief Financial Officer. Rental expense for this lease was $66,000, $85,000, $28,000 and $80,000 for the years ended December 31, 1998 and 1997, the four months ended December 31, 1996 and the year ended August 31, 1996, respectively. The lease expired November 1, 1998.

On July 22, 1997 the Company reached a settlement of the pending arbitration proceedings with former executives Robert Kauffman and Thomas LaVoy. In connection with the settlement, the Company paid Mr. Kauffman lump sum severance, benefit and settlement payments in the aggregate amount of $638,135 and Mr. LaVoy lump sum severance, benefit and settlement payments in the aggregate amount of $353,098. Additionally, the Company paid certain attorney's fees of Messrs. Kauffman and LaVoy in the aggregate amount of $65,425. As part of the settlement, Mr. Kauffman resigned from the Board of Directors of the Company.

Pursuant to the settlement agreement with Mr. Kauffman and in accordance with the terms of an agreement between Mr. Kauffman and ACX that was entered into prior to the settlement, ACX purchased 197,000 shares of Common Stock, 35,763 shares of Series A Preferred Stock and 40,000 shares of Series AA Preferred Stock at a price of $2.75 per share of Common Stock or Common Stock equivalent.
 Each share of Preferred Stock was equivalent to four shares of Common Stock. As part of the settlement agreement, ACX also made a 3 year, $2,000,000 non-recourse loan to Mr. Kauffman secured by the remaining 1,000,000 shares of Common Stock held by Mr. Kauffman. ACX has a proxy to vote one-half of the shares of Common Stock held by Mr. Kauffman and used as collateral for such loan.

As part of the settlement between the Company and Messrs. Kauffman and LaVoy, Programmed Land, Inc., a company owned by Donald Anderson a former member of the Company's Board of Directors, acquired from Mr. Kauffman for $375,000 in the aggregate options to purchase 500,000 shares of Common Stock. In addition, Mr. Anderson purchased from Mr. Kauffman for $135,000 options to purchase in the aggregate 200,000 shares of Common Stock, and Mr. Baker purchased from Mr. Kauffman for $135,000 in the aggregate options to purchase 200,000 shares of Common Stock. The Company agreed to amend the terms of the options acquired individually by Messrs. Anderson and Baker to reduce the exercise price for such options from $2.46 per share to $2.125 per share, which was the prevailing market price of the Common Stock on the date such options were acquired by Messrs. Anderson and Baker.

In December 1998, ACX converted 35,763 shares of Series A Preferred Stock and 40,000 shares of Series AA Preferred Stock to a total of 303,052 shares of Common Stock.

PART IV

Item 14. Exhibits, Financial Statement Schedule and Reports on Form 8-K


(a)	Exhibits
	The following exhibits are filed as part of this report:

Exhibit
Number	                       Description                             Page

3.1       Certificate of Incorporation of Golden Genesis Company
          (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

3.2       Golden Genesis Company Bylaws adopted June 8, 1998.
          (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

4.1 Specimen Certificate representing the Common Stock of the Company (filed as Exhibit 4-A to the Company's
          Annual Report on Form 10-KSB for the year ended August
          31, 1988 and incorporated herein by reference).

4.2       Specimen Certificate representing the Series A
          Convertible Preferred Stock of the Company (filed as
          Exhibit 4.2 to the Company's Form S-3 dated September
          19, 1994 and incorporated herein by reference).

4.3 Specimen Certificate representing the Series AA Convertible Preferred Stock of the Company (filed as
          Exhibit 4.3 to the Company's Form S-3 dated September 19, 1994 and incorporated herein by reference).

4.4       Specimen Certificate representing the Series B
          Convertible Preferred Stock of the Company (filed as
          Exhibit 4.4 to the Company's Form S-3 dated September
          19, 1994 and incorporated herein by reference).

4.5 Registration Rights Agreement between the Company, and Golden Technologies, Inc. and ACX Technologies,
          Inc. dated November 21, 1996 (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.1 Photocomm, Inc. Stock Option Plan, Non-Statutory Stock Option Agreement and Incentive Stock Option Agreement (filed as Exhibit 10-K to the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1990 and incorporated herein by reference).

10.2      Promissory Notes, Loan Agreement, Deed of Trust,
          Security Agreement dated February 4, 1991 for the
          Arizona Department of Commerce loans for the construction of the 10,000 square foot addition to the corporate headquarters and the purchase and construction of additional module manufacturing equipment (filed as Exhibit 10-S to the Company's
          Quarterly Report on Form 10-QSB for the quarter ended
          February 28, 1991 and incorporated herein by reference).

10.3      Convertible Preferred Stock Subscription and
          Purchase Agreement with Powers, Preferences and Rights of the Series AA Private issue in April and May of 1993. (Filed as Exhibit 10-X to the Company's Quarterly Report on 10-QSB for the quarter ended
          May 31, 1993 and incorporated herein by reference).

10.4      Agreement and Plan of Reorganization between
          Photocomm, Inc., Sunelco, Inc. and Daniel M.
          Brandborg and Rebecca M. Brandborg dated October
          3, 1995 (filed as Form 8-K, on October 18, 1995 and incorporated herein by reference).

10.5      Agreement and Plan of Reorganization between
          Photocomm, Inc., Jadco Manufacturing and James C.
          Allen dated January 31, 1996 (filed as Form 8-K on
          February 14, 1996 and incorporated herein by reference).

10.6      Executive Compensation Agreement between Photocomm,
          Inc. and Myron Anduri dated November 20, 1996
          (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.7 Executive Compensation Agreement between Photocomm, Inc. and Donald Anderson dated November 20, 1996 (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.8      Stock Purchase Agreement dated November 15, 1996
          among Golden Technologies Company, Inc., The	New
          World Power Corporation and Photocomm, Inc. (filed as Exhibit 10.17 to the Company's Annual Report on Form
          10-KSB for the year ended August 31, 1996 and incorporated herein by reference)

10.9 Photocomm, Inc. 1996 Stock Option Plan and Non-Statutory Stock Option Agreement dated September
          16, 1996 and November 19, 1996, respectively
          (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.10 Agreement and plan of merger between Photocomm, Inc. and Silicon Energy Corporation dated January 23, 1998 (filed as Form 8-K on February 18, 1998 and incorporated herein by reference).

10.11 Loan agreement and promissory note between Photocomm, Inc. and ACX Technologies, Inc. dated November 30, 1997. (filed as Exhibit 10.11 to the Company's Annual Report on Form

          10-K for the year ended December 31, 1997 and incorporated herein by reference).

10.12 Settlement agreements and mutual releases between Photocomm, Inc. and Robert R. Kauffman and Thomas C. LaVoy dated June 18, 1997 (filed as Exhibits 10.1 and 10.2 to the Company's Quarterly Report on Form 10-QSB for the Quarter ended June 30, 1997 and incorporated herein by reference).

10.13 Agreement and Plan of Merger between Photocomm, Inc. and Silicon Energy Corporation dated January 23, 1998 (filed as Exhibit 2.1 to Form 8-K on February 18, 1998 and incorporated herein by reference).

10.14 Agreement and Plan of Merger between Photocomm, Inc., an Arizona corporation, and Golden Genesis Company, a Delaware corporation, dated June 9, 1998. (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.15 Articles of Merger of Photocomm, Inc., an Arizona corporation, into Golden Genesis Company, a Delaware corporation, dated June 9, 1998. (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.16 Certificate of Merger of Photocomm, Inc., an Arizona corporation, into Golden Genesis Company, a Delaware corporation, dated June 9, 1998. (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.17     Share Purchase Agreement between Golden Genesis Company
          Remote Power, Inc. and its shareholders dated July 21, 1998. (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.18 Share Purchase Agreement between Golden Genesis Company, Golden Technologies Company, Inc. and ACX Technologies, Inc. dated September 4, 1998. (filed as Exhibit 2 to the Company's Form 8-K dated September 4, 1998 and incorporated herein by reference).

10.19     Photocomm, Inc. d/b/a Golden Genesis Company 1998 Stock Option
          and Incentive Plan.                                              56

21        List of Subsidiaries                                             74

23        Consents of Independent Accountants                              75

27        Financial Data Schedule                                          77

(b)	Reports on 8-K

The following reports on Form 8-K were filed during the year ended December 31, 1998.

Form 8-K/A dated September 4, 1998 Acquisition of Solartec Sociedad Anonima, filed November 20, 1998.

(c)	Financial Statements:                                              Page

Incorporated in Form 10-K Item 8.                                         16

(d)	Financial Statement Schedule.

	Schedules not listed above have been omitted because of the absence of conditions under which they are required or because the required material information is included in the Financial Statements or Notes to the Financial Statements included herein.

	SIGNATURES

In accordance with Section 13 or 15(d) of the Exchange Act, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           GOLDEN GENESIS COMPANY

Date: March 31, 1999                       By /s/ J Michael Davis
                                           President &
                                           Chief Executive Officer

Date: March 31, 1999                       By /s/ Jeffrey C. Brines
                                           Chief Financial Officer

In accordance with the Exchange Act, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

                                           GOLDEN GENESIS COMPANY

Date: March 31, 1999                       By /s/ John K. Coors
                                           Chairman of the Board
                                           and Director

Date: March 31, 1999                       By /s/ Joseph Coors, Jr.
                                           Director

Date: March 31, 1999                       By /s/ Jed J. Burnham
                                           Director

Date: March 31, 1999                       By /s/ Norman E. Miller
                                           Director

Date: March 31, 1999                       By /s/ Gerrit J. Wolfaardt
                                           Director

Date: March 31, 1999                       By /s/ John Markle
                                           Director

EX-10
Material Contracts

                                   EXHIBIT 10.19









PHOTOCOMM, INC.
d/b/a GOLDEN GENESIS COMPANY
1998 STOCK OPTION AND INCENTIVE PLAN

TABLE OF CONTENTS
                                                           Page
1.    PURPOSE
2.    DEFINITIONS
3.    ADMINISTRATION OF THE PLAN
3.1.  Board.
3.2.  Committee.
3.3.  Discretionary Grants.
3.4.  Grants to Outside Directors.
3.5.  No Liability.
3.6.  Applicability of Rule 16b-3.
4.    STOCK SUBJECT TO THE PLAN
5.    EFFECTIVE DATE AND TERM OF THE PLAN
5.1.  Effective Date.
5.2.  Term.
6.    OPTION GRANTS
6.1.  Company or Subsidiary Employees.
6.2.  Successive Grants.
7.    GRANTS TO OUTSIDE DIRECTORS
7.1.  Initial Grants of Options.
7.2.  Subsequent Grants of Options.
8.    LIMITATIONS ON GRANTS
8.1.  Limitation on Shares of Stock Subject to Grants.
8.2.  Limitations on Incentive Stock Options.
9.    AWARD AGREEMENT
10.   OPTION PRICE
11.   VESTING, TERM AND EXERCISE OF OPTIONS
11.1. Vesting and Option Period.
11.2. Term.
11.3. Acceleration.
11.4. Termination of Employment or Other Relationship.
11.5. Rights in the Event of Death.
11.6. Rights in the Event of Disability.
11.7. Limitations on Exercise of Option.
11.8. Method of Exercise.
11.9. Delivery of Stock Certificates.
12.   TRANSFERABILITY OF OPTIONS
12.1. General Rule
12.2. Family Transfers.
13.   RESTRICTED STOCK
13.1. Grant of Restricted Stock or Restricted Stock Units.
13.2. Restrictions.
13.3. Restricted Stock Certificates.
13.4. Rights of Holders of Restricted Stock.
13.5. Rights of Holders of Restricted Stock Units.
13.6. Termination of Employment or Other Relationship.
13.7. Rights in the Event of Death.
13.8. Rights in the Event of Disability.
13.9. Delivery of Stock and Payment Therefor.
14.   PARACHUTE LIMITATIONS
15.   REQUIREMENTS OF LAW
15.1. General.
15.2. Rule 16b-3.
16.   AMENDMENT AND TERMINATION OF THE PLAN
17.   EFFECT OF CHANGES IN CAPITALIZATION
17.1. Changes in Stock.
17.2. Reorganization in Which the Company Is the Surviving
      Entity and in Which No Change of Control Occurs.
17.3. Reorganization, Sale of Assets or Sale of Stock
      Which Involves a Change of Control.
17.4. Adjustments.
17.5. No Limitations on Company.
18.   DISCLAIMER OF RIGHTS

19.   NONEXCLUSIVITY OF THE PLAN
20.   WITHHOLDING TAXES
21.   CAPTIONS
22.   OTHER PROVISIONS
23.   NUMBER AND GENDER
24.   SEVERABILITY
25.   POOLING
26.   GOVERNING LAW

PHOTOCOMM, INC.
d/b/a GOLDEN GENESIS COMPANY
1998 STOCK OPTION AND INCENTIVE PLAN

Photocomm, Inc., an Arizona corporation d/b/a Golden Genesis Company that expects to reincorporate as a Delaware corporation upon stockholder approval at its 1998 annual meeting (the "Company"), sets forth herein the terms of its 1998 Stock Option and Incentive Plan (the "Plan") as follows:

1.  PURPOSE
The Plan is intended to enhance the Company's ability to attract and retain highly qualified officers, key employees, outside directors and other persons, and to motivate such officers, key employees, outside directors and other persons to serve the Company and its affiliates (as defined herein) and to expend maximum effort to improve the business results and earnings of the Company, by providing to such officers, key employees, outside directors and other persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, restricted stock and restricted stock units in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors shall in all cases be non-qualified stock options.
2.  DEFINITIONS
For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:
2.1	"Affiliate" of, or person "affiliated" with, a person means any company or other trade or business that controls, is controlled by or is under common control of such person within the meaning of Rule 405 of Regulation C under the Securities Act.
2.2	"Award Agreement" means the stock option agreement, restricted stock agreement, restricted stock unit agreement or other written agreement between the Company and a Grantee that evidences and sets out the terms and conditions of a Grant.
2.3	"Benefit Arrangement" shall have the meaning set forth in Section 0 hereof.
2.4	"Board" means the Board of Directors of the Company.
2.5	"Change of Control" means (i) the dissolution or liquidation of the
Company or a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, (ii) a sale of substantially all of the assets of the Company to another entity, or
(iii) any transaction (including without limitation a merger or reorganization in which the Company is the surviving entity) which results in any person or entity (other than persons who are stockholders or affiliates of the Company at the time the Plan is approved by the Company's stockholders) owning 50% or more of the combined voting power of all classes of stock of the Company.
2.6	"Code" means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.
2.7	"Committee" means a committee of, and designated from time to time by resolution of, the Board, which shall consist of no fewer than two members of the Board, none of whom shall be an officer or other salaried employee of the Company or any affiliate of the Company.
2.8	"Company" means Photocomm, Inc. d/b/a Golden Genesis Company.
2.9	"Effective Date" means April 24, 1998, the date on which the Plan was adopted by the Board.
2.10	"Exchange Act" means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
2.11	"Fair Market Value" means the value of a share of Stock, determined as follows:  if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on the NASDAQ National Market, or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market (the highest such closing price if there is more than one such exchange or market) on the Grant Date or such other determination date (or if there is no such reported closing price, the Fair Market Value shall be the mean between the highest bid and lowest asked prices or between the high and low sale prices on such trading day) or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported. If the Stock is not listed on such an exchange, quoted on such system or traded on such a market, Fair Market Value shall be the value of the Stock as determined by the Board in good faith.
2.12	"Grant" means an award of an Option, Restricted Stock or Restricted Stock
Units under the Plan.
2.13	"Grant Date" means, (a) for Grants other than Grants to Outside Directors pursuant to Section 0 hereof, as determined by the Board or authorized
Committee, (i) the date as of which the Board or such Committee approves a
Grant, (ii) the date on which the recipient of a Grant first becomes eligible to receive a Grant under Section 0 hereof, or (iii) such other date as may be specified by the Board or such Committee, and (b) for Grants to Outside
Directors pursuant to Section 0 hereof, the date on which such Grant is made in accordance with Section 0 hereof.
2.14	"Grantee" means a person who receives or holds an Option, Restricted
Stock or Restricted Stock Unit under the Plan.
2.15	"Immediate Family Members" means the spouse, children and grandchildren of the Grantee.
2.16	"Incentive Stock Option" means an "incentive stock option" within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.
2.17	"Option" means an option to purchase one or more shares of Stock pursuant to the Plan.
2.18	"Option Period" means the period during which Options may be exercised as set forth in Section 0 hereof.
2.19	"Option Price" means the purchase price for each share of Stock subject to an Option.
2.20	"Other Agreement" shall have the meaning set forth in Section 0 hereof.
2.21	"Outside Director" means a member of the Board who is not an officer or employee of the Company.
2.22	"Plan" means this Photocomm, Inc. [d/b/a Golden Genesis Company] 1998
Stock Option and Incentive Plan.
2.23	"Reporting Person" means a person who is required to file reports under
Section 16(a) of the Exchange Act.
2.24	"Restricted Period" means the period during which Restricted Stock or
Restricted Stock Units are subject to restrictions or conditions pursuant to
Section 0 hereof.
2.25	"Restricted Stock" means shares of Stock, awarded to a Grantee pursuant to Section 0 hereof, that are subject to restrictions and to a risk of forfeiture.
2.26	"Restricted Stock Unit" means a unit awarded to a Grantee pursuant to
Section 0 hereof, which represents a conditional right to receive a share of Stock in the future, and which is subject to restrictions and to a risk of forfeiture.
2.27	"Securities Act" means the Securities Act of 1933, as now in effect or as hereafter amended.
2.28	"Service Provider" means a consultant or adviser to the Company, a manager of the Company's properties or affairs, or other similar service provider or affiliate of the Company, and employees of any of the foregoing, as such persons may be designated from time to time by the Board pursuant to
Section 0 hereof.
2.29	"Stock" means the common stock, par value $0.10 per share, of the
Company.
2.30	"Subsidiary" means any "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.
2.31	"Termination Date" shall be the date upon which an Option shall terminate or expire, as set forth in Section 0 hereof.

3  ADMINISTRATION OF THE PLAN
3.1  Board.
The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company's certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Grant or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Grant or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company's certificate of incorporation and by-laws and applicable law.
 The interpretation and construction by the Board of any provision of the Plan, any Grant or any Award Agreement shall be final and conclusive. As permitted by law, the Board may delegate its authority under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.2  Committee.
The Board from time to time may delegate to a Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 0 above and in other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. In the event that the Plan, any Grant or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken by or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action
or determination by the Committee shall be final, binding and conclusive.    As
permitted by law, the Committee may delegate the authority delegated to it under the Plan to a member of the Board of Directors or an executive officer of the Company.

3.3  Discretionary Grants.
Subject to the other terms and conditions of the Plan, the Board shall have full and final authority (i) to designate Grantees, (ii) to determine the type or types of Grant to be made to a Grantee, (iii) to determine the number of shares of Stock to be subject to a Grant, (iv) to establish the terms and conditions of each Grant (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of a Grant or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options), (v) to prescribe the form of each Award Agreement evidencing a Grant, and (vi) to amend, modify, or supplement the terms of any outstanding Grant. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. As a condition to any subsequent Grant, the Board shall have the right, at its discretion, to require Grantees to return to the Company Grants previously awarded under the Plan. Subject to the terms and conditions of the Plan, any such new Grant shall be upon such terms and conditions as are specified by the Board at the time the new Grant is made.

3.4  Grants to Outside Directors.
With respect to Grants of Options to Outside Directors pursuant to Section 0 hereof, the Committee's responsibilities under the Plan shall be limited to taking all legal actions necessary to document the Options so granted, to interpret the Award Agreements evidencing such Options, to maintain appropriate records and reports regarding such Options, and to take all acts authorized by this Plan or otherwise reasonably necessary to effect the purposes hereof.

3.5  No Liability.
No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant or Award Agreement.

3.6  Applicability of Rule 16b-3.
Those provisions of the Plan that make express reference to Rule 16b-3 under the Exchange Act shall apply only to Reporting Persons.

4  STOCK SUBJECT TO THE PLAN
Subject to adjustment as provided in Section 0 hereof, the number of shares of Stock available for issuance under the Plan shall be equal to the sum of
(i) the shares of capitalized Stock that are reserved for issuance pursuant to awards granted under any prior plan of the Company for the grant of options to acquire Stock (the "Prior Plans") and (ii) any shares of Stock that are represented by awards granted under any Prior Plans which are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company. Stock issued or to be issued under the Plan shall be authorized but unissued shares. If any shares covered by a Grant are not purchased or are forfeited, or if a Grant otherwise terminates without delivery of any Stock subject thereto, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Grant shall, to the extent of any such forfeiture or termination, again be available for making Grants under the Plan. The maximum number of shares of Stock that may be issued by Options intended to be Incentive Stock Options shall be 1,305,828 shares. No more than 20,000 Shares may be issued pursuant to awards of Restricted Stock or Restricted Stock Units.

5  EFFECTIVE DATE AND TERM OF THE PLAN
5.1  Effective Date.
The Plan shall be effective as of the Effective Date, subject to approval of the Plan within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting of stockholders, provided that the total votes cast represent a majority of all shares entitled to vote or by the written consent of the holders of a majority of the Company's shares entitled to vote.
 Upon approval of the Plan by the stockholders of the Company as set forth above, all Grants made under the Plan on or after the Effective Date shall be fully effective as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year after the Effective Date, any Grants made hereunder shall be null and void and of no effect.

5.2  Term.
The Plan has no termination date; however, no Incentive Stock Option may be granted under the Plan on or after the tenth anniversary of the Effective Date.

6  OPTION GRANTS
6.1  Company or Subsidiary Employees.
Grants (including Grants of Incentive Stock Options) may be made under the Plan to any employee of, or Service Provider or employee of a Service Provider providing, or who has provided, services to, the Company or any Subsidiary, including any such employee who is an officer or director of the Company or of any Subsidiary, as the Board shall determine and designate from time to time.

6.2  Successive Grants.
An eligible person may receive more than one Grant, subject to such restrictions as are provided herein.

7  GRANTS TO OUTSIDE DIRECTORS
7.1  Initial Grants of Options.

Each Outside Director who is initially elected to the Board on or after the Effective Date shall, upon the date of his or her initial election by the Board or the stockholders of the Company, automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 10,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 0 hereof).

7.2  Subsequent Grants of Options.
Immediately following each annual meeting of stockholders of the Company held after the Effective Date, each Outside Director then duly elected and serving (other than an Outside Director initially elected to the Board at such annual meeting of stockholders) shall automatically be awarded a Grant of an Option, which shall not be an Incentive Stock Option, to purchase 3,000 shares of Stock (which amount shall be subject to adjustment as provided in Section 0 hereof); provided, however, that no Outside Director shall be eligible to receive a Grant of Options under this Section 0 unless such person attended, in person or by telephone, at least seventy-five percent of the meetings held by the Board during the immediately preceding calendar year (or such portion thereof during which the Outside Director served on the Board).

8  LIMITATIONS ON GRANTS
8.1  Limitation on Shares of Stock Subject to Grants.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, no person eligible for a Grant under
Section 0 hereof may be awarded Options in any calendar year exercisable for greater than 250,000 shares of Stock (subject to adjustment as provided in Section 0 hereof). During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, the maximum number of shares of Restricted Stock that can be awarded under the Plan (including for this purpose any shares of Stock represented by Restricted Stock Units) to any person eligible for a Grant under Section 0 hereof is 500 per calendar year (subject to adjustment as provided in Section 0 hereof).

8.2  Limitations on Incentive Stock Options.
An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company;
(ii) to the extent specifically provided in the related Award Agreement; and
(iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee's employer and its affiliates) does not exceed $100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

9  AWARD AGREEMENT
Each Grant pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing a Grant of Options shall specify whether such Options are intended to be non-qualified stock options or Incentive Stock Options, and in the absence of such specification such options shall be deemed non-qualified stock options.

10  OPTION PRICE
The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price shall be the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the Company's outstanding Stock), the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than the greater of the par value or 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

11  VESTING, TERM AND EXERCISE OF OPTIONS
11.1  Vesting and Option Period.
Subject to Sections 0 and 0 hereof, each Option granted under the Plan, other than a grant to an Outside Director, shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. Each Option granted under the Plan to an Outside Director pursuant to Section 0 hereof shall become exercisable in accordance with the following schedule: (i) prior to the first anniversary of the Grant Date, the Option shall not be exercisable; (ii) on the first anniversary of the Grant Date, the Option shall become exercisable with respect to one-third of the shares of Stock subject to such Option; (iii) on each the next two anniversaries of the Grant Date, the Option shall become exercisable with respect to an additional one-third of the shares of Stock subject to such Option. For purposes of this Section 0, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number. The period during which any Option shall be exercisable shall constitute the "Option Period" with respect to such Option.

11.2  Term.
Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten years from the date such Option is granted, or, as to Options other than Options granted to Outside Directors pursuant to Section 0 hereof, under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option (the "Termination Date"); provided, however, that in the event that the Grantee would otherwise be ineligible to receive an Incentive Stock Option by reason of the provisions of Sections 422(b)(6) and 424(d) of the Code (relating to ownership of more than ten percent of the outstanding Stock), an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date.

11.3  Acceleration.
Any limitation on the exercise of an Option contained in any Award Agreement may be rescinded, modified or waived by the Board, in its sole discretion, at any time and from time to time after the Grant Date of such Option, so as to accelerate the time at which the Option may be exercised. Notwithstanding any other provision of the Plan, no Option shall be exercisable in whole or in part prior to the date the Plan is approved by the stockholders of the Company as provided in Section 0 hereof.

11.4  Termination of Employment or Other Relationship.
Upon the termination of a Grantee's employment or other relationship with the Company other than by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any Option or portion thereof held by such Grantee that has not vested in accordance with the provisions of Section 0 hereof shall terminate immediately, and any Option or portion thereof that has vested in accordance with the provisions of Section 0 hereof but has not been exercised shall terminate at the close of business on the 90th day following the Grantee's termination of employment or other relationship (or, if such 90th day is a Saturday, Sunday or holiday, at the close of business on the next preceding day that is not a Saturday, Sunday or holiday), unless, the Board, in its discretion, extends the period during which the Option may be exercised (which period may not be extended beyond the original term of the Option). Notwithstanding the prior sentence, Options granted to Outside Directors pursuant to Section 0 hereof shall not terminate upon the termination of a Grantee's service as an Outside Director of the Company other than by reason of death or "permanent and total disability" but shall remain exercisable until the Termination Date, as set forth in Section 0 hereof unless earlier terminated pursuant to Sections 0 or 0. Upon termination of an Option or portion thereof, the Grantee shall have no further right to purchase shares of Stock pursuant to such Option or portion thereof. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.
 For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider's or an Outside Directors relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

11.5  Rights in the Event of Death.
If a Grantee dies while employed by or providing services to the Company, all Options granted to such Grantee shall fully vest on the date of death, and the executors or administrators or legatees or distributees of such Grantee's estate shall have the right, at any time within one year after the date of such Grantee's death (or, as to Grantees other than Outside Directors, such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period) and prior to termination of the Option pursuant to
Section 0 above, to exercise any Option held by such Grantee at the date of such Grantee's death.

11.6  Rights in the Event of Disability.
If a Grantee's employment or other relationship with the Company is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Options shall continue to vest, and shall be exercisable to the extent that they are vested, for a period of one year after such termination of employment or service (or, as to Grantees other than Outside Directors, such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to earlier termination of the Option as provided in Section 0 above. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

11.7  Limitations on Exercise of Option.
Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein, or after ten years following the date upon which the Option is granted, or after the occurrence of an event referred to in Section 0 hereof which results in termination of the Option.

11.8  Method of Exercise.
An Option that is exercisable may be exercised by the Grantee's delivery to the Company of written notice of exercise on any business day, at the Companys principal office, addressed to the attention of the Board. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised. The minimum number of shares of Stock with respect to which an Option may be exercised, in whole or in part, at any time shall be the lesser of (i) 100 shares or such lesser number set forth in the applicable Award Agreement and (ii) the maximum number of shares available for purchase under the Option at the time of exercise. Payment of the Option Price for the shares purchased pursuant to the exercise of an Option shall be made (i) in cash or in cash equivalents; (ii) through the tender to the Company of shares of Stock, which shares, if acquired from the Company, shall have been held for at least six months and which shall be valued, for purposes of determining the extent to which the Option Price has been paid thereby, at their Fair Market Value on the date of exercise; or (iii) by a combination of the methods described in (i) and (ii). The Board may provide (shall provide as to Outside Directors), by inclusion of appropriate language in an Award Agreement, that payment in full of the Option Price need not accompany the written notice of exercise provided that the notice of exercise directs that the certificate or certificates for the shares of Stock for which the Option is exercised be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the Option and, at the time such certificate or certificates are delivered, the broker tenders to the Company cash (or cash equivalents acceptable to the Company) equal to the Option Price for the shares of Stock purchased pursuant to the exercise of the Option plus the amount (if any) of federal and/or other taxes which the Company may in its judgment, be required to withhold with respect to the exercise of the Option. An attempt to exercise any Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock) until the shares of Stock covered thereby are fully paid and issued to such individual. Except as provided in Section 0 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

11.9  Delivery of Stock Certificates.
Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

12  TRANSFERABILITY OF OPTIONS
12.1  General Rule
Except as provided in Section 0, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee's guardian or legal representative) may exercise an Option. Except as provided in Section 0, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

12.2  Family Transfers.
If authorized in the applicable Award Agreement, a Grantee may transfer all or part of an Option that is not an Incentive Stock Option to (i) any Immediate Family Member, (ii) a trust or trusts for the exclusive benefit of any Immediate Family Member, or (iii) a partnership in which Immediate Family Members are the only partners, provided that (x) there may be no consideration for any such transfer, and (y) subsequent transfers of transferred Options are prohibited except those in accordance with this Section 0 or by will or the laws of descent and distribution. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Section 0 hereof the term "Grantee" shall be deemed to refer to the transferee. The events of termination of the employment or other relationship of Section 0 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent and for the periods specified in Sections 0, 0 or 0.

13  RESTRICTED STOCK
13.1  Grant of Restricted Stock or Restricted Stock Units.
The Board may from time to time grant Restricted Stock or Restricted Stock Units to persons eligible to receive Grants under Section 0 hereof, subject to such restrictions, conditions and other terms as the Board may determine.

13.2  Restrictions.
At the time a Grant of Restricted Stock or Restricted Stock Units is made, the

Board shall establish a period of time (the "Restricted Period") applicable to such Restricted Stock or Restricted Stock Units. Each Grant of Restricted Stock or Restricted Stock Units may be subject to a different Restricted Period. The Board may, in its sole discretion, at the time a Grant of Restricted Stock or Restricted Stock Units is made, prescribe restrictions in addition to or other than the expiration of the Restricted Period, including the satisfaction of corporate or individual performance objectives, which may be applicable to all or any portion of the Restricted Stock or Restricted Stock Units. Such performance objectives shall be established in writing by the Board prior to the ninetieth day of the year in which the Grant is made and while the outcome is substantially uncertain. Performance objectives shall be based on Stock price, market share, sales, earnings per share, return on equity or costs. Performance objectives may include positive results, maintaining the status quo or limiting economic losses. Subject to the second sentence of this
Section 0, the Board also may, in its sole discretion, shorten or terminate the Restricted Period or waive any other restrictions applicable to all or a portion of the Restricted Stock or Restricted Stock Units. Neither Restricted Stock nor Restricted Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the Restricted Period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Restricted Stock Units.

13.3  Restricted Stock Certificates.
The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably practicable after the Grant Date. The Secretary of the Company shall hold such certificates for the Grantee's benefit until such time as the Restricted Stock is forfeited to the Company, or the restrictions lapse.

13.4  Rights of Holders of Restricted Stock.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

13.5  Rights of Holders of Restricted Stock Units.
Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock Units shall have no rights as stockholders of the Company.
The Board may provide in an Award Agreement evidencing a Grant of Restricted Stock Units that the holder of such Restricted Stock Units shall be entitled to receive, upon the Company's payment of a cash dividend on its outstanding Stock, a cash payment for each Restricted Stock Unit held equal to the per-share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Restricted Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

13.6  Termination of Employment or Other Relationship.
Upon the termination of the employment of a Grantee with the Company or a Service Provider or of a Service Provider's relationship with the Company, in either case other than, in the case of individuals, by reason of death or "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code), any shares of Restricted Stock or Restricted Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited, unless the Board, in its discretion, determines otherwise. Upon forfeiture of Restricted Stock or Restricted Stock Units, the Grantee shall have no further rights with respect to such Grant, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Restricted Stock Units. Whether a leave of absence or leave on military or government service shall constitute a termination of employment or other relationship for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.
 For purposes of the Plan, a termination of employment, service or other relationship shall not be deemed to occur if the Grantee is immediately thereafter employed with the Company or any other Service Provider, or is engaged as a Service Provider or an Outside Director of the Company. Whether a termination of a Service Provider's or an Outside Director's relationship with the Company shall have occurred shall be determined by the Committee, which determination shall be final and conclusive.

13.7  Rights in the Event of Death.
If a Grantee dies while employed by the Company or a Service Provider, or while serving as a Service Provider, all Restricted Stock or Restricted Stock Units granted to such Grantee shall fully vest on the date of death, and the shares of Stock represented thereby shall be deliverable in accordance with the terms of the Plan to the executors, administrators, legatees or distributees of the Grantee's estate.

13.8  Rights in the Event of Disability.
If a Grantee's employment or other relationship with the Company or a Service Provider, or while serving as a Service Provider, is terminated by reason of the "permanent and total disability" (within the meaning of Section 22(e)(3) of the Code) of such Grantee, such Grantee's Restricted Stock or Restricted Stock Units shall continue to vest in accordance with the applicable Award Agreement for a period of one year after such termination of employment or service (or such longer period as the Board, in its discretion, may determine prior to the expiration of such one-year period), subject to the earlier forfeiture of such Restricted Stock or Restricted Stock Units in accordance with the terms of the applicable Award Agreement. Whether a termination of employment or service is to be considered by reason of "permanent and total disability" for purposes of the Plan shall be determined by the Board, which determination shall be final and conclusive.

13.9  Delivery of Stock and Payment Therefor.
Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Restricted Stock Units shall lapse, and, upon payment by the Grantee to the Company, in cash or by check, of the aggregate par value of the shares of Stock represented by such Restricted Stock or Restricted Stock Units, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee's beneficiary or estate, as the case may be.

14  PARACHUTE LIMITATIONS
Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Subsidiary, except an agreement, contract, or understanding hereafter entered into that expressly modifies or excludes application of this paragraph (an "Other Agreement"), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a "Benefit Arrangement"), if the Grantee is a "disqualified individual," as defined in Section 280G(c) of the Code, any Option, Restricted Stock or Restricted Stock Unit held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a "parachute payment" within the meaning of Section 280G(b)(2) of the Code as then in effect (a "Parachute Payment") and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee's sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment.

15  REQUIREMENTS OF LAW
15.1  General.
The Company shall not be required to sell or issue any shares of Stock under any Grant if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to a Grant upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Grant unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Grant. Specifically, in connection with the Securities Act, upon the exercise of any Option or the delivery of any shares of Restricted Stock or Stock underlying Restricted Stock Units, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Grant, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option shall not be exercisable until the shares of Stock covered by such Option are registered or are exempt from registration, the exercise of such Option (under circumstances in which the laws of such jurisdiction apply) shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

15.2  Rule 16b-3.
During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Grants pursuant to the Plan and the exercise of Options granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

16  AMENDMENT AND TERMINATION OF THE PLAN
The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Grants have not been made; provided, however, that the Board shall not, without approval of the Company's stockholders, amend the Plan such that it does not comply with the Code. The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of the Grantee taking actions in "competition with the Company," as defined in the applicable Award Agreement. Furthermore, the Company may annul a Grant if the Grantee is an employee of the Company or an affiliate and is terminated "for cause" as defined in the applicable Award Agreement. Except as permitted under this Section 0 or
Section 0 hereof, no amendment, suspension, or termination of the Plan shall, without the consent of the Grantee, alter or impair rights or obligations under any Grant theretofore awarded under the Plan.

17  EFFECT OF CHANGES IN CAPITALIZATION
17.1  Changes in Stock.
If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which Grants of Options, Restricted Stock and Restricted Stock Units may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Grants are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options shall not change the aggregate Option Price payable with respect to shares that are subject to the unexercised portion of an Option outstanding but shall include a corresponding proportionate adjustment in the Option Price per share. The conversion of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration.

17.2 Reorganization in Which the Company Is the Surviving Entity and in Which No Change of Control Occurs.
Subject to Section 0 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities in which no Change in Control occurs, any Option theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price per share so that the aggregate Option Price thereafter shall be the same as the aggregate Option Price of the shares remaining subject to the Option immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing a Grant of Restricted Stock, any restrictions applicable to such Restricted Stock shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation.

17.3 Reorganization, Sale of Assets or Sale of Stock Which Involves a Change of Control.

Subject to the exceptions set forth in the last sentence of this Section 0, (i) upon the occurrence of a Change of Control, all outstanding shares of Restricted Stock and Restricted Stock Units shall be deemed to have vested, and all restrictions and conditions applicable to such shares of Restricted Stock and Restricted Stock Units shall be deemed to have lapsed, immediately prior to the occurrence of such Change of Control, and (ii) fifteen days prior to the scheduled consummation of a Change of Control, all Options outstanding hereunder shall become immediately exercisable and shall remain exercisable for a period of fifteen days. Any exercise of an Option during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event. Upon consummation of any Change of Control, the Plan and all outstanding but unexercised Options shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options not later than the time at which the Company gives notice thereof to its stockholders. This Section 0 shall not apply to any Change of Control to the extent that (A) provision is made in writing in connection with such Change of Control for the continuation of the Plan or the assumption of the Options, Restricted Stock and Restricted Stock Units theretofore granted, or for the substitution for such Options, Restricted Stock and Restricted Stock Units of new options, restricted stock and restricted stock units covering the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event the Plan and Options, Restricted Stock and Restricted Stock Units theretofore granted shall continue in the manner and under the terms so provided or (B) a majority of the full Board determines that such Change of Control shall not trigger application of the provisions of this Section 0 subject to Section 0.

17.4  Adjustments.
Adjustments under this Section 0 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share.

17.5  No Limitations on Company.
The making of Grants pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18  DISCLAIMER OF RIGHTS
No provision in the Plan or in any Grant or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or Service Provider either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Grant awarded under the Plan shall be affected by any change of duties or position of the Optionee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of the Plan. No Grantee shall have any of the rights of a stockholder with respect to the shares of Stock subject to an Option except to the extent the certificates for such shares of Stock shall have been issued upon the exercise of the Option.

19  NONEXCLUSIVITY OF THE PLAN
Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

20  WITHHOLDING TAXES
The Company or a Subsidiary, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any Federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to Restricted Stock or Restricted Stock Units or upon the issuance of any shares of Stock upon the exercise of an Option. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Subsidiary, as the case may be, any amount that the Company or the Subsidiary may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Subsidiary, which may be withheld by the Company or the Subsidiary, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Subsidiary to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Subsidiary shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Subsidiary as of the date that the amount of tax to be withheld is to be determined. A Grantee who has made an election pursuant to this Section 0 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

21  CAPTIONS
The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

22  OTHER PROVISIONS
Each Grant awarded under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be determined by the Board, in its sole discretion.

23  NUMBER AND GENDER
With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

24  SEVERABILITY
If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

25  Pooling
Notwithstanding anything in the Plan to the contrary, if any right under or feature of the Plan would cause to be ineligible for pooling of interest accounting a transaction that would, but for the right or feature hereunder, be eligible for such accounting treatment, the Board may modify or adjust the right or feature so that the transaction will be eligible for pooling of interest accounting. Such modification or adjustment may include payment of cash or issuance to a Grantee of Stock having a Fair Market Value equal to the cash value of such right or feature.

26  GOVERNING LAW
The validity and construction of this Plan and the instruments evidencing the Grants awarded hereunder shall be governed by the laws of the State of Delaware.
*	*	*


The Plan was duly adopted and approved by the Board of Directors of the Company as of the ___ day of April, 1998.



/S/



The Plan was duly approved by the stockholders of the Company on the ___ day of April, 1998.



/S/

EX-21
Subsidiaries of the Registrant

                               EXHIBIT 21

                     List of Subsidiaries

Utility Power Group, Inc., incorporated in the state of Arizona.
Remote Power Incorporated, incorporated in the state of Colorado.
Photocomm Pty. Ltd. formed under the laws of Australia.
Integrated Power Corporation, Inc., incorporated in the state of Maryland. Solartec S.A. formed under the laws of Argentina.
Golden Genesis do Brazil formed under the laws of Brazil.

EX-23
Consents of Experts and Counsel

                               EXHIBIT 23

                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-40097, 33-62392, 33-01801 and 33-01799) of
Golden Genesis Company of our report dated January 22, 1999 relating to the consolidated financial statements of Golden Genesis Company as of and for the four months ended December 31, 1996 and as of and for the years ended December 31, 1997 and 1998, which report appears on page 17 of this Annual Report on Form 10-K.




PricewaterhouseCoopers LLP
Denver, Colorado
March 30, 1999

                  INDEPENDENT ACCOUNTANTS' CONSENT




The Board of Directors
Golden Genesis Company:

We consent to incorporation by reference in the Registration Statements (No. 33-40097, 33-62392, 33-01801 and 33-01799) on Form S-8 of Golden Genesis
Company (formerly Photocomm, Inc.) of our report dated October 18, 1996, relating to the consolidated statements of operations, comprehensive income, stockholders' equity, and cash flows of Golden Genesis Company and subsidiaries (formerly Photocomm, Inc. and subsidiaries) for the year ended August 31, 1996, which report appears in the December 31, 1998 annual report on Form 10-K of Golden Genesis Company.


KPMG LLP
Phoenix, Arizona
March 30, 1999


       F

EXHIBIT F

Quarterly report on Form 10-Q the quarter ended March 31, 1999

                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 10-Q


[X]       QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d)
            OF THE SECURITIES AND EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 1999

                          OR

[ ]       TRANSITION REPORT PURSUANT TO SECTION 13 OR
            15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Commission file number 0-12807

                      GOLDEN GENESIS COMPANY
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)

            Delaware                                 86-0411983
---------------------------                 --------------------
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)                Identification No.)

                  4585 McIntyre St. Golden, CO 80403
              -------------------------------------------
                (Address of principal executive offices)
                              (Zip Code)

                            (303) 271-7465
   	    ----------------------------------------------------
         (Registrant's telephone number, including area code)


             ----------------------------------------------
             (Former name, former address and former fiscal
                   year, if changed since last report)

   Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes /X/ No / /

At May 10, 1999 17,152,948 shares of the Registrant's Common
Stock were outstanding.

                        GOLDEN GENESIS COMPANY

                                 INDEX




PART I   Financial Information                     Page Number


Item 1.  Financial Statements

         Consolidated Balance Sheets - March 31,
          1999 and December 31, 1998                    3

         Consolidated Statements of Operations -
          Three Months ended March 31, 1999 and 1998    4

         Consolidated Statements of Comprehensive
          Income - Three months ended March 31, 1999
          and 1998                                      5

         Consolidated Statements of Cash Flows -
          Three Months ended March 31, 1999 and 1998    6

         Notes to Consolidated Financial Statements     7


Item 2.  Management's Discussion and Analysis
          of Financial Condition and Results of
          Operations                                    8



PART II   Other Information

Item 6.	Exhibits and Reports on Form 8-K             14

I.  FINANCIAL INFORMATION
ITEM 1.  FINANCIAL STATEMENTS
                          GOLDEN GENESIS COMPANY
                        CONSOLIDATED BALANCE SHEETS
                          (Dollars in thousands)
                                           March 31, December 31,
                                             1999        1998
Assets                                    (Unaudited)
Current Assets
  Cash and cash equivalents                $ 1,506     $ 1,259
  Accounts receivable, net                   9,413       9,931
  Inventories                                6,818       7,130
  Deferred tax asset                           350         350
  Other current assets                       1,708       1,211
     Total Current Assets                   19,795      19,881

Property and equipment, net                  2,232       2,327

Goodwill, net                                5,216       5,278
Other assets, net                              527         539
     Total Assets                          $27,770     $28,025
                                            ======     =======
Liabilities and Stockholders' Equity
Current Liabilities
  Current installments of long-term debt   $    65    $     65
  Accounts payable                           5,923       5,663
  Notes payable, short term                  5,128       5,075
  Other accrued expenses                     1,029       1,146
     Total Current Liabilities              12,145      11,949
Long-term debt, less current installments    5,654       5,155
     Total Liabilities                      17,799      17,104

Commitments and contingencies                 -           -

Stockholders' Equity
  Preferred stock: $.001 par value,
     5,000,000 shares authorized
     0 issued and outstanding                 -           -
  Common stock: $.10 par value, 25,000,000
     shares authorized; 17,152,948 and
     17,151,848 shares issued and
     outstanding, respectively               1,715       1,715
  Additional paid-in capital                17,024      17,023
  Accumulated other comprehensive loss        (755)       (296)
  Accumulated deficit                       (8,013)     (7,521)
     Total Stockholders' Equity              9,971      10,921
     Total Liabilities and Stockholders'
      Equity                               $27,770     $28,025
                                           =======     =======

See accompanying notes to consolidated financial statements.

                        GOLDEN GENESIS COMPANY
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)


                                               Three Months Ended
                                                    March 31
(In thousands except per share data)
                                               1999       1998

Sales, net                                   $11,556    $ 9,792
Cost of sales                                  9,400      7,904
     Gross profit                              2,156      1,888

Selling and marketing expenses                 1,276        740

General and administrative expenses            1,041        978

     Income (loss) from operations              (161)       170

Other income (expenses):
     Interest expense                           (236)       (89)
     Other income (expense), net                 (25)       (13)

Income (loss) before income taxes               (422)        68

Income tax 	                                     (70)      -

     Net income (loss)                          (492)        68

Preferred stock dividends                        -            1

Net income (loss) applicable to common
 stockholders                                $  (492)   $    67
                                             =======    =======

Net income (loss) per basic share of
 common stock                                $ (0.03)   $  0.00
                                             =======    =======

Weighted average shares outstanding
  - basic                                     17,153     16,547
                                             =======    =======
Net income (loss) per diluted share of
 common stock                                $ (0.03)   $  0.00
                                             =======    =======

Weighted average shares outstanding
  - diluted                                   17,153     16,962
                                             =======    =======

See accompanying notes to consolidated financial statements.

              GOLDEN GENESIS COMPANY AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
                            (UNAUDITED)

                                        Three Months Ended
                                              March 31
(In thousands)
                                         1999         1998

Net income (loss)                      $ (492)      $   68
Other comprehensive income
  (loss), net of tax of $0:
Foreign currency translation             (459)        (124)
Comprehensive loss                     $ (951)      $  (56)
                                        =====        =====

See accompanying notes to consolidated financial statements.

                         GOLDEN GENESIS COMPANY
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                              (UNAUDITED)

                                               Three Months Ended
                                                    March 31,
(In thousands)
                                               1999         1998
Cash flows from operating activities:
Net income (loss)                           $  (492)     $    68
Adjustments to reconcile net income to
 net cash used in operating activities,
 net of effects of acquisitions:
     Depreciation and amortization              202          161
     Change in accounts receivable              289         (783)
     Change in inventories                       83        1,213
     Change in accounts payable and
      accrued expense                           196       (1,337)
     Change in other current assets            (497)          42
Net cash used in operating activities          (219)        (636)

Cash flows from investing activities:
     Purchase of property and equipment         (33)        (156)
     Cash paid for acquisitions and other
      assets, net of cash acquired              -           (370)
Net cash used in investing activities           (33)        (526)

Cash flows from financing activities:
     Repayments of debt                          (1)        (197)
	Proceeds from issuance of debt                 500          750
     Proceeds from issuance of common stock     -             23
Net cash provided by
 financing activities                           499          577

Net increase (decrease) in cash and
 cash equivalents                               247         (585)
Cash and cash equivalents at beginning
 of period                                    1,259        1,182

Cash and cash equivalents at end of period  $ 1,506      $   597
                                             ======       ======

Non-cash investing and financing activities:
Stock issued for acquisitions               $   -        $   650

See accompanying notes to consolidated financial statements.

                           GOLDEN GENESIS COMPANY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               MARCH 31, 1999
                                (UNAUDITED)

NOTE 1. Inventories

Inventories consist of the following:
(In thousands)
                                          March 31,  December 31,
                                            1999         1998
Raw materials and goods
  purchased for resale                     $7,574       $7,868
Work-in-process                               125          157

Less allowance for obsolescence              (881)        (895)
Total Inventories                          $6,818       $7,130

Note 2. Acquisitions

During 1998 Golden Genesis acquired the following companies:
Utility Power Group ("UPG") on January 23, 1998; Remote Power, Inc. ("RPI") on July 21, 1998; Golden Genesis do Brazil ("GGB") on September 4, 1998 and Solartec, S.A. ("Solartec") on September 4, 1998.

The following unaudited pro forma information has been prepared assuming that the Solartec acquisition had occurred on January 1, 1998. The pro forma information does not include the effects of the acquisitions of UPG, RPI and GGB. The effect of these acquisitions was not material to the Company's 1998 financial statements. The pro forma information includes an adjustment for increased interest expense related to new borrowings at applicable rates for the purchase. The pro forma financial information is presented for informational purposes only and may not be indicative of the results of operations as they would have been had the Solartec transaction actually been effected on January 1, 1998, nor is it necessarily indicative of the results of operations which may occur in the future.

(In thousands                               Three months ended
except per share data)                        March 31,1998
                                               (unaudited)
                                                 --------
Sales, net                                      $ 10,973
                                                 =======
Net income (loss)                               $    (79)
                                                 =======
Net income (loss) per basic and
   diluted share of common stock                $  (0.01)
                                                 =======

Note 3. Segments

The Company's reportable segments are organized by its method of internal reporting, which is based on a combination of product category and geographic location. The Company's reportable segments are Distribution, Industrial and International.

The accounting policies of the segments are the same as those described in Note 1 of the Company's 1998 Annual Report on Form
10-K.   The Company evaluates the performance of its segments and
allocates resources to them based primarily on operating income. Asset and depreciation and amortization information is not reported as the Company does not produce such information by segment for internal purposes.

The table below summarizes information about reported segments as of and for the three months ended:

(In thousands)                Net        Operating
                             Sales     Income (Loss)
March 31, 1999

Distribution               $ 7,222       $   591
Industrial                   2,433           (63)
International                1,875           (70)
Other                          155            24
  Segment total             11,685           482
Corporate                      -            (643)
Other reconciling items       (129)          -
  Consolidated total       $11,556       $  (161)
                           =======        ======
March 31, 1998

Distribution               $ 3,282       $   (35)
Industrial                   5,675           685
International                  805            (2)
Other                          317            (6)
  Segment total             10,079           642
Corporate                     -             (472)
Other reconciling items       (287)          -
  Consolidated total       $ 9,792       $   170
                           =======        ======

Other reconciling items in each period are intersegment sales.
These sales are recorded based on the total overhead applied to each manufacturing segment.


Item 2.   Management's Discussion and Analysis of Financial
Conditions and Results of Operations

Business Overview

The Company markets, engineers, manufactures and distributes solar electric systems utilized primarily in remote areas. Areas generally include those where electric power is needed but access to electricity is inconvenient, not available or costs are relatively high. Three primary markets compose the majority of the Company's results from operations: the industrial market, the distribution market and the international market.

The Company services a variety of customers in the industrial market. These customers have power generation needs for communication systems, traffic signal systems and remote monitoring systems. In addition, the industrial market includes customers that use solar electric systems connected directly into power grids.

The Company's distribution market includes more than 800 solar energy dealers, which are predominantly located in North and South America. The Company delivers a wide range of solar modules and related hardware to the dealer network. The distribution market also includes retail sales through a system integration and mail-order design division, and direct sales to end users of pre-packaged solar systems for recreational vehicles and boats and water pumping systems for small residential customers or large agricultural and village applications.

The Company operates subsidiaries internationally in Australia, Brazil and Argentina. These subsidiaries service customers in the industrial and distribution market segments within their respective countries.

Results of Operations

Three months ended March 31, 1999 versus three months ended March
31, 1998.

Sales: Sales for the first quarter of 1999 were $11,556,000, an 18% increase over the $9,792,000 for the first quarter of 1998. First quarter revenue included a decrease in base business operations of $134,000 or 1% and increased sales of $1,898,000 from the recently acquired Solartec, Golden Genesis do Brazil and Remote Power, Inc.

The Company's sales mix in the first quarter of 1999 was approximately 21% industrial products, 63% distribution and 16% international sales as compared to 58% industrial products, 34% distribution and 8% international during the first quarter of 1998. The shift in sales mix was largely due to increased marketing efforts in the distribution segment including sales of Y2K backup power systems, the addition of Solartec and Golden Genesis do Brazil within the international segment and weaker demand within the industrial geophysical markets along with unfavorable timing of project awards within the industrial telecommunication markets.

Gross Profit: Gross Profit increased 14% from $1,888,000 in the first quarter of 1998 to $2,156,000 in the first quarter of 1999.
Gross profit margins remained constant at 19% in each quarter.
The Company was able to maintain its margin even with the significant decrease in higher margin industrial sales.

Selling, General and Administrative Expenses ("SG&A"): SG&A expenses increased 35% from $1,718,000 in the first quarter of 1998 to $2,317,000 in the first quarter of 1999. The $599,000 increase was mainly due to the SG&A of recently acquired subsidiaries totaling $461,000. SG&A as a percentage of sales increased from 18% in the first quarter of 1998 to 20% in the first quarter of 1999. The increase in SG&A as a percentage of sales is a result of the decreased sales in the industrial market and the addition of new international subsidiaries.

Other Income (Expense): The Company's non-operating income and expense is primarily comprised of interest expense.

Income Tax: The Company recognized foreign income tax expense of $61,000 and state income tax expense of $9,000 for a total $70,000 of income tax expense in the three months ended March 31, 1999. The Company did not recognize any income tax benefit or expense for the three months ended March 31, 1998. The expense recognized relates to taxable income generated by the recently acquired subsidiaries Solartec and Utility Power Group. Realization of the net operating losses generated in prior periods is dependent on generation of future taxable income and limited by ownership changes. At this time, management has determined that it is more likely than not that $350,000 of the deferred tax asset will be realized and therefore has provided a valuation allowance for all but $350,000 of the deferred tax asset. The realizability of the deferred tax asset will be monitored on a quarterly basis.

Net Income (Loss): The Company reported a net loss of $492,000, or $0.03 per diluted common share, for the first quarter of 1999 versus net income of $68,000, or $0.004 per diluted common share, for the first quarter of 1998. Increased SG&A and decreased sales in the industrial market are primarily responsible for the net loss.

Liquidity and Capital Resources

The Company's liquidity is generated from both internal and external sources and is used to fund short-term working capital needs, capital expenditures and acquisitions. Internally generated liquidity is measured by net cash flows from operations, as discussed below, and working capital. At March 31, 1999, the Company's working capital (current assets minus current liabilities) was $7,650,000 with a current ratio (current assets divided by current liabilities) of 1.63 to 1.

The Company has established an unsecured, $4,750,000 line of credit with ACX Technologies, Inc., the parent of the Company's majority shareholder. This facility bears interest, payable quarterly, at 1% below prime. The principal balance is due October 31, 2000. At March 31, 1999, the Company had borrowed $4,750,000 under this line to fund working capital needs, capital expenditures, and acquisitions.

On September 3, 1998, the Company entered into a one year $3,600,000 note payable with Golden Technologies Company, Inc. ("GTC"), the Company's majority shareholder. This note was given for the purchase of GGB and Solartec and bears interest, payable quarterly, at 6%. The principal balance is due September 4, 1999.


As shown in the Consolidated Statements of Cash Flows, net cash used by operations was $219,000 and $636,000 for the first quarter of 1999 and 1998, respectively. A decrease in accounts receivable resulting from the Company's collection efforts and an increase in accounts payable account for the majority of the decrease in the use of cash for operations between the first quarter of 1998 and the first quarter of 1999.

During the first quarter of 1999, the Company invested $33,000 in capital expenditures to upgrade equipment. This represents an decrease of $123,000 compared to capital expenditures in the first quarter of 1998. The Company had no acquisitions in the first quarter of 1999 compared to an investment of $369,948 net of cash acquired for the purchase of UPG in the first quarter of 1998.

Although no assurances can be made, the Company currently expects that cash flows from operations, access to its line of credit and the possibility of refinancing related party indebtedness will be sufficient to meet the Company's needs for working capital and temporary financing for capital expenditures.

The impact of inflation on the Company's financial position and results of operations has been minimal and is not expected to adversely affect future results.

Year 2000 Readiness

The Year 2000 issue arose because many existing computer programs use only the last two digits to refer to a year. Therefore, these computer programs do not properly recognize a year that begins with "20" instead of the familiar "19". If not corrected, many computer applications could fail or create erroneous results disrupting normal business operations.

Management has implemented an enterprise-wide program to prepare the Company's financial, manufacturing, and other critical systems and applications for the Year 2000. The program includes a task force established in September 1998 that has the support and participation of upper management and includes individuals with expertise in information technologies, accounting, legal and
engineering.   The Board of Directors monitors the progress of the
program on a periodic basis. The task force's objective is to ensure an uninterrupted transition to the year 2000 by assessing, testing, and modifying all information technology (IT) and non-IT systems, interdependent systems, and third parties such as suppliers and customers.

The Year 2000 task force has taken an inventory of all IT and non-IT systems. This inventory categorizes potential systems date failures into three categories: "major" (critical to production and potentially threatening to business with no short-term alternatives available); "limited" (disrupting to the business operations with short-term solutions available); and "minor" (inconsequential to the business operations). The task force has prioritized the program to focus first on "major" systems. It is the Company's goal to have all systems Year 2000 compliant no later than August 1, 1999.

IT Systems: The Company is primarily using internal resources to remediate IT systems. External resources are used to assist in testing compliance of IT systems. The Company does not rely on any one IT system. The majority of the IT systems have been recently purchased from third party vendors. These systems were already Year 2000 compliant or had Year 2000 compliance upgrades.
 As of March 31, 1999, approximately 70% of the Company's IT systems were Year 2000 compliant.

Non-IT Systems: The Company has only three manufacturing facilities and eight sales facilities, none of which have a significant number of non-IT systems. Two of the three manufacturing facilities are located in North America. To ensure Year 2000 compliance for non-IT systems, the Year 2000 task force has contacted the suppliers of these non-IT systems and obtained statements that the systems are Year 2000 compliant and is in the process of testing Year 2000 compliance. The majority of these non-IT systems use time intervals instead of dates, thus, the Company believes that potential disruptions of such systems due to the Year 2000 issue should be minimal. As of March 31, 1999, approximately 75% of the Company's "major" and "limited" non-IT systems are Year 2000 compliant. The "minor" non-IT systems are in various stages of compliance.

Third Parties: The Year 2000 task force has been in contact with key suppliers and customers to minimize potential business disruptions related to the Year 2000 issue between the Company and these third parties. The task force has focused on suppliers and
customers that are classified as "major" and "limited."   While
the Company cannot guarantee compliance by third party suppliers, the Company is in the process of developing contingency plans to ensure the availability of inventory supplies in the event a supplier is not Year 2000 compliant.

Contingency Plans: The Company is in the process of forming contingency plans in the event there are Year 2000 failures related to the Company's IT and non-IT systems and/or key third parties. The Company's manufacturing facilities are not interdependent in terms of non-IT systems, and its facilities utilize a diverse range of non-IT systems. In addition, no one manufacturing facility accounts for a significant amount of revenue. Thus, for non-IT systems the contingency plan includes the transfer of production between facilities and manufacturing equipment. Currently, the Company believes that there is enough manufacturing capacity to accommodate the contingency plan.

The Company's IT systems are somewhat interdependent between locations, however the Company still utilizes a diverse range of IT systems. The contingency plan for IT systems includes the ability to transfer transaction processing, record keeping, and compliance work between facilities in addition to maintaining "hard" copies of critical information.

The Company is not dependent on any one supplier. The Company has established back-up suppliers and will maintain adequate inventory levels at December 31, 1999 to minimize the potential business disruption in the event of a Year 2000 failure by a supplier.

Costs: Through March 31, 1999, the Company has spent approximately $44,000 out of an estimated total of $120,000 related to the Year 2000 issue. These costs include the costs incurred for external consultants and professional advisors and the costs for software and hardware. The Company has not separately tracked internal costs such as payroll related costs for its information technologies group and other employees working on the Year 2000 project. The Company expenses all costs related to the Year 2000 issue as incurred. These costs are being funded through operating cash flows.

The Company's current estimate of the time and costs related to the remediation of the Year 2000 issue are based on the facts and circumstances existing at this time. New developments could affect the Company's estimates to remediate the Year 2000 issue. These developments include, but are not limited to: (i) the availability and cost of personnel trained in this area; (ii) the ability to identify and remediate all IT and non-IT systems; (iii) unanticipated failures in IT and non-IT systems; and (iv) the planning and Year 2000 compliance success that key customers and suppliers attain.

Other

These statements should be read in conjunction with the financial statements and notes thereto included in the Company's Form 10-K for the year ended December 31, 1998. The accompanying financial statements have not been examined by independent accountants in accordance with generally accepted auditing standards, but in the opinion of the management of the Company, such financial statements include all adjustments necessary to summarize fairly the Company's financial position and results of operations. All adjustments made to the interim financial statements presented are of a normal recurring nature. The results of operations for the three month period ended March 31, 1999 may not be indicative of results that may be expected for the year ending December 31, 1999.

Forward-Looking Statements

The statements made in this Report that are not historical facts contain forward-looking information that involves risks and uncertainties. Important factors that may cause actual results to differ from such forward-looking statements include, but are not limited to, market demand and acceptance of the Company's products, the impact of competitive technologies, products and services, risks associated with any litigation and claims to which the Company may be a party, availability of critical materials or supply, the effect of economic and business conditions and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission.

PART II.  OTHER INFORMATION

Item 6.   Exhibits and Reports on Form 8-K

(a)    Exhibits

The following Exhibits are filed as part of this Report:

Exhibit
Number	        Description                                Page

3.1       Certificate of Incorporation of Golden Genesis
          Company (filed as Exhibit 3.1 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

3.2       Golden Genesis Company Bylaws adopted June 8,
          1998 (filed as Exhibit 3.1 to the Company's
          Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

4.1       Specimen Certificate representing the Common
          Stock of the Company (filed as Exhibit 4-A to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1988 and incorporated herein by reference).

4.2       Specimen Certificate representing the Series A
          Convertible Preferred Stock of the Company (filed as Exhibit 4.2 to the Company's Form S-3 dated
          September 19, 1994 and incorporated herein by reference).

4.3 Specimen Certificate representing the Series AA Convertible Preferred Stock of the Company (filed as
          Exhibit 4.3 to the Company's Form S-3 dated September 19, 1994 and incorporated herein by reference).

4.4       Specimen Certificate representing the Series B
          Convertible Preferred Stock of the Company (filed as
          Exhibit 4.4 to the Company's Form S-3 dated September
          19, 1994 and incorporated herein by reference).

4.5 Registration Rights Agreement between the Company, and Golden Technologies, Inc. and ACX Technologies, Inc. dated November 21, 1996 (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.1 Photocomm, Inc. Stock Option Plan, Non-Statutory Stock Option Agreement and Incentive Stock Option Agreement (filed as Exhibit 10-K to the Company's Quarterly Report on Form 10-QSB for the quarter ended May 31, 1990 and incorporated herein by reference).

10.2 Promissory Notes, Loan Agreement, Deed of Trust, Security Agreement dated February 4, 1991 for the Arizona Department of Commerce loans for the construction of the 10,000 square foot addition to the corporate headquarters and the purchase and construction of additional module manufacturing equipment (filed as Exhibit 10-S to the Company's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1991 and incorporated herein by reference).

10.3 Convertible Preferred Stock Subscription and Purchase Agreement with Powers, Preferences and Rights of the Series AA Private issue in April and May of 1993 (filed as Exhibit 10-X to the Company's Quarterly Report on 10-QSB for the quarter ended
          May 31, 1993 and incorporated herein by reference).

10.4      Agreement and Plan of Reorganization between
          Photocomm, Inc., Sunelco, Inc. and Daniel M.
          Brandborg and Rebecca M. Brandborg dated October
          3, 1995 (filed as Form 8-K, on October 18, 1995 and incorporated herein by reference).

10.5 Agreement and Plan of Reorganization between Photocomm, Inc., Jadco Manufacturing and James C. Allen dated January 31, 1996 (filed as Form 8-K on February 14, 1996 and incorporated herein by reference).

10.6      Executive Compensation Agreement between Photocomm,
          Inc. and Myron Anduri dated November 20, 1996
          (filed as Exhibit 10.12 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.7 Executive Compensation Agreement between Photocomm, Inc. and Donald Anderson dated November 20, 1996 (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.8      Stock Purchase Agreement dated November 15, 1996
          among Golden Technologies Company, Inc., The	New
          World Power Corporation and Photocomm, Inc. (filed as Exhibit 10.17 to the Company's Annual Report on Form
          10-KSB for the year ended August 31, 1996 and incorporated herein by reference)

10.9 Photocomm, Inc. 1996 Stock Option Plan and Non-Statutory Stock Option Agreement dated September
          16, 1996 and November 19, 1996, respectively
          (filed as Exhibit 3.3 to the Company's Annual Report on Form 10-KSB for the year ended August 31, 1996 and incorporated herein by reference).

10.10 Agreement and plan of merger between Photocomm, Inc. and Silicon Energy Corporation dated January
          23, 1998 (filed as Form 8-K on February 18, 1998 and incorporated herein by reference).

10.11 Loan agreement and promissory note between Photocomm, Inc. and ACX Technologies, Inc. dated November 30, 1997 (filed as Exhibit 10.11 to the Company's Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

10.12 Settlement agreements and mutual releases between Photocomm, Inc. and Robert R. Kauffman and Thomas C. LaVoy dated June 18, 1997 (filed as Exhibits 10.1 and 10.2 to the Company's Quarterly Report on Form 10-QSB for the Quarter ended June 30, 1997 and incorporated herein by reference).

10.13     Agreement and Plan of Merger between Photocomm, Inc. and

          Silicon Energy Corporation dated January 23, 1998 (filed as Exhibit 2.1 to Form 8-K on February 18, 1998 and incorporated herein by reference).

10.14 Agreement and Plan of Merger between Photocomm, Inc., an Arizona corporation, and Golden Genesis Company, a Delaware corporation, dated June 9, 1998 (filed as
          Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.15 Articles of Merger of Photocomm, Inc., an Arizona corporation, into Golden Genesis Company, a Delaware corporation, dated June 9, 1998 (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.16 Certificate of Merger of Photocomm, Inc., an Arizona corporation, into Golden Genesis Company, a Delaware corporation, dated June 9, 1998 (filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.17 Share Purchase Agreement between Golden Genesis Company Remote Power, Inc. and its shareholders dated July 21, 1998 (filed as Exhibit 3.1 to the Company'[s Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 and incorporated herein by reference).

10.18 Share Purchase Agreement between Golden Genesis Company, Golden Technologies Company, Inc. and ACX Technologies, Inc. dated September 4, 1998 (filed as Exhibit 2 to the Company's Form 8-K dated September 4, 1998 and incorporated herein by reference).

10.19 Photocomm, Inc. d/b/a Golden Genesis Company 1998 Stock Option and Incentive Plan (filed as Exhibit 10.19 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

27    Financial Data Schedule                                      19

(b)    Reports on Form 8-K

None

                              SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 14, 1999

Golden Genesis Company


By:  /s/ J. Michael Davis           By:  /s/ Jeffrey C. Brines
     J. Michael Davis                    Jeffrey C. Brines
     Chief Executive Officer             Chief Financial Officer
                                        (Duly Authorized Officer
                                         and Principal Financial
                                         Officer)

PROXY CARD


Golden Genesis Company

Special Meeting of Stockholders July 21, 1999

This Proxy Is Solicited on Behalf of the Board of Directors

John K. Coors and Jed J. Burnham and each of them, as proxies, with full power of substitution in each of them, are hereby authorized to represent and to vote, as designated below and on the reverse side, on all proposals and in the direction of the proxies on such other matters as may properly come before the special meeting of stockholders of Golden Genesis Company (the "Company") to be held on July 21, 1999 or any adjournment(s), postponement(s), or other delay(s) thereof (the "Special Meeting"), all shares of stock of the Company to which the undersigned is entitled to vote at the Special Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1.	Proposal #1:

Proposal to adopt the Agreement              / / FOR/ / AGAINST/ / ABSTAIN
and Plan of Merger, dated May 26,
1999, by and among Kyocera International, Inc., GGC Acquisition Company and the
Company (the "Merger Agreement") and to
approve the merger of GGC Acquisition
Company with and into the Company (with
the Company being the surviving corporation) pursuant to the terms of the Merger Agreement.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL

Address:                      Date:




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must sign.  Trustees, administrators, etc.,
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signing the proxy.